CONVERSION APPRAISAL REPORT
                     MUTUAL HOLDING COMPANY STOCK OFFERING

                             REVERE FEDERAL SAVINGS

                             REVERE, MASSACHUSETTS

                                  DATED AS OF:
                                AUGUST 21, 1998







                                  PREPARED BY:
                                RP FINANCIAL, LC
                            1700 NORTH MOORE STREET
                                   SUITE 2210
                           ARLINGTON, VIRGINIA 22209

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                                                                 August 21, 1998

Board of Directors
Revere, MHC
Revere Federal Savings
310 Broadway
Revere, Massachusetts  02051

Gentlemen:

     At your request, we have completed and hereby provide an independent appraisal ("Appraisal") of the estimated pro forma market value of the Common Stock which is to be offered in connection with the mutual-to-stock conversion transaction described below.

     This appraisal is furnished pursuant to the requirements of 563b.7 and has been prepared in accordance with the "Guidelines for Appraisal Reports for the Valuation of Savings and Loan Associations Converting from Mutual to Stock Form of Organization" ("Valuation Guidelines") of the Office of Thrift Supervision ("OTS"), including the most recent revisions as of October 21, 1994, and applicable regulatory interpretations thereof.

Description of Reorganization and Stock Issuance Plan

     We understand that the Board of Directors of Revere, MHC, Revere, Massachusetts (the "MHC") and the Board of Directors of Revere Federal Savings, Revere, Massachusetts ("Revere Federal" or the "Bank") recently adopted a stock issuance plan. Pursuant to the stock issuance plan, the Bank will reorganize into what is called a "two-tier" mutual holding company structure. It is a two-tier structure because it will have two levels of holding companies: a "mid-tier" stock holding company and a "top-tier" mutual holding company. Under the terms of the stock issuance plan: (i) the MHC will form RFS Bancorp, Inc. ("RFS Bancorp" or the "Holding Company") as a federal corporation; (ii) the MHC will contribute 100 percent of the Bank's outstanding stock to the Holding Company; and (iii) the Holding Company will issue shares of common stock to the public and the MHC. The number of shares of common stock sold to the public will equal 47 percent of the shares issued in the offering, and the number of shares issued to the MHC will equal 53 percent of the shares issued in the offering.

     It is anticipated that the public shares will be issued to the Bank's Eligible Account Holders, the ESOP, Supplemental Eligible Account Holders and Other Members. Any shares that are not sold in the Subscription offering may be offered in the Community offering.

     The aggregate amount of stock sold by the Holding Company cannot exceed the appraised value of the Bank. Immediately following the offering, the primary assets of the Holding Company will be the capital stock of the Bank and the net offering proceeds remaining after contributing proceeds to the Bank in exchange for 100 percent of the capital stock of the Bank. The Holding Company will contribute at least 85 percent of the net offering proceeds in exchange for the Bank's capital stock. The remaining net offering proceeds, retained at the Holding Company, will be used to fund a loan to the ESOP with the remainder to be used as general working capital.


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RP Financial, LC.
Board of Directors
August 21, 1998
Page 2


     RP Financial, LC. ("RP Financial") is a financial consulting firm serving the financial services industry nationwide that, among other things, specializes in financial valuations and analyses of business enterprises and securities, including the pro forma valuation for savings institutions converting from mutual-to-stock form. The background and experience of RP Financial is detailed in Exhibit V-1. We believe that, except for the fee we will receive for our appraisal and assisting the Bank in the preparation of its business plan, we are independent of the Bank and the other parties engaged by the Bank to assist in the stock issuance process.

Valuation Methodology

     In preparing our appraisal, we have reviewed the Bank's and the Holding Company's regulatory applications, including the offering circular as filed with the OTS and the Securities and Exchange Commission ("SEC"). We have conducted a financial analysis of the Bank that has included a review of its audited financial information for fiscal years ended September 30, 1995 through 1997 and nine months ended June 30, 1998 and various unaudited information and internal financial reports through June 30, 1998 and due diligence related discussions with the Bank's management; Shatswell, MacLeod & Company, P.C., the Bank's independent auditor; Thacher Proffitt and Wood, the Bank's stock issuance counsel; and Trident Securities, Inc., the Bank's financial and marketing advisors in connection with the Holding Company's stock offering. All conclusions set forth in the Appraisal were reached independently from such discussions. In addition, where appropriate, we have considered information based on other available published sources that we believe are reliable. While we believe the information and data gathered from all these sources are reliable, we cannot guarantee the accuracy and completeness of such information.

     We have investigated the competitive environment within which the Bank operates and have assessed the Bank's relative strengths and weaknesses. We have kept abreast of the changing regulatory and legislative environment for financial institutions and analyzed the potential impact on the Bank and the industry as a whole. We have analyzed the potential effects of conversion on the Bank's operating characteristics and financial performance as they relate to the pro forma market value. We have reviewed the economy in the Bank's primary market area and have compared the Bank's financial performance and condition with publicly-traded thrifts in mutual holding company form, as well as all publicly-traded thrifts. We have reviewed conditions in the securities markets in general and in the market for thrift stocks in particular, including the market for existing thrift issues and the market for initial public offerings by thrifts. We have considered the market for the stock of all publicly-traded mutual holding companies. We have also considered the expected market for the Bank's public shares. We have excluded from such analyses thrifts subject to announced or rumored acquisition, mutual holding company institutions that have announced their intent to pursue second step conversions, and/or those institutions that exhibit other unusual characteristics.

     Our Appraisal is based on the Bank's representation that the information contained in the regulatory applications and additional information furnished to us by the Bank, its independent auditors, legal counsel and other authorized agents are truthful, accurate and complete. We did not independently verify the financial statements and other information provided by the Bank, its independent auditors, legal counsel and other authorized agents nor did we independently value the assets or liabilities of the Bank. The valuation considers the Bank only as a going concern and should not be considered as an indication of the Bank's liquidation value.


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RP Financial, LC.
Board of Directors
August 21, 1998
Page 3


     Our appraised value is predicated on a continuation of the current operating environment for the Bank, the MHC and the Holding Company and for all thrifts and their holding companies. Changes in the local, state and national economy, the legislative and regulatory environment for financial institutions and mutual holding companies, the stock market, interest rates, and other external forces (such as natural disasters or significant world events) may occur from time to time, often with great unpredictability, and may materially impact the value of thrift stocks as a whole or the Bank's, the MHC's and Holding Company's values alone. It is our understanding that there are no current or long-term plans for pursuing a second step conversion or for selling control of the Holding Company or the Bank following the offering. To the extent that such factors can be foreseen, they have been factored into our analysis.

     Pro forma market value is defined as the price at which RFS Bancorp's stock, immediately upon completion of the offering, would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or sell and both having reasonable knowledge of relevant facts.

Valuation Conclusion

     It is our opinion that, as of August 21, 1998, the estimated aggregate pro forma market value of the shares to be issued immediately following the offering, both shares issued publicly as well as to the MHC, was $9,500,000 at the midpoint, equal to 950,000 shares issued at a per share value of $10.00. Pursuant to conversion guidelines, the 15 percent offering range indicates a minimum value of $8,075,000, and a maximum value of $10,925,000. Based on the $10.00 per share offering price determined by the Boards, this valuation range equates to an offering of 807,500 shares at the minimum to 1,092,500 shares at the maximum. In the event that the appraised value is subject to an increase, up to 1,256,375 shares may be issued at an issue price of $10.00 per share, for an aggregate market value of $12,563,750, without a resolicitation. The Board of Directors has established a public offering range such that the public ownership of the Holding Company will constitute a 47 percent ownership interest of the Holding Company, with the MHC owning the majority of the shares. Accordingly, the offering range to the public of the minority stock will be $3,795,250 at the minimum, $4,465,000 at the midpoint, $5,134,750 at the maximum and $5,904,960 at the supermaximum.

Limiting Factors and Considerations

     Our valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of the Common Stock. Moreover, because such valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of common stock in the offering will thereafter be able to buy or sell such shares at prices related to the foregoing valuation of the pro forma market value thereof.

     RP Financial's valuation was determined based on the financial condition and operations of the Bank as of June 30, 1998, the date of the financial data included in the regulatory applications and prospectus.

     RP Financial is not a seller of securities within the meaning of any federal and state securities laws and any report prepared by RP Financial shall not be used as an offer or solicitation with respect to the purchase or sale of any securities. RP Financial maintains a policy which prohibits the company, its principals or employees from purchasing stock of its client institutions.


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RP Financial, LC.
Board of Directors
August 21, 1998
Page 4


     The valuation will be updated as provided for in the conversion regulations and guidelines. These updates will consider, among other things, any developments or changes in the Bank's financial performance and condition, management policies, and current conditions in the equity markets for thrift shares. These updates may also consider changes in other external factors which impact value including, but not limited to: various changes in the legislative and regulatory environment, the stock market and the market for thrift stocks, and interest rates. Should any such new developments or changes be material, in our opinion, to the valuation of the shares, appropriate adjustments to the estimated pro forma market value will be made. The reasons for any such adjustments will be explained in the update at the date of the release of the update.
                                                      Respectfully submitted,

                                                      RP FINANCIAL, LC.

                                                      /s/ William E. Pommerening
                                                      William E. Pommerening
                                                      Chief Executive Officer


                                                      /s/ James J. Oren
                                                      James J. Oren
                                                      Senior Vice President


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RP Financial, LC.


                               TABLE OF CONTENTS
                               RFS BANCORP, INC.
                             REVERE FEDERAL SAVINGS
                             REVERE, MASSACHUSETTS


                                                                           PAGE
DESCRIPTION                                                               NUMBER

CHAPTER ONE     OVERVIEW AND FINANCIAL ANALYSIS
    Introduction                                                            1.1
    Strategic Discussion                                                    1.2
    Balance Sheet Trends                                                    1.4
    Income and Expense Trends                                               1.8
    Interest Rate Risk Management                                           1.10
    Lending Activities and Strategy                                         1.11
    Asset Quality                                                           1.13
    Funding Composition and Strategy                                        1.13
    Subsidiary Operations                                                   1.14
    Legal Proceedings                                                       1.14

CHAPTER TWO     MARKET AREA
    Introduction                                                            2.1
    National Economic Factors                                               2.2
    Market Area Demographics                                                2.7
    Economy                                                                 2.7
    Deposit Trends and Competition                                          2.9
    Summary                                                                 2.11

CHAPTER THREE   PEER GROUP ANALYSIS
    Peer Group Selection                                                    3.1
    Basis of Comparison                                                     3.2
    Selection of Peer Group                                                 3.2
    Financial Condition                                                     3.6
    Income and Expense Components                                           3.8
    Loan Composition                                                        3.11
    Credit Risk                                                             3.13
    Interest Rate Risk                                                      3.15
    Summary                                                                 3.15


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                               TABLE OF CONTENTS
                               RFS BANCORP, INC.
                             REVERE FEDERAL SAVINGS
                             REVERE, MASSACHUSETTS
                                  (CONTINUED)

                                                                           PAGE
DESCRIPTION                                                               NUMBER

CHAPTER FOUR      VALUATION ANALYSIS
    Introduction                                                            4.1
    Appraisal Guidelines                                                    4.1
    RP Financial Approach to the Valuation                                  4.1
    Valuation Analysis                                                      4.2
         1.     Financial Condition                                         4.2
         2.     Profitability, Growth and Viability of Earnings             4.3
         3.     Asset Growth                                                4.5
         4.     Primary Market Area                                         4.6
         5.     Dividends                                                   4.6
         6.     Liquidity of the Shares                                     4.8
         7.     Marketing of the Issue                                      4.9
                A.     The Public Market                                    4.9
                B.     The New Issue Market                                 4.15
                C.     The Acquisition Market                               4.19
         8.     Management                                                  4.19
         9.     Effect of Government Regulation and Regulatory Reform       4.20
    Summary of Adjustments                                                  4.20
    Basis of Valuation - Fully-Converted Pricing Ratios                     4.20
    Valuation Approaches                                                    4.21
         1.     Price-to-Earnings ("P/E")                                   4.24
         2.     Price-to-Book ("P/B")                                       4.24
         3.     Price-to-Assets ("P/A")                                     4.26
    Valuation Conclusion                                                    4.26


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RP Financial, LC.

                                 LIST OF TABLES
                               RFS BANCORP, INC.
                             REVERE FEDERAL SAVINGS
                             REVERE, MASSACHUSETTS

TABLE
NUMBER            DESCRIPTION                                               PAGE
------            -----------                                               ----

 1.1    Historical Balance Sheets                                           1.5
 1.2    Historical Income Statements                                        1.9

 2.1    Major Employers                                                     2.8
 2.2    Market Area Unemployment Trends                                     2.9
 2.3    Deposit Summary                                                     2.10

 3.1    Peer Group of Publicly-Traded Thrifts                               3.5
 3.2    Balance Sheet Composition and Growth Rates                          3.7
 3.3    Income as a Percent of Average Assets and Yields, Costs, Spreads    3.9
 3.4    Loan Portfolio Composition and Related Information                  3.12
 3.5    Credit Risk Measured and Related Information                        3.14
 3.6    Interest Rate Risk Measured and Net Interest Income Volatility      3.16


 4.1    Peer Group Market Area Comparative Analysis 4.7
 4.2    Recent Conversions Completed                                        4.16
 4.3    Market Pricing Comparatives                                         4.18
 4.4    Calculation of Implied Per Share Data -- Incorporating
          MHC Second Step Conversion                                        4.22
 4.5    MHC Institutions -- Implied Pricing Ratios, Full Conversion Basis   4.24
 4.6    Pricing Table: MHC Comparables                                      4.28


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RP Financial, LC.
Page 1.1


                       I. Overview and Financial Analysis

     Revere Federal Savings and Loan Association ("Revere Federal" or the "Bank") is a federally-chartered mutual savings institution operating from a single office location in Revere, Suffolk County, Massachusetts. The Bank considers its primary market for deposits to consist of the city of Revere, in particular the areas surrounding the office location, and to a lesser extent the rest of the northeastern Boston, Massachusetts metropolitan area. Lending activities are also concentrated in the city of Revere, although additional lending activities (in particular commercial lending), are performed in other areas close to Revere (see ExhibityI-1). The Bank was chartered as a Massachusetts mutual savings institution in 1901. The Bank is currently a member of the Federal Home Loan Bank ("FHLB") system and is regulated by the Office of Thrift Supervision (the "OTS"). The Bank's deposits are insured up to the regulatory maximums by the Savings Association Insurance Fund ("SAIF") of the Federal Deposit Insurance Corporation ("FDIC"). As of June 30, 1998, the Bank maintained $88.8 million in assets, $63.0 million in deposits and $6.4 million in equity, equal to 7.2 percent of assets.

     The Bank's Board of Directors adopted a Plan of Reorganization pursuant to which the Bank will reorganize into the federal mutual holding company form of organization. As part of the reorganization, Revere Federal will become a wholly-owned subsidiary of RFS Bancorp, Inc., a federal corporation, and RFS Bancorp, Inc. (the "Holding Company") will issue a majority of its common stock to Revere, MHC (the "MHC"), and sell a minority of its common stock to the public. Concurrent with the Reorganization, the MHC will retain $100,000 for initial capitalization, while the Holding Company will retain approximately 15 percent of the net conversion proceeds. Immediately after consummation of the Reorganization, it is not anticipated that the MHC or the Holding Company will engage in any business activity other than ownership of their respective subsidiaries.

     The assets and liabilities of the stock subsidiaries will be substantially equivalent to those of Revere Federal prior to the Reorganization. The MHC will own a controlling interest in the Holding Company of at least 51 percent, and the Holding Company will be the sole subsidiary of the MHC. The Holding Company will also own 100 percent of the Bank's outstanding stock.


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RP Financial, LC.
Page 1.2


Strategic Discussion

     The Bank is a community-oriented financial institution dedicated to meeting the borrowing, savings and financial services needs of its market area served. The market area served by the Bank (the city of Revere, and to a lesser extent, areas in close proximity to Revere), has been experiencing relatively stable levels of population and households in recent years. The economy and employment base is relatively diversified into most economic sectors, including services and education. Located within the Boston metropolitan statistical area ("MSA"), Revere Federal faces notable competition from a number of other community oriented banks and savings banks, as well as from larger regional financial institutions. In this operating environment the Bank has pursued a strategy of increasing the asset base and expanding the number of products and services available to customers in order to more effectively compete.

     Throughout its history, the Bank has generally pursued a traditional operating strategy of mortgage lending secured by 1-4 family residential properties in the city of Revere and nearby areas in northern Suffolk County, Massachusetts, funded with retail deposits. During the early 1990s, Revere Federal pursued a leveraging strategy, utilizing maturity-matched FHLB advances to purchase investment securities and MBS in order to gain additional interest income with little increase in operating expenses. Due to lower spreads inherent in leveraging, and as that a leverage strategy does not result in a customer base for other retail banking activities, more recently the Bank ceased this strategy, opting to concentrate on supplementing residential originations with increased commercial real estate loans and commercial and industrial loans. The Bank has thus recorded loan growth in recent periods, reflecting greater marketing activities, competitive pricing and the more diversified lending approach, primarily in the area of commercial real estate and commercial and industrial loans. Such loan growth has been facilitated through hiring experienced commercial loan officers, developing a more customer-oriented approach and developing business relations with real estate brokers and businesses. The recent increase in loans receivable has been funded internally through a reduction in cash and investments and externally through deposit growth and continued use of FHLB advances. The Bank sells a portion of the 1-4 family loan originations for interest rate risk management purposes. The Bank expects the majority of its loan activity in the future to be within the Boston metropolitan area, primarily north of the city of Boston.

     The Bank's emphasis on originating 1-4 family permanent mortgage loans in local and familiar markets and strong underwriting criteria on loans originated has resulted in historically strong credit quality measures. The Bank's allowance for loan losses relative to loans is also comparatively higher by industry standards, as the Bank has added to the allowance recently, primarily in view of the recent rapid loan portfolio growth (the portfolio has grown 120 percent since September 30, 1995) and an increased proportion of higher risk weight loans (an increase from 4 to 27 percent of the loan portfolio since
September 30, 1995 while total loans grew by 120 percent). The ratio of non-performing assets ("NPAs"), consisting of real estate owned and other repossessed


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RP Financial, LC.
Page 1.3


assets, non-accruing loans, delinquent accruing loans and restructured loans to assets has remained relatively low since fiscal 1993, and was 0.30 percent of assets as of June 30, 1998.

     The Bank's lending strategies to limit exposure to interest rate risk have involved originating adjustable rate residential mortgage loans ("ARMs") whenever feasible, adjustable rate commercial real estate loans and shorter-term construction, commercial business and consumer loans. Liability strategies have involved attempts to lengthen the maturity of deposits, and FHLB advances utilized in recent periods to meet funds demands have been in general maturity-matched or longer term advances. Revere Federal's one-year cumulative gap position as of June 30, 1998 as calculated by the OTS was a negative 12 percent. Revere Federal anticipates the conversion proceeds will facilitate improvement in the gap analysis as the net capital raised in the conversion will increase the ratio of interest-earning assets ("IEA") to interest-bearing liabilities ("IBL") and the proceeds will increase the proportion of shorter-term or adjustable rate assets.

     The Bank's main source of net income, the net interest margin, has remained relatively stable over the past few years, with overall net interest income increasing in step with the growth in assets. Core profitability has been primarily affected by an increasing level of operating expenses that have been incurred in connection with the Bank's growth in operations. The growth of the commercial lending department since 1996 has increased personnel and other expenses. Further improvement in core profitability has also been limited by competitive pricing of deposits to stimulate growth. Future core profitability is projected to improve with the reinvestment benefit of the new capital raised, income benefits of recently expanded products and services and growth in assets without a commensurate increase in operating expenses.

     Revere Federal's Board of Directors has determined that a conversion to mutual holding company form is an attractive business strategy for several reasons. First, the new structure will provide the ability to diversify business activities, provide greater flexibility in structuring acquisitions and increase the future access to capital markets. Second, it will provide the capital necessary to improve the overall competitive position of the Bank in its market area, with regard to rates and services offered and ability to expand. Third, the conversion may provide the opportunity for expanded local stock ownership which could enhance the financial success of the Bank as local shareholders promote the Bank's products and services. As disclosed in the prospectus, the proceeds from stock conversion are anticipated to be invested as follows.

     o Revere, MHC. The Bank intends to capitalize the MHC with $100,000 of cash. The primary activity of the MHC will be ownership of the majority interest in the Bank. Such cash is anticipated to be invested in low risk investments.


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RP Financial, LC.
Page 1.4


     o RFS Bancorp. Approximately 15 percent of the conversion proceeds will be retained by RFS Bancorp, with the balance to be invested in the Bank. Such holding company funds are anticipated to be invested initially into high-quality short- to intermediate-term securities and a loan to the Bank's ESOP to fund stock purchases in the conversion. The Holding Company funds will be utilized for various corporate purposes, including funding expansion through diversification or acquisition, stock repurchase programs, funding stock purchases for the MRP and/or payment of regular or special dividends, although there are no specific plans at present.

     o Revere. The net proceeds infused into the Bank will be exchanged for all of the Bank's newly issued stock. The Bank's proceeds are anticipated to initially be held in short-term cash and investments until such funds are redeployed into lending and investment activities consistent with the Bank's plan.

     On a pro forma basis, Revere Federal is expected to have a capital ratio above both regulatory requirements and industry averages. The Board of Directors has determined to pursue a strategy of controlled growth in order to maintain well-capitalized status, with growth expected to be funded primarily through local retail deposit growth and continue use of borrowings.

Balance Sheet Trends

     Table 1.1 shows key balance sheet items at the close of the last five fiscal years and as of June 30, 1998. Revere Federal's audited financial statements are incorporated by reference as Exhibit I-2, while historical key operating ratios are presented in Exhibit I-3. From September 30, 1993 through June 30, 1998, Revere Federal exhibited annual asset growth of 12.4 percent, with the asset growth channelled primarily into increases in loans receivable. A majority of the loan growth occurred subsequent to September 30, 1995, when the previous leverage strategy was discontinued and the commercial real estate and commercial lending departments were established and staffed. The Bank began investing in mortgage-backed securities ("MBS") and certain investment securities in the early 1990s as part of the leveraging strategy, however the balance of such assets has fallen as a percent of the asset base since 1995, with funds utilized in the lending operations. Revere Federal's annual deposit growth totaled 12.1 percent, as the Bank has attracted new funds through a combination of additional advertising and competitive rate offerings. Borrowings, consisting of FHLB advances, have been used as a supplemental funding source throughout the time period shown in Table 1.1 to support the leveraging strategy and lending operations.

     The balance of loans receivable increased consistently since fiscal 1994, although the balance increased at an annual rate of 33 percent since September 30, 1995. Since that time, the Bank has been successful in expanding its residential loan origination efforts in the local market, and has increased the level of commercial real estate and commercial business loans. At June 30, 1998, loans receivable totaled $46.8 million, or 52.7 percent of total assets. The composition of the loan portfolio reflects the more recent diversified lending strategy, as 1-4 family permanent loans constituted $34.5 million, or 72.8 percent of the gross loan portfolio at

RP Financial, LC.



                                    Table 1.1

                   Revere Federal Savings and Loan Association
                            Historical Balance Sheets
                         (Amount and Percent of Assets)

                                                                                           As of September 30,
                                    --------------------------------------------------------------------------------------------
                                            1993                   1994                    1995                   1996
                                    ---------------------  ---------------------  ---------------------  ----------------------
                                      Amount       Pct       Amount       Pct       Amount       Pct        Amount        Pct
                                      ------       ---       ------       ---       ------       ---        ------        ---
                                      ($000)       (%)       ($000)       (%)       ($000)       (%)        ($000)        (%)

Total Amount of:
 Assets                               $50,953     100.00%    $59,910     100.00%    $67,732    100.00%     $77,898     100.00%
 Cash and Investments                  13,309      26.12%     16,754      27.97%     21,886     32.31%      18,371      23.58%
 Loans Receivable (net)                22,158      43.49%     20,579      34.35%     21,273     31.41%      33,046      42.42%
 Mortgage-Backed Securities (net)      14,258      27.98%     21,183      35.36%     23,085     34.08%      24,945      32.02%
 Deposits                              36,633      71.90%     41,108      68.62%     48,232     71.21%      49,393      63.41%
 Borrowed Funds                        10,000      19.63%     13,482      22.50%     13,818     20.40%      22,712      29.16%
 Stockholders' Equity                   4,093       8.03%      4,819       8.04%      5,090      7.51%       5,447       6.99%
 AFS Adjustment                            --         --         251       0.42%        167      0.25%         243       0.31%

 Loans/Deposits                         60.49%                 50.06%     44.11%                66.90%


                                                                                      12/31/93-
                                       As of September 30,                             6/30/98
                                     ------------------------     As of June 30,        Annual
                                             1997                    1998             Growth Rate
                                     ------------------------  --------------------  --------------
                                       Amount       Pct        Amount       Pct         Pct
                                       ------       ---        ------       ---
                                       ($000)       (%)        ($000)       (%)         (%)

Total Amount of:
 Assets                                $86,920    100.00%      $88,780    100.00%     12.40%
 Cash and Investments                   18,883     21.72%       18,526     20.87%      7.21%
 Loans Receivable (net)                 41,175     47.37%       46,825     52.74%     17.06%
 Mortgage-Backed Securities (net)       25,144     28.93%       21,635     24.37%      9.18%
 Deposits                               55,452     63.80%       62,976     70.93%     12.08%
 Borrowed Funds                         25,104     28.88%       19,284     21.72%     14.83%
 Stockholders' Equity                    6,039      6.95%        6,374      7.18%      9.77%
 AFS Adjustment                            358      0.41%          486      0.55%       N/M

 Loans/Deposits                          74.25%                  74.35%

Source: Prospectus, audited financial reports and RP Financial calculations

RP Financial, LC.
Page 1.6


June 30, 1998, a decline from 95.9 percent of the loan portfolio as of September 30, 1995. At the same date, construction/land loans totaled $1.5 million, or 3.2 percent of the loan portfolio. The largest expansion in the loan portfolio has occurred in commercial real estate and commercial business loans, which totaled $6.9 million, or 14.7ypercent of the loan portfolio, as Revere Federal has targeted smaller commercial businesses in the market area for lending opportunities. These loans are attractive for their higher yields, shorter-terms, and higher average balances which require less personnel for monitoring and servicing. Consumer loans totaled $4.4 million, or 9.4 percent of loans receivable, including $3.3 million of real estate related home equity loans. The Bank's commercial real estate and commercial business loans have been originated primarily with local businesses in the area north of the city of Boston.

     The portfolio of cash and investment  securities totaled $18.5 million,  or
20.9 percent of assets, at June 30, 1998 (see Exhibit I-4). The cash and investments portfolio consisted of cash and equivalents, including interest-earning deposits in the FHLB of Boston ($4.5 million), U.S. Government Agency securities ($6.5 million), FHLB stock ($1.5 million), SBA Securities ($5.1 million) and equity securities ($0.9 million). Prior to fiscal 1996, the Bank purchased various investment securities funded in part with FHLB advances as part of a leveraging strategy and classified such investments as "Held-to-Maturity". The balance of cash and investments has remained relatively stable since fiscal 1996 as the investments have not reached maturity and the Bank has opted to invest newly generated funds into whole loans receivable. Revere Federal also utilizes the portfolio of cash and investments for liquidity purposes as part of the asset-liability management strategy. The Bank classifies the equity securities, consisting of FHLMC and FNMA stock, as "available-for-sale", and as of June 30, 1998, an unrealized pretax gain of $826,000 was tax adjusted and added to stated equity on the Bank's audited financial statements. A majority of the investment securities are held in an investment subsidiary of the Bank, which is exempt from a substantial portion of the state income tax burden. Going forward, the Bank intends to continue to purchase generally low risk investments and the composition of the cash and investments portfolio is not anticipated to change significantly, although the level will initially increase on a post-conversion basis. Going forward, the Bank intends to continue a focus on investment into whole loans, although investment securities may be purchased with available funds.

     MBS totaled $21.6 million at June 30, 1998, the second largest component of interest-earning assets. The balance of MBS has declined since fiscal 1996, as the Bank has opted to invest available funds into whole loans receivable. The MBS portfolio consists of GNMA, FNMA and FHLMC pass-through certificates, which carry both fixed and adjustable rate terms. Similar to the investment securities portfolio, a majority of the MBS are held in a Bank subsidiary that is exempt from state income taxes, providing higher effective yields to the Bank on a consolidated basis. At the time of purchase, the fixed rate MBS were generally maturity-matched with longer-term FHLB Advances. The entire MBS portfolio was classified as "held-to-maturity" ("HTM") at June

RP Financial, LC.
Page 1.7


30, 1998, and is carried on the balance sheet at historical cost. There was an unrealized pre-tax gain of $381,000 as of June 30, 1998 in the MBS portfolio. The Bank utilizes a portion of its MBS portfolio to satisfy regulatory liquidity requirements, preferring to maintain such funds in MBS instead of lower yielding cash and investments. Going forward, the Bank intends to limit reinvestment of MBS, preferring to invest available funds into whole loans receivable.

     As noted previously, deposits have traditionally met the majority of the Bank's funding needs, and all of the Bank's deposits are generated through its single office location. In the last several years, the Bank achieved growth in deposits by attempting to be more visible in the local market area through advertising and other marketing efforts and by offering competitive rates. This strategy facilitated relatively strong deposit growth. Currently, savings rates offered by Revere Federal are generally in line with the local competition, with certificates of deposits ("CDs") accounting for the majority of total deposits. The Bank has a portfolio of core deposits totaling approximately 40 percent of deposits, providing a base of stable lower costing deposits for operations.

     As stated previously, borrowings have also been used by the Bank for the purpose of funding certain investment security purchases and, more recently, loan originations. Since fiscal 1993, FHLB advances have ranged from a low of $10.0 million at September 30, 1993 to $25.1 million as of September 30, 1997. The Bank considers using borrowings based on funding needs and a comparison of the cost of borrowings versus the cost of raising additional deposits. The balance of borrowed funds declined by $5.8 million, or 23.2 percent over the nine months ended June 30, 1998 as borrowings matured and were paid off with available liquidity. During fiscal 1997, the Bank borrowed approximately. Going forward, the Bank intends to continue using borrowings to support operations, although deposits are expected to continue to comprise the majority of funding liabilities.

     Positive earnings from fiscal 1993 to June 30, 1998 and a positive adjustment for FAS 122 resulted in an increase in the Bank's capital ratio to $6.4 million, or 7.2 percent of assets, as of June 30, 1998. The Bank's capital ratio declined from a high of 8.0 percent as of June 30, 1994, due to the expansion of the asset base. Revere Federal is currently in compliance with respect to all of its fully phased-in capital requirements. The addition of conversion proceeds will enhance the Bank's capital position and strengthen Revere Federal's competitive posture within its market area.

RP Financial, LC.
Page 1.8


Income and Expense Trends

     Table 1.2 displays the Bank's earnings over the past five fiscal years and for the twelve months ended June 30, 1998 and reveals that earnings for those periods have fluctuated between 0.13 and 0.89 percent of average assets, and totaled 0.36 percent for the most recent twelve month period, a decrease from the level in fiscal 1997. The more recent lower earnings, notwithstanding higher levels of net interest income, have been attributable to higher operating expenses incurred in connection with establishment and growth of the commercial real estate and commercial lending department. The reinvestment of offering proceeds is expected to improve net income in future periods.

     Exhibit I-5 highlights the changes in the Bank's asset yields and cost of funds over the most recent periods and as of June 30, 1998, which have influenced the level of net interest income. Spreads widened by 15 basis points between fiscal 1996 and the nine months ended June 30, 1998, as the higher balances of higher yielding commercial real estate and commercial business loans, along with increased investment in residential loans increased the Bank's asset yields by 40 basis points, while the cost of funds declined by 4 basis points. These trends indicate that the Bank has been successful improving the net interest margin. Despite balance sheet repositioning, however, the Bank's net interest income is still influenced by changes in interest rates.

     Revere Federal has historically derived only moderate levels of income from non-interest sources, which has provided some protection from changes in the net interest margin due to interest rate fluctuations. For the most recent twelve month period, non-interest operating income totaled $152,000, or 0.17 percent of average assets, an 0.08 percent of average assets improvement from fiscal 1995. A majority of this income results from the Bank's deposit base in the form of various fees and charges on deposit accounts and transactions. A smaller portion of this income is obtained from other miscellaneous retail banking sources. Going forward, the Bank anticipates that non-interest income will remain primarily related to the deposit base, although other income sources may be developed.

     Revere Federal's operating expenses have increased in the time period shown in Table 1.2 due to the growth in the asset base and related operations, including the establishment of the commercial real estate and commercial business loan departments in 1996. Despite the strong asset growth and utilization of FHLB advances to partially fund such growth, the operating expense ratio has increased to a higher level as a percent of average assets. The Bank's operating expenses are expected to initially increase following the conversion as a result of the following items. The ESOP and RRP purchases in the offering and in the year following conversion, respectively, will increase annual expenses. In addition, as a full stock institution, the Bank will incur additional legal, accounting, printing/mailing and related costs.

RP Financial, LC.


                                    Table 1.2

                   Revere Federal Savings and Loan Association
                          Historical Income Statements

                                                                       For the Year Ended September 30,
                                             -------------------------------------------------------------------------
                                                     1993                     1994                     1995
                                             -----------------------  -----------------------  -----------------------
                                               Amount       Pct(1)      Amount       Pct(1)      Amount       Pct(1)
                                               ------       ------      ------       ------      ------       ------
                                               ($000)        (%)        ($000)        (%)        ($000)        (%)
 Interest Income                              $ 3,267        7.67%     $ 3,733        6.90%     $ 4,447        7.06%
 Interest Expense                              (1,311)      -3.08%      (1,653)      -3.06%      (2,454)      -3.90%
                                              -------       -----      -------       -----      -------       -----
 Net Interest Income                          $ 1,956        4.59%     $ 2,080        3.85%     $ 1,993        3.17%
 Provision for Loan Losses                       (155)      -0.36%        (144)      -0.27%           2        0.00%
                                              -------       -----      -------       -----      -------       -----
 Net Interest Income after Provisions         $ 1,801        4.23%     $ 1,936        3.58%     $ 1,995        3.17%

Other Operating Income                        $    44        0.10%     $    35        0.06%     $    53        0.08%
Operating Expense                              (1,190)      -2.79%      (1,261)      -2.33%      (1,530)      -2.43%
                                              -------       -----      -------       -----      -------       -----
 Net Operating Income                         $   655        1.54%     $   710        1.31%     $   518        0.82%

Gain(Loss) on Sale of Assets                  $     0        0.00%     $     7        0.01%     $   295        0.47%
SAIF Assessment                                     0        0.00%           0        0.00%     $     0        0.00%
                                              -------       -----      -------       -----      -------       -----
Net Non-Operating Income(Exp)                 $     0        0.00%     $     7        0.01%     $   295        0.47%

 Net Income Before Tax                        $   655        1.54%     $   717        1.33%     $   812        1.29%
 Income Taxes                                    (276)      -0.65%        (241)      -0.45%        (271)      -0.43%
                                              -------       -----      -------       -----      -------       -----
 Net Inc(Loss) Before Extraordinary Items     $   379        0.89%     $   476        0.88%     $   541        0.86%
 Cumulative Effect of Change in
  Accounting For Income Taxes                 $     0        0.00%     $     0        0.00%     $     0        0.00%
                                              -------       -----      -------       -----      -------       -----
 Net Income (Loss)                            $   379        0.89%     $   476        0.88%     $   541        0.86%

Adjusted Earnings

Net Operating Income                          $   655        1.54%     $   710        1.31%     $   518        0.82%
Tax Effect (2)                                   (276)      -0.65%        (239)      -0.44%        (173)      -0.27%
                                              -------       -----      -------       -----      -------       -----
  Adjusted Earnings                           $   379        0.89%     $   471        0.87%     $   345        0.55%

Memo:
      Efficiency Ratio                        59.50%                     59.62%                   74.79%
      Effective Tax Rate                      42.14%                     33.61%                   33.37%


                                                      For the Year Ended September 30,
                                          ----------------------------------------------     12 Months Ended
                                                   1996                    1997                June 30, 1998
                                          ----------------------  ----------------------  ----------------------
                                            Amount      Pct(1)      Amount      Pct(1)      Amount      Pct(1)
                                            ------      ------      ------      ------      ------      ------
                                            ($000)        (%)       ($000)       (%)        ($000)       (%)

 Interest Income                           $ 5,110       7.04%     $ 6,180       7.26%     $ 6,620       7.54%
 Interest Expense                           (3,018)     -4.16%      (3,585)     -4.21%      (3,681)     -4.19%
                                           -------      -----      -------      -----      -------      -----
 Net Interest Income                       $ 2,093       2.88%     $ 2,595       3.05%     $ 2,939       3.35%
 Provision for Loan Losses                    (149)     -0.20%         (60)     -0.07%        (190)     -0.22%
                                           -------      -----      -------      -----      -------      -----
 Net Interest Income after Provisions      $ 1,944       2.68%     $ 2,535       2.98%     $ 2,749       3.13%

Other Operating Income                     $    67       0.09%     $   116       0.14%     $   152       0.17%
Operating Expense                           (1,601)     -2.21%      (1,888)     -2.22%      (2,380)     -2.71%
                                           -------      -----      -------      -----      -------      -----
 Net Operating Income                      $   409       0.56%     $   764       0.90%     $   522       0.59%

Gain(Loss) on Sale of Assets               $     0       0.00%     $     0       0.00%     $     0       0.00%
SAIF Assessment                               (289)     -0.40%           0       0.00%           0       0.00%
                                           -------      -----      -------      -----      -------      -----
Net Non-Operating Income(Exp)              ($  289)     -0.40%     $     0       0.00%     $     0       0.00%

 Net Income Before Tax                     $   120       0.17%     $   764       0.90%     $   522       0.59%
 Income Taxes                                  (26)     -0.04%        (287)     -0.34%        (204)     -0.23%
                                           -------      -----      -------      -----      -------      -----
 Net Inc(Loss) Before Extraordinary Items  $    94       0.13%     $   476       0.56%     $   317       0.36%
 Cumulative Effect of Change in
  Accounting For Income Taxes                    0       0.00%           0       0.00%           0       0.00%
                                           -------      -----      -------      -----      -------      -----
 Net Income (Loss)                         $    94       0.13%     $   476       0.56%     $   317       0.36%

Adjusted Earnings

Net Operating Income                       $   409       0.56%     $   764       0.90%     $   522       0.59%
Tax Effect (2)                                 (87)     -0.12%        (287)     -0.34%        (204)     -0.23%
                                           -------      -----      -------      -----      -------      -----
  Adjusted Earnings                        $   322       0.44%     $   476       0.56%     $   317       0.36%

Memo:
      Efficiency Ratio                       74.17%                  69.62%                  76.98%
      Effective Tax Rate                     21.32%                  37.61%                  39.15%


(1)  Ratios are as a percent of average assets.

(2)  Based on effective tax rate for each year.

Source:  Prospecus, audited financial reports and RP Financial calculations.

RP Financial, LC.
Page 1.10


     Provisions for loan losses have generally had a small impact on earnings in recent years, although such provisions increased to $190,000, or 0.22 percent of assets during the twelve months ended June 30, 1998, as Revere Federal added to the allowance for loan losses in recognition of the growth in higher risk loans such as commercial real estate and commercial business loans and the overall growth in the loan portfolio. The Bank is budgeting provisions of $25,000 per quarter in the future in order to increase the allowance for loan losses ("ALL") ratio as a percent of loans receivable. As of June 30, 1998 the ALL balance was equal to $506,000, or 1.07 percent of net loans receivable and 188 percent of non-performing loans, as compared to $206,000, or 0.97 percent of net loans and 165 percent of non-performing loans at fiscal year end 1995 (see Exhibit I-6).

     Since Revere Federal has historically classified the investment portfolio as HTM, non-operating gains and losses have been limited since fiscal 1993. During fiscal 1995, Revere Federal sold a portion of the investment in FHLMC stock and recognized a pre-tax gain of $295,000, which was offset during fiscal 1996 by the required SAIF-assessment fee, which totaled $289,000. Other than a small gain on the sale of a real estate owned property in fiscal 1994, there have been no other gains or losses recorded by the Bank since fiscal 1993.

     Revere Federal has incurred a tax liability in recent periods, including an effective tax rate of 39 percent for the twelve months ended June 30, 1998. As discussed previously, a substantial portion of the Bank's investment portfolio is held in a subsidiary corporation which is subject to a significantly lower state income tax rate, effectively lowering the Bank's overall tax rate.

Interest Rate Risk Management

     Revere Federal attempts to manage exposure to interest rate fluctuations on both the asset and liability side of the balance sheet, and has attempted to enhance the interest sensitivity of its operations through several means, including: (1)yincreasing the portfolio of ARMs held in the loan portfolio (both residential and commercial real estate-related); (2)yholding short-term investment securities, including adjustable rate MBS and SBA securities; (3) increasing the balance of short-term to maturity commercial business loans and consumer loans, including home equity loans; (4) extending whenever possible the term to maturity of the certificate of deposit base; and, (5) increasing the proportion of transaction accounts in the deposit base which are considered to be less interest rate sensitive funds. Exhibit I-7 displays the distribution of the Bank's fixed and adjustable rate loans.

     Revere Federal monitors its exposure to interest rate risk using the OTS calculation of the net portfolio value position for the Bank. As shown in
Exhibit I-8, according to the most recent calculation, the Bank's NPV under a 200 basis point increase in interest rates was a negative 12 percent, indicating a level of interest rate risk. Although this measure is within the Board-established limits of the Bank, Revere Federal is seeking to reduce

RP Financial, LC.
Page 1.11


exposure to interest rate risk, and the reinvestment of conversion proceeds is expected to contribute to reduced exposure.

Lending Activities and Strategy

     The Bank's historical lending activities emphasize the origination of 1-4 family mortgage loans (see Exhibits I-9 and I-10, loan composition and maturity). In recent periods, Revere Federal has also concentrated on loan portfolio diversification by building portfolios of commercial real estate loans, commercial business loans and non-mortgage loans in an effort to enhance overall portfolio yields and expand the Bank's products and services offered. Underscoring the change in portfolio composition, while gross loans increased from $21.5 million at September 30, 1995 to $47.4 million at June 30, 1998, the proportion of 1-4 family loans dropped from 95.9 percent of loans to 72.8 percent. The Bank's credit risk profile has increased over that time period through limited seasoning on a large portion of the loan portfolio (primarily the commercial real estate and commercial business portfolio), and increased concentration of higher risk weight loans.

     As of June 30, 1998, residential mortgage loans secured by 1-4 family properties totaled $34.5 million, or 72.8 percent of total loans receivable. The Bank originates both ARMs and fixed-rate residential mortgages (with originations dependent upon customer preferences) with essentially all loans underwritten to Federal National Mortgage Association ("FNMA") guidelines. Residential loans made by the Bank are generally originated with maximum loan-to-value ("LTV") ratios of 100 percent, with loans with LTV ratios in excess of 80ypercent requiring private mortgage insurance ("PMI") coverage. Fixed-rate mortgages are offered with maturities of up to 30 years, with a portion of fixed rate residential loans sold in the secondary market (primarily to the FNMA), and loans with shorter terms held in portfolio.

     Approximately 21 percent of the Bank's 1-4 family residential mortgages consisted of ARMs at June 30, 1998, which are retained for portfolio as part of asset/liability management strategy. Revere Federal offers ARMs with one-, three-, five- or seven-year adjustment periods that are indexed to the weekly average rate on the corresponding U.S. Treasury securities, adjusted to a constant maturity. The majority of ARMs are originated with annual adjustment caps of 2.0 percent, lifetime adjustment caps of up to 6.0 percentage points, and are not generally originated at discounted rates.

     Revere Federal has recently increased the level of originations of commercial real estate loans in order to diversify the loan portfolio and increase overall asset yields. As of June 30, 1998, commercial real estate loans totaled $4.2 million, or 8.8 percent of loans receivable. The Bank's commercial real estate portfolio consists primarily of loans secured by the buildings and real estate in which various small businesses conduct their operations, such as small business operations, small office buildings, warehouses and office condos.

RP Financial, LC.
Page 1.12


Commercial real estate loans originated by Revere Federal are predominantly adjustable rate loans that generally have terms of up to 20 years, and are indexed to the prime rate of interest or the U.S. Treasury rate of a similar term as the adjustment period, which can extent up to a five year period. LTVs on income property loans typically do not exceed 75 percent. The Bank seeks to manage credit risk on such loans by lending primarily on local property, to borrowers with whom management is familiar, and obtaining personal guarantees. A portion of the commercial real estate loan portfolio consists of loans with borrowers with whom the Bank's commercial loan officers have had prior business relationships.

     Commercial business loans also represent an area of recent loan portfolio diversification, as Revere Federal strives to provide all financing needs for a business customer (i.e. real estate loans and working capital or operating loans). Since starting the commercial business loan department in 1995, following the hiring of an experienced commercial loan officer, the Bank's commercial business loans have grown from $0.2 million to $1.5 million as of June 30, 1998. These loans are primarily made to local small businesses in the area north of the city of Boston, and are attractive due to the higher yields and shorter durations. The Bank has been able to increase the portfolio of such loans due to personal contacts by Bank employees in the local communities. Commercial business loans usually carry a floating rate indexed to the prime rate, generally have a five year term, and are secured by assets such as commercial real estate, inventory, equipment or other assets and guaranteed by the principals. Revere Federal has also attempted to gain a deposit relationship with the commercial business borrowers; this practice has helped build the deposit base recently.

     Construction loans totaled $1.5 million, or 3.2 percent of loans receivable, at June 30, 1998, primarily for residential property. Most of the construction loans are underwritten as construction/permanent loans to the future occupants, structured to become permanent loans upon completion of the construction. Construction loans are structured as interest-only during the construction period, which generally equals six months. Construction/permanent loans have maximum LTV ratios equal to the requirements of the permanent loans.

     Revere Federal also offers consumer loans, including home equity loans, which totaled $4.4 million, or 9.4 percent of gross loans receivable, at June 30, 1998. The Bank offers a variety of types of consumer loans, including loans secured by deposit accounts, automobile and secured and unsecured personal loans. Consumer loans are generally offered for terms of up to five years at fixed interest rates, and Revere Federal will lend up to 90 percent of the depositor's savings account balance, and up to 80 percent of the value of an automobile. Home equity loans (actually lines of credit) represent an area of growth for Revere Federal in recent years, and usually consist of equity loans for up to 80 percent of the appraised value of a home, less the amount of the first mortgage. Home equity loans are offered at adjustable rates of interest, with the adjustable rate based on the prime rate of interest minus one half of one percent in the first year and the prime rate for the remaining life of the loan.

RP Financial, LC.
Page 1.13


     As shown in Exhibit I-11, Revere Federal's overall loan origination volume increased from $10.8 million in 1995 to $44.7 million for the most recent twelve months. The table highlights the Bank's increased emphasis on commercial real estate and commercial business lending, with originations increasing from $0.4 million, or 4.1 percent, of loan originations in fiscal 1995 to $15.3 million, or 34.3 percent of loan originations for fiscal 1997. Revere Federal has not historically purchased loans, and has sold loans in the secondary market, primarily to FNMA.

Asset Quality

     Exhibit I-12 displays Revere Federal's NPAs from fiscal 1993 to June 30, 1998, and shows that the level of NPAs has remained relatively low over that time period, ranging from 0.92 to 0.08 percent of total loans. The Bank had no real estate owned ("REO") at June 30, 1998. As of June 30, 1998, the ratio of NPAs to assets equaled 0.30 percent of assets, in comparison to 0.18 percent of assets at fiscal year end 1995. At June 30, 1998, NPAs totaled $269,000 and consisted of residential real estate, commercial and consumer loans on non-accrual status or accruing and greater than 90 days delinquent. As of the same date, the Bank maintained valuation allowances of $506,000, equal to 1.08 percent of loans receivable and 188 percent of NPAs. Revere Federal had classified assets of $182,000 at June 30, 1998, all of which were classified as substandard or special mention (see Exhibit I-13).

Funding Composition and Strategy

     Exhibit I-14 provides data pertaining to Revere Federal's deposit composition at fiscal year ends 1995 through June 30, 1998, utilizing average balances. Revere Federal's deposits consist of CD accounts, which averaged $35.4 million, or 60 percent of total deposits, and a base of core deposits (passbook accounts, NOW accounts, non-interest checking accounts, and MMDAs) which totaled $23.2 million, or 40 percent of total deposits over that time period. Passbook accounts were the largest component of core deposits and averaged $15.0 million, or 25.6 percent of total deposits, for the nine months ended June 30, 1998, followed by NOW accounts averaging $4.2 million, and demand accounts averaging $2.4 million. Going forward, the Bank intends to try to increase the deposit base to fund anticipated increases in lending operations.

     CDs accounted for approximately 60.4 percent of Revere Federal's deposit base over the nine months ended June 30, 1998. Approximately 75 percent of the CD portfolio was scheduled to mature in one year or less. Jumbo CDs, which tend to be more rate sensitive than lower balance CDs, accounted for $9.6 million, or
15.3 percent of deposits, at June 30, 1998. The level of jumbo CDs in the Bank's CD portfolio is significant in that

RP Financial, LC.
Page 1.14


jumbo CDs tend to be more rate sensitive than smaller denomination CDs, increasing the Bank's interest rate risk to a degree.

     Due to recent lending activity and the need for liquidity, the Bank has utilized borrowings from the FHLB of Boston. These advances are secured by the Bank's stock in the FHLB and a portion of Revere Federal's mortgage loans, and are generally maturity-matched with certain investment securities and MBS, along with providing funding for a portion of the lending operations. As of June 30, 1998, the Bank had FHLB advances of $19.3 million outstanding.

Subsidiary Operations

     The Bank currently has one subsidiary operation. In 1993, the Bank formed RFS Investment Corporation, a Massachusetts securities corporation to hold investment securities. As of June 30, 1998, this subsidiary held approximately $24.5 million of marketable equity securities and cash. Income from RFS Investments is eligible for certain favorable state tax treatment pursuant to state tax laws, and Revere Federal intends to continue to use this investment vehicle in the future as part of the investment strategy. As of June 1998 the entire balance was classified as HTM.

Legal Proceedings

     Other than the routine legal proceedings that occur in the Bank's ordinary course of business, the Bank is not involved in litigation which is expected to have a material impact on the Bank's financial condition or operations.

RP Financial, LC.
Page 2.1



                                II. MARKET AREA


Introduction

     Revere Federal conducts operations out of a headquarters office in Revere, Suffolk County, Massachusetts. Exhibit I-1 details the location of the Bank's office, while Exhibit II-1 details the general characteristics of the Bank's office. Suffolk County, located in eastern Massachusetts, consists primarily of the city of Boston and includes several smaller cities to the north and east of the city of Boston. Suffolk County is part of the Boston-Worcester-Lawrence-Lowell-Brockton metropolitan statistical area ("MSA"). The city of Revere, containing approximately 39,000 residents, is located in the northeastern suburbs of Boston, bounded by the towns of Saugus, Malden, Everett, Chelsea, Lynn and Boston. As an older, inner suburb, Revere consists mostly of developed properties within a network of neighborhoods. The city of Revere represents the primary market area for deposit and loan generation as most of the Bank's depositors and loan customers live in the areas surrounding the office location. To a lesser extent, the Bank also originates loans in the neighboring cities contiguous to Revere. The city of Chelsea, to the south of Revere, represents an area with opportunities for Revere Federal, due to the proximity of Chelsea to Logan International Airport and related commercial enterprises that support or are related to airport operations.

     The local Revere market area (zip code 02151), is home to a primarily residential area with a smaller portion of businesses and commercial enterprises. A majority of the residential neighborhoods were developed a number of years ago, resulting in relatively aged housing stock. Given the residential nature of Revere, a portion of Revere residents work in other cities within the MSA, including Boston, 8 miles to the south. The areas encompassed by zip code 02151 have reported declining levels of population and households in recent years, with the area experiencing a level of out-migration to outer suburbs, where housing and land is less expensive and newer. Income levels in Revere are generally in line with the averages for Suffolk County.

     Competition from other financial institutions operating in the Revere area includes a number of both large and small commercial banks and one savings institution. The Bank maintains a market share of approximately 14 percent of overall financial institution deposits in zip code 02151. The other financial institutions are both locally-owned community-oriented and subsidiaries of larger regional institutions. The Bank has experienced growth in deposits in recent years primarily due to an increase in the number and types of products and services offered, and an increased emphasis on marketing. However, competition remains high in the marketplace.

RP Financial, LC.
Page 2.2



     Future business and growth opportunities will be partially influenced by economic and demographic characteristics of the market served, particularly the future growth and stability of the regional economy, demographic growth trends, and the nature and intensity of the competitive environment for financial institutions. These factors have been briefly examined in the following pages to help determine the growth potential that exists, the relative economic health of the market area and the relative impact on value.

National Economic Factors

     Over the past year, national economic growth has been mixed. Economic data released in August 1997 provided mixed signals of economic growth, as a decline in the July unemployment rate and an unexpectedly sharp decline in the U.S. trade deficit provided indications of a strengthening economy. At the same time, a modest increase in the July consumer price index and a decline in July wholesale prices suggested that inflation remained non-threatening. At the end of August, the second quarter GDP was revised upward to a 3.6 percent annual growth rate compared to a 2.2 percent original estimate. In early-September, a slight increase in the August unemployment rate did little to alleviate inflation concerns, as the employment data indicated that the job market remained tight and wages continued to rise. Comparatively, only a slight increase in the August consumer price index provided evidence that inflation remained tame at the end of the third quarter. September unemployment data served to further calm inflation fears in early-October, as the unemployment rate was unchanged at 4.9 percent and fewer jobs than expected were added to the economy.

     At the beginning of the fourth quarter of 1997, inflation concerns became more notable following congressional testimony by the Federal Reserve Chairman, as he indicated that it would be difficult for the U.S. economy to maintain the current balance between tight labor markets and low inflation. However, economic data released in October and November provided mixed signals on the strength of the economy. For example, a decline in the October unemployment rate to a 24-year low of 4.7 percent indicated a rapidly expanding economy, while, comparatively, a decline in October retail sales suggested that the economy may be slowing. Economic growth was also viewed as being contained by the upheaval in Asian markets, based on expectations that international turmoil would result in a drop in demand for U.S. exports. However, the threat of inflation was rekindled in early-December on news of the November unemployment rate dropping to 4.6 percent, as the tight labor market pushed hourly wages higher. Economic data released in mid-December provided for a more favorable inflation outlook, since the increase in November retail sales was well below economists expectations and producer prices declined in November.

RP Financial, LC.
Page 2.3


     Inflation concerns were further eased in early-January 1998 on news that U.S. manufacturing growth slowed in December and predictions by economists of slower growth for the U.S. economy in 1998. However, December 1997 employment data indicated robust economic growth, despite a 0.1 percent increase in the December unemployment rate to 4.7 percent, as a higher than expected 370,000 jobs were added to the U.S. economy in December. The growing demand for labor translated into a higher than expected increase in labor costs during the fourth quarter of 1997. A 0.5 percent increase in industrial production for December 1997 and a 4.3 percent increase in the GDP for the fourth quarter of 1997 further suggested that the financial troubles in Asia had not diminished demand for U.S. exports by the end of 1997. At the end of January 1998, inflation concerns were diminished by the December durable goods orders report, which showed only a slight increase after excluding the volatile transportation sector. The January unemployment rate was unchanged at 4.7 percent, while the number of jobs added to the economy was higher than expected. Other economic data released in February 1998 generally signaled a stable economic environment. Retail sales were up 0.1 percent in January 1998 versus 0.3 percent in December 1997, while the consumer price index for January was unchanged from December. At the end of February fourth quarter GDP was revised downward to 3.9 percent, signaling a possible slowdown in growth in the early part of 1998.

     Economic data released in early-March 1998 provided mixed economic signals, with a decline in the February unemployment rate to 4.6 percent being indicative of a robust U.S. economy. However, the February employment data also reflected a decline in manufacturing jobs, which suggested that the growth may not be sustainable. A decline in February producer prices and plunging oil prices further eased inflation concerns in mid-March 1998. However, the February CPI reflected an accelerating economy, after factoring out the sharp decline in energy prices, indicating that competition from cheap Asian imports hadn't yet forced many U.S. companies to lower prices. At the end of March, data which showed a record pace for new and existing home sales in February further signaled a strong U.S. economy. Tight labor markets were a further indication of the growing U.S. economy, as inflation adjusted wages for the lowest paid workers started to rise in 1997, reversing a 25-year economic trend in the U.S. economy. While the March employment data reflected a loss of jobs and an increase in the unemployment rate to 4.7 percent from 4.6 percent in February, the decline in economic activity was believed to be mostly weather-related. A slower pace of economic growth was also indicated by a slight decline in March retail sales and consumer prices stayed flat during March.

     First quarter GDP growth of 4.2 percent signaled a strong pace of economic growth, although inflation remained in-check. The favorable inflation data included decelerating labor costs during the first quarter of 1998 compared to the fourth quarter of 1997 and the price index for gross domestic purchases was flat during the first quarter. The April 1998 employment data showed a surprising decline in the unemployment rate to 4.3 percent,

RP Financial, LC.
Page 2.4


the lowest level since February 1970. However, inflation concerns that were raised by the sharp decline in the unemployment rate were somewhat eased by a decline in manufacturing employment, suggesting that the economy may be slowing. Comparatively, consumer prices rose 0.2 percent in April, which was the largest increase in six months. Overall, however, the April economic data indicated that inflation continued to be contained, as the annual core rate of inflation was measured at just 2.1 percent.

     Economic data for May 1998 generally indicated a robust economy, with most segments of the economy experiencing continued growth. In fact some indicators suggested that inflation may be creeping back into the economy, most notably a
0.3 percent increase in May consumer prices, a 0.9 percent in May retail sales and a 0.6 percent in consumer spending during May. The favorable economic environment was also reflected in the consumer confidence survey for June 1998, which indicated that consumer confidence was at its higher level since June 1969. At the end of June, first quarter GDP growth was revised upward to a stronger than expected 4.8 percent annual growth rate; however, much of the growth was due to the build-up of inventories.

     Inflation concerns eased in early-July 1998, as the June unemployment rate rose to 4.5 percent compared to a a 4.3 percent rate in May. Other June economic indicators, such as consumer prices, retail sales and industrial output, also signaled a slowing pace of growth for the U.S. economy. The slow down was in part attributable to the strikes against GM, most notable with respect to industrial output, as well as the financial crisis in Asia. Most economists predict that the brunt of Asia's financial crisis will hit the U.S. in the second half of 1998 and into the first quarter of 1999.

     Consistent with the mixed economic activity, interest rate trends have been varied as well over the past year. A downward trend in interest rates became more pronounced during July 1997, following the Federal Reserve's decision to leave rates unchanged at its early-July meeting and the release of new economic data that indicated inflation was under control. Slower economic growth indicated by a second quarter GDP growth rate of 2.2 percent sustained the rally in bond prices at the end of July. However, in early-August, the stronger than expected job growth reflected in the July employment data and a falling U.S. dollar against the yen and mark caused bond prices to tumble. After recovering briefly on the favorable inflation readings reflected in the July wholesale and retail prices, bond prices declined in late-August on news of the narrower than expected June trade deficit. Bond prices rallied briefly at the end of August and in early-September, due to technical pressures and economic data that showed manufacturing growth cooled in August. Interest rates increased slightly in mid-September, reflecting investor fears that the August economic data would show a strengthening economy and higher prices. However, the low inflation reading indicated by the August consumer price report ignited a bond market rally, with the yield on the 30-year bond posting its second largest decline in the 1990s on September 16,

RP Financial, LC.
Page 2.5


1997. Bond prices approached their highest level in two years in early-October, reflecting the stable inflation environment as confirmed by the September unemployment data.

     In mid-October 1997, renewed inflation fears raised by the tight labor markets and growing expectations of a rate hike by the Federal Reserve provided for an easing in bond prices. The sell-off in the global markets at the end of October served to abbreviate the decline in bond prices, as skittish investors dumped stocks in favor of bonds. The Federal Reserve's decision to leave interest rates unchanged at its mid-November meeting, along with signs of slowing economic growth indicated by a decline in October retail sales, served to strengthen the advance in bond prices in mid-November as the yield on the bellwether 30-year U.S. Treasury bond approached 6.0 percent. Renewed interest in U.S. Treasury bonds by Japanese investors and fading concerns of inflation provided for a stable bond market in late-November. The rally in bond prices was not sustained in early-December, as bond prices declined on news of the surprisingly strong jobs report for November. However, positive inflation news indicated by the lower than expected increase in November retail sales and the decline in November producer prices, as well as world market turmoil, served to push the yield on the 30-year U.S. Treasury bond below 6.0 percent in mid-December. Bond prices were further boosted in mid-December by the Federal Reserve's decision to leave interest rates unchanged at its mid-December meeting, while a flight to quality caused by lingering concerns over the long-term stability of Asian financial markets sustained the advance in the bond market in late-December.

     Comments by the Federal Reserve Chairman of possible deflationary pressures served to strengthen the bond market rally at the beginning of 1998. December 1997 economic data which generally showed a strong pace of economic growth caused bond prices to retreat slightly in late-January 1998. Bonds rallied briefly at the end of January, as the Federal Reserve indicated that it would hold rates steady. In early-February, gains in the stock market translated into a sell-off in bonds. However, despite the stronger than expected employment report for January, bond prices edged higher following the release of the employment data on the first Friday in February. The positive trend in bond prices was sustained through mid-February, which was supported by economic data which showed a slower pace of growth. Indications by the Federal Reserve Chairman that the Federal Reserve would not cut rates soon pushed interest rates slightly higher in late-February. However, the downward revision to fourth quarter GDP boosted bond prices modestly at the end of February.

     At the beginning of March 1998, signs of a strengthening U.S. economy pushed the yield on the 30-year bond above 6.0 percent for the first time in three months. However, the decline in bond prices was short-lived, as declining oil prices and news of a 1.6 percent decline in February producer prices served to edge the 30-year bond year back below 6.0 percent in mid-March. The 30-year bond yield approached 6.0 percent again in late-March, as the economic strength indicated by the new and existing home sales reports for February heightened

RP Financial, LC.
Page 2.6


speculation that the Federal Reserve would raise interest rates. At its late-March meeting the Federal Reserve elected to leave interest rates unchanged, which along with the slight increase in the March unemployment rate, provided for a mild rally in bond prices during late-March and early-April.

     Indications of slower economic growth, such as a decline in March retail sales, provided for a fairly stable interest rate environment through mid-April 1998. Speculation that the Federal Reserve was leaning towards increasing interest rates triggered a sell-off in bonds during late-April, as the 30-year bond yield moved above 6.0 percent. However, the downturn was abbreviated by the favorable inflation data reflected for labor costs during the first quarter of 1998, which pushed the yield on the 30-year bond back below 6.0 percent at the end of April. News of the sharp decline in the April unemployment rate translated into slightly higher interest rates in early-May, reflecting concerns that the tight labor market would result in higher labor costs. Comparatively, interest rates edged lower in mid-May, with turmoil in the Asian markets and the Federal Reserve's decision not to raise interest rates at its May meeting being noted as reasons for the decline in interest rates. A flight to quality served to preserve the positive trend in bond prices through the end of May, reflecting worries about the Russian economy and tensions between India and Pakistan.

     Asian economic worries and indications by the Federal Reserve Chairman that an increase in interest rates was not imminent served to preserved the downward trend in interest rates during the first half of June 1998. In mid-June the bellwether 30-year Treasury bond yield approximated 5.65 percent, which was the lowest yield recorded since the Treasury Department began issuing 30-year fixed rate maturities in 1977. Interest rates spiked higher in mid-June, reflecting inflation concerns prompted by the higher than expected increase in May consumer prices. However, bond prices strengthened in late-June and early-July, as the Federal Reserve elected not to increase rates at its early-July meeting and an increase in the June unemployment rate eased inflation concerns. Despite the favorable inflation readings indicated by the June economic data, bond yields rose slightly in mid-July. The dip in bond prices was largely attributed to a recovery in the yen, which reduced demand for U.S. Treasurys. Further unsettling news from the world economic markets, in particular Asia and Japan, and the bombing of the suspected terrorist operations in Sudan and Afghanistan, resulted in declines in stock market prices in early and mid-August 1998, along with increased demand for lower risk U.S. Treasury securities. During mid-August, the yields on long-term U.S. Treasury securities reached historic lows of under 5.50 percent. As of August 21, 1998, one- and thirty-year U.S. Government bonds were yielding 5.19 percent and 5.43 percent, respectively, versus comparative year ago rates of 5.55 percent and 6.62 percent, respectively. Exhibit II-2 provides historical interest rate trends from 1991 through August 21, 1998.

RP Financial, LC.
Page 2.7


Market Area Demographics

     Demographic growth trends in the primary market area of Suffolk County and zip code 02151 have been measured by changes in population, number of households and median household income and other data, with trends in those areas summarized by the data presented in Exhibit II-3. Massachusetts, Boston MSA and U.S. data is provided for comparative purposes, and trends in this data provide some indication of future levels of business activities for financial institutions.

     The Bank's office is located in a relatively small market area in terms of population, as zip code 02151 reported a total population of approximately 39,000 as of 1998. Since 1980, the primary market area zip code has experienced declines in population and households, and the decline in population and households is projected to continue through the year 2003. The lack of demographic growth in Revere is generally reflective of outmigration of residents as such individuals move to more outlying areas with lower cost and newer housing stock. Suffolk County has also reported slight annual declines in population and housing (minus 0.4 and minus 0.2 percent, respectively), in contrast to statewide averages of positive 0.3 and 0.6 percent, respectively. All of these figures, however, trail the national averages of approximately a
1.0 percent annual growth rate.

     The market area zip code reported lower income levels in comparison to statewide and national averages. Estimated per capita annual income for 1998 in zip code 02151 was under $18,000, 2 percent less than the county-wide average and 10 percent less than the state average. Median household income levels were slightly higher than the county figures but lower than the state averages. Income distribution levels are similar to per capita income figures, revealing that zip code 02151 has a higher proportion of lower income households (below $100,000 annually), reflecting the lower income nature of the area. Based on the declining population trends and lower income levels, growth opportunities in the primary market area counties can be expected to be limited, with growth achievable through increased market share of local financial institution deposits.

Economy

     Most of the Bank's deposit gathering activities and a substantial portion of the lending operations are conducted in the city of Revere, more specifically zip code 02151. Employment in Revere is generally diversified, containing employment in services, wholesale and retail trade and government. Table 2.1 below presents the major employers within the city of Revere, and Exhibit II-4 presents additional data concerning sources of personal income and employment sectors. As shown by the list of employers in Table 2.1, the Bank's primary market area of Revere City contains a relatively well diversified employment base. In addition, the Revere City area has in process a number of additional development projects, including six additional

RP Financial, LC.
Page 2.8


hotels/motels, an assisted living care center, a Walgreens store, a Pep Boys Automotive store, a Super Stop and Shop, a Showcase Cinema and a U.S. Postal Facility. All of these projects are expected to be completed within the next two years, and provide significant additional employment to the local economy.

                                   Table 2.1

                  Revere Federal Savings and Loan Association
                                Major Employers

   Employer                         Industry                           Employees

   Trend Lines                      Wholesale Parts and Distribution   485
   Wonderland                       Dogtrack                           405
   Stop & Shop                      Supermarket                        285
   Lighthouse Nursing Care Center   Nursing Home                       225
   Shaw's                           Supermarket                        210
   Annemark Nursing Home            Nursing Home                       160
   Mass General                     Hospital 140
   Johnny's Foodmaster              Supermarket                        137
   Oak Island Skilled Nursing Home  Nursing Home                       120
   Showcase Cinema                  Movie Theater                      100
   Ames Department Store            Retail Store                       100

Source:  Local Area Chamber of Commerce.

     In recent years, the Bank's lending operations have expanded beyond the Revere City limits to include other areas of the metropolitan region, including, for example, the cities of Chelsea, Malden and Saugus. Logan International Airport is located in East Boston, a portion of the city of Boston, which is adjacent to Revere and Chelsea. These cities contain an active and growing commercial business environment for financial institutions. The Bank has previously targeted the area surrounding Logan International Airport as a source of potential business, and fully intends to increase activities in that area.

     Another indication of the economic situation in a local area is recent unemployment data, and Table 2.2 displays unemployment data in the local market area as of May 1997 and May 1998. Over the last year, the unemployment rates for both Suffolk County and zip code 02151 have remained above statewide averages, and the employment situation has improved in the most recent twelve month period. All comparative unemployment rates are below the national averages, indicating a level of strength to the local economy. The local market area's unemployment situation was also assisted by the population declines which act to lower the supply of available labor.

RP Financial, LC.
Page 2.9


                                   Table 2.2

                  Revere Federal Savings and Loan Association
                        Market Area Unemployment Trends

                     Region                May 1997    May 1998
                     ------                --------    --------
                     United States           4.7%        4.2%
                     Massachusetts           3.8         3.3
                     Suffolk County          4.1         3.6
                     Revere City             5.1         4.1

Source:  U.S. Bureau of Labor Statistics.


Deposit Trends and Competition

     The market area (defined as zip code 02151 for deposits), is characterized by the presence of both locally-based and locally-owned financial institutions and larger, regional institutions. Major competitors include financial institutions such as BankBoston, N.A., Fleet National Bank, Citizens Bank of Massachusetts, Boston Federal Savings Bank (holding company for The Broadway National Bank of Chelsea) and East Boston Savings Bank.

     Table 2.3 displays deposit market trends for the Commonwealth of Massachusetts and the primary market area from June 30, 1995 to June 30, 1997. Overall, financial institution deposits showed an increase statewide, with commercial banks showing growth at a higher rate than savings institutions
(including FDIC-insured savings banks). This trend of increases in overall deposits, similar to the rest of the nation, reflects the positive performance of the overall economy in recent years that has led to increased levels of personal income and personal wealth. Such increases, however, have been mitigated in part by disintermediation whereby banking customers have also placed available funds into other types of financial intermediaries such as mutual funds, investment firms, brokerage houses, and insurance companies. Deposit trends in Suffolk County exhibited much stronger growth trends than the state, however savings institutions reported an overall decline in deposits in Suffolk County. Commercial banks hold over 90 percent of financial institution deposits in Suffolk County, compared to a lower 61 percent market share in the state as a whole.

     Deposit trends in zip code 02151 exhibited a lower rate of deposit increase, as total deposits increased by 3.3 percent annually over the two year period. The increase in deposits was recorded by both commercial banks and savings institutions, with savings institutions recording a much higher growth rate due to the addition of a branch office by East Boston Savings Bank. The relatively low deposit growth may result from the declining

       -------------------------------------------------------------------
                                    Table 2.3
                   Revere Federal Savings and Loan Association
                                 Deposit Summary
       -------------------------------------------------------------------




----------------------------------------------------------------------------------------------------------------------------
                                                                         As of June 30,
                                    -------------------------------------------------------------------------
                                                         1995                                   1997
                                    -------------------------------------   ---------------------------------    Deposit
                                                     Market   Number of                     Market    No. of   Growth Rate
                                       Deposits       Share    Branches       Deposits      Share    Branches   1995-1997
                                                                      (Dollars In Thousands)                       (%)
Commonwealth of Massachusetts        $101,860,043     100.0%     1,929     $114,096,300     100.0%     1,904      5.8%
    Commercial Banks                   60,218,683      59.1%     1,015       69,959,881      61.3%       947      7.8%
    Savings Institutions               41,641,360      40.9%       914       44,136,419      38.7%       957      3.0%

 Suffolk County                      $ 33,993,056     100.0%       207     $ 48,301,065     100.0%       200     19.2%
    Commercial Banks                   29,572,612      87.0%       145       44,446,189      92.0%       136     22.6%
    Savings Institutions                4,420,444      13.0%        62        3,854,876       8.0%        64     -6.6%
       Revere FS&LA                        47,295       0.1%         1           54,613       0.1%         1      7.5%

 Zip Code 02151                      $    354,374     100.0%         6     $    378,050     100.0%         7      3.3%
    Commercial Banks                      307,079      86.7%         5          311,206      82.3%         5      0.7%
    Savings Institutions                   47,295      13.3%         1           66,844      17.7%         2     18.9%
       Revere FS&LA                        47,295      13.3%         1           54,613      14.4%         1      7.5%

----------------------------------------------------------------------------------------------------------------------------


 Source: FDIC; OTS.

RP Financial, LC.
Page 2.11


population base and the competitive nature for deposits. Revere has recorded increases in deposits over the time period shown in Table 2.3 at a rate higher than the zip code average, resulting in an increase in deposit market share since June 30, 1995. Data available subsequent to June 30, 1997 reveals a continued increase in deposit funds for the Bank. This increase in deposits reveals success in raising additional retail deposit funds for business operations.

Summary

     The overall condition of the primary market area can be characterized as relatively stable in terms of population and household base. The local economy is relatively diversified. In order to support the Bank's desired level of business operations, lending activities have been pursued in a larger geographical area consisting of the metropolitan area north of the city of Boston, including a targeted area to the south in Chelsea. Going forward, in view of the local demographic and economic trends and the numbers and types of competitors in the market area, the competition for deposits is expected to remain substantial, which will result in Revere Federal having to pay competitive deposit rates to maintain local market share. The reinvestment of stock proceeds from the conversion may mitigate to some extent the potentially higher funding costs to attract deposits through anticipated loyalty of local shareholders and referrals from local shareholders.

RP Financial, LC.
Page 3.1



                            III. PEER GROUP ANALYSIS


     This chapter presents an analysis of Revere Federal's operations versus a group of comparable companies (the "Peer Group") selected from the universe of all publicly-traded savings institutions. The primary basis of the pro forma market valuation of Revere Federal is provided by these public companies. Factors affecting the Bank's pro forma market value such as financial condition, credit risk, interest rate risk, and recent operating results can be readily assessed in relation to the Peer Group. Current market pricing of the Peer Group, subject to appropriate adjustments to account for differences between Revere Federal and the Peer Group, will then be used as a basis for the valuation of Revere Federal's to-be-issued common stock.

Peer Group Selection

     The mutual holding company form of ownership has been in existence in its present form since 1991. As of the date of this appraisal, there were approximately 22 publicly-traded institutions operating as subsidiaries of MHCs. We believe there are a number of characteristics of MHC shares that make them different from the shares of fully-converted companies. These factors include:
(1)lower aftermarket liquidity in the MHC shares since less than 50 percent of the shares are available for trading; (2)guaranteed minority ownership interest, with no opportunity of exercising voting control of the institution in the MHC form of organization, thus limiting acquisition speculation in the stock price;
(3)the potential impact of "second step" conversions on the pricing of public MHC institutions; (4)the regulatory policy regarding the dividend waiver by MHC institutions; and (5)certain MHCs have formed or are forming middle-tier holding companies, facilitating the ability for stock repurchases, thus improving the liquidity of the stock on an interim basis. We believe that each of these factors has an impact on the pricing of the shares of MHC institutions, and that such factors are not reflected in the pricing of fully-converted public companies.

     Given the unique characteristic of the MHC form of ownership, RP Financial concluded that the appropriate Peer Group for Revere Federal's valuation should be comprised of the subsidiary institutions of mutual holding companies. The Peer Group is consistent with the regulatory guidelines, and other recently completed MHC transactions. Further, the Peer Group should be comprised of only those MHC institutions whose common stock is either listed on a national exchange or is NASDAQ listed, since the market for companies trading in this fashion is regular and reported. We believe non-listed MHC institutions are inappropriate for the Peer Group, since the trading activity for thinly-traded stocks is typically highly irregular in terms of frequency and price and may not be a reliable indicator of market value. We have excluded from the Peer Group those public MHC institutions that are currently pursuing a "second step" conversion and/or companies whose market prices appear to be distorted by speculative factors or unusual operating conditions. The universe of all publicly-

RP Financial, LC.
Page 3.2


traded MHC institutions is included as Exhibit III-2. Institutions excluded from the calculation of averages have been denoted with a footnote (7).

Basis of Comparison

     This appraisal includes two sets of financial data and ratios for each public MHC institution. The first set of financial data reflects the actual book value, earnings, assets and operating results reported by the public MHC institutions in its public filings inclusive of the minority ownership interest outstanding to the public. The second set of financial data, discussed at length in the following chapter, places all of the public MHC institutions on equal footing by restating their financial data and pricing ratios on a
"fully-converted" basis assuming the sale of the majority shares held by the MHCs in public offerings based on their respective current prices and standard assumptions for a thrift conversion offering. Throughout the appraisal, the adjusted figures will be specifically identified as being on a fully-converted basis. Unless so noted, the figures referred to in the appraisal will be actual financial data reported by the public MHC institutions.

     Both sets of financial data have their specific use and applicability to the appraisal. The actual financial data, as reported by the public MHC institutions and reflective of the minority interest outstanding, will be used primarily in this Chapter III to make financial comparisons between the Peer Group and Revere Federal. The differences between the Peer Group's reported financial data and the financial data of Revere Federal as a mutual institution are not significant enough to distort the conclusions of the comparison (in fact, such differences are greater in a standard conversion appraisal). The adjusted financial data (fully-converted basis) will be more fully described and quantified in the pricing analysis discussed in Chapter IV of the appraisal. The fully-converted pricing ratios are considered critical to the valuation analysis in Chapter IV, because they place each public MHC institution on a fully-converted basis (making their pricing ratios comparable to the pro forma valuation conclusion reached herein), eliminate distortion in pricing ratios between public MHC institutions that have sold different percentage ownership interests to the public, and reflect the actual pricing ratios (fully-converted basis) being placed on public MHC institutions in the market today to reflect the unique trading characteristics of public MHC institutions.

Selection of Peer Group

     Under ideal circumstances, the Peer Group would be comprised of ten publicly-traded Massachusetts-based MHC institutions with capital, earnings, credit quality and interest rate risk comparable to Revere Federal. However, the universe of 22 public MHC institutions only includes one institution headquartered in Massachusetts (Brookline Bancorp). Out of the 22 public MHCs, 19 were included for the Peer Group. Pulaski

RP Financial, LC.
Page 3.3


Bank of Missouri, Community Savings of Florida and First FSB of Souixland, IA were excluded from the group, as the result of announcing plans to complete a second-step conversion and, thus, its pricing ratios have become distorted in anticipation of the second-step appraisal.

     Unlike the universe of public companies, which includes approximately 360 public companies, the universe of public MHC institutions is small, thereby limiting the prospects of a relatively comparable Peer Group. Nonetheless, because the trading characteristics of public MHC institution shares are significantly different from those of fully-converted companies, the universe of 19 public MHC institutions was the most appropriate group for this valuation. Relying solely on full stock public companies for the Peer Group would not capture the difference in current market pricing for public MHC institutions and thus could lead to distorted valuation conclusions. The federal regulatory agencies have previously concurred with this selection procedure of the Peer Group for MHC valuations.

     Potential shortcomings to using all 19 publicly-traded MHCs include the variations in asset sizes, operating strategies, market areas (both regional and local), and financial measures among the 19 public MHC institutions. Although we considered these potential shortcomings in our analysis, RP Financial's ultimate conclusion was that the size of the Peer Group was statistically meaningful (i.e., there were enough institutions included to support meaningful conclusions), the differences in financial and other characteristics among the Peer Group members would, on average, be offsetting (i.e., the pricing reflected in the exceptionally strong market in Florida would be offset by the weaker market pricing of an institution operating in Iowa), and importantly the pricing characteristics were more relevant than fully-converted institutions. To account for differences between Revere Federal and the MHC Peer Group in reaching a valuation conclusion, it will be necessary to make certain valuation adjustments. The following discussion addresses financial similarities and differences.

     Table 3.1 on the following page lists key general characteristics of the Peer Group companies. Although there are differences among several of the Peer Group members, by and large they are well-capitalized and profitable institutions and their decision to reorganize in MHC form itself suggests a commonalty of operating philosophy. Importantly, the trading prices of the Peer Group companies reflect the unique operating and other characteristics of public MHC institutions. While the Peer Group is not exactly comparable to Revere Federal, we believe such companies form a good basis for the valuation of Revere Federal, subject to certain valuation adjustments.

     In aggregate, the Peer Group companies maintain a slightly higher level of capitalization relative to the universe of all public thrifts (14.21 percent of assets versus 13.77 percent for the all public average), generate lower core earnings (0.87 percent ROA versus 0.90 percent average for the all public average), and generate a

RP Financial, LC.
Page 3.4


lower core ROE (6.57 percent core ROE versus 7.81 percent for the all public average). Please note that RP Financial has used core earnings in this discussion to eliminate the effects of non-operating items.

     The summary table below underscores the key differences, particularly in the average pricing ratios between full stock and MHC institutions (both as reported and on a fully-converted basis).

                                                          Publicly-Traded MHCs
                                                          (Excluding Announced
                                                             Second Steps)
                                                             -------------
                                                                       Fully
                                         All               MHC       Converted
                                    Publicly-Traded      Reported       Basis
                                    (Excluding MHCs)      Basis      (Pro Forma)

Financial Characteristics (Averages)
Assets ($Mil)                         $   1,158        $   1,055      $   1,178
Equity/Assets (%)                         13.77%           14.21%         23.52%
Core Return on Assets (%)                  0.90             0.87           1.11
Core Return on Equity (%)                  7.81             6.57           4.76

Pricing Ratios (Averages)(1)
Core  Price/Earnings (x)                 19.30x           26.68x         20.38x
Price/Book (%)                           144.65%          188.39%         93.76%
Price/Assets (%)                          18.02%           24.61%         21.68%

(1)  Based on market prices as of August 21, 1998.

     The following sections present a comparison of Revere Federal's financial condition, income and expense trends, loan composition, interest rate risk and credit risk versus the figures reported by the Peer Group. The conclusions drawn from the comparative analysis are then factored into the valuation analysis discussed in the final chapter.

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                    Table 3.1
                      Peer Group of Publicly-Traded Thrifts
                              September 3, 1998(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  -------
                                                                                                               ($)    ($Mil)
 PBCT   Peoples Bank, MHC of CT (41.2) (3)  OTC    Southwestern CT    Div.     9,149      111   12-31   07/88  27.00  1,732
 NWSB   Northwest Bcrp MHC of PA (30.8      OTC    Northwest PA       Thrift   2,410       67   06-30   11/94  12.75    597
 HARS   Harris Fin. MHC of PA (24.9)        OTC    Harrisburg PA      M.B.     2,260       33   12-31   01/94  17.75    603
 FFFL   Fidelity Bcsh MHC of FL (47.9)      OTC    Southeast FL       Thrift   1,321       20   12-31   01/94  26.50    180
 NBCP   Niagara Bancorp of NY MHC(45.4 (3)  OTC    Northern NY        Thrift   1,296 P     15   12/31   04/98  11.38    339
 BRKL   Brookline Bncp MHC of MA(47.0)      OTC    Brookline          Thrift     817        5   08-31   03/98  12.75    371
 LFED   Leeds Fed Bksr MHC of MD (36.3      OTC    Baltimore MD       Thrift     299        1   06-30   05/94  17.50     91
 BCSB   BCSB Bankcorp MHC of MD (38.6)      OTC    Baltimore          Thrift     274 P      6   12-31   07/98  11.38     70
 ALLB   Alliance Bank MHC of PA (19.9)      OTC    Southeast PA       Thrift     273        7   12-31   03/95  21.25     70
 WAYN   Wayne Svgs Bks MHC of OH (48.2      OTC    Central OH         Thrift     260        6   03-31   06/93  22.25     55
 SBFL   SB Fngr Lakes MHC of NY (33.1)      OTC    Western NY         Thrift     251        5   12-31   11/94  16.00     57
 LIBB   Liberty Bancorp MHC of NJ (47)      OTC    Northeast NJ       Thrift     241 P      4   12-31   07/98  10.25     40
 PHSB   Ppls Home SB, MHC of PA (45.0)      OTC    Western PA         Thrift     223        9   12-31   07/97  16.25     45
 PBHC   Pathfinder BC MHC of NY (45.2) (3)  OTC    Upstate NY         Thrift     196        5   12-31   11/95  15.00     42
 PLSK   Pulaski SB, MHC of NJ (47.0)        OTC    New Jersey         Thrift     191        6   12-31   04/97  14.88     31
 GBNK   Gaston Fed Bncp MHC of NC(47.0      OTC    Southwest NC       Thrift     171 P      4   9-30    04/98  12.50     56
 JXSB   Jcksnville SB,MHC of IL (45.6)      OTC    Central IL         Thrift     170        4   12-31   04/95  16.75     32
 SKBO   First Carnegie MHC of PA(45.0)      OTC    Western PA         Thrift     148        3   03-31   04/97  13.25     30
 WCFB   Wbstr Cty FSB MHC of IA (45.6)      OTC    Central IA         Thrift      94        1   12-31   08/94  17.63     37


NOTES:    (1)  Or most recent date available (M=March, S=September,  D=December,
               J=June, E=Estimated, and P=Pro Forma)
          (2)  Operating    strategies    are:     Thrift=Traditional    Thrift,
               M.B.=Mortgage     Banker,     R.E.=Real     Estate     Developer,
               Div.=Diversified, and Ret.=Retail Banking.
          (3)  FDIC savings bank institution.

Source: Corporate offering circulars, data derived from information published in SNL Securities Quarterly Thrift Report, and financial reports of publicly-traded thrifts.

Date of Last Update: 09/03/98

RP Financial, LC.
Page 3.6


Financial Condition

     Table 3.2 shows comparative balance sheet measures for Revere Federal and the Peer Group. Revere Federal's ratios reflect June 30, 1998 figures, while the Peer Group's ratios reflect balances as March 31, 1998, unless otherwise indicated for the Peer Group companies. Revere Federal's net worth base of 7.2 percent was below the Peer Group's average net worth ratio of 12.0 percent; however, with the addition of stock proceeds, the Bank's pro forma capital position (consolidated with the holding company) will likely be comparable to the Peer Group's ratio. Revere Federal's capital consisted entirely of tangible capital, while the Peer Group's capital included a modest amount of intangibles. The increase in the Bank's capital position to be realized from the stock offering will serve to enhance future earnings potential that may be realized through leverage and lower funding costs. However, at the same time, the Bank's higher pro forma capital position will likely result in a decline in return on equity. Both the Bank's and the Peer Group's capital ratios reflected capital surpluses over the regulatory capital requirements, with the Peer Group's ratios currently indicating greater capital surpluses.

     The interest-earning asset compositions for the Bank and the Peer Group were somewhat similar, with loans constituting the bulk of interest-earning assets for both Revere Federal and the Peer Group. The Peer Group's combined level of loans and mortgage-backed securities was lower than the Bank's ratio (72.0 percent of assets versus 77.1 percent for the Bank), as the Peer Group maintained a higher concentration of loans but a lower level of mortgage-backed securities relative to the Bank's measures. Comparatively, the Bank's cash and investments-to-assets ratio was lower than the comparable ratio for Peer Group (20.9 percent of assets versus 24.6 percent for the Peer Group). Overall, Revere Federal's interest-earning assets amounted to 98.0 percent of assets, which was higher than the comparative Peer Group ratio of 96.5 percent.

     Revere Federal's funding liabilities reflected a funding strategy that was similar to that of the Peer Group's funding composition. The Bank's deposits equaled 70.9 percent of assets, which was below the Peer Group average of 74.8 percent. Borrowings were utilized to a slightly greater degree by Revere
Federal,  as the Bank and the Peer Group posted  borrowings-to-assets  ratios of
21.7 percent and 9.4 percent, respectively. Subordinated debt represented a nominal balance on the Peer Group's balance sheet, as the result of one Peer Group company holding subordinated debt equal to 1.6 percent of assets. Total interest-bearing liabilities maintained by the Bank and the Peer Group, as a percent of assets, equaled 92.6 and 84.2 percent, respectively, with the Peer Group's lower ratio being supported by maintenance of a higher capital position.

     A key measure of balance sheet strength for a thrift institution is its IEA/IBL ratio. Presently, the Peer Group's IEA/IBL ratio is slightly higher than the Bank's ratio, based on respective ratios of 114.6 percent and 105.8 percent. The additional capital realized from stock proceeds should serve to provide Revere Federal

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                    Table 3.2
                   Balance Sheet Composition and Growth Rates

                         Comparable Institution Analysis
                              As of March 31, 1998

                                                                Balance Sheet as a Percent of Assets
                                    ----------------------------------------------------------------------------------------
                                     Cash and                          Borrowed  Subd.    Net    Goodwill Tng Net    MEMO:
                                    Investments  Loans   MBS  Deposits   Funds   Debt    Worth   & Intang  Worth  Pref.Stock
                                    ----------- ------ ------ -------- -------- ------- -------- -------- ------- ----------
Revere Federal Savings of MA
----------------------------
  June 30, 1998                           20.9   52.7   24.4     70.9     21.7     0.0      7.2      0.0     7.2       0.0

SAIF-Insured Thrifts                      19.1   67.1   10.5     69.2     15.1     0.2     13.4      0.3    13.1       0.0
All Public Companies                      19.6   66.3   10.7     69.6     15.0     0.2     13.2      0.3    12.9       0.0
Comparable Group Average                  24.5   59.2   12.8     74.8      9.4     0.1     12.3      0.3    12.0       0.0
  Mid-Atlantic Companies                  24.8   55.8   16.2     77.0     10.7     0.0     11.1      0.3    10.8       0.0
  Mid-West Companies                      17.6   71.2    8.0     81.5      2.6     0.0     14.6      0.0    14.6       0.0
  New England Companies                   30.7   63.1    0.1     65.0     11.5     0.8     21.2      0.7    20.6       0.0
  Other Comparative Companies             27.2   57.4   12.7     60.8     10.4     0.0      7.1      0.1     7.0       0.0


Comparable Group
----------------

Florida Companies
-----------------
FFFL  Fidelity Bcsh MHC of FL (47.9)       5.4   68.1   22.7     69.8     19.5     0.0      6.7      0.2     6.5       0.0

Mid-Atlantic Companies
----------------------
ALLB  Alliance Bank MHC of PA (19.9)      35.9   56.3    4.9     77.2     11.4     0.0     10.7      0.0    10.7       0.0
BCSB  BCSB Bankcorp MHC of MD (38.6)(3)   20.7   63.0   14.4     88.4      0.0     0.0      9.9      0.0     9.9       0.0
SKBO  First Carnegie MHC of PA(45.0)      14.4   45.8   36.7     52.1     29.4     0.0     16.9      0.0    16.9       0.0
HARS  Harris Fin. MHC of PA (24.9)        55.9   40.2    0.1     50.4     39.9     0.0      8.1      0.8     7.3       0.0
LFED  Leeds Fed Bksr MHC of MD (36.3      29.3   62.8    5.4     81.2      0.2     0.0     16.5      0.0    16.5       0.0
LIBB  Liberty Bancorp MHC of NJ (47)(1)(3) 4.0   70.0   24.3     91.2      0.8     0.0      7.6      0.0     7.6       0.0
NBCP  Niagara Bancorp of NY MHC(45.4      33.0   48.4   16.0     85.1      2.9     0.0     10.1      0.0    10.1       0.0
NWSB  Northwest Bcrp MHC of PA (30.8      21.6   73.6    1.9     82.4      7.6     0.0      8.9      0.9     7.9       0.0
PBHC  Pathfinder BC MHC of NY (45.2)      17.0   64.5   11.2     78.8      8.5     0.0     11.8      1.8    10.0       0.0
PHSB  Ppls Home SB, MHC of PA (45.0)      19.6   44.2   33.1     78.1      8.3     0.0     12.8      0.0    12.8       0.0
PLSK  Pulaski SB, MHC of NJ (47.0)        16.8   52.8   27.5     84.8      2.9     0.0     11.5      0.0    11.5       0.0
SBFL  SB Fngr Lakes MHC of NY (33.1)      29.8   48.3   18.4     74.5     15.9     0.0      8.7      0.0     8.7       0.0

Mid-West Companies
------------------
JXSB  Jcksnville SB,MHC of IL (45.6)      12.2   75.8    7.8     87.7      0.1     0.0     10.4      0.0    10.4       0.0
WAYN  Wayne Svgs Bks MHC of OH (48.2      14.6   80.0    1.6     83.8      6.2     0.0      9.4      0.0     9.4       0.0
WCFB  Wbstr Cty FSB MHC of IA (45.6)      25.8   57.9   14.7     73.0      1.5     0.0     24.0      0.0    24.0       0.0

New England Companies
---------------------
BRKL  Brookline Bncp MHC of MA(47.0)      33.7   64.9    0.1     57.5      7.6     0.0     33.2      0.0    33.2       0.0
PBCT  Peoples Bank, MHC of CT (41.2)      27.6   61.3    0.0     72.4     15.5     1.6      9.2      1.3     7.9       0.0

South-East Companies
--------------------
GBNK  Gaston Fed Bncp MHC of NC(47.0      49.0   46.8    2.8     51.9      1.2     0.0      7.5      0.0     7.5       0.0


                                                   Balance Sheet Annual Growth Rates                          Regulatory Capital
                                           ------------------------------------------------------------    -------------------------
                                                  Cash and   Loans           Borrows.   Net    Tng Net
                                          Assets Investments & MBS  Deposits &Subdebt  Worth    Worth     Tangible   Core   Reg.Cap.
                                          ------ ----------- ------ -------- -------- -------- -------    -------- -------- --------
Revere Federal Savings of MA
----------------------------
  June 30, 1998                              2.86    -2.51     4.33     18.49   -29.65    7.46    7.46         6.63   6.63    17.89

SAIF-Insured Thrifts                        15.17     9.71    13.36      8.77    16.45    5.08    5.13        11.18  11.28    22.95
All Public Companies                        15.36    10.08    13.81      8.57    16.46    5.81    5.65        11.18  11.11    22.47
Comparable Group Average                    14.17     9.71     9.77      6.40    22.05   11.34    8.72        12.36  12.97    26.34
  Mid-Atlantic Companies                     8.99     2.77    10.00      6.02    37.44   11.30    9.37        12.06  11.94    27.69
  Mid-West Companies                         2.46    21.76    -0.98      1.61   -15.32    4.27    4.27        16.52  14.51    28.57
  New England Companies                     20.88    35.31    11.01      9.12     4.20   33.20   14.29         8.20  17.20    13.00
  Other Comparative Companies               56.06     5.59    23.24     13.12     9.38   11.21   10.01        11.60  11.60    22.91


Comparable Group
----------------

Florida Companies
-----------------
FFFL  Fidelity Bcsh MHC of FL (47.9)        42.48     5.59    45.08     23.87       NM    8.28    5.89         7.60   7.60    15.20

Mid-Atlantic Companies
----------------------
ALLB  Alliance Bank MHC of PA (19.9)        14.27    12.96    16.78     11.28    49.32    6.71    6.71           NM  10.79    26.12
BCSB  BCSB Bankcorp MHC of MD (38.6)(3)      5.94    17.16     2.64      4.78       NM    9.89      NM         7.71   7.71    16.58
SKBO  First Carnegie MHC of PA(45.0)        -8.86   -51.25     7.10    -12.05    -0.94      NM      NM        16.80  16.80    52.20
HARS  Harris Fin. MHC of PA (24.9)          16.31    31.37     0.36     -3.09    51.01   19.48   24.32         6.99   6.99    12.99
LFED  Leeds Fed Bksr MHC of MD (36.3         6.07     7.48     4.09      5.53   -14.29    8.08    8.08        16.00  16.00    32.54
LIBB  Liberty Bancorp MHC of NJ (47)(1)(3)   6.88   -29.70     9.47      4.81       NM   15.48   15.48         9.47   9.47    23.98
NBCP  Niagara Bancorp of NY MHC(45.4        17.88    54.04     8.64     16.02       NM   16.42   16.42        19.10  19.10    35.63
NWSB  Northwest Bcrp MHC of PA (30.8        20.63    32.78    17.22     22.32    18.34    9.87    4.54           NM     NM       NM
PBHC  Pathfinder BC MHC of NY (45.2)         3.05   -25.03    11.89     -2.47    89.79    7.49   -8.93           NM     NM       NM
PHSB  Ppls Home SB, MHC of PA (45.0)         8.77     3.30    11.72     -1.59    83.45      NM      NM        12.25  12.25    29.66
PLSK  Pulaski SB, MHC of NJ (47.0)          -0.90   -33.69    10.48      8.88       NM      NM      NM        11.83  11.83    28.08
SBFL  SB Fngr Lakes MHC of NY (33.1)        17.87    13.88    19.62     17.81    22.84    8.31    8.31         8.41   8.41    19.12

Mid-West Companies
------------------
JXSB  Jcksnville SB,MHC of IL (45.6)         3.55    39.88     0.11      3.46   -30.42    4.34    4.34           NM  10.49    15.70
WAYN  Wayne Svgs Bks MHC of OH (48.2         3.00     8.34     1.01      2.92    -0.22    5.67    5.67         9.63   9.63    17.50
WCFB  Wbstr Cty FSB MHC of IA (45.6)         0.82    17.05    -4.05     -1.56       NM    2.80    2.80        23.41  23.41    52.50

New England Companies
---------------------
BRKL  Brookline Bncp MHC of MA(47.0)        20.39    47.73    10.17     -4.12    -4.32      NM      NM           NM  26.20       NM
PBCT  Peoples Bank, MHC of CT (41.2)        21.38    22.90    11.85     22.36    12.72   33.20   14.29         8.20   8.20    13.00

South-East Companies
--------------------
GBNK  Gaston Fed Bncp MHC of NC(47.0        69.64       NM     1.40      2.38     9.38   14.14   14.14        15.59  15.59    30.61



(1)  Financial information is for the quarter ending December 31, 1997.

(3)  Growth rates have been annualized from available financial information.

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 3.8


with an IEA/IBL ratio that is comparable to or slightly higher than currently maintained by the Peer Group, as the interest-free capital realized in Revere Federal's stock offering is expected to be deployed primarily into interest-earning assets.

     The growth rate section of Table 3.2 shows annual growth rates for key balance sheet items. Revere Federal's growth rates are based on annualized growth for the nine months ended June 30, 1998, while the Peer Group's growth rates are based on annual growth for the 12 months ended March 31, 1998, or the most recent period available. Asset growth rates of positive 2.86 percent and positive 14.17 percent were posted by the Bank and the Peer Group, respectively. Growth in loans accounted for most of the Bank's asset growth, while both investments and MBS recorded declines. Growth in all major asset categories, loans, MBS and investments accounted for most of the Peer Group's asset growth. Given Revere Federal's current level of capital, Revere Federal's capacity to leverage further is somewhat limited without the infusion of capital to be realized from the minority stock offering, while the Peer Group maintains a higher capital level for future leverage.

     Deposit growth of 18.5 percent funded most of Revere Federal's asset growth, which exceeded the Peer Group's deposit growth rate of 6.4 percent. Borrowings declined at the Bank, offsetting the increase in deposits and resulting in the much lower overall asset growth rate. Growth in borrowings was also exhibited by the Peer Group companies, with the Peer Group posting a borrowings growth rate of 22.1 percent. In fact, the Peer Group's borrowings growth rate was somewhat understated, as the "NM" borrowings growth rates shown for five of the Peer Group companies included companies with borrowings growth rates in excess of 100 percent.

     Capital growth rates posted by the Bank and the Peer Group equaled positive
7.5 percent and positive 11.3 percent, respectively, reflecting Revere Federal's lower return on average assets. Dividend payments further reduced the Peer Group's lower capital growth rate. Following the increase in capital realized from stock offering proceeds, the Bank's capital growth rate will be depressed by its higher pro forma capital position, as well as by possible dividend payments and stock repurchases.

Income and Expense Components

     Revere Federal and the Peer Group reported net income to average assets ratios of 0.36 percent and 0.89 percent, respectively (see Table 3.3), based on earnings for the twelve months ended June 30, 1998 for Revere, and March 31, 1998 for the Peer Group companies, unless otherwise indicated. The higher return posted by the Peer Group was due primarily to lower operating expenses and higher non-interest income. In terms of core earnings measures, the Bank maintained a slightly higher net interest margin than the Peer

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                    Table 3.3

        Income as a Percent of Average Assets and Yields, Costs, Spreads
                         Comparable Institution Analysis
                   For the Twelve Months Ended March 31, 1998

                                                             Net Interest Income                   Other Income
                                                         ----------------------------           -------------------
                                                                               Loss     NII                            Total
                                                  Net                         Provis.  After    Loan   R.E.   Other    Other
                                                Income  Income Expense   NII  on IEA   Provis.  Fees   Oper.  Income  Income
                                                ------  ------ ------- ------ ------- -------   ----  -----   ------  ------
     Revere Federal Savings of MA
     ----------------------------
       June 30, 1998                              0.36    7.54    4.19   3.35   0.22    3.13    0.00   0.00    0.17     0.17

     SAIF-Insured Thrifts                         0.90    7.40    4.14   3.27   0.13    3.14    0.10   0.01    0.31     0.42
     All Public Companies                         0.91    7.39    4.07   3.31   0.13    3.18    0.10   0.01    0.31     0.43
     Comparable Group Average                     0.89    7.13    3.96   3.18   0.10    3.07    0.14   0.00    0.25     0.39
       Mid-Atlantic Companies                     0.80    7.00    3.95   3.05   0.08    2.97    0.05  -0.01    0.21     0.26
       Mid-West Companies                         0.91    7.46    4.09   3.37   0.09    3.28    0.06   0.00    0.24     0.30
       New England Companies                      1.56    7.14    3.54   3.59   0.26    3.33    0.88  -0.01    0.46     1.32
       Other Comparable Companies                 0.73    7.40    4.18   3.23   0.12    3.10    0.08   0.01    0.27     0.00


     Comparable Group
     ----------------

     Florida Companies
     -----------------
     FFFL  Fidelity Bcsh MHC of FL (47.9)         0.66    7.15    4.26   2.89   0.00    2.89    0.03   0.01    0.36     0.41

     Mid-Atlantic Companies
     ----------------------
     ALLB  Alliance Bank MHC of PA (19.9)         0.80    7.24    3.83   3.40   0.06    3.34    0.00   0.00    0.23     0.23
     BCSB  BCSB Bankcorp MHC of MD (38.6)(3)      0.89    6.68    3.56   3.12  -0.11    3.23    0.09   0.00    0.14     0.23
     SKBO  First Carnegie MHC of PA(45.0)         0.65    6.77    4.12   2.65   0.04    2.61    0.00   0.00    0.06     0.06
     HARS  Harris Fin. MHC of PA (24.9)           0.89    7.10    4.71   2.39   0.06    2.33    0.09   0.04    0.23     0.36
     LFED  Leeds Fed Bksr MHC of MD (36.3         1.19    7.00    4.15   2.86   0.01    2.85    0.00   0.00    0.11     0.11
     LIBB  Liberty Bancorp MHC of NJ (47)(1)      0.65    6.26    3.74   2.52   0.08    2.44    0.00   0.00    0.19     0.19
     NBCP  Niagara Bancorp of NY MHC(45.4         0.87    6.49    3.54   2.95   0.12    2.83    0.16   0.00    0.32     0.48
     NWSB  Northwest Bcrp MHC of PA (30.8         0.95    7.74    4.17   3.57   0.17    3.40    0.13   0.00    0.17     0.30
     PBHC  Pathfinder BC MHC of NY (45.2)         0.91    7.36    3.62   3.75   0.14    3.61    0.03   0.00    0.46     0.49
     PHSB  Ppls Home SB, MHC of PA (45.0)         0.81    7.13    3.71   3.42   0.24    3.18    0.00   0.00    0.37     0.36
     PLSK  Pulaski SB, MHC of NJ (47.0)           0.63    7.09    4.08   3.00   0.07    2.93    0.07  -0.01    0.05     0.11
     SBFL  SB Fngr Lakes MHC of NY (33.1)         0.40    7.19    4.21   2.98   0.05    2.92    0.03  -0.09    0.21     0.15

     Mid-West Companies
     ------------------
     JXSB  Jcksnville SB,MHC of IL (45.6)         0.58    7.64    4.32   3.32   0.20    3.12    0.19   0.00    0.26     0.44
     WAYN  Wayne Svgs Bks MHC of OH (48.2         0.73    7.56    4.36   3.21   0.02    3.18    0.00   0.00    0.24     0.24
     WCFB  Wbstr Cty FSB MHC of IA (45.6)         1.43    7.17    3.60   3.57   0.03    3.54    0.00   0.00    0.22     0.21

     New England Companies
     ---------------------
     BRKL  Brookline Bncp MHC of MA(47.0)         1.93    7.69    3.68   4.01   0.00    4.01    0.01   0.01    0.15     0.17
     PBCT  Peoples Bank, MHC of CT (41.2)         1.18    6.58    3.41   3.17   0.52    2.65    1.75  -0.04    0.76     2.48

     South-East Companies
     --------------------
     GBNK  Gaston Fed Bncp MHC of NC(47.0         0.79    7.66    4.10   3.56   0.24    3.32    0.12   0.00    0.18     0.30


                                               G&A/Other Exp.    Non-Op. Items     Yields, Costs, and Spreads
                                             ----------------   --------------     -------------------------
                                                                                                                   MEMO:     MEMO:
                                                G&A  Goodwill      Net  Extrao.        Yield     Cost  Yld-Cost  Assets/  Effective
                                              Expense  Amort.     Gains  Items      On Assets Of Funds Spread    FTE Emp. Tax Rate
                                              ------- -------   ------- -------     --------- -------- ------ ----------  --------

     Revere Federal Savings of MA
     ----------------------------
       June 30, 1998                            2.71    0.00       0.00   0.00        7.73      4.57     3.16     3,551      39.15

     SAIF-Insured Thrifts                       2.19    0.02       0.05   0.00        7.53      4.74     2.79     4,232      37.09
     All Public Companies                       2.22    0.03       0.03   0.00        7.46      4.63     2.82     4,199      37.25
     Comparable Group Average                   2.20    0.02       0.12   0.00        7.43      4.64     2.79     4,436      36.66
       Mid-Atlantic Companies                   2.08    0.03       0.06   0.00        7.41      4.63     2.78     4,477      36.37
       Mid-West Companies                       2.26    0.00       0.13   0.00        7.70      4.85     2.84     3,030      37.10
       New England Companies                    2.65    0.02       0.42   0.00        7.46      4.29     3.16     5,922      35.32
       Other Comparable Companies               2.39    0.02       0.14   0.00        7.12      4.68     2.44     4,809      39.08


     Comparable Group
     ----------------

     Florida Companies
     -----------------
     FFFL  Fidelity Bcsh MHC of FL (47.9)       2.27    0.03       0.14   0.00        7.41      4.74     2.67     4,507      41.97

     Mid-Atlantic Companies
     ----------------------
     ALLB  Alliance Bank MHC of PA (19.9)       2.38    0.00       0.00   0.00        7.49      4.34     3.15     3,637      33.40
     BCSB  BCSB Bankcorp MHC of MD (38.6)(3)    1.97    0.01       0.00   0.00        7.38      4.36     3.02     3,303      39.60
     SKBO  First Carnegie MHC of PA(45.0)       1.68    0.00      -0.17   0.00        6.98      5.05     1.93     7,796      61.56
     HARS  Harris Fin. MHC of PA (24.9)         1.73    0.11       0.25   0.00        7.37      5.19     2.18     4,051      37.25
     LFED  Leeds Fed Bksr MHC of MD (36.3       1.08    0.00       0.00   0.00        7.14      5.08     2.06    11,074      36.81
     LIBB  Liberty Bancorp MHC of NJ (47)(1)    1.68    0.00       0.06   0.00        7.19      4.57     2.61     4,942      36.06
     NBCP  Niagara Bancorp of NY MHC(45.4       2.03    0.00       0.07   0.00        7.37      4.43     2.94     3,548      35.04
     NWSB  Northwest Bcrp MHC of PA (30.8       2.13    0.07       0.00   0.00        7.97      4.67     3.30     2,802      36.96
     PBHC  Pathfinder BC MHC of NY (45.2)       2.98    0.12       0.26   0.00        7.92      4.14     3.79     2,725      30.40
     PHSB  Ppls Home SB, MHC of PA (45.0)       2.75    0.00       0.12   0.00        7.37      4.27     3.10     2,939      11.58
     PLSK  Pulaski SB, MHC of NJ (47.0)         2.03    0.00       0.00   0.00        7.30      4.79     2.52     4,059      37.98
     SBFL  SB Fngr Lakes MHC of NY (33.1)       2.50    0.00       0.09   0.00        7.45      4.69     2.76     2,851      39.77

     Mid-West Companies
     ------------------
     JXSB  Jcksnville SB,MHC of IL (45.6)       2.89    0.00       0.31   0.00        7.98      4.93     3.05     2,020      40.22
     WAYN  Wayne Svgs Bks MHC of OH (48.2       2.42    0.00       0.09   0.00        7.83      4.85     2.98     2,598      34.01
     WCFB  Wbstr Cty FSB MHC of IA (45.6)       1.49    0.00       0.00   0.00        7.29      4.78     2.50     4,472      37.06

     New England Companies
     ---------------------
     BRKL  Brookline Bncp MHC of MA(47.0)       1.22    0.00       0.01   0.00        7.80      4.79     3.01     9,182      35.07
     PBCT  Peoples Bank, MHC of CT (41.2)       4.08    0.04       0.83   0.00        7.12      3.80     3.32     2,663      35.57

     South-East Companies
     --------------------
     GBNK  Gaston Fed Bncp MHC of NC(47.0       2.52    0.00       0.14   0.00        6.83      4.62     2.21     5,110      36.19


(1)  Financial information is for the quarter ending December 31, 1997.

(3) Income and expense information has been annualized from available financial information.

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 3.10


Group. Non-operating items reflected income of 0.12 percent of average assets for the Peer Group, while the Bank did not recorded any such income or expense.

     The Bank's slightly stronger net interest margin resulted primarily from maintaining a higher interest income ratio, offset by higher interest expense. Revere Federal's higher interest income ratio was supported by maintaining a higher level of interest-earning assets as a percent of total assets (98.0 percent versus 96.5 percent for the Peer Group), as well as a higher yield earned on interest-earning assets (7.73 percent versus 7.43 percent for the Peer Group). Revere Federal's higher yield earned on interest-earning assets was supported by similar level of lending diversification into higher yielding and higher risk types of lending, along with a substantial balance of higher yielding fixed rate residential loans held in portfolio. The higher interest expense ratio reported by the Bank was affected by the higher level of interest-bearing liabilities maintained by the Bank (92.6 percent versus 84.2 percent for the Peer Group), offset by a slightly lower cost of funds (4.57 percent versus 4.64 percent for the Peer Group). Following the infusion of stock proceeds, the Bank's comparative advantage with respect to maintaining a lower interest expense ratio should increase due to the decline in the level of interest-bearing liabilities being utilized to fund assets. Overall, Revere Federal and the Peer Group reported net interest income to average assets ratios of 3.35 percent and 3.18 percent, respectively.

     In another key area of core earnings strength, the Bank maintained a higher level of operating expenses than the Peer Group. For the period covered in Table 3.3, the Bank and the Peer Group recorded operating expense to average assets ratios of 2.71 percent and 2.22 percent, respectively. Revere Federal's higher operating expense ratio can in part be explained by its maintenance of a higher number of employees for its asset size, as compared to the Peer Group companies on average. Assets per full time equivalent employee equaled $3.6 million for the Bank, versus a comparative measure of $4.4 million for the Peer Group. Factors contributing to the Bank's relatively high staffing needs include maintaining a fairly diversified operating strategy, including the recently staffed commercial loan department. On a post-offering basis, the Bank's operating expenses can be expected to increase with the addition of public company reporting expenses and stock benefit plans, with such expenses already impacting the Peer Group's operating expenses. At the same time, given the Bank's recent history of strong growth, the additional capital realized from the minority stock offering will support further growth and facilitate leveraging of the Bank's existing operating expenses.

     When viewed together, net interest income and operating expenses provide considerable insight into a thrift's earnings strength, since those sources of income and expenses are typically the most prominent components of earnings and are generally more predictable than losses and gains realized from the sale of assets or other non-recurring activities. In this regard, as measured by their expense coverage ratios (net interest income divided by operating expenses), the Bank's earnings strength was less than the Peer Group's. Expense coverage ratios posted by Revere Federal and the Peer Group equaled 1.24x and 1.43x, respectively. An expense coverage

RP Financial, LC.
Page 3.11


ratio of greater than 1.0x indicates that an institution is able to sustain pre-tax profitability without having to rely on non-interest sources of income.

     Sources of non-interest operating income were a lower contributor to the Bank's earnings in comparison to the Peer Group, with such income amounting to
0.17 percent and 0.39 percent of Revere Federal's and the Peer Group's average assets, respectively. Taking non-interest operating income into account in comparing the Bank's and the Peer Group's earnings, Revere Federal's efficiency ratio (operating expenses, net of amortization of intangibles, as a percent of the sum of non-interest operating income and net interest income) of 77.0 percent was less favorable than the Peer Group's efficiency ratio of 62.2 percent.

     Loss provisions were a larger factor in the Bank's  earnings,  amounting to
0.22 percent and 0.10 percent of average assets for Revere Federal and the Peer Group, respectively. Overall, the level of loan loss provisions established by the Bank and the Peer Group were indicative of low credit risk operating strategies, which, in turn, have provided generally favorable credit quality measures for the Bank and the Peer Group.

     Net gains realized from the sale of investments and loans were a larger factor in the Peer Group's earnings, with such gains amounting to 0.12 percent and 0.00 percent of average assets for the Peer Group and Revere Federal, respectively. Such gains are subject to notable volatility due to fluctuations in market and other interest rates, and, thus are not viewed as being a recurring source of income for the Peer Group. Accordingly, the net gains reflected in the Peer Group's earnings will be discounted in evaluating the relative strengths and weaknesses of their respective earnings. Extraordinary items were not a factor in either the Bank's or the Peer Group's earnings.

     The Bank's and the Peer Group's pre-tax earnings were similarly impacted by taxes, with Revere Federal and the Peer Group posting effective tax rates of
39.2 percent and 36.7 percent, respectively.

Loan Composition

     Table 3.4 presents data related to the loan composition of Revere Federal and the Peer Group. In comparison to the Bank, the Peer Group's portfolio composition reflected a lower concentration of 1-4 family permanent mortgage loans and mortgage-backed securities (78.7 percent versus 82.0 percent for the Bank). The Bank's higher ratio was the result of maintaining a higher concentration of mortgage-backed securities. While the Peer Group companies were viewed as being primarily portfolio lenders, a couple of the Peer Group companies maintained significant balances of loans serviced for others (Peoples Bank of CT and Harris SB of PA). The Peer Group's average balance of loans serviced for others equaled $220.3 million, or 20.9 percent of average assets, which represents a recurring source of non-interest operating income similar to the Bank's level

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                    Table 3.4
               Loan Portfolio Composition and Related Information
                         Comparable Institution Analysis
                              As of March 31, 1998

                                         Portfolio Composition as a Percent of MBS and Loans
                                         ---------------------------------------------------------
                                                     1-4     Constr.   5+Unit    Commerc.             RWA/    Serviced     Servicing
Institution                                MBS     Family    & Land    Comm RE   Business  Consumer  Assets   For Others    Assets
-----------                              ------    ------    ------    ------    ------    --------  ------   ----------    ------
                                           (%)       (%)       (%)       (%)       (%)        (%)      (%)        ($000)    ($000)

Revere Federal Savings of MA              31.60     50.39      2.22      6.07      4.07      6.47     39.87       18,417         0


SAIF-Insured Thrifts                      15.10     62.60      5.61     11.08      6.16      1.63     54.20      443,816     4,411
All Public Companies                      15.13     61.08      5.06     12.87      5.83      1.91     54.95      481,846     5,682
Comparable Group Average                  12.71     65.94      2.54      7.82      8.73      3.00     51.95      220,348     1,514


Comparable Group
----------------

ALLB  Alliance Bank MHC of PA (19.9)       3.71     78.68      1.70     11.00      3.69      0.00     43.60          661         0
BCSB  BCSB Bankcorp MHC of MD (38.6)         NA        NA        NA        NA        NA        NA     60.96        6,945         0
BRKL  Brookline Bncp MHC of MA(47.0)         NA        NA        NA        NA        NA        NA        NA        1,274         0
FFFL  Fidelity Bcsh MHC of FL (47.9)      17.25     66.22      8.91      5.23      4.66      2.20     56.68       64,209       394
SKBO  First Carnegie MHC of PA(45.0)         NA        NA        NA        NA        NA        NA     32.34           48         0
GBNK  Gaston Fed Bncp MHC of NC(47.0         NA        NA        NA        NA        NA        NA     36.53            0         0
HARS  Harris Fin. MHC of PA (24.9)        14.86     68.71      2.01      5.73      8.53      0.04     57.82    1,203,049    13,370
JXSB  Jcksnville SB,MHC of IL (45.6)      10.91     57.54      0.98      9.10     16.55      4.96     69.62      100,667       498
LFED  Leeds Fed Bksr MHC of MD (36.3      13.79     83.08      1.20      0.88      2.09      0.00     49.26            0         0
LIBB  Liberty Bancorp MHC of NJ (47)(1)      NA        NA        NA        NA        NA        NA     48.67          337         0
NBCP  Niagara Bancorp of NY MHC(45.4         NA        NA        NA        NA        NA        NA     55.19      129,000         0
NWSB  Northwest Bcrp MHC of PA (30.8       4.40     73.72      3.56      2.88     12.06      4.62     50.82       89,703         0
PBHC  Pathfinder BC MHC of NY (45.2)      15.44     63.13      1.51     11.73      2.76      5.74     60.51            0         0
PBCT  Peoples Bank, MHC of CT (41.2)       0.01     46.87      4.02     13.79     22.51     12.16     81.15    2,541,696    14,500
PHSB  Ppls Home SB, MHC of PA (45.0)         NA        NA        NA        NA        NA        NA     43.76            0         0
PLSK  Pulaski SB, MHC of NJ (47.0)           NA        NA        NA        NA        NA        NA     43.17            0         0
SBFL  SB Fngr Lakes MHC of NY (33.1)      32.74     43.28      0.89      8.61     12.10      2.70     43.37       11,267         0
WAYN  Wayne Svgs Bks MHC of OH (48.2       0.19     86.35      3.11      6.60      5.46      0.59     54.78       37,765         0
WCFB  Wbstr Cty FSB MHC of IA (45.6)      26.50     57.70      0.07     10.43      5.61      0.00     46.88            0         0


(1)  Financial information is for the quarter ending December 31, 1997.

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 3.13


of 20.7 percent of assets. Revere Federal's loans serviced for others totaled $18.4 million. With the exception of Peoples Bank and Harris SB, loan servicing intangibles were not a significant balance sheet item for the Peer Group companies.

     As indicated by the higher percentages of 1-4 family loans and mortgage-backed securities maintained by Revere Federal, the Bank exhibited a slightly lower degree of lending diversification into higher risk types of loans. Revere Federal's lending diversification has consisted primarily of commercial real estate and commercial business loans (10.1 percent of loans and
MBS), followed by consumer loans (6.5 percent of loans and MBS). Commercial business and commercial real estate/multi-family loans also represented the primary areas of lending diversification for the Peer Group, totaling 16.6 percent of the Peer Group's loan and MBS portfolio, respectively. Construction and land loans were a similar, and more minor area of lending diversification for the Bank and Peer Group, with such loans equaling 2.2 percent and 2.5 percent of Revere Federal's and the Peer Group's loan and MBS portfolios, respectively. Revere Federal's risk weighted assets-to-assets ratio of 39.87 percent was lower than the Peer Group's ratio of 51.95 percent, as the comparability of the Bank's and the Peer Group's risk weighted assets-to-assets ratios indicates that the Revere Federal's higher proportion of MBS reduced the risk-weighted assets ratio. Overall, the Bank's and the Peer Group's risk weighted assets-to-assets ratios were both lower than the comparative ratio of
55.5 percent for all publicly-traded thrifts.

Credit Risk

     Overall, the Peer Group's credit risk exposure appeared to be somewhat higher than the Bank's, although with both the Bank's and the Peer Group's credit quality measures being representative of fairly limited credit risk exposure. As shown in Table 3.5, the Peer Group's ratio of non-performing assets-to-assets (REO, non-accruing loans and accruing loans more than 90 days past due) was higher than the Bank's ratio (0.52 percent versus 0.30 percent for the Bank). In addition, the Peer Group's non-performing loans-to-loans ratio was higher than the Bank's ratio (0.58 percent versus 0.31 percent for the Bank), since that measure does not include accruing loans that are more than 90 days past due. Accruing loans that are more than 90 days past due accounted for 46.1 percent of the Bank's non-accruing loans and accruing loans that are more than 90 days past due, as of June 30, 1998. Loss reserve ratios were generally stronger for the Bank, as Revere Federal maintained a higher level of loss reserves as a percent of non-performing assets (188.1 percent versus 157.33 percent for the Peer Group) and as percent of loans (1.08 percent versus 0.88 percent for the Peer Group). Net loan charge-offs were a comparable factor in the Bank's and the Peer Group's earnings, equaling 0.10 percent of loans receivable for both.

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                    Table 3.5
                  Credit Risk Measures and Related Information
                         Comparable Institution Analysis
               As of March 31, 1998 or Most Recent Date Available

                                                       NPAs &                                   Rsrves/
                                              REO/     90+Del/    NPLs/    Rsrves/   Rsrves/    NPAs &   Net Loan         NLCs/
Institution                                  Assets    Assets     Loans     Loans     NPLs      90+Del   Chargoffs       Loans
-----------                                  ------    ------    ------    ------    ------    --------  ---------    ----------
                                               (%)       (%)       (%)       (%)       (%)        (%)      ($000)          (%)
Revere Federal Savings of MA                    0.00      0.30      0.31      1.08    348.97    188.10           46        0.10


SAIF-Insured Thrifts                            0.25      0.59      0.64      0.80    202.56    149.32          267        0.09
All Public Companies                            0.23      0.60      0.67      0.87    206.31    159.02          297        0.09
Comparable Group Average                        0.17      0.52      0.58      0.88    190.77    157.33          494        0.10


Comparable Group
----------------

ALLB  Alliance Bank MHC of PA (19.9)            0.82      1.06      0.31      0.88    278.91     45.21          300        0.78
BCSB  BCSB Bankcorp MHC of MD (38.6)            0.06        NA      0.53      0.56    106.92        NA            2        0.00
BRKL  Brookline Bncp MHC of MA(47.0)            0.28      0.60      0.51      2.37    465.41    251.07            0        0.00
FFFL  Fidelity Bcsh MHC of FL (47.9)            0.06      0.27      0.34      0.34     99.40     78.51          103        0.05
SKBO  First Carnegie MHC of PA(45.0)            0.00      0.59        NA      0.80        NA     64.19            0        0.00
GBNK  Gaston Fed Bncp MHC of NC(47.0            0.12      0.50      0.55      0.96    174.10    132.06            0        0.00
HARS  Harris Fin. MHC of PA (24.9)              0.33      0.66      0.83      0.97    117.59     60.54          354        0.15
JXSB  Jcksnville SB,MHC of IL (45.6)            0.17      0.68      0.68      0.59     87.67     65.11           93        0.29
LFED  Leeds Fed Bksr MHC of MD (36.3            0.00      0.03      0.05      0.29    560.82    560.82            0        0.00
LIBB  Liberty Bancorp MHC of NJ (47)(1)         0.05      0.35      0.47      0.45     95.89     82.98            0        0.00
NBCP  Niagara Bancorp of NY MHC(45.4            0.00      0.29      0.57      1.07    189.19    188.17           84        0.05
NWSB  Northwest Bcrp MHC of PA (30.8            0.14      0.50      0.48      0.82    169.80    123.26          462        0.00
PBHC  Pathfinder BC MHC of NY (45.2)            0.58      1.30      1.09      0.63     57.58     32.06           15        0.00
PBCT  Peoples Bank, MHC of CT (41.2)            0.15      0.70      1.00      1.72    172.09    156.79        7,800        0.55
PHSB  Ppls Home SB, MHC of PA (45.0)            0.00      0.32      0.66      1.31    199.84    173.78          162        0.00
PLSK  Pulaski SB, MHC of NJ (47.0)              0.04      0.63      1.11      0.97     87.69     82.57            0        0.00
SBFL  SB Fngr Lakes MHC of NY (33.1)            0.06      0.32      0.52      0.89    171.61    141.95           13        0.04
WAYN  Wayne Svgs Bks MHC of OH (48.2            0.34      0.49      0.17      0.36    208.50     58.18            0        0.00
WCFB  Wbstr Cty FSB MHC of IA (45.6)            0.05      0.07        NA      0.69        NA    534.72            0        0.00


(1)  Financial information is for the quarter ending December 31, 1997.

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 3.15


Interest Rate Risk

     Table 3.6 reflects various key ratios highlighting the relative interest rate risk exposure of the Bank versus the Peer Group companies. In terms of balance sheet composition, Revere Federal's interest rate risk characteristics were considered to be slightly less favorable than the Peer Group's. In particular, Revere Federal's lower capital position and lower IEA/IBL ratio indicate a greater dependence on the yield-cost spread to sustain the net interest margin. However, Revere Federal's lower level of non-interest earning assets was a positive consideration in terms of capacity to generate interest income. On a pro forma basis, the infusion of stock proceeds should serve to increase the Bank's equity-to-assets ratio and IEA/IBL ratio to levels that are comparable to the comparative Peer Group ratios.

     To analyze interest rate risk associated with the net interest margin, we reviewed quarterly changes in net interest income as a percent of average assets for Revere Federal and the Peer Group. In general, the relative fluctuations in both the Bank's and the Peer Group's net interest income to average assets ratios were considered to be fairly limited and, thus, based on the interest rate environment that prevailed during the period covered in Table 3.6, neither Revere Federal or the Peer Group were viewed as having significant interest rate risk exposure in their respective net interest margins. Revere Federal reported generally positive trends in the net interest margin in recent periods, as interest income increased due to higher loan yields. The stability of the Bank's net interest margin should be enhanced by the infusion of stock proceeds, as interest rate sensitive liabilities will be funding a lower portion of Revere Federal's assets.

Summary

     Based on the above analysis, RP Financial concluded that the Peer Group forms a reasonable basis for determining the pro forma market value of Revere Federal. Due to the limited number of publicly-traded MHCs in today's market, there are some significant differences between the Bank and certain Peer Group members. Those areas where substantial differences exist, such as disparate asset sizes, different market areas, market capitalization and other variations will be addressed in the form of valuation adjustments to the extent necessary. For these reasons, and because the Peer Group members all share the unique characteristics of mutual holding company ownership, RP Financial concluded that the Peer Group pricing (full conversion basis) will serve as a sound basis in deriving a pro forma market value for Revere Federal.

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                    Table 3.6
         Interest Rate Risk Measures and Net Interest Income Volatility
                         Comparable Institution Analysis
               As of March 31, 1998 or Most Recent Date Available

                                            Balance Sheet Measures
                                          --------------------------
                                                           Non-Earn.             Quarterly Change in Net Interest Income
                                                                       ----------------------------------------------------------
                                          Equity/     IEA/   Assets/
Institution                               Assets      IBL     Assets   03/31/98  12/31/97  09/30/97  06/30/97  03/31/97  12/31/96
-----------                               ------    ------    ------   --------  --------  --------  --------  --------  --------
                                            (%)       (%)       (%)    (change in net interest income is annualized in basis points)

Revere Federal Savings of MA                 7.2     105.8       2.0        19        12        -6         N/A        N/A      N/A




SAIF-Insured Thrifts                        13.1     115.1       3.2        -0        -3        -4         2         0         5


All Public Companies                        12.8     114.7       3.3        -1        -3        -4         1         0         5
Comparable Group Average                    12.0     116.8       3.4        -5        -9         1        -3         7         4


Comparable Group

----------------

ALLB  Alliance Bank MHC of PA (19.9)        10.7     109.6       2.9       -24        11        -2        11        11         4
BCSB  BCSB Bankcorp MHC of MD (38.6)         9.9     110.9       1.9       -12        NA        NA        NA        NA        NA
BRKL  Brookline Bncp MHC of MA(47.0)        33.2     151.7       1.3        -4        -1         4       -41        NA        NA
FFFL  Fidelity Bcsh MHC of FL (47.9)         6.5     107.8       3.8       -13       -25        -6       -13        -3        -5
SKBO  First Carnegie MHC of PA(45.0)        16.9     118.8       3.1         1         2        -4        14        30        NA
GBNK  Gaston Fed Bncp MHC of NC(47.0         7.5     185.5       1.5       -72        -8         6        12        NA        NA
HARS  Harris Fin. MHC of PA (24.9)           7.3     106.5       3.8        40       -28        -8         1       -12        28
JXSB  Jcksnville SB,MHC of IL (45.6)        10.4     109.1       4.1        17       -22        11       -30         7         4
LFED  Leeds Fed Bksr MHC of MD (36.3        16.5     119.9       2.4        -5        -1       -11         4        11         6
LIBB  Liberty Bancorp MHC of NJ (47)(1)      7.6     106.9       1.6        NA       -32         6        -2        NA        NA
NBCP  Niagara Bancorp of NY MHC(45.4        10.1     110.6       2.7       -12        -2        -8        -3         8        NA
NWSB  Northwest Bcrp MHC of PA (30.8         7.9     107.9       2.9         8       -13       -19         7         7        -3
PBHC  Pathfinder BC MHC of NY (45.2)        10.0     106.1       7.3       -14       -12         5         4        20        NA
PBCT  Peoples Bank, MHC of CT (41.2)         7.9      99.3      11.1        18       -34        23       -30        11        31
PHSB  Ppls Home SB, MHC of PA (45.0)        12.8     112.1       3.1       -17         4        28         0        NA        NA
PLSK  Pulaski SB, MHC of NJ (47.0)          11.5     110.6       2.9        -1        -2         9        19       -12        -6
SBFL  SB Fngr Lakes MHC of NY (33.1)         8.7     106.8       3.5        -7         2        -5        -3       -13         5
WAYN  Wayne Svgs Bks MHC of OH (48.2         9.4     107.0       3.8        -4        -5         4         6        -5        -4
WCFB  Wbstr Cty FSB MHC of IA (45.6)        24.0     132.0       1.6         7         4        -9        -9        31       -14


(1) Financial information is for the quarter ending December 31, 1997. NA=Change is greater than 100 basis points during the quarter.

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 4.1

                             IV. VALUATION ANALYSIS

Introduction

     This chapter presents the valuation analysis and methodology used to determine Revere Federal's estimated pro forma market value for purposes of pricing the minority stock. The valuation incorporates the appraisal methodology promulgated by the OTS for standard conversions and mutual holding company offerings, particularly regarding selection of the Peer Group, fundamental analysis on both the Bank and the Peer Group, and determination of the Bank's pro forma market value utilizing the market value approach.

Appraisal Guidelines

     The OTS written appraisal guidelines, originally released in October 1983 and updated in late-1994, specify the market value methodology for estimating the pro forma market value of an institution. As previously noted, the appraisal guidelines for MHC offerings is somewhat different, particularly in the Peer Group selection process. Specifically, the regulatory agencies have indicated that the Peer Group should be based on the pro forma fully-converted pricing characteristics of publicly-traded MHCs, rather than on already fully-converted publicly-traded stock thrifts, given the unique differences in stock pricing of MHCs and fully-converted stock thrifts. Pursuant to this methodology: (1)ya peer group of comparable publicly-traded institutions is selected; (2)ya financial and operational comparison of the subject company to the peer group is conducted to discern key differences; and (3)ythe pro forma market value of the subject company is determined based on the market pricing of the peer group, subject to certain valuation adjustments based on key differences.

RP Financial Approach to the Valuation

     The valuation analysis herein complies with such regulatory approval guidelines. Accordingly, the valuation incorporates a detailed analysis based on the Peer Group, discussed in Chapter III, which constitutes "fundamental analysis" techniques. The valuation incorporates a "technical analysis" of recently completed stock offerings of comparable MHCs, including the aftermarket trading of such offerings. In this regard, there has been limited new MHC activity, so this analysis is rather limited. It should be noted that these valuation analyses, based on either the Peer Group or the recent MHC transactions, cannot possibly fully account for all the market forces which impact trading activity and pricing characteristics of a stock on a given day.

     The pro forma market value determined herein is a preliminary value for the Bank's to-be-issued stock. Throughout the MHC process, RP Financial will: (1) review changes in the Bank's operations and financial condition; (2) monitor the Bank's operations and financial condition relative to the Peer Group to identify any

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Page 4.2



fundamental changes; (3) monitor the external factors affecting value including, but not limited to, local and national economic conditions, interest rates, and the stock market environment, including the market for thrift stocks; and
(4) monitor pending MHC offerings, and to a lesser extent, conversion offerings, both regionally and nationally. If material changes should occur prior to closing the offering, RP Financial will evaluate, in conjunction with the Bank, if updated valuation reports should be prepared reflecting such changes and their related impact on value, if any. RP Financial will also prepare a final valuation update at the closing of the offering to determine if the prepared valuation analysis and resulting range of value continues to be appropriate.

    The appraised value determined herein is based on the current market and operating environment for the Bank and for all thrifts. Subsequent changes in the local and national economy, the legislative and regulatory environment, the stock market, interest rates, and other external forces (such as natural disasters or major world events), which may occur from time to time (often with great unpredictability) may materially impact the market value of all thrift stocks, including Revere Federal, the market value of the stocks of public MHC institutions, or Revere Federal's value alone. To the extent a change in factors impacting the Bank's value can be reasonably anticipated and/or quantified, RP Financial has incorporated the estimated impact into its analysis.

Valuation Analysis

    A fundamental analysis discussing similarities and differences relative to the Peer Group was presented in Chapter III. The following sections summarize the key differences between the Bank and the Peer Group and how those differences affect the pro forma valuation. Emphasis is placed on the specific strengths and weaknesses of the Bank relative to the Peer Group in such key areas as financial condition, profitability, growth and viability of earnings, asset growth, primary market area, dividends, liquidity of the shares, marketing of the issue, management, and the effect of government regulations and/or regulatory reform. We have also considered the market for thrift stocks, in particular new issues, to assess the impact on value of Revere Federal coming to market at this time.

1.  Financial Condition

    The financial condition of an institution is an important determinant in pro forma market value, because investors typically look to such factors as liquidity, capital, asset composition and quality, and funding sources in assessing investment attractiveness. The similarities and differences in the Bank's and the Peer Group's financial strength are noted as follows:

    o Overall A/L Composition. Loans funded by retail deposits were the primary components of both Revere Federal's and the Peer Group's balance sheets. The Peer Group's interest-earning asset composition exhibited a higher concentration of loans, while the Bank reported a higher

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Page 4.3


          proportion of investment in MBS. The Peer Group reported greater loan portfolio diversification into higher risk types of loans. Overall, these characteristics translated into a higher risk weighted assets-to-asset ratio for the Peer Group. Revere Federal's funding composition reflected a lower concentration of deposits and a higher concentration of borrowings relative to the comparative Peer Group ratios. Overall, as a percent of assets, the Bank maintained a higher level of interest-earning assets but a much higher level of interest-bearing liabilities, which resulted in a more favorable IEA/IBL ratio for the Peer Group. However the infusion of stock proceeds will serve to address the Bank's lower IEA/IBL ratio. For valuation purposes, RP Financial concluded no adjustment was warranted for the Bank's overall asset/liability composition.

     o Credit Quality. Both the Bank's and the Peer Group's credit quality measures were indicative of fairly limited credit risk exposure. The Bank maintained lower levels of non-performing assets as a percent of total assets, along with a higher level of loss reserves as percent of non-performing assets and as a percent of loans. The Peer Group's greater diversification into higher risk types of lending was offset by the relativley unseasoned nature of Revere Federal's commercial real estate and commercial business loan portfolios. Overall, in light of the Bank's generally higher reserve levels and a lower risk-weighted assets-assets ratios, the credit risk exposure associated with Revere Federal's balance sheet was viewed as being slightly less than the Peer Group's and, thus, RP Financial concluded that a slight upward adjustment was warranted for the Bank's credit quality.

     o Balance Sheet Liquidity. The Bank operated with a higher level of cash and investment securities relative to the Peer Group (20.9 percent of assets versus 24.5 percent for the Peer Group), although a substantial majority of Revere Federal's investment portfolio is classified as HTM. In addition, Revere Federal's MBS portfolio is also classified as HTM. The Bank's future borrowing capacity was considered to be less than the Peer Group's, in light of the higher level of borrowings currently maintained by the Bank. Overall, balance sheet liquidity for the Bank was considered to be slightly less favorable for the Bank and, thus, RP Financial concluded that a slight downward adjustment was warranted for the Bank's balance sheet liquidity.

     o Funding Liabilities. Retail deposits served as the primary interest-bearing source of funds for the Bank and the Peer Group, with borrowings being utilized to a higher degree by the Bank than the Peer Group. Overall, the Bank currently maintains a higher level of interest-bearing liabilities than the Peer Group (92.6 percent of assets versus 84.2 percent for the Peer Group), which was attributable to Revere Federal's lower capital position. Following the stock offering, the increase in Revere Federal's capital position will address the lower level of interest-bearing liabilities currently maintained by the Peer Group. Accordingly, RP Financial concluded that no adjustment was warranted for Revere Federal's funding composition.


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RP Financial, LC.
Page 4.4




     o Capital. The Bank operates with a lower pre-conversion capital ratio than the Peer Group, 7.2 percent and 12.0 percent of assets, respectively. This disadvantage will be addressed by the stock offering, which will provide Revere Federal with a pro forma capital position that can be expected to be comparable to the Peer Group's equity-to-assets ratio. Accordingly, RP Financial concluded that no adjustment was warranted for the Bank's capital position.


    On balance, the characteristics of the Bank's and the Peer Group's financial conditions were not materially different in most respects for valuation purposes. Accordingly, we concluded that no valuation adjustment was warranted for the Bank's financial strength.

2.  Profitability, Growth and Viability of Earnings

    Earnings are a key factor in determining pro forma market value, as the level and risk characteristics of an institution's earnings stream and the prospects and ability to generate future earnings heavily influence the multiple the investment community will pay for earnings. The major factors considered in the valuation are described below.

    o Reported Earnings. The Bank recorded lower earnings on a ROAA basis (0.36 percent of average assets versus 0.89 percent for the Peer Group). The Bank reported no non-operating income or expense items, while the Peer Group reported a minor level of non-operating income. Exclusive of the gains, the Peer Group's earnings remained stronger than the Bank's. The Peer Group's stronger earnings resulted from maintenance of a lower level of operating expenses and a higher level of non-interest income, which was partially offset by the Bank's higher net interest margin. Revere Federal also recorded higher loan loss provisions over the most recent 12 month period. Reinvestment of stock proceeds into interest-earning assets will serve to increase the Bank's earnings, with the benefit of reinvesting proceeds expected to be somewhat offset by higher operating expenses associated with operating as a stock institution and the implementation of the stock benefit plans. Overall, a moderate downward adjustment to the Bank's valuation was warranted for this factor, as Revere Federal's lower reported earnings were substantially below the Peer Group levels.

     o Core Earnings. Both the Bank's and the Peer Group's earnings were derived largely from recurring sources, including net interest income, operating expenses, and non-interest operating income. In these measures, the Bank operated with a slighlty higher net interest margin, a higher operating expense ratio and a lower level of non-interest operating income. These items translated into a lower expense coverage ratio (1.24x versus 1.43x for the Peer Group). Likewise, due to the Bank's higher level of operating expenses, the Peer Group's efficiency ratio was more favorable than the Bank's (62.2 percent versus 77.0 percent for the Bank). Loss provisions had a greater impact on the Bank's earnings, even though the Peer Group exhibited comparatively lower reserve coverage ratios than the Bank's measures. Overall, these measures, notwithstanding the expected earnings benefits the Bank should realized from the redeployment of stock proceeds into interest-earning assets, which will somewhat be negated by expenses associated with the stock benefit plans and operating as a stock institution, indicate that Revere Federal's core earnings were not as strong as Peer Group's and a moderate downward adjustment was warranted for the Bank's core earnings.

     o    Interest  Rate  Risk.  Quarterly  changes  in the  Bank's and the Peer
          Group's net interest income to average assets ratios indicated a similar degree of interest rate risk exposure in their respective

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Page 4.5



          net interest margins, with both the Bank's and the Peer Group's net interest margins exhibiting fairly limited quarterly fluctuations during the most recent twelve month period. Other measures of interest rate risk, such as capital ratios, IEA/IBL ratios, and the level of non-interest earning assets-to-total assets were generally more favorable for the Peer Group, although the Bank maintained a lower level of non-interest earning assets as compared to the Peer Group's ratio. On a pro forma basis, the infusion of stock proceeds can be expected to address the Bank's lower capital position and lower IEA/IBL ratio, as well as enhance the stability of the Bank's net interest margin through the reinvestment of stock proceeds into interest-earning assets. Accordingly, RP Financial concluded that the interest rate risk associated with the Bank's earnings was comparable to the Peer Group's, and no adjustment was warranted for valuation purposes.

     o Credit Risk. Over the most recent twelve month period, loan loss provisions were a higher factor in Revere Federal's earnings in comparison to the Peer Group. Lending diversification into higher risk types of loans was more notable for the Peer Group, although the Bank's portfolio of higher risk loans was relatively unseasoned, indicating higher future potential risk. The Peer Group's interest-earning asset composition reflected a higher concentration of loans and cash and investments, offset by a lower level of MBS. The Peer Group's credit quality measures were considered to be less favorable than Revere Federal's, based on the Peer Group's lower level of loss reserves as a percent of problem assets and total loans. Overall, RP Financial concluded that the credit risk exposure associated with the Bank's earnings was similar to the Peer Group's, and no adjustment was warranted for valuation purposes.

     o Earnings Growth Potential. Several factors were considered in assessing earnings growth potential. The higher expected pro forma capital position is expected to enable the Bank to continue expansion in the asset base. The expected continued emphasis on higher risk lending such as commercial real estate and commercial business lending should provide additional earnings growth. However, expectations of continued growth in operating expenses and the relatively uncertain cost of acquiring new deposit funds for lending result in the Bank's earnings appearing to have less upside potential than the Peer Group.

     o Return on Equity. Following the infusion of stock proceeds, the Bank's pro forma capital position will be comparable to or higher than the Peer Group's equity-to-assets ratio. Likewise, as the result of the increase in the Bank's capital position, Revere Federal's pro forma ROE is expected to be lower than the Peer Group's ROE. Therefore, RP Financial concluded that a slight down adjustment was warranted for the Bank's ROE.

     Overall, Revere Federal's earnings characteristics were considered to be less favorable than the Peer Group's. Accordingly, RP Financial concluded that a moderate downward valuation adjustment was warranted for profitability, growth and viability of the Bank's earnings.

3.   Asset Growth

     Revere Federal exhibited a lower asset growth rate than the Peer Group during the period covered in our comparative analysis (positive 2.9 percent versus positive 14.2 percent for the Peer Group). While the Bank's current capacity to sustain a higher growth rate than the Peer Group is somewhat limited by its lower capital



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Page 4.6



position, Revere Federal's pro forma capital position will provide the Bank with comparable leverage capacity as maintained by the Peer Group. On balance, we believe no adjustment was warranted for this factor.

4.   Primary Market Area

     The general condition of a financial institution's market area has an impact on value, as future success is in part dependent upon opportunities for profitable activities in the local market area. Operating in the northern Boston metropolitan area, the Bank faces significant competition for loans and deposits from larger financial institutions, who provide a broader array of services and have significantly larger branch networks than maintained by the Bank. Revere Federal's primary market area for deposits and loans is considered to be the city of Revere and contiguous areas. Demographic trends in the local market area indicate a relatively stable environment for the Bank's primary market area, as measured by slight population and household declines during the 1990s. Per capita and household income measures indicate that the Bank operates in a relatively moderate income market area in comparison to statewide averages, which is viewed as a limiting factor in terms of supporting growth opportunities.

     In general, the Peer Group companies operate in less populous markets than served by the Bank. Population growth rates in the markets served by the Peer Group companies were on average more favorable than the primary market area served by the Bank. On average, the Peer Group companies maintained a larger deposit market share than the Bank, indicating a competitive advantage for the Peer Group companies in terms of the degree of competition faced for deposits. Summary demographic and deposit market share data for the Bank and the Peer Group companies is provided in Table 4.1. Overall, the faster growing market area and competitive advantage maintained by the Peer Group companies in terms of deposit market share served by the Peer Group resulted in a comparable advantage for the Peer Group. However, the larger population base available to the Bank in the local market area offsets these other factors. Therefore, we concluded that no adjustment was warranted for the Bank's primary market area.

5.   Dividends

     While the Board has not indicated its intention to commence payment of a cash dividend following the stock offering, Revere Federal's pro forma capitalization and profitability would position the Bank to have the capacity to pay cash dividends. Future declarations of dividends by the Board of Directors will depend upon a number of factors, including investment opportunities, growth objectives, financial condition, profitability, tax considerations, minimum capital requirements, regulatory limitations, stock market characteristics and general economic conditions. As publicly-traded thrifts' capital levels and profitability have improved and as weak institutions have been resolved, the proportion of institutions with cash dividend policies has increased. Fifteen


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                                    Table 4.1
                   Peer Group Market Area Comparative Analysis


                                                                                                          Per Capita Income
                                                  Population      Proj.                                   -----------------  Deposit
                                              -----------------   Pop.    1990-97 1997-2002                        % State   Market
Institution                     County           1990     1997    2002   % Change % Change  Median Age     Amount  Average  Share(1)
-----------                     ------           ----     ----    ----   -------- --------  ----------     ------  -------  --------
                                                (000)     (000)

Alliance Bank MHC of PA         Delaware          548      547     547    -0.1%    -0.1%      36.6        22,326    123.9%      2.7%
BCSB Bankcorp MHC of MD         Baltimore         692      724     743     4.7%     2.6%      37.4        21,564    100.1%      2.0%
Brookline Bncrp MHC of MA       Norfolk           616      641     658     4.0%     2.7%      36.8        24,273    119.5%      5.2%
Fidelity FSB, MHC of FL         Palm Beach        864    1,012   1,115    17.2%    10.1%      40.9        21,754    126.2%      3.8%
First Carnegie MHC of PA        Allegheny       1,336    1,286   1,252    -3.8%    -2.6%      38.8        18,708    103.9%      0.2%
Gaston Bancorp MHC of NC        Gaston            175      184     190     5.0%     3.3%      35.0        17,027     97.2%      9.6%
Harris SB MHC of PA             Dauphin           238      248     255     4.2%     2.8%      37.4        18,993    105.4%      6.6%
Jacksonville SB MHC of IL       Morgan             36       36      36    -0.4%    -0.3%      36.1        16,672     84.5%     19.7%
Leeds FSB MHC of MD             Baltimore         692      721     741     4.2%     2.8%      37          21,680    102.1%      2.0%
Liberty Bancorp MHC of NJ       MIddlesex         672      714     740     6.3%     3.7%      35.3        24,920    102.2%      1.0%
Niagara Bancorp MHC of NY       Niagara           221      221     221     0.1%     0.1%      36.2        13,239     71.5%     13.9%
Northwest Bancorp MHC of PA     Warren             45       44      44    -1.2%    -0.9%      38.3        15,543     86.3%     26.6%
Pathfinder BC MHC of NY         Oswego            122      126     128     3.1%     2.1%      32.1        12,294     66.4%     18.2%
People Home SB MHC of PA        Beaver            186      187     187     0.3%     0.2%      39.2        13,741     76.3%      7.9%
Peoples Bank MHC of CT          Fairfield         828      836     842     1.1%     0.7%      37.4        27,087    129.1%     24.5%
Pulaski SB MHC of NJ            Union             494      498     501     0.9%     0.6%      37.2        24,441    101.0%      0.5%
SB of Finger Lakes MHC of NY    Ontario            95      100     104     5.3%     3.5%      35.7        15,101     81.6%     13.1%
Wayne S&L Co MHC of OH          Wayne             101      110     115     8.2%     5.2%      34.1        16,017     92.9%     10.8%
Webster City FSB MHC of IA      Hamilton           16       16      16     0.4%     0.0%      39.1        16,204     98.7%     24.1%
                                                   --       --      --     ----     ----      ----        ------     -----     -----

                                AVERAGES:         420      434     444     3.1%     1.9%      36.9        19,031     98.4%     10.1%
                                MEDIANS:          238      248     255     3.1%     2.1%      37.0        18,708    100.1%      7.9%


REVERE FEDERAL SAVINGS OF MA    SUFFOLK           664      643     637    -3.2%    -0.9%      32.8        18,345     91.8%      0.1%


(1) Total institution deposits in headquarters county as percent of total county deposits.

Sources:  CACI, SNL Securities





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Page 4.8




out of the 19 institutions in the Peer Group pay regular cash dividends, with implied dividend yields ranging from 1.24 percent to 3.77 percent. Peer Group companies which completed stock offerings during 1998 accounted for three out of the four companies that did not reflect payment of a cash dividend. The average dividend yield on the stocks of the Peer Group institutions was 1.62 percent as of August 21, 1998, representing an average earnings payout ratio of 13.07 percent (see Table 4.6). As of August 21, 1998, approximately 80 percent of all publicly-traded thrifts (non-MHC institutions) have adopted cash dividend policies (see Exhibit IV-1) exhibiting an average yield of 2.14 percent and an average payout ratio of 37.33 percent. The dividend paying thrifts generally maintain higher than average profitability ratios, facilitating their ability to pay cash dividends.

     Our valuation adjustment for dividends for Revere Federal as an MHC also considered the regulatory policy with regard to waiver of dividends by the MHC. Under current policy, any waiver of dividends by the MHC may require the minority stockholders' ownership interest to be reduced in a "second step" conversion to reflect the cumulative waived dividend account. Currently, those institutions in the Peer Group who are subject to OTS oversight and formed their MHCs prior to the current dividend waiver policy that became effective February 1, 1995 are not subject to the dividend waiver issue in a second step conversion (i.e. they are "grandfathered"), except in the case of special dividends or regular dividends that are deemed "excessive" and were waived by the MHC. The practice of the majority of public MHC institutions in the Peer Group has been for the MHC to waive its right to the dividend. Revere Federal has indicated that, in the case of Revere, MHC, the MHC also intends to waive its right to the dividend. Revere Federal will be subject to the current policy with regard to dividend waivers, while seven of the Peer Group members are not currently subject to such a policy (due to "grandfathering").

     The Holding Company has the capacity to pay a dividend comparable to the Peer Group based on pro forma capitalization and profitability. Accordingly, we concluded that a slight downward adjustment was warranted for purposes of dividends relative to the Peer Group, based on the comparative advantage maintained by some of the Peer Group companies with respect to the dividend waiver issue.

6.   Liquidity of the Shares

     The Peer Group is by definition composed of companies that are traded in the public markets, and all of the Peer Group members trade on the NASDAQ system. Typically, the number of shares outstanding and market capitalization provides an indication of how much liquidity there will be in a particular stock. The market capitalization of the Peer Group companies, based on the shares issued and outstanding to public shareholders (i.e., excluding the majority ownership interest owned by the respective MHCs) ranged from $13.7 million to $746.1 million as of August 21, 1998, with average and median market values of $92.5 million and $26.4 million, respectively. The public shares issued and outstanding to the public shareholders of the Peer Group

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Page 4.9



members ranged from approximately 650,000 to 27.6 million, with average and median shares outstanding of approximately 5.2 million and 1.9 million, respectively. The Bank's minority stock offering is expected to result in shares outstanding that will be lower than the Peer Group median, while Revere Federal's market capitalization will be less than comparative Peer Group median. Accordingly, we anticipate that the liquidity in the Bank's stock will be less compared to most of the Peer Group companies' stocks. However, it is anticipated that the Holding Company's stock will be listed on NASDAQ, which will provide for a certain degree of liquidity in the stock. Overall, we concluded a slight downward adjustment was warranted for this factor.

7.   Marketing of the Issue

     Three separate markets exist for thrift stocks: (1) the after-market for public companies, both fully-converted stock companies and MHCs, in which trading activity is regular and investment decisions are made based upon financial condition, earnings, capital, ROE, dividends and future prospects;
(2) the new issue market in which converting thrifts are evaluated on the basis of the same factors but on a pro forma basis without the benefit of prior operations as a publicly-held company and stock trading history; and (3) the thrift acquisition market. All three of these markets were considered in the valuation of the Bank's to-be-issued stock.

     A.   The Public Market

          The value of publicly-traded thrift stocks is easily measurable, and is tracked by most investment houses and related organizations. Exhibit IV-1 provides pricing and financial data on all publicly-traded thrifts. In general, thrift stock values react to market stimuli such as interest rates, inflation, perceived industry health, projected rates of economic growth, regulatory issues and stock market conditions in general. Exhibit IV-2 displays historical stock market trends for various indices and includes historical stock price index values for thrifts and commercial banks. Exhibit IV-3 displays historical stock price indices for thrifts only.

          In terms of assessing general stock market conditions, the stock market has generally trended higher over the past year. A decline in the July 1997 unemployment rate reversed the positive bond and stock market trends in early-August, as inflation concerns became more prominent. A declining dollar against the yen and mark sharpened the decline in bond prices, with the 30-year U.S. Treasury bond yield increasing from 6.32 percent at the end of July to 6.66 percent as of August 8, 1997. The sell-off in bonds pulled stock prices lower as well. While bond prices firmed in mid-August, notable volatility was evident in the stock market. The Dow Jones Industrial Average ("DJIA") moved at least 100 points for five consecutive days from August 18, 1997 through August 21, 1997, which set a record for volatility. Profit worries among some of the large blue chip companies and mixed inflation readings were factors contributing to the roller-coaster performance of the stock market. Despite strengthening bond prices, stocks traded lower through the end of August. Bond prices moved

RP Financial, LC.
Page 4.10




higher on inflation data which showed that prices stayed low during the second quarter, even though second quarter GDP growth was revised upward to an annual rate of 3.6 percent compared to an original estimate of 2.2 percent.

          Volatility returned to the stock market in early-September, with the DJIA posting a record breaking point increase of 257.36 on September 2, 1997. The rally was sparked by economic data that indicated manufacturing growth slowed in August, thereby easing investors' inflation worries. However, the rally was not sustained, as the DJIA pulled back following the one day rally. The pull back was largely attributed to profit worries, which more than offset favorable inflation news indicated by a slight increase in the national unemployment rate for August (4.9 percent in August versus 4.8 percent in July). Stocks fluctuated in a narrow trading range in mid-September, in anticipation of third quarter earnings and August economic data. The low inflation reading indicated by the August consumer price index sent stock and bond prices sharply higher on September 16, 1997, with the DJIA posting a 175 point increase and the yield on the 30-year U.S. Treasury bond posting its second largest decline in the 1990s. Uncertainty over third quarter earnings provided for a mixed stock market performance towards the end of September, while generally favorable inflation readings pushed interest rates to their lowest level in two years. The release of September employment data on October 3, 1997 caused bond and stock prices to soar in early trading activity, as the September unemployment rate was unchanged at 4.9 percent and fewer jobs than expected were added to the economy during September. However, most of the initial gains were erased by news of rising tensions between Iraq and Iran.

          Congressional testimony by the Federal Reserve Chairman, in which he indicated that it would be difficult to maintain the current balance between tight labor markets and low inflation, caused stock and bond prices to skid in mid-October 1997. Disappointing third quarter earnings in the technology sector sharpened the sell-off in the stock market, with the Dow Jones Industrial Average posting consecutive losses of more than 1.0 percent on October 16 and 17.

          Stocks bounced back in early-week trading the following week, reflecting positive third quarter earnings surprises posted by some of the blue chip stocks. However, the recovery was abbreviated by global selling pressure, which was led by the decline in the Hong Kong stock market, as the DJIA posted a two-day loss approximating 320 points on October 23 and 24, 1997. The sell-off in the world financial markets turned into a rout on the following Monday, with a 5.8 percent decline in the Hong Kong stock market fueling the largest ever point decline in the DJIA. On October 27, the DJIA declined 554 points or 7.2 percent. While the selling was broad based, technology stocks sensitive to Asian demand experienced some of the sharpest declines. The turmoil in the stock market provided for a sharp rally in U.S. Treasury bonds, reflecting a flight to quality by skittish investors. The stock market recovered strongly the day after the record breaking point decline, as the DJIA

RP Financial, LC.
Page 4.11




surged a record breaking 337 points on October 28. Comparatively, bond prices declined sharply on October 28, as investors pulled out of the Treasury market to reinvest into the stock market.

          Market conditions remained uneven through the week ended October 31, 1997, which was followed by a soaring stock market on November 3, 1997. The DJIA posted a 232 point increase on November 3, which was supported by a resurgence in the Hong Kong market. Following the one day rally, volatility returned to the stock market through mid-November. The market's uneven performance was largely attributable to the ongoing influence of the international markets, particularly the Asian and Latin American markets. In mid-November, the yield on the 30-year bellwether Treasury issue approached 6.0 percent, its lowest level since February 1996. Advances in the bond market provided for a generally positive stock market environment in the second half of November, with bank and technology issues being among the strongest performers. Renewed confidence that the Asian governments would control the region's financial problems furthered the stock market rally in early-December. Despite a sell-off in the bond market caused by the November unemployment rate dropping to its lowest level since October 1973, the DJIA showed surprising strength and closed almost 99 points higher on December 5, 1997. Stocks declined the following week, as earnings concerns, particularly in the technology sector, overshadowed a rally in the bond market. Positive inflation news and world market turmoil caused investors to dump stocks in favor of bonds, which served to push the yield on the bellwether 30-year Treasury bond below 6.0 percent in mid-December. Bond prices were also boosted by the Federal Reserve's decision to leave interest rates unchanged at its mid-December meeting, which also provided for a modest recovery in the stock market. In late-December, investors dumped stocks on earnings concerns, while a flight to quality pushed bond prices higher. The stock market surged higher at year end, as worries about South Korea's financial crisis eased.

          Led by a rally in the bond market, stocks continued to move higher at the beginning of 1998. However, turmoil in the Asian markets and the uncertain outlook for fourth quarter earnings provided for an uneven stock market through most of January and into early-February. For example, the Dow Jones Industrial Average ("DJIA") plunged 222 points on January 9, 1998, due to fourth quarter profit worries and economic turmoil in Southeast Asia. Comparatively, a rally in the Asian markets propelled the DJIA 201 points higher on February 2, 1998. In general, a rebound in the Asian markets and favorable fourth quarter earnings served to the push the stock market higher during the second half of January and into early-February. In contrast, bond prices edged lower over the same time period, as the labor market remained tight as indicated by a sharp increase in labor costs during the fourth quarter of 1997 and a larger than expected increase in the number of jobs added during December 1997.

          Strength primarily in technology stocks pushed the DJIA to a record high for the first time in six months on February 10, 1998. The rally was sustained through mid-February, as the DJIA established six

RP Financial, LC.
Page 4.12




consecutive new highs through February 18, 1998. Strong earnings and expectations that profitability was not as badly hurt by the Asian crisis as feared served as the basis for the rally in technology stocks. Stable interest rates and few signs of inflation preserved the positive market environment through the end of February, with blue chip stocks leading the advance.

          At the beginning of March 1998, signs of a strengthening economy pushed the 30-year bellwether bond above 6.0 percent for the first time in three months. Earnings concerns, particularly in the technology sector, provided for an uneven stock market in early-March. Despite a decline in the February unemployment rate to 4.6 percent, bond prices advanced on news of a loss of jobs in the manufacturing sector and stocks moved higher as technology issues rallied. Both bond and stock prices benefitted from plunging oil prices in mid-March, as further new highs were established in the DJIA and the yield on 30-year bond moved back below 6.0 percent. In late-March 1998, stocks drifted lower due to first quarter earnings worries and uncertainty over the outcome of the Federal Reserve's meeting at the end of March.

          Stocks and bonds moved higher in early-April 1998, following the Federal Reserve's decision not to raise interest rates. Aided by the $82.9 billion merger agreement between Travelers Group and Citicorp, the Dow Jones Industrial Average closed above 9000 for the first time on April 6, 1998. The positive trend in stocks strengthened through mid-April, reflecting a more bullish outlook for technology stocks and expectations of further consolidation among financial stocks punctuated by BankAmerica's merger pact with NationsBank in a deal valued at $60 billion and Banc One's proposed $30 billion merger with FirstChicago. Profit taking and speculation that the Federal Reserve was leaning towards raising interest rates provided for a late-April sell-off in both stocks and bonds. The threat of higher interest rates pushed the 30-year bellwether bond back above 6.0 percent in late-April, its highest level since early-March.

          Economic data for May 1998 generally indicated a robust economy, with most segments of the economy experiencing continued growth. In fact some indicators suggested that inflation may be creeping back into the economy, most notably a 0.3 percent increase in May consumer prices, a 0.9 percent increase in May retail sales and a 0.6 percent in consumer spending during May. The favorable economic environment was also reflected in the consumer confidence survey for June 1998, which indicated that consumer confidence was at its higher level since June 1969. At the end of June, first quarter GDP growth was revised upward to a stronger than expected 4.8 percent annual growth rate; however, much of the growth was due to the build-up of inventories.

          Inflation concerns eased in early-July 1998, as the June unemployment rate rose to 4.5 percent compared to a a 4.3 percent rate in May. Other June economic indicators, such as consumer prices, retail sales and industrial output, also signaled a slowing pace of growth for the U.S. economy. Second quarter GDP growth of 1.4 percent was the slowest pace of growth recorded in three years. The July unemployment rate was unchanged

RP Financial, LC.
Page 4.13




at 4.5 percent, although there was a significant decline in manufacturing jobs during July. Most of the decline in manufacturing jobs was related to the GM strike and, to a lesser extent, the Asian financial crisis. The limited threat of inflation was further indicated by the Consumer Price Index for July, which reflected a modest 0.2 percent increase compared to June. These positive factors about the U.S. economy resulted in the DJIA reaching an all-time high above 9300 on July 17, 1998. However, increased concerns out the severity of Asia's financial crisis, and when such effects will hit the U.S. resulted in declines in the stock market. Continued economic turmoil in Asia and, during August, Russia's faltering economy, caused stocks to slide further. On August 21, 1998, the DJIA closed at 8533.7, a decline of approximately 9 percent from the middle of July 1998, and an increase of 8.2 percent from one year ago.

          Similar to the overall stock market, the market for thrift stocks has generally been favorable during the past twelve months. Thrift prices generally declined during the first half of August 1997, due to higher interest rates and profit taking. From July 31, 1997 to August 15, 1997, the SNL Index declined by
3.7 percent. Thrift prices recovered modestly during the second half of August, as the Federal Reserve left short-term interest rates unchanged at its August meeting. Thrift stocks participated in the one day stock market rally on September 2, 1997, as evidenced by a 1.95 percent increase in the SNL Index. News of NationsBank's proposed acquisition of Barnett Banks for more than four times its book value appears to have further contributed to the one day run-up in thrift prices. In contrast to the overall stock market, thrift prices continued  to move  higher  following  the one day  rally  in the  DJIA.  Stable interest rates and acquisition news sustained the positive market for thrift issues. The decline in interest rates following the release of the August consumer price index in mid-September served to further the rally in thrift prices. During late-September and early-October, interest rate sensitive issues in general benefited from the declining interest rate environment and expectations of strong third quarter earnings.

          The upward trend in thrift prices stalled in mid-October 1997, as interest rates moved higher following warnings by the Federal Reserve Chairman of inflation creeping back into the economy due to the tight labor markets. Thrift stocks gyrated in conjunction with the overall market in late-October, with the SNL index declining by 5.2 percent on October 27 and increasing by 2.4 percent on October 28. Thrift prices further recovered on October 29, which was supported by a rally in the bond market. Aided by the favorable interest rate climate, thrift stocks posted further gains in early-November and then retreated modestly in mid-November. Thrift and bank issues declined on concerns that a slowing U.S. economy could lead to weaker loan demand and higher delinquency rates. However, led by the strengthening bond market, thrift and bank issues moved higher during late-November and early-December. Acquisition news also contributed to the upturn in bank and thrift prices, as two major bank acquisitions were announced for relatively high price-to-book multiples. First Union Corp.'s proposed acquisition of CoreStates Financial ($47 billion in assets) was for 539 percent of book value,

RP Financial, LC.
Page 4.14




while First American Corporation's proposed acquisition for Deposit Guaranty Corporation ($6.8 billion in assets) was for 419 percent of book value. Those deals, along with speculation of possible other major thrift and bank acquisitions, filtered into the prices of bank and thrift issues in general. Concern of relatively high valuations somewhat offset the declining interest rate environment, as thrift issues traded in a narrow range in mid-December. Thrift prices moved higher at the close of 1997, as interest rates continued to decline.

          The positive trend in thrift prices was not sustained at the beginning of 1998, as thrift prices moved sharply lower during early-January trading. From January 2, 1998 to January 9, 1998, the SNL Index for all publicly-traded thrifts declined from 810.5 to 720.2, or 11.1 percent. The sell-off in thrift stocks was prompted by concerns that the flattening yield curve would put pressure on earnings, particularly among institutions which maintained high concentrations of mortgage loans. Thrift prices recovered somewhat during the second half of January, with the upward trend becoming more pronounced in early-February. Fourth quarter earnings, which generally met expectations, and acquisition news led the recovery in thrift prices. The ongoing trend of consolidation was highlighted by the proposed merger between First Nationwide Holdings ($30.9 billion in assets) and Golden State Bancorp ($16.0 billion in assets), which was announced in early-February. Stable interest rates and acquisitions provided for a mildly positive increase in thrift stocks during the balance of February.

          Thrift issues continued to edge higher during the first half of March 1998, reflecting improving fundamentals and improving expectations of favorable first quarter earnings. The announcement of Washington Mutual's acquisition of H.F. Ahmanson for 390 percent of book value on March 17, 1998 provided a more notable boost to thrift prices, particularly the stocks of the California-based institutions. Thrift issues traded in a narrow range in late-March 1998, reflecting uncertainty over the possibility of higher interest rates and forthcoming first quarter earnings.

          The Federal Reserve's decision to leave interest rates unchanged at its late-March meeting, along with the mega mergers occurring within the financial services sector, provided for a positive trend in thrift prices during the first half of April 1998. However, bank and thrift issues experienced selling pressure in late-April, reflecting speculation of higher interest rates which triggered a sell-off in the overall market. Likewise, thrift stocks followed the overall market higher in early-May, as the inflation data contained in the first quarter growth numbers provided for an improved interest rate outlook. Speculation of higher interest rates translated into a fairly flat market for thrift issues through mid-May. Thrift stocks eased lower in late-May, reflecting the decline in the overall stock market. Thrift stocks followed the general stock market throughout June and July of 1998, reaching highs during mid-July and declining sharply as the overall stock market declined in early August 1998. Further unsettling news from the world economic markets, in particular Asia and Japan, and the bombing of the suspected terrorist operations in Sudan and Afghanistan, resulted in declines in stock market prices in early and

RP Financial, LC.
Page 4.15





mid-August 1998, along with increased demand for lower risk U.S. Treasury securities. Thrift and Bank stock prices declined as worries spread about exposure of the U.S. banking industry to overseas crisis. On August 21, 1998, the SNL Index for all publicly-traded thrifts closed at 702.1, a decrease of
13.8 percent from the beginning of the year.

          B.     The New Issue Market

                 In addition to thrift stock market conditions in general, the new issue market for converting thrifts is also an important consideration in determining the Bank's pro forma market value. The new issue market is separate and distinct from the market for seasoned stock thrifts in that the pricing ratios for converting issues are computed on a pro forma basis, specifically:
(1) the numerator and denominator are both impacted by the conversion offering amount, unlike existing stock issues in which price change affects only the numerator; and (2) the pro forma pricing ratio incorporates assumptions regarding source and use of proceeds, effective tax rates, stock plan purchases, etc. which impact pro forma financials, whereas pricing for existing issues are based on reported financials. The distinction between pricing of converting and existing issues is perhaps no clearer than in the case of the price/tangible book ("P/TB") ratio in that the P/TB ratio of a converting thrift will typically always result in a discount to tangible book value whereas in the current market for existing thrifts the P/TB reflects a premium to tangible book value. Therefore, it is appropriate to also consider the market for new issues, both at the time of the conversion and in the aftermarket.

                 In general, the market environment for converting thrift issues was highly receptive throughout 1997, with most converting issues being oversubscribed and trading higher in initial trading activity. To date, the positive market environment for converting thrift issues has been sustained during 1998, although prices have declined somewhat in recent weeks in line with the overall stock market. Since early-May 1998, standard conversion offerings completed and began trading have exhibited an average price increase of 25.4 percent on the first day of trading, compared to increases in excess of 50 percent that were prevalent in the recent past.

                 As shown in Table 4.2, the average one week change in price for standard conversion offerings completed during the latest three month period ending July 23, 1998 equaled positive 29.9 percent. The average pro forma price/tangible book and core price/earnings ratios of the recent standard conversions was

RP Financial, LC.
                                   Table 4.2
                Pricing Characteristics and After-Market Trends
                Recent Conversions Completed (Last Three Months)

------------------------------------------------------------------------------------------------------------------------------------
Institutional Information                                    Pre-Conversion Data
                                                       -----------------------------------  Offering Information  Contribution to
                                                       Financial Info.       Asset Quality                       Charitable Found.
------------------------------------------------------------------------------------------------------------------------------------
                                    Conversion                     Equity/    NPAs/   Res.  Gross    %of  Exp./          % of
Institution                  State     Date    Ticker     Assets   Assets    Assets   Cov.  Proc.    Mid. Proc.  Form  Offering
-----------                  -----     ----    ------     ------   ------    ------   ----  -----    ---  ----   ----  --------
                                                         ($Mil)     (%)     (%)(2)     (%)  ($Mil)   (%)  (%)            (%)
------------------------------------------------------------------------------------------------------------------------------------
Standard Conversions
--------------------
CFS Bancorp, Inc.              IN*    07/24/98  CITZ     $1,267     7.68%     0.97%     43%  $178.5  132%  1.8%  Stock  1.70%
Carnegie Financial Corp.       PA     07/13/98  Pink     $   17     7.05%     3.12%    233%  $  2.4  132% 10.9%  N.A.   N.A.
United Community Financial     OH     07/09/98  UCFC      1,049    13.73%     0.98%     59%   334.7  132%  1.3%  N.A.   N.A.
PCB Holding Company            IN     07/02/98  Pink         22     9.51%     0.00%     N.M.    4.0  132%  7.9%  N.A.   N.A.
Hudson River Bancorp           NY*    07/01/98  HRBT        665    10.13%     2.66%     46%   173.4  132%  1.7%  N.A.   N.A.
First Kansas Financial Corp.   KS     06/29/98  FKAN         94     7.36%     0.05%    398%    15.5  132%  3.2%  N.A.   N.A.
Anson Bancorp, Inc.            NC     06/26/98  Pink         21    18.46%     1.25%     37%     5.9   89%  8.3%  N.A.   N.A.
BOC Financial Corp.            NC     05/01/98  Pink         25    17.99%     0.19%     64%     9.3  132%  4.9%  N.A.   N.A.

                     AVERAGES - STANDARD CONVERSIONS:    $  395    11.49%     1.15%    126%  $ 90.5  127%  5.0%  N.A.   N.A.
                      MEDIANS - STANDARD CONVERSIONS:    $   60     9.82%     0.98%     59%  $ 12.4  132%  4.1%  N.A.   N.A.

Second-Step Conversions
-----------------------
Homestead Financial, Inc.      LA*    07/20/98  HSTD     $   62     9.72%     0.97%     43%  $ 11.2  132%  4.1%  N.A.   N.A.
PSB Bancorp                    PA*    07/17/98  PSBI     $  134    11.58%     0.27%    133%  $ 16.1  115%  3.0%  N.A.   N.A.
Thistle Group Holdings         PA     07/14/98  THTL        281    10.41%     0.27%    133%    78.6  100%  1.7%  N.A.   N.A.

                     AVERAGES - 2ND STEP CONVERSIONS     $  159    10.57%     0.50%    103%  $ 35.3  116%  2.9%  N.A.   N.A.
                      MEDIANS - 2ND STEP CONVERSIONS:    $  134    10.41%     0.27%    133%  $ 16.1  115%  3.0%  N.A.   N.A.

                          AVERAGES - ALL CONVERSIONS:    $  331    11.24%     0.98%    119%  $ 75.4  124%  4.4%  N.A.   N.A.
                           MEDIANS - ALL CONVERSIONS:    $   94    10.13%     0.97%     62%  $ 15.5  132%  3.2%  N.A.   N.A.

------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
Institutional Information                                 Insider Purchases                                Pro Forma Data
                                                                                              --------------------------------------
                                                                                              Pricing Ratios(4)    Financial Charac.
----------------------------------------------------------------------------------            --------------------------------------
                                                           Benefit Plans             Initial
                                    Conversion                   Recog.    Mgmt.&   Dividend         Core
Institution                  State     Date    Ticker      ESOP  Plans     Dirs.     Yield    P/TB  P/E(5)  P/A     ROA   TE/A  ROE
-----------                  -----     ----    ------      ----  -----    -----       -----   ----  ------  ---     ---   ----  ---
                                                            (%)   (%)     (%)(3)      (%)      (%)    (x)   (%)     (%)    (%)  (%)
------------------------------------------------------------------------------------------------------------------------------------
Standard Conversions
--------------------
CFS Bancorp, Inc.              IN*    07/24/98  CITZ       8.0%  4.0%      3.3%       0.00%   91.9%  28.0  16.0%   0.6%  16.3%  3.6%
Carnegie Financial Corp.       PA     07/13/98  Pink       8.0%  4.0%     12.8%       0.00%   79.2%  N.M.  12.9%   N.M.  16.3%  N.M.
United Community Financial     OH     07/09/98  UCFC       8.0%  4.0%      0.1%       0.00%   80.2%  17.4x 25.9%   1.5%  32.3%  4.6%
PCB Holding Company            IN     07/02/98  Pink       0.0%  4.0%      6.7%       0.00%   71.0%  22.2  15.6%   0.7%  21.9%  3.2%
Hudson River Bancorp           NY*    07/01/98  HRBT       8.0%  4.0%      1.6%       0.00%   82.0%  21.4  21.9%   0.9%  26.7%  3.3%
First Kansas Financial Corp.   KS     06/29/98  FKAN       8.0%  4.0%      5.7%       0.00%   77.2%  16.3  14.4%   0.9%  18.7%  4.7%
Anson Bancorp, Inc.            NC     06/26/98  Pink       0.0%  4.0%      9.2%       0.00%   64.7%  19.9  22.2%   1.1%  34.3%  3.3%
BOC Financial Corp.            NC     05/01/98  Pink       8.0%  4.0%      3.1%       0.00%   76.4%  31.4  28.7%   0.9%  37.5%  2.4%

                     AVERAGES - STANDARD CONVERSIONS:      6.0%  4.0%      5.3%       0.00%   77.8%  22.4X 19.7%   0.9%  25.5%  3.6%
                      MEDIANS - STANDARD CONVERSIONS:      8.0%  4.0%      4.5%       0.00%   78.2%  21.4X 19.0%   0.9%  24.3%  3.3%

Second-Step Conversions
-----------------------
Homestead Financial, Inc.      LA*    07/20/98  HSTD       8.0%  4.0%      2.9%       2.00%   96.1%  28.2x 20.8%   0.7%  21.7%  3.4%
PSB Bancorp                    PA*    07/17/98  PSBI       8.0%  4.0%      3.3%       0.00%  106.3%  27.1x 21.1%   0.8%  19.8%  3.9%
Thistle Group Holdings         PA     07/14/98  THTL       8.0%  4.0%      5.6%       0.00%   92.7%  19.0  25.8%   1.4%  27.8%  4.9%

                     AVERAGES - 2ND STEP CONVERSIONS       8.0%  4.0%      3.9%       0.67%   98.4%  24.8X 22.6%   1.0%  23.1%  4.1%
                      MEDIANS - 2ND STEP CONVERSIONS:      8.0%  4.0%      3.3%       0.00%   96.1%  27.1X 21.1%   0.8%  21.7%  3.9%

                          AVERAGES - ALL CONVERSIONS:      6.5%  4.0%      4.9%       0.18%   83.4%  23.1X 20.5%   1.0%  24.8%  3.7%
                           MEDIANS - ALL CONVERSIONS:      8.0%  4.0%      3.3%       0.00%   80.2%  21.8X 21.1%   0.9%  21.9%  3.5%

------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Institutional Information                                                          Post-IPO Pricing Trends
                                                                       -------------------------------------------------------------
                                                                                          Closing Price:
-----------------------------------------------------                  -------------------------------------------------------------
                                                                          First              After                After
                                    Conversion                IPO       Trading     %        First         %       First        %
Institution                  State     Date    Ticker        Price        Day     Change     Week(6)     Change    Month(7)  Change
-----------                  -----     ----    ------        -----        ---     ------     -------     ------    --------  ------
                                                              ($)         ($)       (%)        ($)         (%)       ($)      (%)
------------------------------------------------------------------------------------------------------------------------------------
Standard Conversions
--------------------
CFS Bancorp, Inc.              IN*    07/24/98  CITZ         $10.00     $11.44      14.4%     $11.44      14.4%     $11.44    14.4%
Carnegie Financial Corp.       PA     07/13/98  Pink         $10.00     $11.81      18.1%     $11.81      18.1%     $10.25     2.5%
United Community Financial     OH     07/09/98  UCFC          10.00      15.00      50.0%      16.00      60.0%      17.38    73.8%
PCB Holding Company            IN     07/02/98  Pink          10.00      11.50      15.0%      12.12      21.2%      10.75     7.5%
Hudson River Bancorp           NY*    07/01/98  HRBT          10.00      12.56      25.6%      13.50      35.0%      12.75    27.5%
First Kansas Financial Corp.   KS     06/29/98  FKAN          10.00      12.31      23.1%      12.25      22.5%      12.38    23.8%
Anson Bancorp, Inc.            NC     06/26/98  Pink          10.00      12.00      20.0%      12.06      20.6%      12.37    23.7%
BOC Financial Corp.            NC     05/01/98  Pink          10.00      13.68      36.8%      14.75      47.5%      13.25    32.5%

                     Averages - Standard Conversions:        $10.00     $12.54      25.4%     $12.99      29.9%     $12.57    25.7%
                      Medians - Standard Conversions:        $10.00     $12.16      21.6%     $12.19      21.9%     $12.37    23.7%

Second-Step Conversions
-----------------------
Homestead Financial, Inc.      LA*    07/20/98  HSTD         $10.00     $ 9.31      -6.9%     $ 9.31      -6.9%     $ 9.31    -6.9%
PSB Bancorp                    PA*    07/17/98  PSBI         $10.00     $ 9.19      -8.1%     $ 9.19      -8.1%     $ 9.19    -8.1%
Thistle Group Holdings         PA     07/14/98  THTL          10.00       9.94      -0.6%       9.81      -1.9%       9.81    -1.9%

                     Averages - 2nd Step Conversions         $10.00     $ 9.48      -5.2%     $ 9.44      -5.6%     $ 9.44    -5.6%
                      Medians - 2nd Step Conversions:        $10.00     $ 9.31      -6.9%     $ 9.31      -6.9%     $ 9.31    -6.9%

                          Averages - All Conversions:        $10.00     $11.70      17.0%     $12.02      20.2%     $11.72    17.2%
                           Medians - All Conversions:        $10.00     $11.81      18.1%     $12.06      20.6%     $11.44    -5.6%
------------------------------------------------------------------------------------------------------------------------------------
Note: * - Appraisal  performed by RP  Financial;  "NT" - Not Traded;  "NA" - Not Applicable, Not Available.

(1)  Non-OTS regulated thrift.                            (5) Excludes impact of special SAIF assessment on earnings.
(2)  As reported in summary pages of prospectus.          (6) Latest price if offering less than one week old.
(3)  As reported in prospectus.                           (7) Latest price if offering more than one week but less than one month
(4)  Does not take into account the adoption of SOP 93-6.     old.
                                                          (8) Simultaneously converted to commercial bank charter.    July 23, 1998

RP Financial, LC.
Page 4.17




77.8  percent  and  22.4  times,   respectively.   With  the  exception  of  one
transaction, the conversions that have began trading since early-May 1998 were all closed at the top of the super range.

                 In examining the current pricing characteristics of institutions completing their conversions during the last three months (see Tabley4.3), we note a difference exists in their pricing ratios compared to the universe of all publicly-traded thrifts. Specifically, the current average P/B ratio of the conversions completed in the most recent three month period of
91.90 percent reflects a discount of 36.7 percent from the average P/B ratio of all publicly-traded thrifts (equal to 145.22 percent), and the 22.28 times core P/E ratio of the recent conversions was at a 14.3 percent premium to the all public average core P/E ratio of 19.50 times. The pricing ratios of the better capitalized but lower earning (based on return on equity measures) recently converted thrifts suggest that the investment community has determined to discount their stocks on a book basis until the earnings improve through redeployment and leveraging of the proceeds over the longer term.

                 Similar to the market for converting thrifts, the five publicly-traded MHC offerings that have been completed during 1998 (Brookline Bancorp of MA - March 1998, Niagra Bancorp of NY - April 1998, Gaston Federal Bancorp of NC - April 1998, BCSB Bankcorp of MD - July 1998 and Liberty Bancorp of NJ - July 1998) have experienced a generally favorable market reception as well. Based on August 21, 1998 market prices, the trading prices of these five MHC offerings have appreciated in price by 10.1 percent from their respective IPO prices, although the prices of these recently converted thrifts have declined in recent periods. Notwithstanding the initial price increases, the most recent data suggests a broad sell off in MHC issues, as the SNL MHC index has declined by 19.0 percent since June 30, 1998 (from 1123.2 at June 30, 1998 to 909.4 at August 21, 1998). The anticipated investor interest in MHC offerings is expected to be low.

                 In determining our valuation adjustment for marketing of the issue, we considered trends in both the overall thrift market and the new issue market. The overall market for thrift stocks is considered to be moderately strong, as thrift stocks are currently exhibiting pricing ratios that are above historical levels, yet have declined in the most recent several weeks in step with the overall stock market. Investor interest in the new issue market during most of 1998 has been favorable, as the majority of recently completed offerings have been oversubscribed and have recorded price increases in initial post-conversion trading activity. Conditions in the new issue market for MHC shares have also been favorable, based on the positive market reception that has been experienced by the five publicly-traded MHC offerings completed during 1998, but the most recent stock price trends suggest greatly diminished interest currently.

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                    Table 4.3
                           Market Pricing Comparatives
                          Prices As of August 21, 1998


                                           Market       Per Share Data
                                       Capitalization  ---------------             Pricing Ratios(3)                  Dividends(4)
                                       ---------------  Core    Book    ----------------------------------- ----------------------
                                       Price/   Market  12-Mth  Value/                                      Amount/         Payout
Financial Institution                Share(1) Value     EPS(2)  Share   P/E     P/B    P/A     P/TB  P/CORE  Share   Yield Ratio(5)
---------------------                ------- -------   ------- ------- ------- ------- ------- ------- ------ ------- ------ -------
                                       ($)   ($Mil)    ($)     ($)     (X)     (%)     (%)     (%)     (x)   ($)     (%)     (%)

SAIF-Insured Thrifts                   17.90   151.22   0.90   13.30   18.68  141.77   18.05  145.22   19.50   0.31   1.78   30.71
Special Selection Grouping(8)          10.47   152.29   0.47   11.30   23.21   91.90   22.01   91.90   22.28   0.11   1.35    0.00


Comparable Group
----------------


Special Comparative Group(8)
----------------------------
CITZ  CFS Bancorp, Inc. of IN          10.00   227.27   0.40   10.88   27.78   91.91   16.00   91.91   25.00   0.00   0.00    0.00
FKAN  First Kansas Financial of KS     11.31    17.58   0.61   12.95   18.54   87.34   16.32   87.34   18.54   0.00   0.00    0.00
HSTD  Homestead Bancorp, Inc. of LA     8.44    12.47   0.36   10.40   23.44   81.15   17.58   81.15   23.44   0.80   9.48      NM
HRBT  Hudson River Bancorp Inc of NY   12.00   208.06   0.47   12.20   29.27   98.36   26.30   98.36   25.53   0.00   0.00    0.00
PSBI  PSB Bancorp Inc. of PA            7.75    24.03   0.37    9.41   20.95   82.36   16.32   82.36   20.95   0.00   0.00    0.00
THTL  Thistle Group Holdings of PA      9.00    81.00   0.53   10.79   16.98   83.41   23.19   83.41   16.98   0.00   0.00    0.00
UCFC  United Community Fin. of OH      14.81   495.62   0.58   12.47   25.53  118.77   38.38  118.77   25.53   0.00   0.00    0.00




                                                    Financial Characteristics(6)
                                      -------------------------------------------------------
                                       Total  Equity/  NPAs/     Reported         Core
Financial Institution                 Assets  Assets  Assets    ROA     ROE     ROA     ROE
---------------------                 ------  ------- ------- ------- ------- ------- -------
                                       ($Mil)     (%)    (%)     (%)     (%)     (%)     (%)

SAIF-Insured Thrifts                     1,069   14.05    0.60    0.93    7.90    0.88    7.42
Special Selection Grouping(8)              600   23.49    0.64    0.96    4.05    0.99    4.17


Comparable Group
----------------


Special Comparative Group(8)
----------------------------
CITZ  CFS Bancorp, Inc. of IN            1,421   17.41    0.67    0.58    3.31    0.64    3.68
FKAN  First Kansas Financial of KS         108   18.69    0.05    0.88    4.71    0.88    4.71
HSTD  Homestead Bancorp, Inc. of LA         71   21.66    0.27    0.75    3.46    0.75    3.46
HRBT  Hudson River Bancorp Inc of NY       815   26.74    1.66    0.90    3.36    1.03    3.85
PSBI  PSB Bancorp Inc. of PA               147   19.81      NA    0.78    3.93    0.78    3.93
THTL  Thistle Group Holdings of PA         349   27.80    0.22    1.37    4.91    1.37    4.91
UCFC  United Community Fin. of OH        1,291   32.31    0.98    1.50    4.65    1.50    4.65



(1) Average of High/Low or Bid/Ask price per share.

(2) EPS (estimate core basis) is based on actual trailing twelve month data, adjusted to omit non-operating items (including the SAIF assessment) on a tax effected basis.

(3) P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/CORE = Price to estimated core earnings.

(4) Indicated twelve month dividend, based on last quarterly dividend declared.

(5) Indicated dividend as a percent of trailing twelve month estimated core earnings.

(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.

(7) Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

(8) Includes Converted Last 3 Mths (no MHC);

Source: Corporate   reports,   offering   circulars,   and  RP  Financial,   LC.
        calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 4.19




          C.     The Acquisition Market

                 Also considered in the valuation was the potential impact on Revere Federal's stock price of recently completed and pending acquisitions of other savings institutions operating in Massachusetts. As shown in Exhibit IV-4, there were nine Massachusetts thrifts acquired during 1997 and year-to-date 1998, and there are currently three acquisitions pending of Massachusetts savings institutions.

                 Under other circumstances, the existence of thrift acquisition activity in the Bank's market area might warrant an upward adjustment to value to account for the likelihood of investors placing an acquisition premium on the stock. However, the acquisition activity in Revere Federal's market was deemed to have a minimal valuation impact for three reasons. First, Revere Federal's Board of Directors has stated their intention to remain independent following the stock offering, a factor underscored by the Board's decision to reorganize into MHC form. Second, Revere Federal could not become an acquisition target for at least one year following a second step conversion, pursuant to current conversion regulations. Finally, the Bank has no immediate intentions to pursue a "second step" conversion.

                              * * * * * * * * * * *

                 In determining our valuation adjustment for marketing of the issue, we considered trends in both the overall thrift market, the new issue market including the new issue market for MHC shares, and the acquisition market (which we considered to be not highly applicable to the Bank's valuation). Taking these factors and trends into account, RP Financial concluded that a moderate downward adjustment was appropriate in the valuation analysis for purposes of marketing of the issue.

8.   Management

     Revere Federal's management team has experience and expertise in all of the key areas of the Bank's operations. Exhibit IV-5 provides summary resumes of Revere Federal's Board of Directors and executive management. While the Bank does not have the resources to develop a great deal of management depth, given its asset size and the impact it would have on operating expenses, management and the Board have been effective in implementing an operating strategy that can be well managed by the Bank's present management structure.

     Similarly, the returns, capital positions, and other operating measures of the Peer Group companies are indicative of well-managed financial institutions, which have Boards and management teams that have been effective in implementing competitive operating strategies. Therefore, on balance, we concluded no valuation adjustment relative to the Peer Group was appropriate for this factor.

RP Financial, LC.
Page 4.20

9.   Effect of Government Regulation and Regulatory Reform

     In summary, as a SAIF-insured savings institution operating in the MHC form of ownership, Revere Federal will operate in substantially the same regulatory environment as the Peer Group members -- all of whom are adequately capitalized institutions and are operating with no apparent restrictions. Exhibit IV-6 reflects the Bank's pro forma regulatory capital ratios. The one difference noted between Revere Federal and the Peer Group was in the area of regulatory policy regarding dividend waivers (see the discussion above for "Dividends"). The Bank and a majority of the Peer Group members are subject to minority dilution in a second step conversion because of the current dividend waiver policy, while a minority of the Peer Group companies are not subject to the current policy regarding dividend waivers as the result of "grandfathering" under the previous OTS guidelines. Because a downward adjustment was already applied for this factor in the "Dividends" section of this appraisal, no further adjustment has been applied for the effect of government regulation and regulatory reform.

Summary of Adjustments

     Overall, based on the factors discussed above, we concluded that the Bank's pro forma market value should be discounted relative to the Peer Group as follows:

Key Valuation Parameters:                                              Valuation Adjustment
-------------------------                                              --------------------

Financial Condition                                                    No Adjustment
Profitability, Growth and Viability of Earnings                        Moderate Downward
Asset Growth                                                           No Adjustment
Primary Market Area                                                    No Adjustment
Dividends                                                              Slight Downward
Liquidity of the Shares                                                Slight Downward
Marketing of the Issue                                                 Moderate Downward
Management                                                             No Adjustment
Effect of Government Regulations and Regulatory Reform                 No Adjustment



Basis of Valuation.  Fully-Converted Pricing Ratios

     As indicated in Chapter III, the valuation analysis included in this section places all of the public MHC institutions on equal footing by restating their financial data and pricing ratios on a "fully-converted" basis. We believe there are a number of characteristics of MHC shares that make them different from the shares of fully-converted companies. These factors include: (1) lower aftermarket liquidity in the MHC shares since less than 50 percent of the shares are available for trading; (2) guaranteed minority ownership interest, with no chance of exercising voting control of the institution; (3) no possibility of acquisition speculation to support stock prices; (4) the impact of "second step" conversions on the pricing of MHC institutions; and (5) the current regulatory

RP Financial, LC.
Page 4.21




policy regarding the waiver of dividends by MHC institutions. The above characteristics of MHC shares have provided MHC shares with different trading characteristics versus fully-converted companies. To account for the unique trading characteristics of MHC shares, RP Financial has placed the financial data and pricing ratios of the Peer Group on a fully-converted basis to make them comparable for valuation purposes. Using the per share and pricing information of the Peer Group on a fully-converted basis accomplishes two things. First, such figures eliminate the distortions resulting when trying to compare institutions that have a different public ownership interests outstanding. Secondly, such an analysis provides ratios that are comparable to the pricing information of fully-converted public companies, and more importantly, are directly applicable to determining the pro forma market value range of the 100 percent ownership interest in Revere Federal as an MHC.

     To calculate the fully-converted pricing information for MHCs, the reported financial information for the public MHCs was adjusted as follows: (1) a second step conversion was assumed, with all shares owned by the MHC assumed to be sold at the August 21, 1998 trading price; (2) the gross proceeds from such a sale were adjusted to reflect reasonable offering expenses and standard stock based benefit plan parameters that would be factored into a "second step" conversion of MHC institutions; and (3) book value per share and earnings per share figures for the public MHCs were adjusted by the impact of the assumed second step conversion, resulting in an estimation of book value per share and earnings per share figures on a fully-converted basis. Since they place the public MHC institutions on a fully-converted basis using the same approach as utilized in the several second step conversions completed to date, these per share figures (fully-converted basis) are comparable to the per share financial information reported by fully-converted public companies and can form the basis for estimating the pro forma market value range of a 100 percent ownership interest in Revere Federal. Table 4.4 on the following page shows the calculation of per share financial data (fully-converted basis) for each of the 19 public MHC institutions that form the Peer Group.

Valuation Approaches

     In applying the accepted valuation methodology promulgated by the OTS and adopted by the FDIC, i.e., the pro forma market value approach, we considered the three key pricing ratios in valuing Revere Federal's to-be-issued stock -- price/earnings ("P/E"), price/book ("P/B"), and price/assets ("P/A") approaches -- all performed on a pro forma basis including the effects of the conversion proceeds. In computing the pro forma impact of the conversion and the related pricing ratios, we have incorporated the valuation parameters disclosed in Revere Federal's offering circular for reinvestment rate, the effective tax rate and stock benefit plan assumptions (summarized in ExhibitsyIV-7 and IV-8). Pursuant to the minority stock offering, we have also incorporated the valuation parameters disclosed in Revere Federal's offering circular for offering expenses. The assumptions utilized in the pro forma analysis in calculating the Bank's full conversion value are described more fully below.

                                   TABLE 4.4
CALCULATION OF IMPLIED PER SHARE DAT -- INCORPORATING MHC SECOND STEP CONVERSION
                        COMPARABLE INSTITUTION ANALYSIS
                   FOR THE TWELVE MONTHS ENDED MARCH 31, 1998


                                            CURRENT OWNERSHIP              CURRENT PER SHARE DATA (MHC RATIOS)
                                        -------------------------- ---------------------------------------------------
                                          TOTAL   PUBLIC     MHC                CORE      BOOK    TANGIBLE
                                         SHARES   SHARES   SHARES     EPS       EPS      VALUE      BOOK      ASSETS
                                        -------- -------- -------- --------- --------- --------- ---------- ----------
                                          (000)    (000)    (000)     ($)       ($)       ($)        ($)        ($)
Publicly-Traded MHC Institutions
ALLB Alliance Bank MHC of PA (19.9) ...   3,273      650    2,623      0.62      0.62     8.93       8.93       83.33
BCSB BCSB Bankcorp MHC of MD (38.6).      6,117    2,361    3,756      0.36      0.36     7.28       7.28       44.74
BRKL Brookline Bncp MHC of MA (47.0)...  29,095   13,675   15,420      0.47      0.47     9.33       9.33       28.09
FFFL Fidelity Bcsh MHC of FL (47.9) ...   6,802    3,260    3,542      1.07      0.92    13.01      12.62      194.16
GBNK Gaston Fed Bncp MHC of NC (47.0)     4,497    2,113    2,384      0.43      0.43     8.56       8.56       38.07
HARS Harris Fin. MHYC of PA (24.9) ....  33,965    8,442   25,523      0.55      0.45     5.41       4.86       66.55
JXSB Jcksnville SB, MHC of IL (45.6) ..   1,908      869    1,039      0.51      0.33     9.23       9.23       88.91
LFED Leeds Fed Bksr HHC of MD (36.3)...   5,182    1,883    3,299      0.66      0.66     9.52       9.52       57.70
LIBB Liberty Bancorp MHC of NJ (47) ...   3,901    1,834    2,067      0.69      0.69     8.30       8.30       61.70
NBCP Niagara Bancorp. NY MHC (45.4) ...  29,756   13,502   16,254      0.48      0.46     8.31       8.31       43.56
NWSB Northwest Bcrp MHC of PA (30.8)...  46,841   14,438   32,403      0.44      0.44     4.55       4.07       51.44
PBCT Peoples Bank, MHC of CT (41.2) ...  64,130   27,633   36,497      1.49      0.80    13.17      11.28      142.67
PBHC Pathfinder BC MHC of NY (45.2) ...   2,831    1,279    1,552      0.62      0.50     8.15       6.91       69.30
PHSB Ppls Home SB, MHC of PA (45.0) ...   2,760    1,242    1,518      0.63      0.56    10.33      10.33       80.94
PLSK Pulaski SB, MHC of NJ (47.0) .....   2,108      990    1,118      0.55      0.55    10.44      10.44       90.50
SBFL SB Fngr Lakes MHC of NY (33.1) ...   3,570    1,180    2,390      0.26      0.22     6.10       6.10       70.26
SKBO First Carnegie MHC of PA (45.0) ..   2,300    1,035    1,265      0.42      0.50    10.86      10.86       64.41
WAYN Wayne Svgs Bks MHC of OH (48.2)      2,486    1,197    1,289      0.74      0.68     9.83       9.83      104.49
WCFB Wbstr Cty FSB MHC of IA (45.6)....   2,114      962    1,152      0.64      0.64    10.67      10.67       44.43

                                               IMPACT OF SECOND STEP CONVERSION
                                        -----------------------------------------------
                                           SHARE      GROSS      NET INCR.   NET INCR.
                                           PRICE    PROCDS(1)   CAPTIAL(2)   INCOME(3)
                                        ---------- ----------- ------------ -----------
                                          ($000)      ($000)      ($000)       ($000)
Publicly-Traded MHC Institutions
ALLB Alliance Bank MHC of PA (19.9) ...     21.25     55,739       47,935       1,468
BCSB BCSB Bankcorp MHC of MD (38.6).        11.38     42,743       36,759       1,126
BRKL Brookline Bncp MHC of MA (47.0)...     12.75    196,605      169,080       5,177
FFFL Fidelity Bcsh MHC of FL (47.9) ...     26.50     93,863       80,722       2,472
GBNK Gaston Fed Bncp MHC of NC (47.0)       12.50     29,800       25,628         785
HARS Harris Fin. MHYC of PA (24.9) ....     17.75    453,033      389,609      11,930
JXSB Jcksnville SB, MHC of IL (45.6) ..     16.75     17,403       14,967         458
LFED Leeds Fed Bksr HHC of MD (36.3)...     17.50     57,733       49,650       1,520
LIBB Liberty Bancorp MHC of NJ (47) ...     10.25     21,187       18,221         558
NBCP Niagara Bancorp. NY MHC (45.4) ...     11.38    184,971      159,075       4,871
NWSB Northwest Bcrp MHC of PA (30.8)...     12.75    413,138      355,299      10,880
PBCT Peoples Bank, MHC of CT (41.2) ...     27.00    985,419      847,460      25,950
PBHC Pathfinder BC MHC of NY (45.2) ...     15.00     23,280       20,021         613
PHSB Ppls Home SB, MHC of PA (45.0) ...     16.25     24,668       21,214         650
PLSK Pulaski SB, MHC of NJ (47.0) .....     14.88     16,636       14,307         438
SBFL SB Fngr Lakes MHC of NY (33.1) ...     16.00     38,240       32,886       1,007
SKBO First Carnegie MHC of PA (45.0) ..     13.25     16,761       14,415         441
WAYN Wayne Svgs Bks MHC of OH (48.2)        22.25     28,680       24,665         755
WCFB Wbstr Cty FSB MHC of IA (45.6)....     17.63     20,310       17,466         535

                                                PRO FORMA PER SHARE DATA (FULLY CONVERTED)
                                                ------------------------------------------
                                                       CORE       BOOK       TANGIBLE
                                           EPS         EPS        VALUE        BOOK        ASSETS
                                        ---------    --------    -------    ----------    --------
                                           ($)         ($)         ($)         ($)           ($)

Publicly-Traded MHC Institutions
ALLB Alliance Bank MHC of PA (19.9) ...   1.07        1.07        23.58       23.58        97.98
BCSB BCSB Bankcorp MHC of MD (38.6) ...   0.54        0.54        13.29       13.29        50.75
BRKL Brookline Bncp MHC of MA (47.0)...   0.65        0.65        15.14       15.14        33.90
FFFL Fidelity Bcsh MHC of FL (47.9) ...   1.43        1.28        24.88       24.49       206.03
GBNK Gaston Fed Bncp MHC of NC (47.0) .   0.60        0.60        14.26       14.26        43.77
HARS Harris Fin. MHYC of PA (24.9) ....   0.90        0.80        16.88       16.33        78.02
JXSB Jcksnville SB, MHC of IL (45.6) ..   0.75        0.57        17.07       17.07        96.75
LFED Leeds Fed Bksr HHC of MD (36.3)...   0.95        0.95        19.10       19.10        67.28
LIBB Liberty Bancorp MHC of NJ (47) ...   0.83        0.83        12.97       12.97        66.37
NBCP Niagara Bancorp. NY MHC (45.4) ...   0.64        0.62        13.66       13.66        48.91
NWSB Northwest Bcrp MHC of PA (30.8)...   0.67        0.67        12.14       11.66        59.03
PBCT Peoples Bank, MHC of CT (41.2) ...   1.89        1.20        26.38       24.49       155.88
PBHC Pathfinder BC MHC of NY (45.2) ...   0.84        0.72        15.22       13.98        76.37
PHSB Ppls Home SB, MHC of PA (45.0) ...   0.87        0.80        18.02       18.02        88.63
PLSK Pulaski SB, MHC of NJ (47.0) .....   0.76        0.76        17.23       17.23        97.29
SBFL SB Fngr Lakes MHC of NY (33.1) ...   0.54        0.50        15.31       15.31        70.47
SKBO First Carnegie MHC of PA (45.0) ..   0.61        0.69        17.13       17.13        70.68
WAYN Wayne Svgs Bks MHC of OH (48.2) ..   1.04        0.98        19.75       19.75       114.41
WCFB Wbstr Cty FSB MHC of IA (45.6)....   0.89        0.89        18.93       18.93        52.69

----------
(1) Gross proceeds calculated as stock price multiplied by the number of shares owned by the mutual holding company (i.e., non-public shares).
(2) Net increase in capital reflects gross proceeds less offering expenses, contra-equity account for leveraged ESOP and deferred compensation account for restricted stock plan:
          Offering expense percent       2.00
          ESOP percent purchase          8.00
          Recognition plan percent       4.00
(3) Net increase in earnings reflects after-tax reinvestment income (assumes ESOP and recognition plan do not generate reinvestment income), less after-tax ESOP amortization and recognition plan vesting:
          After-tax reinvestment         4.29
          ESOP loan term (years)           10
          Recog. plan vesting (yrs)         5
          Effective tax rate            34.00


Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

RP Financial, LC.
Page 4.23







     o Conversion Expenses. Estimated conversion expenses have been provided by the Bank, and are estimated to total $438,000 at the midpoint of the valuation range.

     o Effective Tax Rate. The Bank, in consultation with its outside auditors, has determined the marginal effective tax rate on the net reinvestment benefit of the conversion proceeds to be 41 percent.

     o    Reinvestment   Rate.   The  pro  forma   section  in  the   prospectus
          incorporates a 5.37 percent reinvestment rate, equivalent to the one year U.S. Treasury rate prevailing as of June 30, 1998.

     o Stock Benefit Plans. The assumptions for the stock benefit plans, i.e., the Employee Stock Ownership Plan ("ESOP") and Recognition Plan ("Recognition Plan"), are consistent with the structure as approved by the Bank's Board and the disclosure in the pro forma section of the prospectus. Specifically, the ESOP is assumed to purchase 8 percent of the stock in conversion at the initial public offering price, with the Holding Company funded ESOP loan amortized on a straight-line basis over 10 years. The Recognition Plan is assumed to purchase 4 percent of the stock in the aftermarket at a price equivalent to the initial public offering price.

     In our estimate of value, we assessed the relationship of the pro forma pricing ratios relative to the Peer Group and the recent conversions.

     RP Financial's valuation placed an emphasis on the following:

     o P/E Approach. The P/E approach is generally the best indicator of long-term value for a stock. Given the similarities between the Bank's and the Peer Group's earnings composition and overall financial condition, the P/E approach was carefully considered in this valuation. At the same time, since reported earnings for the Peer Group included certain unusual operating items, we also made adjustments to earnings to arrive at a core earnings estimate and the resulting price/core earnings ratio.

     o P/B Approach. P/B ratios have generally served as a useful benchmark in the valuation of thrift stocks, with the greater determinant of long term value being earnings. RP Financial considered the P/B approach to be a reliable indicator of value given current market conditions, particularly the market for new conversions (many of the recent conversions have reported not meaningful P/E ratios).

     o P/A Approach. P/A ratios are generally a less reliable indicator of market value, as investors do not place significant weight on the size of total assets as a determinant of market value. Investors place significantly greater weight on book value and earnings, which have received greater weight in our valuation analysis. Furthermore, this approach as set forth in the regulatory valuation guidelines does not take into account the amount of stock purchases funded by deposit withdrawals, thus understating the pro forma P/A ratio. At the same time, the P/A ratio is an indicator of franchise value, and, in the case of highly capitalized institutions, the high P/A ratios may limit the investment community's willingness to pay market multiples for earnings or book value when ROE is expected to be low.

     The Bank has adopted Statement of Position ("SOP") 93-6, which will cause earnings per share computations to be based on shares issued and outstanding excluding unreleased ESOP shares. For purposes of preparing the pro forma pricing analyses, we have reflected all shares issued in the offering, including all ESOP

RP Financial, LC.
Page 4.24


shares, to capture the full dilutive impact, particularly since the ESOP shares are economically dilutive, receive dividends and can be voted. However, we did consider the impact of the adoption of SOP 93-6 in the valuation.

     Based on the application of the three valuation approaches, taking into consideration the valuation adjustments discussed above, RP Financial concluded that the pro forma market value of a 100 percent interest in the Bank's conversion stock was $9,500,000 at the midpoint, equal to 950,000 shares issued at a per share value of $10.00 for the public shares.

     1. Price-to-Earnings ("P/E"). The application of the P/E valuation method requires calculating the Bank's pro forma market value by applying a valuation P/E multiple (fully-converted basis) to the pro forma earnings base. Ideally, the pro forma earnings base is composed principally of the Bank's recurring earnings base, that is, earnings adjusted to exclude any one-time non-operating items, plus the estimated after-tax earnings benefit of the reinvestment of net conversion proceeds. Revere Federal's reported earnings were $317,000 for the twelve months ended June 30, 1998, and did not include any items that were deemed non-recurring in nature. Thus, for purposes of the valuation, the Bank's core earnings were determined to equal $317,000 for the twelve months ended June 30, 1998. (Note: see Exhibit IV-9 for the adjustments applied to the Peer Group's earnings in the calculation of core earnings).

     Based on Revere Federal's reported and estimated core earnings, and incorporating the impact of the pro forma assumptions discussed previously, the Bank's pro forma core P/E multiple (fully-converted basis) at the $9,500,000 midpoint value was 19.86 times, which provided for a premium of 1.3 percent relative to the Peer Group's average core P/E multiple (fully-converted basis) of 19.61 times (see Table 4.5). The earnings multiple is consistent when taken in context with the valuation adjustments outlined earlier as well as taking into consideration the resulting P/B ratio.

     2. Price-to-Book ("P/B"). The application of the P/B valuation method requires calculating the Bank's pro forma market value by applying a valuation P/B ratio (fully-converted basis) to Revere Federal's pro forma book value (fully-converted basis). Based on the $9.5 million midpoint valuation, Revere Federal's pro forma P/B ratio was 66.45 percent. In comparison to the average
P/B ratio for the Peer Group of 93.76 percent, Revere Federal's ratio was discounted by 29.1 percent. RP Financial considered the discount under the P/B approach to be reasonable, in light of the previously referenced valuation adjustments and the nature of the calculation of the P/B ratio which mathematically results in a ratio discounted to book value. Additionally, the discounted P/B ratio is also warranted by the likelihood that speculation of a second step conversion may be having an upward influence on the current stock prices of some of the Peer Group companies. Comparatively, as a newly formed MHC, speculation of a second step conversion is not expected to have a material influence on the Bank's stock price.

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                    Table 4.5
                              Public Market Pricing
      Revere FS&LA of Revere, RA and the Comparables As of August 21, 1998

                                         Market      Per Share Data                Pricing Ratios(3)            Dividends(4)
                                     Capitalization   Core Book
                                      Price/ Market   12-Mth Value/                                        Amount/         Payout
                                    Share(1) Value    EPS(2) Share    P/E    P/B    P/A    P/TB    P/CORE  Share   Yield   Ratio(5)
Revere FS&LA of Revere,
Superrange                           10.00  $  12.56  0.42   13.50  23.53   74.06  12.64   74.06    23.53  0.00   0.00    0.00
Range Maximum                        10.00     10.93  0.46   14.22  21.67   70.32  11.15   70.32    21.67  0.00   0.00    0.00
Range Midpoint                       10.00      9.50  0.50   15.05  19.86   66.45   9.82   66.45    19.86  0.00   0.00    0.00
Range Minimum                        10.00      8.08  0.56   16.17  17.85   61.86   8.46   61.86    17.85  0.00   0.00    0.00

SAIF-Insured Thrifts(7)

Averages                             17.90    151.22  0.90   13.30  18.68  141.77  18.05  145.22    19.50  0.31   1.78   30.71
Medians                                 --        --    --      --  17.82  126.95  17.09  129.68    19.11    --     --      --


All Non-MHC State of HA(7)
Averages                             21.16     84.13  1.31   14.19  15.60  160.35  15.42  164.31    17.13  0.37   1.86   29.72
Medians                                 --        --    --      --  13.97  157.68  15.31  158.85    16.87    --     --      --


Averages                             16.47    235.70  0.80   17.42  19.61   93.76  21.68   95.14    20.38  0.30   1.62   32.65
Medians                                 --        --    --      --  19.62   91.62  20.13   91.62    20.09    --     --      --


ALLB Alliance Bank MHC of PA (19.9)  21.25     69.55  1.07   23.58  19.86   90.12  21.69   90.12    19.86  0.36   1.69   33.64
BCSB BCSB Bankcorp MHC of MD (38.6)  11.38     69.61  0.54   13.29  21.07   85.63  22.42   85.63    21.07  0.00   0.00    0.00
BRKL Brookline Bncp MHC of HA(47.0)  12.75    370.96  0.65   15.14  19.62   84.21  37.61   84.21    19.62  0.20   1.57   30.77
FFFL Fidelity Bcsh MHC of FL (47.9)  26.50    180.25  1.28   24.88  18.53  106.51  12.86  108.21    20.70  1.00   3.77    NM
SKBO First Carnegie MHC of PA(45.0)  13.25     30.48  0.69   17.13  21.72   77.35  18.75   77.35    19.20  0.30   2.26   43.48
GBNK Gaston Fed Bncp MHC of NC(47.0  12.50     56.21  0.60   14.26  20.83   87.66  28.56   87.66    20.83  0.20   1.60   33.33
HARS Harrls Fin. MHC of PA (24.9)    17.75    602.88  0.80   16.88  19,72  105.15  22.75  108.70    22.19  0.22   1.24   27.50
JXSB Jcksnvllle SB,MHC of IL (45.6)  16.75     31.96  0.57   17.07  22.33   98.13  17.31   98.13    29.39  0.30   1.79   52.63
LFED Leeds Fed Bksr MHC of MD (36.3  17.50     90.69  0.95   19.10  18.42   91.62  26.01   91.62    18.42  0.56   3.20   58.95
LIBB Liberty Bancorp MHC of NJ (47)  10.25     39.99  0.83   12.97  12.35   79.03  15.44   79.03    12.35  0.00   0.00    0.00
NBCP Niagara Bancorp of NY MHC(45.4  11.38    338.62  0.62   13.66  17.78   83.31  23.27   83.31    18,35  0.00   0.00    0.00
NWSB Northwest Bcrp MHC of PA (30.8  12.75    597.22  0.67   12.14  19.03  105.02  21.60  109.35    19.03  0.16   1.25   23.88
PBHC Pathfinder BC MHC of NY (45.2)  15.00     42.47  0.72   15.22  17.86   98.55  19.64  107.30    20.83  0.20   1.33   27.78
PBCT Peoples Bank, MHC of CT (41.2)  27.00   1731.51  1.20   26.38  14.29  102.35  17.32  110.25    22.50  0.84   3.11   70.00
PHSB Ppls Home SB, MHC of PA (45.0)  16.25     44.85  0.80   18.02  18.68   90.18  18.33   90.18    20.31  0.28   1.72   35.00
PLSK Pulaski SB, MHC of NJ (47.0)    14.88     31.37  0.76   17.23  19.58   86.36  15.29   86.36    19.58  0.30   2.02   39,47
SBFL SB Fngr Lakes MNC of NY (33.1)  16.00     57.12  0.50   15.31  29.63  104.51  20.13  104.51     NH    0.24   1.50   48.00
WAYN Wayne Svgs Bks MHC of OH (48.2  22.25     55.31  0.98   19.75  21.39  112.66  19.45  112.66    22.70  0.62   2.79   63.27
WCFB Wbstr Cty FSB MHC of IA (45.6)  17.63     37.27  0.89   18.93  19.81   93.13  33.46   93.13    19.81  0.00   0.00    0.00



                                         Financial Characteristics(6)

                                      Total Equity/ NPAs/  Reported         Core
                                      Assets   Assets   Assets    ROA    ROE   ROA   ROE


Revere FS&LA of Revere,
Superrange                              99   17.07   0.27   0.54    3.15   0.54    3.15
Range Maximum                           98   15.86   0.27   0.51    3.24   0.51    3.24
Range Midpoint                          97   14.78   0.28   0.49    3.35   0.49    3.35
Range Minimum                           95   13.68   0.28   0.47    3.47   0.47    3.47

SAIF-Insured Thrifts(7)

Averages                             1,069   14.05   0.60   0.93    7.90   0.88    7.42
Medians                                 --   --     --     --      --     --      --


All Non-MHC State of HA(7)
Averages                               611   10.47   0.41   1.12   12.36   1.02   11.03
Medians                                 --   --     --     --      --     --      --


Averages                             1,178   23.52   0.52   1.18    5.11   1.11    4.76
Medians                                 --   --     --     --      --     --      --


ALLB Alliance Bank MHC of PA (19.9)    321   24.07   1.06   1.16    4.57   1.16    4.57
BCSB BCSB Bankcorp MHC of MD (38.6)    310   26.19    NA    1.06    4.06   1.06    4.06
BRKL Brookline Bncp MHC of HA(47.0)    986   44.66   0.60   2.15    5.85   2.15    5.85
FFFL Fidelity Bcsh MHC of FL (47.9)  1,401   12.08   0.27   0.82    5.85   0.74    5.24
SKBO First Carnegie MHC of PA(45.0)    163   24.24   0.59   0.85    3.78   0.97    4.28
GBNK Gaston Fed Bncp MHC of NC(47.0    197   32.58   0.50   1.37    4.21   1.37    4.21
HARS Harrls Fin. MHC of PA (24.9)    2,650   21.64   0.66   1.22    5.46   1.09    4.85
JXSB Jcksnvllle SB,MHC of IL (45.6)    185   17.64   0.68   0.79    4.44   0.60    3.37
LFED Leeds Fed Bksr MHC of MD (36.3    349   28.39   0.03   1.45    5,07   1.45    5.07
LIBB Liberty Bancorp MHC of NJ (47)    259   19.54   0.35   1.25    6.40   1.25    6.40
NBCP Niagara Bancorp of NY MHC(45.4  1,455   27.93   0.29   1.31    4.69   1.27    4.54
NWSB Northwest Bcrp MHC of PA (30.8  2,765   20.57   0.50   1.24    5.62   1.24    5.62
PBHC Pathfinder BC MHC of NY (45.2)    216   19.93   1.30   1.11    5.57   0.95    4.77
PBCT Peoples Bank, MHC of CT (41.2)  9,997   16.92   0.70   1.36    7.78   0.86    4.94
PHSB Ppls Home SB, MHC of PA (45.0)    245   20.33   0.32   1.02    5.33   0.94    4.90
PLSK Pulaski SB, MHC of NJ (47.0)      205   17.71   0.63   0.81    4.70   0.81    4.70
SBFL SB Fngr Lakes MNC of NY (33.1)    284   19.27   0.32   0.73    3.57   0.68    3.30
WAYN Wayne Svgs Bks MHC of OH (48.2    284   17.26   0.49   0.93    5.33   0.87    5.03
WCFB Wbstr Cty FSB MHC of IA (45.6)    111   35.93   0.07   1.68    4.74   1.68    4.74

(1) Current stock price of minority stock. Average of High/Low or Bid/Ask price per share.
(2) EPS (estimated core earnings) is based on reported trailing twelve month data, adjusted to omit non-operating gains and losses (including the SAIF assessment) on a tax effected basis. Public MHC data reflects additional earnings from reinvestment of proceeds of second step conversion.
3) P/E - Price to Earnings; P/B - Price to Book; P/A - Price to Assets; P/TB - Price to Tangible Book; and P/CORE - Price to Core Earnings. Ratios are pro forma assuming a second step conversion to full stock form.
4)   Indicated twelve month dividend, based on last quarterly dividend declared.
5) Indicated twelve month dividend as a percent of trailing twelve month estimated core earnings (earnings adjusted to reflect second step conversion).
6) ROA (return on assets) and ROE (return on equlty) are Indicated ratios based on trailing twelvemEnth earnings and average equlty and assets balances.
7) Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.
8) Figures estimated by RP Financial to reflect a second step conversion of the MHC to full stock form.

Source: Corporate   reports,   offering   circulars,   and  RP  Financial,   LC.
        calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

RP Financial, LC.
Page 4.26

     RP Financial also considered the P/B ratios of the most recent MHC conversions in its valuation analysis. The five publicly-traded MHC offerings completed during 1998 as of August 21, 1998 were trading at an average P/B ratio of 84.0 percent. At the midpoint value of $9,500,000, Revere Federal's pro forma P/B ratio (fully-converted basis) of 66.45 percent was discounted by 20.9 percent from the average P/B ratio of those five companies.

     3. Price-to-Assets ("P/A"). The P/A valuation methodology determines market value by applying a valuation P/A ratio (fully-converted basis) to the Bank's pro forma asset base, conservatively assuming no deposit withdrawals are made to fund stock purchases. In all likelihood there will be deposit withdrawals, which results in understating the pro forma P/A ratio which is computed herein. At the midpoint of the valuation range, Revere Federal's full conversion value equaled
9.82 percent of pro forma assets. Comparatively, the Peer Group companies exhibited an average P/A ratio (fully-converted basis) of 21.68 percent, which implies a 54.7 percent discount being applied to the Bank's pro forma P/A ratio (fully-converted basis).

                              * * * * * * * * * *

     We believe that the Bank's pricing discounts relative to the Peer Group are appropriately reflective of the valuation adjustments discussed above.

Valuation Conclusion

     Based on the foregoing, it is our opinion that, as of August 21, 1998, the estimated aggregate pro forma market value of the shares to be issued immediately following the conversion, both shares issued publicly as well as to the MHC, was $9,500,000 at the midpoint, equal to 950,000 shares offered at a per share value of $10.00. Pursuant to conversion guidelines, the 15 percent offering range indicates a minimum value of $8,075,000, and a maximum value of $10,925,000. Based on the $10.00 per share offering price determined by the Board, this valuation range equates to total shares outstanding of 807,500 at the minimum and 1,092,500 at the maximum. In the event the appraised value is subject to an increase, the aggregate pro forma market value may be increased up to a supermaximum value of $12.564 million without a resolicitation. Based on the $10.00 per share offering price, the supermaximum value would result in total shares outstanding of 1,256,375. The Board of Directors has established a public offering range such that the public ownership of the Holding Company will constitute a 47 percent ownership interest. Accordingly, the offering to the public of the minority stock will equal $3,795,250 at the minimum, $4,465,000 at the midpoint, $5,134,750 at the maximum and $5,904,960 at the supermaximum. The pro forma valuation calculations relative to the Peer Group (fully-converted basis) are shown in Table 4.5 and

RP Financial, LC.
Page 4.27

are detailed in Exhibit IV-7 and Exhibit IV-8; the pro forma valuation calculations relative to the Peer Group based on reported financials are shown in Table 4.6 and are detailed in Exhibits IV-10 and IV-11.

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700


                                    Table 4.6
                              Public Market Pricing
                Revere Federal Savings of MA and the Comparables
                              As of August 21, 1998



                                             Market      Per Share Data              Pricing Ratios(3)                Dividends(4)
                                         Capitalization ---------------    ---------------------------------- ----------------------
                                         --------------- Core    Book
                                         Price/   Market  12-Mth  Value/                                       Amount/        Payout
                                        Share(1)   Value  EPS(2)  Share    P/E    P/B    P/A    P/TB  P/CORE  Share   Yield Ratio(5)
                                         ------- ------- ------- ------- ------ ------ ------- ------ ------- ------- ----- --------
                                            ($)   ($Mil)    ($)     ($)     (X)    (%)     (%)    (%)     (X)     ($)    (%)     (%)

Revere FS&LA of Revere, MA
----------------------------
 Superrange                              10.00    $5.90   0.33    8.76   30.70  114.16   13.45  114.16   30.70    0.00  0.00    0.00
 Range Maximum                           10.00     5.13   0.36    9.47   27.62  105.64   11.78  105.64   27.62    0.00  0.00    0.00
 Range Midpoint                          10.00     4.47   0.40   10.28   24.77   97.29   10.31   97.29   24.77    0.00  0.00    0.00
 Range Minimum                           10.00     3.80   0.46   11.38   21.73   87.89    8.82   87.89   21.73    0.00  0.00    0.00


SAIF-Insured Thrifts(7)
-----------------------
 Averages                                17.90   151.22   0.90   13.30   18.68  141.77   18.05  145.22   19.50    0.31  1.78   30.71
 Medians                                   ---     ---     ---     ---   17.82  126.95   17.09  129.68   19.11     ---   ---     ---


Comparable Group Averages
-------------------------
 Averages                                16.47    92.53   0.54    9.05   24.81  188.39   24.81  186.56   26.68    0.30  1.62   13.07
 Medians                                   ---     ---     ---     ---   26.15  181.47   22.77  181.47   27.34     ---   ---     ---


Comparable Group
----------------

ALLB  Alliance Bank MHC of PA (19.9)     21.25    13.81   0.62    8.93     NM   237.96   25.50  237.96     NM     0.36  1.69   11.53
BCSB  BCSB Bankcorp MHC of MD (38.6)     11.38    26.87   0.36    7.28     NM   156.32   25.44  156.32     NM     0.00  0.00    0.00
BRKL  Brookline Bncp MHC of MA(47.0)     12.75   174.36   0.47    9.33   27.13  136.66   45.39  136.66   27.13    0.20  1.57   20.00
FFFL  Fidelity Bcsh MHC of FL (47.9)     26.50    86.39   0.92   13.01   24.77  203.69   13.65  209.98   28.80    1.00  3.77     NM
SKBO  First Carnegie MHC of PA(45.0)     13.25    13.71   0.50   10.86     NM   122.01   20.57  122.01   26.50    0.30  2.26   27.00
GBNK  Gaston Fed Bncp MHC of NC(47.0     12.50    26.41   0.43    8.56   29.07  146.03   32.83  146.03   29.07    0.20  1.60   21.85
HARS  Harris Fin. MHC of PA (24.9)       17.75   149.85   0.45    5.41     NM   328.10   26.67     NM      NM     0.22  1.24   12.15
JXSB  Jcksnville SB,MHC of IL (45.6)     16.75    14.56   0.33    9.23     NM   181.47   18.84  181.47     NM     0.30  1.79     NM
LFED  Leeds Fed Bksr MHC of MD (36.3     17.50    32.95   0.66    9.52   26.52  183.82   30.33  183.82   26.52    0.56  3.20     NM
LIBB  Liberty Bancorp MHC of NJ (47)     10.25    18.80   0.69    8.30   14.86  123.49   16.61  123.49   14.86    0.00  0.00    0.00
NBCP  Niagara Bancorp of NY MHC(45.4     11.38   153.65   0.46    8.31   23.71  136.94   26.12  136.94   24.74    0.00  0.00    0.00
NWSB  Northwest Bcrp MHC of PA (30.8     12.75   184.08   0.44    4.55   28.98  280.22   24.79  313.27   28.98    0.16  1.25   11.21
PBHC  Pathfinder BC MHC of NY (45.2)     15.00    19.19   0.50    8.15   24.19  184.05   21.65  217.08   30.00    0.20  1.33   18.07
PBCT  Peoples Bank, MHC of CT (41.2)     27.00   746.09   0.80   13.17   18.12  205.01   18.92  239.36     NM     0.84  3.11     NM
PHSB  Ppls Home SB, MHC of PA (45.0)     16.25    20.18   0.56   10.33   25.79  157.31   20.08  157.31   29.02    0.28  1.72   22.50
PLSK  Pulaski SB, MHC of NJ (47.0)       14.88    14.73   0.55   10.44   27.05  142.53   16.44  142.53   27.05    0.30  2.02   25.62
SBFL  SB Fngr Lakes MHC of NY (33.1)     16.00    18.88   0.22    6.10     NM   262.30   22.77  262.30     NM     0.24  1.50     NM
WAYN  Wayne Svgs Bks MHC of OH (48.2     22.25    26.63   0.68    9.83     NM   226.35   21.29  226.35     NM     0.62  2.79     NM
WCFB  Wbstr Cty FSB MHC of IA (45.6)     17.63    16.96   0.64   10.67   27.55  165.23   39.68  165.23   27.55    0.00  0.00    0.00

                                                    Financial Characteristics(6)
                                       --- -----------------------------------------------------
                                                                      Reported          Core
                                         Total   Equity/  NPAs/  --------------- ---------------
                                        Assets  Assets  Assets    ROA     ROE     ROA     ROE
                                       - ------- ------- ------- ------- ------- ------- -------
                                         ($Mil)     (%)     (%)     (%)     (%)     (%)     (%)

Revere Federal Savings of MA
----------------------------
 Superrange                                  93    11.78   0.29    0.44    3.72    0.44    3.72
 Range Maximum                               93    11.15   0.29    0.43    3.82    0.43    3.82
 Range Midpoint                              92    10.59   0.29    0.42    3.93    0.42    3.93
 Range Minimum                               92    10.03   0.29    0.41    4.04    0.41    4.04


SAIF-Insured Thrifts(7)
-----------------------
 Averages                                 1,069   14.05    0.60    0.93    7.90    0.88    7.42
 Medians                                    ---     ---     ---     ---     ---     ---     ---


Comparable Group Averages
-------------------------
 Averages                                 1,055   14.21    0.52    0.94    7.33    0.87    6.57
 Medians                                    ---     ---     ---     ---     ---     ---     ---


Comparable Group
----------------

ALLB  Alliance Bank MHC of PA (19.9)        273   10.72    1.06    0.80    7.09    0.80    7.09
BCSB  BCSB Bankcorp MHC of MD (38.6)        274   16.27     NA     0.80    4.95    0.80    4.95
BRKL  Brookline Bncp MHC of MA(47.0)        817   33.21    0.60    1.92    8.85    1.92    8.85
FFFL  Fidelity Bcsh MHC of FL (47.9)      1,321    6.70    0.27    0.66    8.52    0.57    7.32
SKBO  First Carnegie MHC of PA(45.0)        148   16.86    0.59    0.65    4.26    0.77    5.08
GBNK  Gaston Fed Bncp MHC of NC(47.0        171   22.48    0.50    1.13    5.02    1.13    5.02
HARS  Harris Fin. MHC of PA (24.9)        2,260    8.13    0.66    0.88   10.96    0.72    8.96
JXSB  Jcksnville SB,MHC of IL (45.6)        170   10.38    0.68    0.59    5.64    0.38    3.65
LFED  Leeds Fed Bksr MHC of MD (36.3        299   16.50    0.03    1.18    7.20    1.18    7.20
LIBB  Liberty Bancorp MHC of NJ (47)        241   13.45    0.35    1.12    8.31    1.12    8.31
NBCP  Niagara Bancorp of NY MHC(45.4      1,296   19.08    0.29    1.10    5.78    1.06    5.54
NWSB  Northwest Bcrp MHC of PA (30.8      2,410    8.85    0.50    0.95   10.14    0.95   10.14
PBHC  Pathfinder BC MHC of NY (45.2)        196   11.76    1.30    0.91    7.74    0.73    6.24
PBCT  Peoples Bank, MHC of CT (41.2)      9,149    9.23    0.70    1.18   13.45    0.63    7.22
PHSB  Ppls Home SB, MHC of PA (45.0)        223   12.76    0.32    0.81    7.30    0.72    6.49
PLSK  Pulaski SB, MHC of NJ (47.0)          191   11.54    0.63    0.63    5.86    0.63    5.86
SBFL  SB Fngr Lakes MHC of NY (33.1)        251    8.68    0.32    0.40    4.39    0.34    3.72
WAYN  Wayne Svgs Bks MHC of OH (48.2        260    9.41    0.49    0.72    7.72    0.66    7.10
WCFB  Wbstr Cty FSB MHC of IA (45.6)         94   24.02    0.07    1.43    6.09    1.43    6.09



(1) Average of high/low or bid/ask price per share.

(2) EPS (core basis) is based on actual trailing twelve month data, adjusted to omit the impact of non-operating items (including the SAIF assessment) on a tax effected basis, and is shown on a pro forma basis where appropriate.

(3) P/E = Price to Earnings; P/B = Price to Book; P/A = Price to Assets; P/TB = Price to Tangible Book; and P/CORE = Price to Core Earnings.

(4) Indicated twelve month dividend, based on last quarterly dividend declared.

(5) Indicated twelve month dividend as a percent of trailing twelve month estimated core earnings.

(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and total assets balances.

(7) Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source:   Corporate  reports,   offering  circulars,  and  RP  Financial,   Inc.
          calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

                                    EXHIBITS

RP Financial, LC.

                                LIST OF EXHIBITS


Exhibit
Number        Description

I-1           Map of Office Location

I-2           Revere Federal's Audited Financial Statements

I-3           Key Operating Ratios

I-4           Investment Portfolio Composition

I-5           Yields and Costs

I-6           Loan Loss Allowance Activity

I-7           Fixed Rate and Adjustable Rate Loans

I-8           Gap Analysis

I-9           Loan Portfolio Composition

I-10          Contractual Maturity By Loan Type

I-11          Loan Originations, Purchases, and Sales

I-12          Non-Performing Assets

I-13          Classified Assets

I-14          Deposit Composition

II-1          List of Branch Offices

II-2          Historical Interest Rates

II-3          Demographic/Economic Reports

II-4          Sources of Personal Income/Employment Sectors

III-1         General Characteristics of Publicly-Traded Institutions

III-2         MHC Peer Institutions

RP Financial, LC.


                          LIST OF EXHIBITS(continued)


IV-1          Stock Prices: August 21, 1998

IV-2          Historical Stock Price Indices

IV-3          Historical Thrift Stock Indices

IV-4          Market Area Acquisition Activity

IV-5          Directors and Management Summary Resumes

IV-6          Pro Forma Regulatory Capital Ratios

IV-7          Pro Forma Analysis Sheet-Full Conversion Basis

IV-8          Pro Forma Effect of Conversion Proceeds-Full Conversion Basis

IV-9          Peer Group Core Earnings Analysis

IV-10         Pro Forma Analysis Sheet-MHC Basis

IV-8          Pro Forma Effect of Conversion Proceeds-MHC Basis

V-1           Firm Qualifications Statement

                                  EXHIBIT I-1

                             Revere Federal Savings
                             Map of Office Location


                               [GRAPHIC OMITTED]

                                  EXHIBIT I-2

                             Revere Federal Savings
                          Audited Financial Statements
                          [Incorporated by Reference]

                                  EXHIBIT I-3

                             Revere Federal Savings
                              Key Operating Ratios

                                                        AT OR FOR THE
                                                      NINE MONTHS ENDED
                                                          JUNE 30,                      AT OR FOR THE YEAR ENDED SEPTEMBER 30,
                                                  ------------------------ ------------------------------------------------------
                                                      1998        1997         1997         1996         1995        1994    1993
                                                      ----        ----         ----         ----         ----        ----    ----
                                                                                   (DOLLARS IN THOUSANDS)
SELECTED FINANCIAL RATIOS AND OTHER DATA(2)
   PERFORMANCE RATIOS:
     Return on average assets....................      0.31%        0.59%     0.56%          0.13%        0.86%        0.88%  0.89%
     Return on average equity....................      4.74         9.04      8.66           1.84         11.17        10.98  9.59
     Average equity to average assets............      6.60         6.49      6.52           7.13         7.69         8.00   9.24
     Equity to total assets at end of period.....      7.18         6.37      6.95           6.99         7.79         8.04   8.03
     Average interest rate spread................      3.16         2.88      2.89           2.72         2.99         3.71   4.50
     Net interest margin.........................      3.48         3.13      3.16           3.00         3.26         3.94   4.74
     Average interest-earning assets to average
       interest-bearing liabilities .............    107.52       106.01    106.16         106.60       106.66       107.06 107.57
     Total noninterest expense to average assets.      2.81         2.20      2.24           2.63         2.43         2.33   2.78
     Efficiency ratio(3).........................     78.63        68.89     69.64          87.59        65.36        59.43  59.50
   REGULATORY CAPITAL RATIOS:
     Tangible capital............................      6.63         6.66      6.54           6.69         7.56         7.68   8.03
     Core capital................................      6.63         6.66      6.54           6.69         7.56         7.68   8.03
     Risk-based capital..........................     17.89        20.21     21.33          24.03        33.42        33.12  28.12
   ASSET QUALITY RATIOS:
     Non-performing loans as a percent
       of loans..................................      0.57         0.00      0.38           0.08         0.58         0.91   0.92
     Non-performing assets as a percent
       of total assets...........................      0.30         0.00      0.18           0.04         0.18         0.50   0.65
     Allowance for loan losses as a percent
       of loans .................................      1.07         0.94      0.91           0.97         0.96         0.90   0.30
     Allowance for loan losses as a percent
       of non-performing loans ..................    188.12           N/A   240.03       1,159.67       164.86        98.33  32.76
   NUMBER OF:
     Loans outstanding...........................       834          717       775            569          440          436    487
     Deposit accounts............................     7,763        6,666     6,907          6,008        5,100        4,458  4,079
     Full-service offices........................         1            1         1              1            1            1      1
     Full-time equivalent employees .............        26           19        22             17           13           12     12

-------------

(1)  The  Association  adopted  Statement  of  Financial   Accounting  Standards
     ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("SFAS No. 115") as of September 30, 1994.

(2) Asset Quality Ratios and Regulatory Capital Ratios are end of period ratios. With the exception of end of period ratios, all ratios are based on average monthly balances during the indicated periods and are annualized where appropriate.

(3) The efficiency ratio represents the ratio of noninterest expenses divided by the sum of net interest income and noninterest income.

                                  EXHIBIT I-4

                             Revere Federal Savings
                        Investment Portfolio Composition


                                                                                              AT SEPTEMBER 30,
                                                            AT JUNE 30,    ---------------------------------------------------------
                                                               1998               1997                1996               1995
                                                        ----------------------------------------------------------------------------
                                                       AMORTIZED    FAIR    AMORTIZED  FAIR    AMORTIZED  FAIR    AMORTIZED    FAIR
                                                        COST       VALUE     COST      VALUE    COST      VALUE    COST        VALUE
                                                        ----------------------------------------------------------------------------
                                                                                           (In thousands)
Held-to-maturity:
     Investment securities .........................   $ 6,499   $ 6,430   $ 9,202   $ 9,207   $ 8,500   $ 8,502   $12,552   $12,610
     Mortgage-backed and mortgage-related securities    21,635    22,016    25,144    25,458    24,945    24,609    23,085    22,940
                                                         5,162     5,212     5,807     5,842     7,235     7,245     6,105     6,119
                                                       -------   -------   -------   -------   -------   -------   -------   -------
     Asset-backed securities .......................    33,296    33,658    40,153    40,507    40,680    40,356    41,742    41,669
Available-for-sale(1) ..............................        24       849        24       636        24       441        24       312
                                                       -------   -------   -------   -------   -------   -------   -------   -------
       Total securities ............................   $33,320   $34,507   $40,177   $41,143   $40,704   $40,797   $41,766   $41,981
                                                       =======   =======   =======   =======   =======   =======   =======   =======

------------------
(1)  Consists of marketable equity securities.

                                  EXHIBIT I-5

                             Revere Federal Savings
                                Yields and Costs


                                                                               FOR THE NINE MONTHS ENDED JUNE 30,
                                               AT JUNE 30,   --------------------------------------------------------------------
                                                  1998                        1998                          1997
                                    ---------------------------------------------------------------------------------------------
                                                    WEIGHTED                          AVERAGE                            AVERAGE
                                                    AVERAGE       AVERAGE             YIELD/   AVERAGE                    YIELD/
                                        BALANCE     YIELD (1)     BALANCE    INTEREST COST     BALANCE     INTEREST       COST
                                    ------------   --------      ---------   -------- -----   ----------- ----------   ----------
                                                                                      (Dollars in thousands)
ASSETS:
INTEREST-EARNING ASSETS:
  Interest-bearing deposits ..........   $   799        4.77%     $   478    $    12   3.36%   $   427   $    13            4.07%
  Federal funds sold .................     2,909        5.88        5,395        222   5.50      1,481        51            4.60
  Investment securities(1) ...........    35,663        6.90       36,206      1,898   7.01     44,608     2,321            6.96
  Loans(2) ...........................    46,825        8.02       44,483      2,875   8.64     35,050     2,182            8.32
                                         -------       ------      ------    -------   ----    -------   -------
    Total interest-earning assets ....    86,196        7.45       86,562      5,007   7.73     81,566     4,567            7.49
Noninterest-earning assets ...........     2,584                    2,307    -------             2,038   -------
                                         -------                  -------                      -------
    Total assets .....................   $88,780                  $88,869                      $83,604
                                         =======                  =======                      =======

LIABILITIES AND EQUITY:
INTEREST-BEARING LIABILITIES:
  NOW accounts .......................   $ 4,526        1.07%     $ 4,191    $    33    1.05%   $ 3,361   $    25           0.99%
  Regular savings accounts ...........    16,352        1.41       15,018        142    1.26     14,520       119           1.10
  Money market accounts ..............     1,991        3.13        1,555         36    3.10        660        15           3.04
  Time deposits ......................    36,306        5.48       35,397      1,485    5.61     32,266     1,355           5.61
                                         -------                  -------    -------    ----    -------   -------
    Total interest-bearing deposits ..    59,175        3.94       56,161      1,696    4.04     50,807     1,514           3.98
  Advances from FHLB .................    19,284        5.45       24,344      1,055    5.79     26,137     1,141           5.84
                                         -------                  -------    -------            -------   -------
    Total interest-bearing liabilities    78,459        4.31       80,505      2,751    4.57     76,944     2,655           4.61
                                                                             -------                      -------
Demand deposits ......................     3,801                    2,441                         1,047
Other liabilities ....................       146                       61                           184
                                         -------                  -------                       -------
    Total liabilities ................    82,406                   83,007                        78,175
Equity ...............................     6,374                    5,862                         5,429
                                         -------                  -------                       -------
    Total liabilities and equity .....   $88,780                  $88,869                       $83,604
                                         =======                  =======                       =======

Net interest income ..................                                       $ 2,256                      $1,912
                                                                             =======                      ======
Net interest rate spread(3) ..........                                                   3.16%                              2.88%
                                                                                         ====                               ====
Net interest margin(4) ...............                   3.14%                           3.48%                              3.13%
                                                         ====                            ====                               ====
Ratio of interest-bearing assets to ..
   interest-bearing liabilities.......    109.86%                 107.52%                        106.01%
                                          ======                  ======                         ======

-----------------
(1) Includes investment securities available-for-sale, held-to-maturity and stock in FHLB-Boston.

(2) Amount is net of deferred loan origination fees, allowance for loan losses and includes non-accrual loans.

(3) Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.

(4) Net interest margin represents net interest income as a percentage of average interest-earning assets.

                                  EXHIBIT I-5

                             Revere Federal Savings
                                Yields and Costs


                                                                     FOR THE YEAR ENDED SEPTEMBER 30,
                                        --------------------------------------------------------------------------------------------
                                                            1997                   1996                           1995
                                        -----------------------------  ------------------------------ ------------------------------
                                                               AVERAGE                        AVERAGE                       AVERAGE
                                            AVERAGE             YIELD/ AVERAGE                 YIELD/  AVERAGE               YIELD/
                                            BALANCE  INTEREST   COST   ALANCE      INTEREST    COST   BALANCE   INTEREST     COST
                                        ------------ -------- -------  -------- -----------  -------- ------- ------------  --------
ASSETS:                                                                     (DOLLARS IN THOUSANDS)
INTEREST-EARNING ASSETS:
     Interest-bearing deposits.........   $    453   $    16   3.53%   $    237    $    14    5.91%    $    460   $    25      5.43%
     Federal funds sold................      1,308        69   5.28         730         43    5.89        1,700        99      5.82
     Investment securities(1)..........     44,092     3,068   6.96      40,908      2,690    6.58       38,341     2,529      6.60
     Loans(2)..........................     36,324     3,027   8.33      27,849      2,363    8.49       20,568     1,794      8.72
                                          --------   -------           --------    -------             --------   -------
       Total interest-earning assets...     82,177     6,180   7.52      69,724      5,110    7.33       61,069     4,447      7.28
                                                     -------                       -------                        -------
     Noninterest-earning assets........      2,144                        2,078                           1,936
                                          --------                     --------                        --------
       Total assets....................   $ 84,321                     $ 71,802                        $ 63,005
                                          ========                     ========                        ========

LIABILITIES AND EQUITY:
INTEREST-BEARING LIABILITIES:
     NOW accounts......................   $  3,443        35   1.02%   $  2,041    $    23    1.13%    $  1,707       28       1.64%
     Regular savings accounts..........     14,548       161   1.11      14,743        157    1.06       15,436      230       1.49
     Money market accounts.............        739        23   3.11         212          6    2.83            6                3.30
     Time deposits.....................     32,634     1,839   5.64      30,763      1,784    5.79       26,660    1,428       5.35
                                          --------   -------           --------    -------             --------   ------
       Total interest-bearing deposits.     51,364     2,058   4.02      47,759      1,970    4.11       43,809    1,686       3.84
     Advances from FHLB................     26,044     1,527   5.86      17,648      1,048    5.94       13,445      768       5.71
                                          --------   -------           --------    -------             --------   ------
       Total interest-bearing liabilities   77,408     3,585   4.63      65,407      3,018    4.61       57,254    2,454       4.29
                                                     -------                       -------                        ------
Demand deposits........................      1,219                          914                             586
Other liabilities......................        199                          362                             323
                                          --------                     --------                        --------
       Total liabilities...............     78,826                       66,683                          58,163
Equity.................................      5,495                        5,119                           4,842
                                          --------                     --------                        --------
       Total liabilities and equity....   $ 84,321                     $ 71,802                        $ 63,005
                                          ========                     ========                        ========
Net interest income....................              $ 2,595                       $ 2,092                        $ 1,993
                                                     =======                       =======                        =======
Net interest rate spread(3)............                        2.89%                          2.72%                            2.99%
                                                               ====                           ====                             ====
Net interest margin(4).................                        3.16%                          3.00%                            3.26%
                                                               ====                           ====                             ====
Ratio of interest-earning assets to
   interest-bearing liabilities......       106.16%                       106.60%                          106.66%
                                            ======                        ======                           ======

------------------

(1) Includes investment securities available-for-sale, held-to-maturity and stock in FHLB-Boston.

(2) Amount is net of deferred loan origination fees, allowance for loan losses and includes non-accrual loans.

(3) Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.

(4) Net interest margin represents net interest income as a percentage of average interest-earning assets.

                                  EXHIBIT I-6

                             Revere Federal Savings
                          Loan Loss Allowance Activity


                                               AT OR FOR THE NINE
                                                  MONTHS ENDED                   AT OR FOR THE YEAR ENDED SEPTEMBER 30,
                                                    JUNE 30,
                                           --------------------------- -----------------------------------------------------------
                                               1998          1997          1997       1996         1995        1994        1993
                                           ------------- ------------- ------------ ------------ ------------ ----------- -------
                                                                             (DOLLARS IN THOUSANDS)

Balance at beginning of period............    $ 377         $ 325         $ 325     $  206          $ 187        $ 67        $161
                                              -----         -----         -----     ------          -----        ----        ----
Provision (benefit) for loan losses.......      175            45            60        148             (2)        144         155
                                              -----         -----         -----     ------          -----        ----        ----
Charge-offs:
   Mortgage loans:
     One-to four-family...................      ---           ---           ---         16            ---          23         251
     Commercial real estate...............      ---           ---           ---        ---            ---         ---         ---
     Construction and land................      ---           ---           ---        ---            ---         ---         ---
   Commercial loans.......................      ---           ---           ---        ---            ---         ---         ---
   Consumer loans:
     Home equity lines....................      ---           ---           ---        ---            ---         ---         ---
     Secured by deposit accounts..........      ---           ---           ---        ---            ---         ---         ---
     Auto loans...........................       40           ---           ---        ---            ---         ---         ---
     Other consumer loans.................        6           ---             8         13            ---           1         ---
                                                ---         -----           ---     ------          -----         ---        -----
     Total charge-offs....................       46           ---             8         29            ---          24         251
                                               ----         -----           ---     ------          -----        ----        ----
Recoveries................................      ---           ---           ---        ---             21         ---           2
                                              -----         -----         -----     ------          -----        ----         ---
Balance at end of period..................    $ 506         $ 370         $ 377     $  325          $ 206        $187        $ 67
                                              =====         =====         =====     ======          =====        ====        ====

Ratio of net charge-offs to average loans
   outstanding during the period(1).......     0.14%         0.00%         0.02%      0.10%         (0.10)%      0.11%       1.08%
                                               ====          ====         =====      =====          =====        ====        ====
Allowance for loan losses as a
   percent of loans ......................     1.07%         0.94%         0.91%      0.97%          0.96%       0.90%        0.3
                                              =====          ====          ====       ====           ====        ====         ===
Allowance for loan losses as a
  percent of non-performing loans........    188.12%          N/A        240.03%  1,159.67%        164.86%      98.33%      32.76%
                                             ======                      ======   ========         ======       =====       =====

--------------

(1) Ratio is annualized for the nine month periods.

                                  EXHIBIT I-7

                             Revere Federal Savings
                      Fixed Rate and Adjustable Rate Loans


                                                                DUE AFTER JUNE 30, 1999
                                   ---------------------------------------------------------------------
                                               FIXED                 ADJUSTABLE                 TOTAL
                                   ---------------------------------------------------------------------
                                                                     (In thousands)
Mortgage loans:
     One-to four-family ........             $24,597                  $   122                  $24,719
     Commercial real estate ....                 987                    2,597                    3,584
     Construction and land .....                 811                      382                    1,193
                                             -------                  -------                  -------
       Total mortgage loans ....              26,395                    3,101                   29,496
                                             -------                  -------                  -------
Commercial loans ...............               1,344                     --                      1,344
                                             -------                  -------                  -------
Consumer loans:
     Home equity lines .........                --                       --                       --
     Secured by deposit accounts                 117                     --                        117
     Auto loans ................                 445                     --                        445
     Other consumer loans ......                   5                     --                          5
                                             -------                  -------                  -------
       Total consumer loans ....                 567                     --                        567
                                             -------                  -------                  -------
       Total loans .............             $28,306                  $ 3,101                  $31,407
                                             =======                  =======                  =======




                                                              DUE AFTER SEPTEMBER 30, 1998
                                   ----------------------------------------------------------------------
                                              FIXED                 ADJUSTABLE                 TOTAL
                                   ----------------------------------------------------------------------
                                                                     (In thousands)
Mortgage loans:
     One-to four-family ........             $23,882                  $   235                  $24,117
     Commercial real estate ....                 915                    1,436                    2,351
     Construction and land .....                 315                       --                      315
                                             -------                  -------                  -------
       Total mortgage loans ....              25,112                    1,671                   26,783
                                             -------                  -------                  -------
Commercial loans ...............                 635                       --                      635
                                             -------                  -------                  -------
Consumer loans:
     Home equity lines .........                  --                       --                       --
     Secured by deposit accounts                 352                       --                      352
     Auto loans ................                 428                       --                      428
     Other consumer loans ......                  36                       --                       36
                                             -------                  -------                  -------
       Total consumer loans ....                 816                       --                      816
                                             -------                  -------                  -------
       Total loans .............             $26,563                  $ 1,671                  $28,234
                                             =======                  =======                  =======


                                  EXHIBIT I-8

                             Revere Federal Savings
                                  Gap Analysis


                               Net Portfolio Value                          NPV as % of Present Value of Assets
       Change               ---------------------------            ----------------------------------------------------
      In Rates             $ Amount            $ Change             % Change           NPV Ratio             Change
-----------------------------------------------------------------------------------------------------------------------
                              (Dollars in thousands)
     +400 bp              $   6,520            $ (3,143)              (33)%               7.79%                (274) bp
     +300 bp                  7,531              (2,132)              (22)%               8.78%                (176) bp
     +200 bp                  8,466              (1,197)              (12)%               9.63%                 (91) bp
     +100 bp                  9,243                (420)               (4)%              10.28%                 (26) bp
     0 bp                     9,663                 ---                ---%              10.53%                 ---  bp
     -100 bp                  9,795                 132                  1%              10.50%                  (4) bp
     -200 bp                  9,489                (174)               (2)%              10.03%                 (50) bp
     -300 bp                  9,295                (368)               (4)%               9.68%                 (86) bp
     -400 bp                  9,257                (406)               (4)%               9.46%                (107) bp

                                  EXHIBIT I-9

                             Revere Federal Savings
                           Loan Portfolio Composition


                                                                                      AT SEPTEMBER 30,
                                 AT JUNE 30,    ------------------------------------------------------------------------------------
                                   1998              1997             1996             1995            1994               1993
                             ------------------ ----------------  ---------------- ---------------- ---------------  ---------------
                                       PERCENT          PERCENT           PERCENT          PERCENT         PERCENT           PERCENT
                              AMOUNT  OF TOTAL  AMOUNT  OF TOTAL  AMOUNT  OF TOTAL AMOUNT  OF TOTAL AMOUNT OF TOTAL  AMOUNT OF TOTAL
                              ------  --------  ------  --------  ------  -------- ------  -------- ------ --------  ------ --------
                                                                    (DOLLARS IN THOUSANDS)
Mortgage loans:
   One- to four-family .......$34,495  72.79% $ 32,928  79.11% $ 30,046   89.84% $ 20,630   95.91%$ 20,349    97.85%$ 21,825  98.02%
   Commercial real estate ....  4,157   8.77     2,577   6.19       460    1.38        --      --       --       --       --     --
   Construction and land .....  1,518    3.2       815   1.96     1,075    3.21       174    0.81       80     0.38       88    0.4
                               ------  -----    ------  -----    ------   -----    ------   -----   ------    -----   ------  -----
     Total mortgage loans .... 40,170  84.76    36,320  87.26    31,581   94.43    20,804   96.72   20,429    98.23   21,913  98.42
                               ------  -----    ------  -----    ------   -----    ------   -----   ------    -----   ------  -----
Commercial loans .............  2,789   5.89     1,684   4.04        49    0.15        --      --       --       --       --     --
                               ------  -----    ------  -----    ------   -----    ------   -----   ------    -----   ------  -----
Consumer loans:
   Home equity lines .........  3,301   6.96     2,761   6.63     1,303    3.9        364    1.69       30     0.14       --     --
   Secured by deposit accounts    621   1.31       374    0.9       370    1.11       314    1.46      266     1.28      242   1.09
   Auto loans ................    425   0.90       413   0.99       121    0.36        --      --       --       --       --     --
   Other consumer loans ......     84   0.18        73   0.18        19    0.05        27    0.13       72     0.35      109   0.49
                               ------  -----    ------  -----    ------   -----    ------   -----   ------    -----   ------  -----
     Total consumer loans ....  4,431   9.35     3,621    8.7     1,813    5.42       705    3.28      368     1.77      351   1.58
                               ------  -----    ------  -----    ------   -----    ------   -----   ------    -----   ------  -----
     Total loans receivable .. 47,390 100.00%   41,625 100.00%   33,443  100.00%   21,509  100.00%  20,797   100.00%  22,264 100.00%
                                      ======           ======            ======            ======            ======          ======

LESS:
   Allowance for loan losses .   (506)            (377)            (325)             (206)            (187)              (67)
   Deferred loan origination
     fees, net ...............    (59)             (73)             (72)              (30)             (31)              (39)
                                              --------         --------          --------          -------           -------
     Loans, net ..............$46,825         $ 41,175         $ 33,046          $ 21,273          $20,579           $22,158
                              ========        ========         ========          ========          =======           =======


                                  EXHIBIT I-10

                             Revere Federal Savings
                       Contractual Maturity By Loan Type


                                                                      AT JUNE 30, 1998
                                           ---------------------------------------------------------------------------------
                                                              MORTGAGE LOANS
                                           ---------------------------------------------------------------------------------
                                           ONE- TO FOUR-    COMMERCIAL   CONSTRUCTION
                                            FAMILY         REAL ESTATE     AND LAND     COMMERCIAL   CONSUMER    TOTAL
                                           ---------------------------------------------------------------------------------
Amount due:                                                         (In thousands)

     One year or less ..................   $  9,776         $    573       $    325       $  1,445   $  3,864   $ 15,983
                                           --------         --------       --------       --------   --------   --------
After one year:
     More than one year to three years .         72              452             90             99        290      1,003
     More than three years to five years        476            2,008             85            763        230      3,562
     More than five years to ten years .      2,240              204             --            425         --      2,869
     More than ten years to twenty years      6,551              920            150             57         47      7,725
     More than twenty years ............     15,380               --            868             --         --     16,248
                                           --------         --------       --------       --------   --------   --------
       Total due after one year ........     24,719            3,584          1,193          1,344        567     31,407
                                           --------         --------       --------       --------   --------   --------
       Total amount due ................   $ 34,495         $  4,157       $  1,518       $  2,789   $  4,431     47,390
                                           ========         ========       ========       ========   ========   ========
Less:
     Allowance for loan losses .........                                                                            (506)
     Deferred loan origination fees, net                                                                             (59)
                                                                                                                --------
Loans, net .............................                                                                        $ 46,825
                                                                                                                ========

                                  EXHIBIT I-10

                             Revere Federal Savings
                       Contractual Maturity By Loan Type


                                                                                    AT SEPTEMBER 30, 1997
                                         ---------------------------------------------------------------------------------
                                                           MORTGAGE LOANS
                                         ---------------------------------------------------------------------------------
                                         ONE- TO FOUR-      COMMERCIAL    CONSTRUCTION
                                            FAMILY         REAL ESTATE     AND LAND     COMMERCIAL   CONSUMER    TOTAL
                                         ---------------------------------------------------------------------------------
Amount due:                                                               (In thousands)
     One year or less ..................   $  8,811         $    226       $    500       $  1,049   $  2,805   $ 13,391
                                           --------         --------       --------       --------   --------   --------
After one year:
     More than one year to three years .         69              374             --            105        252        800
     More than three years to five years        495            1,016            113            471        262      2,357
     More than five years to ten years .      1,746              362             --             --         --      2,108
     More than ten years to twenty years      6,131              599             --             59         48      6,837
     More than twenty years ............     15,676               --            202             --        254     16,132
                                           --------         --------       --------       --------   --------   --------

       Total due after one year ........     24,117            2,351            315            635        816     28,234
                                           --------         --------       --------       --------   --------   --------
       Total amount due ................   $ 32,928         $  2,577       $    815       $  1,684   $  3,621     41,625
                                           ========         ========       ========       ========   ========   ========

Less:
     Allowance for loan losses .........                                                                            (377)
     Deferred loan origination fees, net                                                                             (73)
                                                                                                                --------
Loans, net .............................                                                                        $ 41,175
                                                                                                                ========

                                  EXHIBIT I-11

                             Revere Federal Savings
                    Loan Originations, Purchases, and Sales


                                           FOR THE NINE MONTHS
                                              ENDED JUNE 30,        FOR THE YEAR ENDED SEPTEMBER 30,
                                          ----------------------------------------------------------
                                           1998           1997        1997         1996      1995
                                           ----           ----        ----         ----      ----
                                                                    (In thousands)
Beginning balance, loans, net ...........   $ 41,175    $ 33,046    $ 33,046    $ 21,273    $ 20,579
                                            --------    --------    --------    --------    --------
Loans originated:
     Mortgage loans:
       One- to four-family ..............     11,869       4,521       6,843      18,385       3,402
       Commercial real estate ...........      1,000       1,799       2,245         463        --
       Construction and land ............        885         519       1,047         511         718
                                            --------    --------    --------    --------    --------
         Total mortgage loans ...........     13,754       6,839      10,135      19,359       4,120
     Commercial loans ...................      1,627       1,310       1,946        --          --
     Consumer loans .....................      3,538       1,392       2,329         965         537
                                            --------    --------    --------    --------    --------
         Total loans originated .........     18,919       9,541      14,410      20,324       4,657
                                            --------    --------    --------    --------    --------
   Total ................................     60,094      42,587      47,456      41,597      25,236
Principal repayments and other, net .....     (7,263)     (1,461)     (3,463)     (5,110)     (3,385)
Loan charge-offs, net ...................        (46)       --            (8)        (29)         21
Sale of mortgage loans, principal balance     (5,960)     (2,209)     (2,810)     (3,412)       (599)
                                            --------    --------    --------    --------    --------
Ending balance, loans, net ..............   $ 46,825    $ 38,917    $ 41,175    $ 33,046    $ 21,273
                                            ========    ========    ========    ========    ========

                                  EXHIBIT I-12

                             Revere Federal Savings
                             Non-Performing Assets


                                          AT JUNE 30,                AT SEPTEMBER 30,
                                       --------------     ------------------------------------------
                                       1998      1997     1997     1996        1995     1994    1993
                                       ----      ----     ----     ----        ----     ----    ----
                                                           (DOLLARS IN THOUSANDS)
Non-performing loans:
    Mortgage loans:
      One-to four-family .............   $142    $  --  $  144    $     28    $   125    $ 190   $ 203
      Commercial real estate .........     --       --      --          --         --       --      --
      Construction and land ..........     --       --      --          --         --       --      --
                                       ------    -----  ------    --------    -------    -----   -----
        Total mortgage loans .........    142       --     144          28        125      190     203
                                       ------    -----  ------    --------    -------    -----   -----
    Commercial loans .................    124       --      --          --         --       --      --
                                       ------    -----  ------    --------    -------    -----   -----
    Consumer loans:
      Home equity lines ..............     --       --      --          --         --       --      --
      Security by deposit accounts ...     --       --      --          --         --       --      --
      Auto loans .....................     --       --      --          --         --       --      --
      Other consumer loans ...........      3       --      13          --         --       --       1
                                       ------    -----  ------    --------    -------    -----   -----
        Total consumer loans .........      3       --      13          --         --       --       1
                                       ------    -----  ------    --------    -------    -----   -----
        Total non-performing loans(1)     269       --     157          28        125      190     204
Other real estate owned, net .........     --       --      --          --         --      108     128
                                       ------    -----  ------    --------    -------    -----   -----
        Total non-performing assets(2) $  269    $  --  $  157    $     28    $   125    $ 298   $ 332
                                       ======    =====  ======    ========    =======    =====   =====

Allowance for loan losses
    as a percent of loans(3) .........   1.07%    0.94%   0.91%       0.97%      0.96%    0.90%   0.30%
                                       ======    =====  ======    ========    =======    =====   =====
Allowance for loan losses as a percent
    of non-performing loans(4) ....... 188.12%     N/A  240.03%   1,159.67%    164.86%   98.33%  32.76%
                                       ======           ======    ========    =======    =====   =====
Non-performing loans as a percent
    of loans(3)(4) ...................   0.57%    0.00%   0.38%       0.08%      0.58%   0.91%   0.92%
                                       ======     ====  ======    ========    =======    =====   ====
Non-performing assets as a percent
    of total assets(2) ...............   0.30%    0.00%   0.18%       0.04%      0.18%   0.50%   0.65%
                                       ======     ====  ======    ========    =======    =====   =====

-------------

(1) Non-performing loans at June 30, 1998 includes non-accrual loans of $145,000 and loans past due 90 days or more and still accruing of $124,000. For all other periods presented, the non-performing loans consisted entirely of non-accrual loans.

(2) Non-performing assets consist of non-performing loans and other real estate owned.


(3) Loans are presented before allowance for loan losses and deferred loan origination fees, net.

(4)  Non-performing  loans  consist  of all  loans 90 days or more  past due and
     other  loans  which  have  been   identified  by  the  Bank  as  presenting
     uncertainty with respect to the collectibility of interest or principal.

                                  EXHIBIT I-13

                             Revere Federal Savings
                               Classified Assets


     Federal regulations require each banking institution to classify its asset quality on a regular basis. In addition, in connection with examinations of such banking institutions, federal examiners have authority to identify problem assets and, if appropriate, classify them. An asset is classified substandard if it is determined to be inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. As a general rule, the Bank will classify a loan as substandard if the Bank can no longer rely on the borrower's income as the primary source for repayment of the indebtedness and must look to secondary sources such as guarantors or collateral. An asset is classified as doubtful if full collection is highly questionable or improbable. An asset is classified as loss if it is considered uncollectible, even if a partial recovery could be expected in the future. The regulations also provide for a special mention designation, described as assets which do not currently expose a banking institution to a sufficient degree of risk to warrant classification but do possess credit deficiencies or potential weaknesses deserving management's close attention. Assets classified as substandard or doubtful require a banking institution to establish general allowances for loan losses. If an asset or portion thereof is classified as a loss, a banking institution must either establish specific allowances for loan losses in the amount of the portion of the asset classified as a loss, or charge off such amount. Examiners may disagree with a banking institution's classifications and amounts reserved. If a banking institution does not agree with an examiner's classification of an asset, it may appeal this determination to the Regional Director of the OTS. At June 30, 1998, the Bank had $38,000 in assets classified as special mention, doubtful or loss, and $144,000 in assets designated as substandard.

                                  EXHIBIT I-14

                             Revere Federal Savings
                              Deposit Composition


                                                                            AT SEPTEMBER 30,
                                    -----------------------------------------------------------------------------------------------
                                          AT JUNE 30, 1998                   1997                                1996
                                    -----------------------------    ---------------------------  ---------------------------------
                                            PERCENT OF                     PERCENT OF                        PERCENT OF
                                              TOTAL      WEIGHTED             TOTAL      WEIGHTED               TOTAL      WEIGHTED
                                   AVERAGE   AVERAGE     AVERAGE    AVERAGE  AVERAGE     AVERAGE     AVERAGE   AVERAGE     AVERAGE
                                   AMOUNT    DEPOSITS     RATE      AMOUNT   DEPOSITS      RATE       AMOUNT   DEPOSITS      RATE
                                   ------------------------------------------------------------------------------------------------
                                                                          DOLLARS IN THOUSANDS)

Demand deposits.................    $2,441     4.17%       ---%   $ 1,219      2.23%      ---%       $ 914      1.88%        ---%
Now accounts....................     4,191     7.15       1.05      3,443      6.55      1.02        2,041      4.19         1.13
Regular savings accounts........    15,018    25.63       1.26     14,548     27.67      1.11       14,743     30.29         1.06
Money market accounts...........     1,555     2.65       3.10        739      1.40      3.11          212      0.44         2.83
                                    ------    -----               --------   -------                -------    ------
      Total.....................    23,205    39.6        1.22     19,949     37.94      1.17       17,910     36.80         1.09
                                    ------    -----               --------   -------                -------    ------
Time deposits:(1)
    6 months or less............     3,973     6.78       4.98      3,612      6.87      4.73        4,561      9.37         4.91
    Over 6 months through 12 months 13,759    23.48       5.30     12,026     22.87      5.20       12,569     25.82         5.66
    Over 12 through 36 months...    15,713    26.81       5.91     15,168     28.84      6.09       11,934     24.52         6.15
    Over 36 months..............     1,952     3.33       6.64      1,828      3.48      6.67        1,699      3.49         6.66
                                    ------    -----               --------   -------                -------   ------
      Total time deposits.......    35,397    60.40       5.61     32,634     62.06      5.64       30,763     63.20         5.79
                                    ------    -----               --------   -------                -------   ------
      Total average deposits....   $58,602    100.00%     3.87%   $52,583     100.00%    4.02%      $48,673    100.00%       4.11%
                                    ======    ======              ========   =======                =======   =======


                                    -----------------------------
                                        AT SEPTEMBER 30, 1995
                                    -----------------------------
                                            PERCENT OF
                                              TOTAL      WEIGHTED
                                   AVERAGE   AVERAGE      AVERAGE
                                   AMOUNT    DEPOSITS      RATE
                                   ------------------------------


Demand deposits.................    $   586      1.32%        ---%
Now accounts....................      1,707      3.85        1.64
Regular savings accounts........     15,436     34.78        1.49
Money market accounts...........          6      0.01        3.30
                                        ---     ------
      Total.....................     17,735     39.96        1.50
                                    --------   -------
Time deposits:(1)
    6 months or less............      5,639     12.70        4.79
    Over 6 months through 12 months  10,333     23.28        5.22
    Over 12 through 36 months...      9,483     21.37        5.66
    Over 36 months..............      1,205      2.69        6.71
                                    -------    ------
      Total time deposits.......     26,660     60.04        5.35
                                    --------   -------
      Total average deposits....   $ 44,395    100.00%       3.84%
                                    ========   ======

--------------
(1)   Based on remaining maturity of deposits.

                                  EXHIBIT II-1

                             Revere Federal Savings
                            List of Office Location


                                   YEAR COMPLETED         SQUARE FOOTAGE            BOOK VALUE
                                ---------------------------------------------------------------
Main Office:   310 Broadway
               Revere, MA            1977                   3,500                $449,000

                                  EXHIBIT II-2
                          HISTORICAL INTEREST RATES(1)

                                       Prime          90 Day          One Year          30 Year
                Year/Qtr. Ended        Rate           T-Bill           T-Bill           T-Bond
                ---------------        ----           -------         -------           -------
                1991:  Quarter 1       8.75%           5.92%             6.24%            8.26%
                       Quarter 2       8.50%           5.72%             6.35%            8.43%
                       Quarter 3       8.00%           5.22%             5.38%            7.80%
                       Quarter 4       6.50%           3.95%             4.10%            7.47%

                1992:  Quarter 1       6.50%           4.15%             4.53%            7.97%
                       Quarter 2       6.50%           3.65%             4.06%            7.79%
                       Quarter 3       6.00%           2.75%             3.06%            7.38%
                       Quarter 4       6.00%           3.15%             3.59%            7.40%

                1993:  Quarter 1       6.00%           2.95%             3.18%            6.93%
                       Quarter 2       6.00%           3.09%             3.45%            6.67%
                       Quarter 3       6.00%           2.97%             3.36%            6.03%
                       Quarter 4       6.00%           3.06%             3.59%            6.34%

                1994:  Quarter 1       6.25%           3.56%             4.44%            7.09%
                       Quarter 2       7.25%           4.22%             5.49%            7.61%
                       Quarter 3       7.75%           4.79%             5.94%            7.82%
                       Quarter 4       8.50%           5.71%             7.21%            7.88%

                1995:  Quarter 1       9.00%           5.86%             6.47%            7.43%
                       Quarter 2       9.00%           5.57%             5.63%            6.63%
                       Quarter 3       8.75%           5.42%             5.68%            6.51%
                       Quarter 4       8.50%           5.09%             5.14%            5.96%

                1996:  Quarter 1       8.25%           5.14%             5.38%            6.67%
                       Quarter 2       8.25%           5.16%             5.68%            6.87%
                       Quarter 3       8.25%           5.03%             5.69%            6.92%
                       Quarter 4       8.25%           5.18%             5.49%            6.64%

                1997:  Quarter 1       8.50%           5.32%             6.00%            7.10%
                       Quarter 2       8.50%           5.17%             5.66%            6.78%
                       Quarter 3       8.50%           5.10%             5.44%            6.40%
                       Quarter 4       8.50%           5.34%             5.48%            5.92%

                1998:  Quarter 1       8.50%           5.12%             5.39%            5.93%
                       Quarter 2       8.50%           4.99%             5.37%            5.63%
                       August 21, 1998 8.50%           4.98%             5.19%            5.43%

(1)   End of period data.

Source:   SNL Securities.

                                  EXHIBIT II-3


                          Demographic/Economic Reports

                          ZIP CODE DEMOGRAPHIC REPORT

    ZIP Code           02151
    Post Office Name   REVERE

                    MA

Population
----------
    1980                       42,423
    1990                       42,786
    1998                       38,874
    2003                       38,198


Population Growth Rate -1.2

Households
----------
    1990                       17,438
    1998                       16,035
    2OO3                       15,926

Household Growth Rate              -1
Average Household Size            2.4


Families
--------
  1990                         11,151
  1998                          9,923

Family Growth Rate               -1.4

Race                  1990         1998
----                  ----         ----
% White               93.2         89.2
% Black                1.4          2.5
% Asian
  /Pacific Isl.        3.7          5.5
% Hispanic*            3.8          5.8



1998 Age Distribution
---------------------
     0-4           6.2
     5-9           6.2
     10-14         4.9
     15-19         4.6
     20-24         5.7
     25-44        32.9
     45--64       22.8
     65-84        14.8
     85+           1.8
     18+          80.1

Median Age
----------
1990                36.1
1998                38.2

Male/Female Ratio    94.6

Per Capita Income $17,995


1998 Household Income*
----------------------
BASE                     16,035
% greater than $15K        21.5
% $15K-25K                   13
% $25K-50K                 32.3
% $50K-100K                27.5
% $100K-150K                4.8
% >$150K                    0.9


Median Household Income
-----------------------
     1998                  $36,O57
     2003                  $38,218



1998 Average Disposable Income
------------------------------
Total                        $30,814
Householder greater than 35  $31,152
Householder 35-44            $34,O82
Householder 45-54            $37,484
Householder 55-64            $38,094
Householder 65+              $19,518


Spending Potential Index*
-------------------------
Auto Loan                     98
Home Loan                     99
Investments                  112
Retirement Plans              96
Home Repair                  101
Lawn & Garden                 98
Remodeling                    87
Appliances                    97
Electronics                   92
Furniture                    102
Restaurants                   99
Sporting Goods                97
Theater/Concerts             102
Toys 8, Hobbies               99
Travel                       110
Video Rental                  98
Apparel                      100
Auto Aftermarket              97
Health Insurance             102
Pets & Supplies               98
--------------------------------------------------------------------------------

*   Persons of Hispanic Origin may be of any race.

* Income represents the annual income for the preceding year in current dollars, including an adjustment for inflation or cost-of-living increase.

* The Spending Potential Index (SPI) is calculated by CACI from the Consumer Expenditure Survey, Bureau of Labor Statistics. The index represents the ratio of the average amount spent locally to the average U.S. spending for a product or service, multiplied by 100.
--------------------------------------------------------------------------------

                            STATE DEMOGRAPHIC REPORT

             STATE  25
     STATE NAME  MASSACHUSETTS

Population
----------
    1980                    5,737,093
    1990                    6,016,425
    1998                    6,148,792
    2003                    6,235,143

Population Growth Rate            0.3

Households
----------
    1990                    2,247,110
    1998                    2,368,215
    2003                    2,448,273

Household Growth Rate             0.6
Average Household Size            2.5

Families
--------
  1990                     1,514,746
  1998                     1,561,172

Family Growth Rate                0.4

Race                   1990         1998
----                   ----         ----
% White                89.8         87.2
% Black                   5          5.8
% Asian
  /Pacific Isl.         2.4          3.5
% Hispanic*             4.8          6.1

1998 Age Distribution
---------------------
      04           6.3
     5-9             7
     10-14         6.3
     15-19         6.1
     2O-24           6
     2544         33.2
     45-~4          21
     65-84        12.3
     85+           1.8
     18+          77.3

Median Age
----------
1990                33.6
1998                36.1

Male/Female Ratio 93.4
Per Capita Income $19,978

1998 Household Income*
----------------------
BASE                   2,368,150
% less than $15K            16.9
% $15K-25K                  11.6
% $25K-50K                  31.4
% $50K-100K                   31
% $100K-150K                 6.4
% greater than $150K         2.8


Median Household Income
-----------------------
  1998                  $41,488
  2003                  $44,507


1998 Averaqe Disposable Income
------------------------------
Total                         $36,042
Householder greater than 35   $32,669
Householder 35-44             $40,847
Householder 45-54             $47,65O
Householder 55-64             $42,582
Householder 65+               $20,898


SPENDING POTENTIAL INDEX*
Auto Loan          102
Home Loan          109
Investments        111
Retirement Plans   109
Home Repair         99
Lawn & Garden      100
Remodeling          93
Appliances         100
Electronics        101
Furniture          107
RESTAURANTS        107
Sporting Goods     104
Theater/Concerts   108
Toys & Hobbies     104
Travel             113
Video Rental       100
Apparel            110
Auto Aftermarket   104
Health Insurance   102
Pets & Supplies    103

--------------------------------------------------------------------------------
*    Persons of Hispanic Origin may be of any race.

* Income represents the annual income for the preceding year in current dollars, including an adjustment for inflation or cost-of-living increase.

* The Spending Potential Index (SPI) is calculated by CACI from the Consumer Expenditure Survey, Bureau of Labor Statistics. The index represents the ratio of the average amount spent locally to the average U.S. spending for a product or service, multiplied by 100.
--------------------------------------------------------------------------------

                             MSA DEMOGRAPHIC REPORT

             MSA 1123
     MSA NAME BOSTON-WOR-LAW-LW-BR

Population
----------
    1980                    5,336,242
    1990                    5,685,998
    1998                    5,864,713
    2003                    5,980,698

Population Growth Rate 0.4

Households
----------
    1990                    2,111,440
    1998                    2,244,336
    2003                    2,332,087

Household Growth Rate 0.7
Average Household Size 2.53

Families
--------
  1990                     1,432,816
  1998                     1,491,759

Family Growth Rate                   0.5

Race                1990         1998
----                ----         ----
% White             90.6         88.2
% Black              4.6          5.3
% Asian
  /Pacific Isl.      2.5          3.6
% Hispanic*          4.3          5.5

1998 Age Distribution
---------------------
     O-4           6.3
     5-9           7.1
     10-14         6.4
     15-19           6
     20-24           6
     25-44          34
     45-64        20.9
     65-84        11.5
     85+           1.7
     18+            77

Median Age
----------
1990                33.2
1998                35.7

MALE/FEMALE RATIO    94.1

Per Capita Income $20,424

1998 Household Income*
----------------------
Base                  2,244,287
% less than $15K           15.7
% $15K-25K                   11
% $25K-50K                 31.3
% $50K-100K                32.3
% $100K-150K                6.7
% greater than $150K        2.9

Median Household Income
-----------------------
  1998                  $43,024
  2O03                  $46,111

1998 Average Disposable Income

Total                     $37,415
Householder less than 35  $34,033
Householder 35-44         $42,O93
Householder 45-54         $48,897
Householder 55-64         $43,604
Householder 65+           $21,305

Spending Potential Index*
-------------------------
Auto Loan                    103
Home Loan                    111
Investments                  110
Retirement Plans             110
Home Repair                   99
Lawn & Garden                100
Remodeling                    93
Appliances                   100
Electronics                  102
Furniture                    108
Restaurants                  108
Sporting Goods               105
Theater/Concerts             108
Toys & Hobbies               105
Travel                       113
Video Rental                 101
Apparel                      111
Auto Aftermarket             105
Health Insurance             102
Pets & Supplies              104

--------------------------------------------------------------------------------
*    Persons of Hispanic Origin may be of any race.

* Income represents the annual income for the preceding year in current dollars, including an adjustmen! for inflation or cost-of-living increase.

* The Spending Potential Index (SPI) is calculated by CACl from the Consumer Expenditure Survey, Bureau of Labor Statistics. The index represents the ratio of the average amount spent locally to the average U.S. spending for a product or service, multiplied by 100.
--------------------------------------------------------------------------------

                           COUNTY DEMOGRAPHIC REPORT

          STATE/COUNTY  25025
     COUNTY NAME  SUFFOLK    MA

Population
----------
    1980                      650,142
    1990                      663,906
    1998                      642,698
    2003                      636,805


1998 Average Disposable Income
-------------------------------
Total                              $31,497
Householder less than 35           $30,347 Population Growth Rate -0.4
Householder 35-44                  $35,255 Households
Householder 45-54                  $38,900 ----------
Householder 55-64                  $36,481
Householder 65+                    $19,884

    1990                      264,061
    1998                      258,813
    2003                      259,175

Household Growth Rate -0.2
Average Household Size 2.34

Families
--------
  1990                       138,177
  1998                       131,534

Family Growth Rate              -0.6

1998 Age Distribution
---------------------
       0-4          6.4
       5-9          6.2
       10-14        5.1
       15-19        6.5
       20-24        9.1
       25-44       37.1
       45-64       17.5

       65-84       10.5

       85+          1.6
       18+         79.8

Median Age
----------
1990               30.8
1998               32.8

Male Female Ratio    93.5
Per Capita Income $18,345

Race                   1990         1998
----                   ----         ----
% White                66.1         59.2
% Black                22.5           26
% Asian
  /Pacific Isl.           5            7
% Hispanic*              11         13.5


1998 Household Income*
----------------------
Base                    258,796
% less than $15K           23.1
% $15K-25K                 13.7
% $25K-50K                   31
% $501'(-100K              25.1
% $100K-150K                  5
% greater than $150K        2.1


Median Household Income
-----------------------
  1998                 $34,301
  2003                 $36,377

Spending Potential Index*
-------------------------
Auto Loan                     97
Home Loan                    106
Investments                  106
Retirement Plans              98
Home Repair                   98
Lawn & Garden                 94
Remodeling                    86
Appliances                    95
Electronics                   94
Furniture                    102
Restaurants                   97
Sporting Goods                97
Theater/Concerts              99
Toys & Hobbies                95
Travel                       110
Video Rental                  99
Apparel                      102
Auto Aftermarket              99
Health Insurance              96
Pets & Supplies               99

--------------------------------------------------------------------------------
*    Persons of Hispanic Origin may be of any race.

* Income represents the annual income for the preceding year in current dollars, including an adjustmen! for inflation or cost-of-living increase.

* The Spending Potential Index (SPI) is calculated by CACI from the Consumer Expenditure Survey, Bureau of Labor Statistics. The index represents the ratio of the average amount spent locally to the average U.S. spending for a product or service, multiplied by 100.
--------------------------------------------------------------------------------

                                  EXHIBIT II-4

                 Sources of Personal Income/Employment Sectors

          PERSONAL INCOME BY MAJOR SOURCE AND EARNINGS BY INDUSTRY 1/
                            for States and counties
                             (thousands of dollars}

Massachusetts [25.000]

    Item                                                1991         1992         1993          1994          1995
    ----                                                ----         ----         ----          ----          ----
Income by place of residence
Personal income (thousands of dollars}               141,629,206  147,305,222  152,471,825  159,030,895   170,038,696
         Nonfarm personal income                     141,454,043  147,120,444  152,276,042  158,877,284   169,884,249
         Farm income 2/                                  175,163      184,778      195,783      153,611       154,447

Population (number of personsl 3/                      5,999,263    5,997,894    6,017,414    6,042,073     6,071,078
Per capita personal income (dollars}                      23,608       24,559       25,358       26,321        28,008

Derivation of personal income
Earnings by place of work                            100,727,163  106,734,364  110,888,890  116,250,016   123,970,025
Less: Personal cont. for social insurance              6,400,017    6,620,513    6,925,135    7,397,375     7,889,677
Plus: Adjustment for residence 5/                     -2,179,658   -2,299,613   -2,477,547   -2,680,861    -2,875,250
Equals: Net earnings by place of residence            92,147,488   97,804,238  101,486,208  106,171,780   113,205,098
Plus: Dividends, interest, and rent   6/              26,884,324   25,868,271   26,648,979   27,713,176    30,001,069
Plus: Transfer payments                               22,597,394   23,632,713   24,336,638   25,145,939    26,832,529

      Earnings by place of work

Components of earnings
Wage and salary disbursements                         82,398,849   86,122,657   89,222,306    93,383,223   99,575,276
Other labor income                                     9,573,306   10,279,783   10,983,133    11,466,265   12,099,852
Proprietors' income 7/                                 8,755,008   10,331,924   10,683,451    11,400,528   12,294,897
         Farm proprietors' income                         96,728      109,025      112,860        72,154       63,298
         Nonfarmproprietors' income                    8,658,280   10,222,899   10,570,591    11,328,374   12,231,599

Earnings by industry
Farm earnings                                            175,163      184,778      195,783       153,611      154,447
Nonfarm earnings                                   1  00,552,000  106,549,586  110,693,107   116,096,405  123,815,578
    Private earnings                                  87,940,986   93,747,352   97,222,028   102,018,769  109,227,603

    Ag. serv., forestry, fishing, and other              571,826      571,802      553,630       570,903      614,113
         Agricultural serzioes                           386,252      411,334      423,746       458,278      492,153
         Forestry, fishing, and other   8/               185,574      160,468      129,884       112,625      121,960
         Forestry                                          1,993        1,936          631           785          811
         Fishing                                         183,581      158,532      129,253       111,840      121,149
         Other 8/                                              0            0            0             0            0

    Mining                                                65,961       75,302       77,810        84,475       84,209
         Metal mining                                        121          (L)          (L)           (L)          (D)
         Coal mining                                      16,663       23,529       24,682        23,361       24,753
         Oil and gas extraction                            2,251        2,800        3,113         3,840          (D)
         Nonmetallic minerals, except fuels               46,926       48,950       50,037        57,313       55,411

    Construction                                       4,307,686    4,391,857    4,747,072     5,355,064    5,524,823
         General building contractors                  1,069,645      974,039    1,023,667     1,180,302    1,215,057
         Heavy construction contractors                  360,083      434,718      497,790       564,066      631,080
         Special trade contractors                     2,877,958    2,983,100    3,225,615     3,610,696    3,678,686

    Manufacturing                                     20,309,944   20,788,059   20,692,414    21,128,400   22,012,191
         Durable goods                                14,311,258   14,495,534   14,199,631    14,292,553   14,912,366
               Lumber and wood products                  116,506      123,591      127,826       135,696      154,327
               Furniture and fixtures                    127,012      142,679      149,699       159,101      155,438
               Stone,  clay,  and glass products         316,969      352,906      349,506       366,218      393,419
               Primary metal industries                  375,407      375,473      366,624       393,730      410,113
               Fabricated metal products               1,617,315    1,635,988    1,654,202     1,730,676    1,888,293
               Industrial machinery and equipment      3,732,297    3,904,549    3,734,857     3,601,403    3,665,211
               Electronic and other electric equipment 3,024,432    3,022,856    2,873,673     3,003,508    3,271,200
               Motor vehicles and equipment               31,627       50,458       51,841        59,788       56,930
               Other transportation equipment          1,315,520    1,265,121    1,215,190     1,101,404    1,102,742
               Instruments and related products        3,111,607    3,064,044    3,083,216     3,122,109    3,181,195
               Miscellaneous manufacturing industries    542,566      557,869      592,997       618,920      633,498
               Ordnance 9/                                   (N)          (N)          {N)           (N)          (N)

               Nondurable goods                        5,998,686    6,292,525    6,492,783     6,835,847    7,099,825
               Food and kindred products                 669,477      702,677      728,247       746,799      774,622
               Tobacco products                              268          325          404           356          371
               Textile mill products                     467,669      519,123      529,701       564,581      574,210
               Apparel and other textile products        375,432      397,302      392,664       388,551      377,628
               Paper and allied products                 776,646      809,942      814,837       840,833      864,523
               Printing and publishing                 1,850,230    1,867,203    1,914,662     2,038,351    2,168,880
               Chemicals and allied products             871,878      947,840      932,319     1,029,352    1,024,103
               Petroleum and coal products                79,179       98,195      107,348       106,912      112,964
               Rubber and misc. plastics products        739,465      791,733      912,418       959,411    1,058,035
               Leather and leather products              168,442      158,185      160,183       160,701      144,489

See footnotes at end of table.              REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA05.2                       August 1997       BUREAU OF ECONOMIC ANALYSIS

          PERSONAL INCOME BY MAJOR SOURCE AND EARNINGS BY INDUSTRY 1/
                            for States and counties
                             {thousands of dollars)

Massachusetts [25.000]

     Item                                                       1991         1992          1993         1994         1995
     ----                                                       ----         ----          ----         ----         ----
Transportation and public utilities                          5,428,458    5,764,903    6,128,798      6,386,994    6,625,136
     Railroad transportation                                   117,801      134,868      133,117        139,929      154,460
     Trucking and warehousing                                  965,509    1,019,076    1,089,315      1,175,504    1,239,955
     Water transportation                                      117,411      101,041       88,872            (D)          (D)
     Other transportation                                    1,205,694    1,306,274    1,364,825            (D)          (D)
      Local and interurban passenger transit                   343,352      364,312      386,704        432,082      479,879
      Transportation by air                                    535,930      587,165      589,833        581,778      567,272
      Pipelines, except natural gas                                670          704          788            (D)          (D)
      Transportation services                                  325,742      354,093      387,500        402,262      428,328
     Communications                                          1,550,623    1,619,569    1,649,524      1,694,833    1,748,348
     Electric, gas, and sanitary services                    1,471,420    1,584,075    1,803,145      1,864,425    1,912,592

Wholesale trade                                              6,804,647    7,155,008    7,198,759      7,668,132    8,385,550
Retail trade                                                 9,100,029    9,432,250    9,634,069     10,100,229   10,645,861
     Building materials and garden equipment                   458,689      455,107      433,715        492,302      519,461
     General merchandise stores                                831,545      893,663      915,842        853,682      912,020
     Food stores                                             1,570,371    1,581,754    1,570,067      1,624,587    1,702,810
     Automotive dealers and service stations                 1,101,308    1,124,797    1,193,914      1,298,585    1,346,339
     Apparel and accessory stores                              687,460      711,573      733,136        740,591      744,500
     Home furniture and furnishings stores                     501,152      492,177      497,179        558,749      597,564
     Eating and drinking places                              2,167,759    2,287,569    2,391,658      2,511,825    2,672,491
     Miscellaneous retail                                    1,781,745    1,885,610    1,898,558      2,019,908    2,150,676

Finance, insurance, and real estate                          8,196,578     9,290,694    9,964,861     10,599,412   11,580,579
     Depository & non-depository institutions                2,338,232     2,555,793    2,705,567      2,860,537    3,000,814
     Other finance, insurance, & real estate                 5,858,346     6,734,901    7,259,294      7,738,875    8,579,765
     Security & commodity brokers & services                 1,686,989     2,156,643    2,495,121      2,697,290    3,254,431
     Insurance carriers                                      2,154,174     2,286,941    2,324,957      2,460,969    2,532,439
     Insurance agents, brokers, and services                 1,066,155     1,054,565    1,099,098      1,185,001    1,255,882
     Real estate                                               714,003       960,378    1,156,996      1,227,755    1,318,253
     Combined real estate, insurance, etc. 10/                     (N)           (N)          (N)            (N)          (N)
     Holding and other investment companies                    237,025       276,374      183,122        167,860      218,760

Services                                                    33,155,857   36,277,477   38,224,615    40,125,160    43,755,141
     Hotels and other lodging places                           713,187      772,598      786,705       812,346       859,203
     Personal services                                         848,850      925,215    1,018,512     1,059,131     1,088,364
     Private households                                        167,257      183,159      192,293       194,508       208,068
     Business services                                       5,577,890    6,284,041    6,638,527     7,328,604     8,733,992
     Auto repair, services, and parking                        659,255      685,406      753,056       819,211       878,745
     Miscellaneous repair services                             328,189      361,206      397,646       338,151       378,506
     Amusement and recreation services                         670,039      827,691      803,618       853,440       899,369
     Motion pictures                                           208,016      225,460      237,880       224,477       251,772
     Health services                                        10,367,997   11,435,092   12,060,623    12,638,174    13,309,984
     Legal services                                          2,528,048    2,672,360    2,759,801     2,810,237     2,914,776
     Educational services                                    3,407,297    3,524,762    3,688,124     3,812,707     4,033,732
     Social services 11/                                     1,206,164    1,314,507    1,448,595     1,542,064     1,655,610
     Museums, botanical, zoological gardens                     79,573       82,767       87,154        91,995        87,474
     Membership organizations                                  763,567      720,819      767,184       802,332       852,048
     Engineering and management services 12/                 5,230,269    5,798,740    6,127,791     6,271,065     6,998,702
     Miscellaneous services                                    400,259      463,654      457,106       546,720       604,796

Government and government enterprises                       12,611,014   12,802,234   13,471,079    14,077,636    14,587,975
     Federal, civilian                                       2,238,477    2,261,257    2,524,004     2,580,728     2,628,894
     Military                                                  507,974      512,976      473,162       421,908       396,981
     State and local                                         9,864,563   10,028,001   10,473,913    11,074,990    11,562,100
          State                                              3,403,211    3,406,301    3,662,803     3,897,406     3,974,027
          Local                                              6,461,352    6,621,700    6,811,110     7,177,584     7,588,073


See footnotes at end of table.              REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA05.2                       August 1997       BUREAU OF ECONOMIC ANALYSIS

          PERSONAL INCOME BY MAJOR SOURCE AND EARNINGS BY INDUSTRY 1/
                            for States and counties
                             (thousands of dollars)

Suffolk, Massachusetts [25.025]

     Item                                                  1991          1992         1993          1994         1995
     ----                                                  ----          ----         ----          ----         ----
Income by place of residence
Personal income (thousands of dollars)                  16,528,594   17,045,610   17,724,049    18,535,162    19,890,786
     Nonfarm personal income                            16,528,594   17,045,610   17,724,049    18,535,162    19,890,786
     Farm income 2/                                              0            0            0             0             0

Population (number of persons) 3/                          649,263      640,005       639,522      639,017       647,570
Per capita personal income (dollars)                        25,457       26,634        27,715       29,006        30,716

Derivation of personal income
     Earnings by place of work                          22,458,213   24,256,460    25,435,257   26,680,532    28,747,720
     Less: Personal cont. for social insurance           1,391,427    1,469,133     1,543,395    1,642,715     1,765,841
     Plus: Adjustment for residence 5/                 -10,736,096  -11,716,703   -12,447,441  -13,047,725   -14,162,009
     Equals: Net earnings by place of residence         10,330,690   11,070,624    11,444,421   11,990,092    12,819,870
     Plus: Dividends, interest, and rent 6/              2,966,365    2,734,284     2,935,011    3,085,868     3,349,966
     Plus: Transfer payments                             3,231,539    3,240,702     3,344,617    3,459,202     3,720,950

          Earnings by place of work

Components of earnings
     Wage and salary disbursements                      18,760,490   20,037,164   20,962,645    21,871,230    23,569,174
     Other labor income                                  2,015,479    2,202,185    2,377,394     2,499,352     2,669,266
     Proprietors' income 7/                              1,682,244    2,017,111    2,095,218     2,309,950     2,509,280
          Farm proprietors' income                               0            0            0             0             0
          Nonfarm proprietors' income                    1,682,244    2,017,111    2,095,218     2,309,950     2,509,280

Earnings by industry
     Farm earnings                                               0            0            0             0             0
     Nonfarm earnings                                   22,458,213   24,256,460   25,435,257    26,680,552    28,747,720
          Private earnings                              19,009,658   20,811,602   21,790,050    22,822,422    24,742,021

     Ag. serv., forestry, fishing, and other                32,020       30,232       30,523        31,882        26,832
          Agricultural services                             25,165       25,480       26,344        27,961        22,991
          Forestry, fishing, and other 8/                    6,855        4,752        4,179         3,921         3,841
               Forestry                                        357          398          (L)           (L)           (L)
               Fishing                                       6,498        4,354        4,185         3,917         3,833
               Other 8/                                          0            0            0             0             0

     Mining                                                  2,825        4,435        4,988         4,838         5,124
          Metal mining                                           0            0            0             0             0
          Coal mining                                        2,637        4,143        4,641         4,393         4,654
          Oil and gas extraction                               152          280          338           438           462
          Nonmetallic minerals, except fuels                   (L)          (L)          (L)           (L)           (L)

     Construction                                          509,979      552,320       610,481      703,899       785,651
          General building contractors                     164,685      162,240       177,622      203,122       217,751
          Heavy construction contractors                    31,435       72,255        85,419      106,175       171,950
          Special trade contractors                        313,859      317,825       347,440      394,602       395,950

     Manufacturing                                       1,320,134    1,316,818     1,397,150      1,493,549    1,606,525
          Durable goods                                    612,590      591,970       623,793        676,113      732,563
          Lumber and wood products                             (D)        4,062         4,223          4,960        3,551
          Furniture and fixtures                             8,636       12,666        13,690         13,136        7,716
          Stone, clay, and glass products                   11,242       12,603        14,516         14,787       20,375
          Primary metal industries                          20,150       20,558        21,373         20,822        5,933
          Fabricated metal products                        277,222      273,928       288,595        335,003      384,857
          Industrial machinery and equipment                52,354       46,274        43,573         47,292       43,123
          Electronic and other electric equipment          105,370       78,431        76,190         75,534       82,878
          Motor vehicles and equipment                           0          (D)           (D)            (D]          129
          Other transportation equipment                       (D)          (D)           (D}            (D)        1,822
          Instruments and related products                  99,813      109,499       122,147        124,974      147,038
          Miscellaneous manufacturing industries            24,234       24,493        30,534         31,717       35,141
          Ordnance 9/                                          (N)          (N)           (N)            (N)          (N)

     Nondurable goods                                      707,544      724,848       773,357      817,436       873,962
          Food and kindred products                         76,338       81,739        90,468       92,587        98,612
          Tobacco products                                       0            0             0            0             0
          Textile mill products                              5,929        6,210         6,639        7,909         8,217
          Apparel and other textile products                83,634       84,192        84,129       83,066        81,251
          Paper and allied products                            (D)          (D)           (D)          (D)           (D)
          Printing and publishing                          456,193      435,510       467,950      496,360       517,447
          Chemicals and allied products                     49,243       63,894        72,105       83,704       105,602
          Petroleum and coal products                          (D)          (D)           (D)          (O)           (D)
          Rubber and misc. plastics products                12,399       27,222        31,719       33,242        40,021
          Leather and leather products                       5,104        1,842         2,438        2,201         2,329


See footnotes at end of table.              REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA05.2                       August 1997       BUREAU OF ECONOMIC ANALYSIS

          PERSONAL INCOME BY MAJOR SOURCE AND EARNINGS BY INDUSTRY 1/
                             for States and counties
                             (thousands of dollars)


Suffolk, Massachusetts [25.025]

     Item                                             1991          1992         1993          1994          1995
     ----                                             ----          ----         ----          ----          ----
Transportation and public utilities                 1,690,276    1,901,507     1,958,904    2,036,948     2,099,313
Railroad transportation                                48,183       54,940        54,462       57,547        63,523
Trucking and warehousing                              107,949      123,469       129,875      142,178       156,587
Water transportation                                   29,580       28,763        31,325       35,224        32,386
Other transportation                                  670,228      740,208       740,026      731,753       747,700
Local and interurban passenger transit                 66,590       76,266        75,993       86,500       109,836
Transportation by air                                 466,989      507,036       500,806      478,179       462,078
Pipelines, except natural gas                               0            0             0            0             0
Transportation services                               126,649      156,906       163,227      167,074       175,786
Communications                                        527,469      596,565       576,710      569,562       571,561
Electric, gas, and sanitary services                  306,867      357,562       426,506      500,684       527,556

Wholesale trade                                       793,063      815,848       809,835      798,421       925,469
Retail trade                                        1,156,970    1,193,755     1,185,599    1,223,715     1,249,228
Building materials and garden equipment                27,323       23,548        19,024       22,790        23,655
General merchandise stores                             97,123      101,562        96,354       86,231        76,798
Food stores                                           200,214      205,607       193,707      184,765       168,861
Automotive dealers and service stations                66,899       65,377        62,522       65,392        63,533
Apparel and accessory stores                           89,157       94,324       105,480      104,499       106,111
Home furniture and furnishings stores                  44,515       39,313        37,170       42,657        45,353
Eating and drinking places                            412,067      430,644       456,005      495,514       539,931
Miscellaneous retail                                  219,672      233,380       215,337      221,867       224,986

Finance, insurance, and real estate                 4,103,777    4,667,128     5,039,480    5,381,692     6,115,025
Depository & non-depository institutions              847,221      932,490       975,430    1,074,269     1,221,899
Other finance, insurance, & real estate             3,256,556    3,734,638     4,064,050    4,307,423     4,893,126
Security & commodity brokers & services             1,479,016    1,904,984     2,179,478    2,329,691     2,867,815
Insurance carriers                                    956,302      940,835       957,196    1,005,429     1,026,521
Insurance agents, brokers, and services               254,993      265,665       255,790      279,764       271,612
Real estate                                           388,970      413,483       463,281      500,535       510,571
Combined real estate, insurance, etc. 10/                 (N)          (N)           (N)          (N)           (N)
Holding and other investment companies                177,275      209,671       208,305      192,004       216,607

Services                                            9,400,614   10,329,559    10,753,090    11,147,478   11,928,854
Hotels and other lodging places                       300,496      338,061       332,352       343,464      366,054
Personal services                                     116,322      124,731       140,215       141,251      149,717
Private households                                     25,669       28,112        29,517        29,858       31,941
Business services                                   1,063,939    1,162,999     1,213,405     1,385,062    1,577,103
Auto repair, services, and parking                    125,450      127,155       128,019       129,923      141,907
Miscellaneous repair services                          22,152       22,503        26,314        23,896       24,674
Amusement and recreation services                     243,439      309,667       295,952       295,310      317,132
Motion pictures                                        54,636       58,434        60,944        56,973       63,358
Health services                                     2,858,457    3,270,296     3,421,870     3,476,533    3,582,597
Legal services                                      1,502,890    1,561,861     1,634,473     1,666,865    1,741,561
Educational services                                  914,103      944,067       987,409     1,044,705    1,105,948
Social services 11/                                   298,894      335,508       365,307       360,121      376,073
Museums, botanical, zoological gardens                 45,388       46,639        49,946        55,324       46,007
Membership organizations                              199,692      178,269       181,468       181,642      201,876
Engineering and management services 12/             1,551,060    1,735,262     1,808,324     1,817,342    2,049,873
Miscellaneous services                                 78,007       85,995        77,575       139,209      153,033

Government and government enterprises               3,448,555    3,444,858     3,645,207    3,858,110     4,005,699
Federal, civilian                                     751,850      750,714       850,364      885,864       906,737
Military                                               66,431       60,575        60,173       58,928        58,588
State and local                                     2,630,274    2,633,569     2,734,670    2,913,318     3,040,374
State                                               1,576,569    1,575,235     1,738,368    1,893,979     1,969,121
Local                                               1,053,705    1,058,334       996,302    1,019,339     1,071,253

See footnotes at end of table.              REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA05.2                       August 1997       BUREAU OF ECONOMIC ANALYSIS

Footnotes for table CA05

Personal Income by major source and Earnings by Industry

1/   1969-74 based on 1967 SIC. 1975-87 based on 1972 SIC. 1988-95 based on 1987
     SIC.

2/   Farm  income  consists  of  proprietors'   net  income;   the  cash  wages,
     pay-in-kind, and other labor income of hired farm workers; end the salaries of officers of corporate farms.

3/ Census Bureau midyear population estimates. Estimates for 1990-95 reflect county population estimates available as of March 1997. The population estimates for the United States, Utah, and Cache, UT, 1991-94, have been adjusted by BEA for consistency with a special, upward adjustment made by the Census Bureau to its 1995 estimate for Cache County. Additionally, as a result of special and test censuses conducted in 1995, the Census Bureau reduced substantially the 1995 population estimates for Yuma, AZ; DeSoto, I.A; Dorchester, SC; and Montgomery, TN, but made no adjustments to the estimates for the other years. For these counties, BEA was unable to make adjustments to the population estimates in time for this release, and the estimates of per capita personal income are discontinuous between 1994 and 1995. BEA's further adjustments to the population estimates for 1991-94 will be reflected in the release of State per capita personal income on SeptemDer 19, 1997 and in the release of local area per capita personal income in the Spring of 1998.

4/ Personal contributions for social insurance are included in earnings by type and industry but excluded from personal income.

5/ The adjustment for residence is the net inflow of the earnings of interarea commuters. For the United States, it consists of adjustments for border workers: Earnings of U.S. residents commuting outside U.S. borders to work less earnings of foreign residents commuting inside U.S. borders to work and of certain Caribbean seasonal workers.

6/   Includes the capital consumption adjustment for rental income of persons.

7/   Includes the inventory valuation and capital consumption adjustments.

8/   "Other"  consists  of wage  and  salary  disbursements  of  U.S.  residents
     employed  by  international   organizations   and  foreign   embassies  and
     consulates in the United States.

9/ Under the 1972 Standard Industrial Classification, ordnance was reclassified to four 2-digit industries: fabricated metal products; electronic equipment, except computer equipment; transportation equipment; and instruments and related products.

10/ Under the 1987 Standard Industrial Classification, combined real estate, insurance, etc., was reclassified to four 2-digit industries: nondepository credit institutions; insurance agents, brokers, and services; real estate; and legal se~;ices.

11/ Social services is new under the 1972 Standard Industrial Classification; it consists of establishments previously classified under hotels, health services, educational se~;ices, membership organizations, and miscellaneous services.

12/  Engineering  and  management  services  is  new  under  the  1987  Standard
     Industrial   Classification;   it  consists  of  establishments  previously
     classified under business services and miscellaneous services.

13/ Estimates for 1979 forward reflect Alaska Census Areas as defined in the 1980 Decennial Census; those for prior years reflect Alaska Census Divisions as defined in the 1970 Decennial Census. Estimates from 1988 forward separate Aleutian Islands Census Area into Aleutians East Borough end Aleutians West Census Area. Estimates for 1991 forward separate Denall Borough from Yukon-Koyukuk Census Area and Lake and Peninsula Borough from Dillinqham Census Area. Estimates from 1993 forward separate Skagway-Yakutat-Angoon Census Area into Skaqwa(Y)-~oenah-Anqoon Census Area and Yakutat Borough.

14/ Cibola, N~ was separated from Valencia in June 1981, Put in these estimates, Valencia includes Cibola through the end of 1981.

15/ La Paz county, AZ was separated from Yuma county on January 1, 1982. The Yuma, AZ MSA contains La Paz, AZ through 1982.

16/ Shawano, WI and Menominee, WI are ccmDined as Shewane (incl. Menominee), WI for the years prior to 1989.

E    The estimate shown here constitutes the major portion of the true estimate.

(D) Not shown to avoid disclosure of confidential information. Estimates are included in totals.

(L)  Less than $50,000. Estimates are included in totals.

(N)  Data not availaDle for this year.

             FULL-TIME AND PART-TIME EMPLOYEES BY MAJOR INDUSTRY 1/
                             for States and counties
                                (number of jobs)

Massachusetts [25.000]

     Item                                                1991       1992        1993       1994         1995

Employment by place of work
Total full- and part-time employment                    3,494,927   3,525,426  3,587,035  3,660,161   3,739,475

By type
     Wage and salary employment                         2,989,002   2,965,438  3,018,307  3,076,393   3,148,459
     Proprietors' employment                              505,925     559,988    568,728    583,768     591,016
          Farm proprietors' employment                      6,534       6,519      5,816      5,566       5,382
          Nonfarm proprietors' employment                 499,391     553,469    562,912    578,202     585,634

By industry

     Farm employment                                       12,506     12,351      11,620     11,521      10,965
     Nonfarm employment                                 3,482,421  3,513,075   3,575,415  3,648,640   3,728,510
     Private employment                                 3,045,497  3,084,831   3,143,415  3,220,662   3,296,927
          Ag. serv., forestry, fishing, and other 3/       29,252     29,431      32,441     33,981      35,276
          Mining                                            2,308      2,436       2,391      2,567       2,537
          Construction                                    139,172    142,552     147,838    158,277     162,979
          Manufacturing                                   497,102    479,332     468,143    464,688     461,069
          Transportation and public utilities             139,588    138,055     142,680    147,738     148,064
          Wholesale trade                                 170,993    170,805     167,349    171,664     179,014
          Retail trade                                    553,676    561,658     568,840    588,241     602,491
          Finance, insurance, and real estate             296,454    287,584     291,684    301,940     298,174
          Services                                      1,216,952  1,272,978   1,322,049  1,351,566   1,407,323
     Government and government enterprises                436,924    428,244     432,000    427,978     431,583
          Federal, civilian                                60,452     59,571      59,688     58,680      57,879
          Military                                         40,718     38,448      36,473     31,303      29,119
          State and local                                 335,754    330,225     335,839    337,995     344,585
           State                                          117,561    115,446     115,381    114,708     116,166
           Local                                          218,193    214,779     220,458    223,287     228,419

See footnotes at end of table.              REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA25                         August 1997       BUREAU OF ECONOMIC ANALYSIS

             FULL-TIME AND PART-TIME EMPLOYEES BY MAJOR INDUSTRY 1/
                             for States and counties
                                (number of jobs)

Suffolk, MassachuseTts [25.025]

     Item                                              1991     1992      1993     1994      1995
     ----                                              ----     ----      ----     ----      ----

Employment by place of work
Total full- and part-time employment                 613,601   610,746   629,028   641,695   652,737

By type
  Wage and salary employment                         568,885   563,763   576,964   589,932   600,594
  Proprietors' employment                             44,716    46,983    52,064    51,763    52,143
  Farm proprietors' employment                             0         0         0         0         0
  Nonfarm proprietors' employment 2/                  44,716    46,983    52,064    51,763    52,143

By industry

     Farm employment                                       0         0         0         0         0
     Nonfarm employment                              613,601   610,746   629,028   641,695   652,737
     Private employment                              511,858   512,899   529,033   542,493   551,864
     Ag. serv., forestry, fishing, and other 3/        1,131     1,168     1,234     1,312     1,147
     Mining                                              231       187       178       162       162
     Construction                                     12,440    12,009    12,781    13,869    14,956
     Manufacturing                                    32,368    30,401    31,462    32,221    31,815
     Transportation and public utilities              36,066    37,232    37,289    37,829    37,856
     Wholesale trade                                  19,152    18,402    17,869    17,765    18,771
     ReTail trade                                     62,024    62,498    63,270    66,242    66,807
     Finance, insurance, and real estate              91,892    88,008    88,952    93,935    94,404
     Services                                        256,554   262,994   275,998   279,158   285,946
     Government and government enterprises           101,743    97,847    99,995    99,202   100,873
     Federal, civilian                                18,127    17,236    18,469    18,271    18,252
     Military                                          4,940     4,369     4,261     3,800     3,~37
     State and local                                  78,676    76,242    77,265    77,131    78,984
     State                                            47,419    46,104    47,057    47,852    49,098
     Local                                            31,257    30,138    30,208    29,279    29,886

See footnotes at end of table.              REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA25                         August 1997       BUREAU OF ECONOMIC ANALYSIS

Footnotes for Table CA25
Total Full- and Part-time Employment by Major Industry


1/   1969-74 based on 1967 SIC. 1975-87 based on 1972 SIC. 1988-95 baseQ on 1987
     SIC.

2/   Excludes limited partners.

3/ "Other" consists of the number of jobs held by U.S. residents employed by international organizations and foreign embassies and consulates in the United States.

4/ Cibola, NM was separated from Valencia in June 1981, but in these estimates Valencia includes Cibola through the en~ of 1981.

5/ La Paz county, AZ was separated from Yuma county on January 1, 1983. The Yuma, AZ MSA includes La ?az, AZ throuqh 1982.

6/ Estimates for 1979 forward reflect Alaska Census Areas as defined in the 1980 Decennial Census; those for prior years reflect Alaska Census Divisions as defined in the 1970 Decennial Census. Estimates from 1988 forward separate Aleutian Islands Census Area into Aleutians East Borough and Aleutians West Census Area. Estimates for 1991 for~ard separate Denall Borough from Yukon-Koyukuk Census Area and Lake and Peninsula ~OrdUgh from Oillingham Census Area. Estimates from 1993 forward separate Skagway-Yakutat-Angoon Census Area into Skacway-Hoonah-Anqoon Census Area and Yakutat Borough.

7/ Shawand, WT and Menominee, WI are combined as Shawand {incl. Menominee), WI for the years prior to 1989.

E    Estimate shown constitutes the major portion of the true estimate.

(D) Not shown to avoid disclosure of confidential information. Estimates are included in totals.

(L)  Less than 10 jobs. Estimates are included in totals.

(N)  Data not available for this year.

REGIONAL ECONOMIC PROFILE
for States and counties

Massachusetts [25.000]

     Item                                            1991          1992         1993         1994          1995
     ----                                            ----          ----         ----         ----          ----
         Place of residence profile

Personal income (thousands of dollars)         141,629,206   147,305,222   152,471,825   159,030,895   170,038,696
         Nonfarm personal income               141,454,043   147,120,444   152,276,042   158,877,284   169,884,249
         Farm income                               175,163       184,778       195,783       153,611       154,447

  Derivation of personal income
  Net earnings 1/                               92,147,488    97,804,238   101,486,208   106,171,780   113,205,098
  Transfer payments                             22,597,394    23,632,713    24,336,638    25,145,939    26,832,529
  Income maintenance 2/                          1,748,699     1,950,805     2,028,240     2,059,937     2,077,080
  Unemployment insurance                         1,356,253     1,705,787     1,215,634       882,758       777,171
  Retirement and other                          19,492,442    19,976,121    21,092,764    22,203,244    23,978,278
  Dividends, interest, and rent                 26,884,324    25,868,271    26,648,979    27,713,176    30,001,069

  Population (number of persons) 3/              5,999,263     5,997,894     6,017,414     6,042,073     6,071,078

Per capita incomes (dollars) 4/
  Per capita personal income                        23,608        24,559        25,338        26,321        28,008
  Per capita net earnings                           15,360        16,306        16,865        17,572        18,647
  Per capita transfer payments                       3,767         3,940         4,044         4,162         4,420
  Per capita income maintenance                        291           325           337           341           342
  Per capita unemployment insurance                    226           284           202           146           128
  Per capita retirement & other                      3,249         3,331         3,505         3,675         3,950
  Per capita dividends, interest, & rent             4,481         4,313         4,429         4,587         4,942

         Place of work profile

    Total earnings (place of work, $000}       100,727,163   106,734,364   110,888,890   116,250,016   123,970,025
    Wages and salary disbursements              82,398,849    86,122,657    89,222,306    93,383,223    99,575,276
    Other labor income                           9,573,306    10,279,783    10,983,133    11,466,265    12,099,852
    Proprietors' income                          8,755,008    10,331,924    10,683,451    11,400,528    12,294,897
    Nonfarm proprietors' income                  8,658,280    10,222,899    10,570,591    11,328,374    12,231,599
    Farm proprietors' income                        96,728       109,025       112,860        72,154        63,298

  Total full- and part- time employment          3,494,927     3,525,426     3,587,035     3,660,161     3,739,475
  Wage and salary jobs                           2,989,002     2,965,438     3,018,307     3,076,393     3,148,459
  Number of proprietors                            505,925       559,988       568,728       583,768       591,016
     Number of nonfarm proprietors /5              499,391       553,469       562,912       578,202       585,634
     NumDer of farm proprietors                      6,534         6,519         5,816         5,566         5,382

Average earnings per job (dollars)                  28,821        30,276        30,914        31,761        33,152
Wage & salary earnings per job                      27,567        29,042        29,560        30,355        31,627
Average earnings per nonfarm proprietor             17,338        18,471        18,778        19,592        20,886

See footnotes at end of table.              REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA30                        August 1997        BUREAU OF ECONOMIC ANALYSIS

                           REGIONAL ECONOMIC PROFILE
                            for States and counties

Suffolk, Massachusetts [25.025]

     Item                                          1991        1992        1993         1994         1995
     ----                                          ----        ----        ----         ----         ----
Place of residence profile

Personal income (thousands of dollars)          16,528,594  17,045,610   17,724,049  18,535,162  19,890,786
     Nonfarm personal income                    16,528,594  17,045,610   I7,724,049  18,535,162  19,890,786
     Farm income                                         0           0            0           0           0

Derivation of personal income
     Net earnings 1/                            10,330,690  11,070,624   11,444,421  11,990,092  12,819,870
     Transfer payments                           3,231,539   3,240,702    3,344,617   3,459,202   3,720,950
          Income maintenance 2/                    369,978     410,420      424,953     431,829     437,173
          Unemployment insurance                   146,532     178,396      127,874      93,801      86,786
          Retirement and other                   2,715,029   2,651,886    2,791,790   2,933,572   3,196,991
     Dividends, interest, and rent               2,966,365   2,734,284    2,935,011   3,085,868   3,349,966

     Population (number of persons) 3/             649,263     640,005      639,522     639,017     647,570

Per capita incomes (dollars) 4/
     Per capita personal income                     25,457      26,634       27,715      29,006      30,716
     Per capita net earnings                        15,911      17,298       17,895      18,763      19,797
     Per capita transfer payments                    4,977       5,064        5,230       5,413       5,746
          Per capita income maintenance                570         641          664         676         675
          Per capita unemployment insurance            226         279          200         147         134
          Per capita retirement & other              4,182       4,144        4,365       4,591       4,937
     Per capita dividends, interest, & rent          4,569       4,272        4,589       4,829       5,173

          Place of work profile

     Total earnings (place of work, $000)       22,458,213  24,256,460   25,435,257  26,680,532  28,747,720
          Wages and salary disbursements        18,760,490  20,037,164   20,962,645  21,871,230  23,569,174
          Other labor income                     2,015,479   2,202,185    2,377,394   2,499,352   2,669,266
          Proprietors' income                    1,682,244   2,017,111    2,095,218   2,309,950   2,509,280
               Nonfarm proprietors' income       1,682,244   2,017,111    2,095,218   2,309,950   2,509,280
               Farm proprietors' income                  0           0            0           0           0

     Total full- and part- time employment         613,601     610,746      629,028     641,695      652,737
          Wage and salary jobs                     568,885     563,763      576,964     589,932      600,594
          Number of proprietors                     44,716      46,983       52,064      51,763       52,143
               Number of nonfarm proprietors /5     44,716      46,983       52,064      51,763       52,143
               Number of farm proprietors                0           0            0           0            0

Average earnings per job (dollars)                  36,601      39,716       40,436       41,578       44,042
     Wage & salary earnings per job                 32,978      35,542       36,333       37,074       39,243
     Average earnings per nonfarm proprietor        37,621      42,933       40,243       44,626       48,123


See footnotes at end of table.              REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA30                        August 1997        BUREAU OF ECONOMIC ANALYSIS

Footnotes for Table CA30, Regional Economic Profiles

1/ Total earnings less personal contributions for social insurance adjusted to place of residence.

2/ Consists largely of supplemental security income payments, payments to families with dependent children (AFDC), general assistance payments, food stamp payments, and other assistance payments, including emergency assistance.

3/ Census Bureau midyear population estimates. Estimates for 1990-95 reflect county population estimates available as of March 1997. The population estimates for the United States, Utah, and Cache, UT, 1991-94, have been adjusted by BEA for consistency with a special, upward adjustment made by the Census Bureau to its 1995 estimate for Cache County. Additionally, as a result of special and test censuses conducted in 1995, the Census Bureau reduced substantially the 1995 population estimates for Yuma, AZ; DeSoto, LA; Dorchester, SC; and Montgome~t, TN, but made no adjustments to the estimates for the other years. For these counties, BEA was unable to make adjustments to the population estimates in time for this release, and the estimates of per capita personal income are discontinuous between 1994 and 1995. BEA's further adjustments to the population estimates for 1991-94 will be reflected in the release of State per capita personal income on September 19, 1997 and in the release of local area per capita personal income in the Spring of 1998.

4/ Type of income divided by population yields a per capita for that type of income.

5/   Excludes limited partners.

6/ Cibola, NM was separated from Valencia in June 1981, but in these estimates Valencia includes Cibo!a through the end of 1981.

7/ La Paz county, AZ was separated from Yuma county on January 1, 1983. The Yuma, AZ MSA includes La Paz, AZ through 1982.

8/ Estimates for 1979 forward reflect Alaska Census Areas as defined in the 1980 Decennial Census; those for prior years reflect Alaska Census Divisions as defined in the 1970 Decennial Census. Estimates from 1988 forward separate Aleutian Islands Census Area into Aleutians East Borough and Aleutians West Census Area. Estimates for 1991 forward separate Deneli Borough from Yukon-Koyukuk Census Area and Lake and Peninsula Borough from Dillingham Census Area. Estimates from 1993 forward separate Skagway-Yakutat-Angoon Census Area into Skagway-Hoonah-Angoon Census Area and Yakutat Borough.

9/ Shawand, W~ and Menominee, WI are cornDined as Shawand (incl. Menominee}, WI for the years prior to 1989.

(L) Less than $50,000 or less than 10 jobs, as appropriate. Estimates are included in totals.

(N)  Data not available for this year.

                                 EXHIBIT III-1

            General Characteristics of Publicly-Traded Institutions

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                                 Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                              September 3, 1998(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)

 California Companies
 --------------------

 AHM    Ahmanson and Co. H.F. of CA         NYSE   Nationwide         M.B.    54,519      371   12-31   10/72  58.50  6,596
 GDW    Golden West Fin. Corp. of CA        NYSE   Nationwide         M.B.    39,669      249   12-31   05/59  85.00  4,895
 GSB    Golden State Bancorp of CA          NYSE   California         Div.    16,029 D    178   06-30   10/83  20.56  1,141
 DSL    Downey Financial Corp. of CA        NYSE   Southern CA        Thrift   5,872       85   12-31   01/71  27.13    762
 BVCC   Bay View Capital Corp. of CA        OTC    San Francisco CA   M.B.     5,342       37   12-31   05/86  22.38    454
 BPLS   Bank Plus Corp. of CA               OTC    Los Angeles CA     R.E.     4,220       37   12-31     /    10.25    199
 FED    FirstFed Fin. Corp. of CA           NYSE   Los Angeles CA     R.E.     4,067       24   12-31   12/83  18.50    392
 WES    Westcorp Inc. of Orange CA          NYSE   California         Div.     3,813       26   12-31   05/86   9.75    257
 PFFB   PFF Bancorp of Pomona CA            OTC    Southern CA        Thrift   2,812       23   03-31   03/96  17.50    284
 HEMT   HF Bancorp of Hemet CA              OTC    Southern CA        Thrift   1,066       19   06-30   06/95  15.00     96
 HTHR   Hawthorne Fin. Corp. of CA          OTC    Southern CA        Thrift   1,047        6   12-31     /    16.75     53
 ITLA   ITLA Capital Corp of CA (3)         OTC    Los Angeles CA     R.E.     1,011        6   12-31   10/95  19.50    150
 QCBC   Quaker City Bancorp of CA           OTC    Los Angeles CA     R.E.       860        8   06-30   12/93  17.25    101
 PROV   Provident Fin. Holdings of CA       OTC    Southern CA        M.B.       765       10   06-30   06/96  19.75     96
 HBNK   Highland Bancorp of CA              OTC    Los Angeles CA     R.E.       556        7   12-31     /    41.00     95
 MBBC   Monterey Bay Bancorp of CA          OTC    West Central CA    Thrift     403        7   12-31   02/95  16.00     63
 SGVB   SGV Bancorp of W. Covina CA         OTC    Los Angeles CA     Thrift     401        8   06-30   06/95  16.00     38
 LFCO   Life Financial Corp of CA           OTC    Southern CA        Thrift     387        5   12-31     /     9.25     61
 BYFC   Broadway Fin. Corp. of CA           OTC    Los Angeles CA     Thrift     128        3   12-31   01/96   9.72      9


 Florida Companies
 -----------------

 BANC   BankAtlantic Bancorp of FL          OTC    Southeastern FL    M.B.     3,526       60   12-31   11/83  11.44    420
 OCN    Ocwen Financial Corp. of FL         NYSE   Southeast FL       Div.     3,421        1   12-31     /    18.25  1,109
 BKUNA  BankUnited Fin. Corp. of FL         OTC    Miami FL           Thrift   3,327       16   09-30   12/85  10.63    189
 FFPB   First Palm Beach Bancorp of FL      OTC    Southeast FL       Thrift   1,791       47   09-30   09/93  39.63    204
 FFFL   Fidelity Bcsh MHC of FL (47.9)      OTC    Southeast FL       Thrift   1,321       20   12-31   01/94  26.50    180
 HARB   Harbor Florida Bancshrs of FL       OTC    Eastern FL         Thrift   1,284       23   09-30   03/98  11.50    354
 CMSV   Commty. Svgs, MHC of FL (48.5)      OTC    Southeast FL       Thrift     761       21   12-31   10/94  28.50    145
 FFLC   FFLC Bancorp of Leesburg FL         OTC    Central FL         Thrift     409        9   12-31   01/94  18.00     67


 RP FINANCIAL, LC.
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700

                                  Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                              September 3, 1998(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)

 DME    Dime Bancorp, Inc. of NY (3)        NYSE   NY,NJ,FL           M.B.    22,024       91   12-31   08/86  26.38  2,995
 SVRN   Sovereign Bancorp, Inc. of PA       OTC    PA,NJ,DE           M.B.    18,097      150   12-31   08/86  15.13  2,306
 GPT    GreenPoint Fin. Corp. of NY (3)     NYSE   New York City NY   Thrift  13,228       74   12-31   01/94  32.88  2,742
 ASFC   Astoria Financial Corp. of NY       OTC    New York City NY   Thrift  10,895       61   12-31   11/93  43.25  1,147
 LISB   Long Island Bancorp, Inc of NY      OTC    Long Island NY     M.B.     6,296       35   09-30   04/94  48.56  1,174
 ICBC   Independence Comm Bnk Cp of NY      OTC    New York City      Thrift   5,223       34   March   03/98  13.19  1,003
 ALBK   ALBANK Fin. Corp. of Albany NY      OTC    Upstate NY,MA,VT   Thrift   4,089      108   12-31   04/92  60.00    793
 ROSE   T R Financial Corp. of NY (3)       OTC    New York City NY   Thrift   4,006       15   12-31   06/93  33.25    583
 RSLN   Roslyn Bancorp, Inc. of NY (3)      OTC    Long Island NY     M.B.     3,707        8   12-31   01/97  18.63    771
 SIB    Staten Island Bancorp of NY (3)     NYSE   New York City NY   Thrift   2,671       16   12-31   12/97  19.31    871
 NWSB   Northwest Bcrp MHC of PA (30.8      OTC    Northwest PA       Thrift   2,410       67   06-30   11/94  12.75    597
 CMSB   Commonwealth Bancorp Inc of PA      OTC    Philadelphia PA    M.B.     2,390       56   12-31   06/96  16.75    259
 HARS   Harris Fin. MHC of PA (24.9)        OTC    Harrisburg PA      M.B.     2,260       33   12-31   01/94  17.75    603
 RELY   Reliance Bancorp, Inc. of NY        OTC    New York City NY   Thrift   2,180       30   06-30   03/94  29.25    280
 HAVN   Haven Bancorp of Woodhaven NY       OTC    New York City NY   Thrift   2,018       33   12-31   09/93  21.50    190
 QCSB   Queens County Bancorp of NY (3)     OTC    New York City NY   Thrift   1,622       11   12-31   11/93  40.56    606
 DCOM   Dime Community Bancorp of NY (3)    OTC    New York City NY   Thrift   1,577       15   06-30   06/96  23.00    280
 JSB    JSB Financial, Inc. of NY (3)       NYSE   New York City NY   Thrift   1,564       13   12-31   06/90  49.44    486
 WSFS   WSFS Financial Corp. of DE (3)      OTC    Wilmington         Div.     1,535       16   12-31   11/86  17.88    224
 OCFC   Ocean Fin. Corp. of NJ              OTC    Eastern NJ         Thrift   1,518       10   12-31   07/96  16.94    263
 PFSB   PennFed Fin. Services of NJ         OTC    Northern NJ        Thrift   1,469       18   06-30   07/94  14.44    136
 RCBK   Richmond County Fin Corp of NY      OTC    New York City      Thrift   1,464       13   June    02/98  15.06    398
 TSBS   Peoples Bancorp Inc of NJ (3)       OTC    Central NJ         Thrift   1,308 P     14   12-31   04/98   8.13    295
 NBCP   Niagara Bancorp of NY MHC(45.4 (3)  OTC    Northern NY        Thrift   1,296 P     15   12/31   04/98  11.38    339
 YFED   York Financial Corp. of PA          OTC    PA,MD              Thrift   1,218       22   06-30   02/84  19.25    173
 FSLA   First Source Bancorp of NJ          OTC    Eastern NJ         Thrift   1,192 P     17   12-31   04/98   8.94    284
 MFSL   Maryland Fed. Bancorp of MD         OTC    Southern MD        Thrift   1,192       27   02-28   06/87  38.56    253
 FFIC   Flushing Fin. Corp. of NY (3)       OTC    New York City NY   Thrift   1,078        7   12-31   11/95  23.25    182
 PVSA   Parkvale Financial Corp of PA       OTC    Southwestern PA    Thrift   1,055       29   06-30   07/87  32.13    166
 ESBF   ESB Financial Corp of PA            OTC    Western PA         Thrift     946       11   12-31   06/90  16.50     93
 GAF    GA Financial Corp. of PA            AMEX   Pittsburgh PA      Thrift     818       13   12-31   03/96  16.88    122
 HRBT   Hudson River Bancorp Inc of NY      OTC    Southeast NY       Thrift     815 P     11   03-31   07/98  12.00    214
 SFIN   Statewide Fin. Corp. of NJ          OTC    Northern NJ        Thrift     671       16   12-31   10/95  19.00     84
 FMCO   FMS Financial Corp. of NJ           OTC    Southern NJ        Thrift     669       20   12-31   12/88  12.00     86
 FBBC   First Bell Bancorp of PA            OTC    Pittsburgh PA      Thrift     665        7   12-31   06/95  17.50    114

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                  Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                              September 3, 1998(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)
 Mid-Atlantic Companies (continued)
 ----------------------------------
 FSNJ   Bayonne Banchsares of NJ            OTC    Northern NJ        Thrift     646        4   03-31   08/97  14.94    136
 THRD   TF Financial Corp. of PA            OTC    PA, NJ             Thrift     639       14   12-31   07/94  24.00     77
 LVSB   Lakeview Financial of NJ            OTC    Northern NJ        Thrift     620        8   07-31   12/93  21.25    106
 PULS   Pulse Bancorp of S. River NJ        OTC    Central NJ         Thrift     540        4   09-30   09/86  29.00     90
 AHCI   Ambanc Holding Co., Inc. of NY (3)  OTC    East-Central NY    Thrift     520       12   12-31   12/95  15.06     62
 PFNC   Progress Financial Corp. of PA      OTC    Southeastern PA    Thrift     485       10   12-31   07/83  16.00     84
 NEP    Northeast PA Fin. Corp of PA        AMEX   Northeast PA       Thrift     443       10   DEC     04/98  12.19     78
 CNY    Carver Bancorp, Inc. of NY          AMEX   New York, NY       Thrift     437        7   03-31   10/94  11.63     27
 RARB   Raritan Bancorp of Raritan NJ (3)   OTC    Central NJ         Thrift     419        6   12-31   03/87  28.00     66
 FSBI   Fidelity Bancorp, Inc. of PA        OTC    Southwestern PA    Thrift     403        8   09-30   06/88  20.25     40
 FKFS   First Keystone Fin. Corp of PA      OTC    Philadelphia PA    Thrift     385        5   09-30   01/95  14.00     34
 PBCI   Pamrapo Bancorp, Inc. of NJ         OTC    Northern NJ        Thrift     381       10   12-31   11/89  28.00     80
 WSBI   Warwick Community Bncrp of NY (3)   OTC    Southeast NY       Thrift     371        4   05-31   12/97  14.25     94
 FOBC   Fed One Bancorp of Wheeling WV      OTC    Northern WV,OH     Thrift     368       11   12-31   01/95  38.00     91
 HARL   Harleysville SB of PA               OTC    Southeastern PA    Thrift     368        4   09-30   08/87  30.25     51
 LFBI   Little Falls Bancorp of NJ          OTC    New Jersey         Thrift     355        6   12-31   01/96  16.00     40
 THTL   Thistle Group Holdings of PA        OTC    Philadelphia       Thrift     349 P      6   12-31   07/98   9.00     81
 YFCB   Yonkers Fin. Corp. of NY            OTC    Yonkers NY         Thrift     344        4   09-30   04/96  16.06     45
 CVAL   Chester Valley Bancorp of PA        OTC    Southeastern PA    Thrift     344        7   06-30   03/87  31.50     73
 PHFC   Pittsburgh Home Fin Corp of PA      OTC    Pittsburgh PA      Thrift     338        9   09-30   04/96  16.00     32
 EQSB   Equitable FSB of Wheaton MD         OTC    Central MD         Thrift     335        4   09-30   09/93  28.25     35
 FBER   1st Bergen Bancorp of NJ            OTC    Northern NJ        Thrift     316        4   12-31   04/96  14.75     38
 FIBC   Financial Bancorp, Inc. of NY       OTC    New York City NY   Thrift     310        5   09-30   08/94  36.81     63
 LFED   Leeds Fed Bksr MHC of MD (36.3      OTC    Baltimore MD       Thrift     299        1   06-30   05/94  17.50     91
 WVFC   WVS Financial Corp. of PA           OTC    Pittsburgh PA      Thrift     298        5   06-30   11/93  15.75     57
 CATB   Catskill Fin. Corp. of NY (3)       OTC    Albany NY          Thrift     296        4   09-30   04/96  15.75     71
 IFSB   Independence FSB of DC              OTC    Washington DC      Ret.       275        2   12-31   06/85  16.38     21
 BCSB   BCSB Bankcorp MHC of MD (38.6)      OTC    Baltimore          Thrift     274 P      6   12-31   07/98  11.38     70
 WSB    Washington SB, FSB of MD            AMEX   Southeastern MD    Thrift     274        5   12-31     /     5.69     25
 ALLB   Alliance Bank MHC of PA (19.9)      OTC    Southeast PA       Thrift     273        7   12-31   03/95  21.25     70
 WYNE   Wayne Bancorp, Inc. of NJ           OTC    Northern NJ        Thrift     272        5   12-31   06/96  31.50     63
 SKAN   Skaneateles Bancorp Inc of NY (3)   OTC    Northwest NY       Thrift     258        9   12-31   06/86  17.00     25
 SBFL   SB Fngr Lakes MHC of NY (33.1)      OTC    Western NY         Thrift     251        5   12-31   11/94  16.00     57

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                  Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                              September 3, 1998(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)
 Mid-Atlantic Companies (continued)
 ----------------------------------
 LIBB   Liberty Bancorp MHC of NJ (47)      OTC    Northeast NJ       Thrift     241 P      4   12-31   07/98  10.25     40
 HRBF   Harbor Federal Bancorp of MD        OTC    Baltimore MD       Thrift     231        9   03-31   08/94  18.25     34
 ESBK   Elmira Svgs Bank (The) of NY (3)    OTC    NY,PA              Thrift     230        6   12-31   03/85  26.00     19
 PHSB   Ppls Home SB, MHC of PA (45.0)      OTC    Western PA         Thrift     223        9   12-31   07/97  16.25     45
 LARL   Laurel Capital Group of PA          OTC    Southwestern PA    Thrift     217        6   06-30   02/87  20.00     44
 CRSB   Crusader Holding Corp of PA         OTC    Philadephia        Thrift     202        2   12-31     /    14.50     56
 PBHC   Pathfinder BC MHC of NY (45.2) (3)  OTC    Upstate NY         Thrift     196        5   12-31   11/95  15.00     42
 PEEK   Peekskill Fin. Corp. of NY          OTC    Southeast NY       Thrift     196        3   06-30   12/95  15.75     46
 PLSK   Pulaski SB, MHC of NJ (47.0)        OTC    New Jersey         Thrift     191        6   12-31   04/97  14.88     31
 SFED   SFS Bancorp of Schenectady NY       OTC    Eastern NY         Thrift     175        4   12-31   06/95  27.50     33
 AFED   AFSALA Bancorp, Inc. of NY          OTC    Central NY         Thrift     166        5   09-30   10/96  17.88     24
 PRBC   Prestige Bancorp of PA              OTC    Southwestern PA    Thrift     161        4   12-31   06/96  16.00     17
 SKBO   First Carnegie MHC of PA(45.0)      OTC    Western PA         Thrift     148        3   03-31   04/97  13.25     30
 PSBI   PSB Bancorp Inc. of PA (3)          OTC    Philadelphia       Thrift     147 P      6   12-31   07/98   7.75     24
 TPNZ   Tappan Zee Fin., Inc. of NY         OTC    Southeast NY       Thrift     129        1   03-31   10/95  19.50     29
 GOSB   GSB Financial Corp. of NY (3)       OTC    Southeast NY       Thrift     119        2   09-30   07/97  13.50     30
 WHGB   WHG Bancshares of MD                OTC    Baltimore MD       Thrift     118        5   09-30   04/96  11.00     15
 AFBC   Advance Fin. Bancorp of WV          OTC    Northern Neck WV   Thrift     111        2   06-30   01/97  15.75     17
 USAB   USABancshares, Inc of PA (3)        OTC    Philadelphia PA    Thrift     103        1   12-31     /    11.50     23
 ALBC   Albion Banc Corp. of Albion NY      OTC    Western NY         Thrift      73        2   09-30   07/93   9.75      7
 PWBK   Pennwood Bancorp, Inc. of PA        OTC    Pittsburgh PA      Thrift      46        3   06-30   07/96  12.31      9


 Mid-West Companies
 ------------------

 COFI   Charter One Financial of OH         OTC    OH,MI,NY           Div.    19,457      221   12-31   01/88  28.50  3,638
 CFB    Commercial Federal Corp. of NE      NYSE   NE,CO,KS,OK,IA     M.B.     8,529      108   06-30   12/84  25.88  1,088
 SPBC   St. Paul Bancorp, Inc. of IL        OTC    Chicago IL         Div.     4,583       52   12-31   05/87  21.56    741
 MAFB   MAF Bancorp, Inc. of IL             OTC    Chicago IL         Thrift   3,511       21   12-31   01/90  21.00    474
 FLGS   Flagstar Bancorp, Inc of MI         OTC    MI                 Thrift   2,564       19   12/31     /    26.75    366
 ABCW   Anchor Bancorp Wisconsin of WI      OTC    Wisconsin          M.B.     1,999       35   03-31   07/92  42.38    378
 DNFC   D&N Financial Corp. of MI           OTC    Northern MI        Ret.     1,868       37   12-31   02/85  22.25    204
 FISB   First Indiana Corp. of IN           OTC    Central IN         M.B.     1,688       26   12-31   08/83  23.38    299

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                  Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                              September 3, 1998(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)
 Mid-West Companies (continued)
 ------------------------------

 STFR   St. Francis Cap. Corp. of WI        OTC    Milwaukee WI       Thrift   1,648       23   09-30   06/93  39.50    202
 FTFC   First Fed. Capital Corp. of WI      OTC    Southern WI        M.B.     1,580       49   12-31   11/89  16.00    296
 ABCL   Alliance Bancorp, Inc. of IL        OTC    Chicago IL         M.B.     1,537       14   12-31   07/92  21.50    246
 CITZ   CFS Bancorp, Inc. of IN             OTC    IN,IL              Thrift   1,421 P     24   12-31   07/98  10.00    227
 UCFC   United Community Fin. of OH         OTC    Youngstown         Thrift   1,291 P     14   12-31   07/98  14.81    496
 JSBA   Jefferson Svgs Bancorp of MO        OTC    St. Louis MO,TX    Thrift   1,242       32   12-31   04/93  20.25    203
 METF   Metropolitan Fin. Corp. of OH       OTC    Northeast OH       Thrift     990       15   12-31     /    13.63     96
 OFCP   Ottawa Financial Corp. of MI        OTC    Western MI         Thrift     915       26   12-31   08/94  24.13    138
 CFSB   CFSB Bancorp of Lansing MI          OTC    Central MI         Thrift     846       17   12-31   06/90  22.50    184
 HMNF   HMN Financial, Inc. of MN           OTC    Southeast MN       Thrift     732        7   12-31   06/94  15.25     83
 HOMF   Home Fed Bancorp of Seymour IN      OTC    Southern IN        Thrift     705       16   06-30   01/88  25.25    130
 SFSL   Security First Corp. of OH          OTC    Northeastern OH    R.E.       686       14   03-31   01/88  21.00    165
 FNGB   First Northern Cap. Corp of WI      OTC    Northeast WI       Thrift     677       19   12-31   12/83  12.63    112
 MSBK   Mutual SB, FSB of Bay City MI       OTC    Michigan           M.B.       657       22   12-31   07/92   9.31     40
 FFYF   FFY Financial Corp. of OH           OTC    Youngstown OH      Thrift     645       10   06-30   06/93  34.75    139
 EMLD   Emerald Financial Corp. of OH       OTC    Cleveland OH       Thrift     616       14   12-31     /    12.00    123
 AVND   Avondale Fin. Corp. of IL           OTC    Chicago IL         Ret.       607        5   12-31   04/95  14.25     44
 FDEF   First Defiance Fin.Corp. of OH      OTC    Northwest OH       Thrift     578       10   12-31   10/95  12.63    103
 CAFI   Camco Fin. Corp. of OH              OTC    Eastern OH         M.B.       576       11   12-31     /    17.00     93
 FFSX   First FSB MHC Sxld of IA(46.3)      OTC    Western IA         Thrift     571       13   06-30   07/92  32.50     92
 HFFC   HF Financial Corp. of SD            OTC    South Dakota       Thrift     570       19   06-30   04/92  19.44     85
 HFGI   Harrington Fin. Group of IN         OTC    Eastern IN         Thrift     553        4   06-30     /     9.69     32
 FFOH   Fidelity Financial of OH            OTC    Cincinnati OH      Thrift     540       12   12-31   03/96  14.25     80
 FCBF   FCB Fin. Corp. of Neenah WI         OTC    Eastern WI         Thrift     518       13   03-31   09/93  29.50    114
 CBCI   Calumet Bancorp of Chicago IL       OTC    Chicago IL         Thrift     490        5   12-31   02/92  29.25     92
 FBCI   Fidelity Bancorp of Chicago IL      OTC    Chicago IL         Thrift     484        5   09-30   12/93  24.00     68
 PERM   Permanent Bancorp, Inc. of IN       OTC    Southwest IN       Thrift     439       11   03-31   04/94  13.50     56
 HALL   Hallmark Capital Corp. of WI        OTC    Milwaukee WI       Thrift     421        3   06-30   01/94  13.25     39
 PVFC   PVF Capital Corp. of OH             OTC    Cleveland OH       R.E.       419        9   06-30   12/92  15.75     63
 FFHH   FSF Financial Corp. of MN           OTC    Southern MN        Thrift     411       11   09-30   10/94  17.13     50
 FFKY   First Fed. Fin. Corp. of KY         OTC    Central KY         Thrift     407        8   06-30   07/87  24.75    102
 CASH   First Midwest Fin., Inc. of OH      OTC    IA,SD              R.E.       406       12   09-30   09/93  19.13     50
 KNK    Kankakee Bancorp, Inc. of IL        AMEX   Illinois           Thrift     399        9   12-31   01/93  29.88     41

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                  Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                              September 3, 1998(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)
 Mid-West Companies (continued)
 ------------------------------

 EFC    EFC Bancorp Inc of IL               AMEX   Southeast IL       Thrift     391 P      6   DEC     04/98  11.25     84
 FMBD   First Mutual Bancorp Inc of IL      OTC    Central IL         Thrift     390       14   12-31   07/95  17.13     60
 ASBI   Ameriana Bancorp of IN              OTC    Eastern IN,OH      Thrift     389        8   12-31   03/87  18.50     60
 INBI   Industrial Bancorp of OH            OTC    Northern OH        Thrift     374       10   12-31   08/95  19.38     97
 HBEI   Home Bancorp of Elgin IL            OTC    Northern IL        Thrift     369        4   12-31   09/96  14.50     99
 EFBI   Enterprise Fed. Bancorp of OH       OTC    Cincinnati OH      Thrift     366        5   09-30   10/94  28.00     62
 WOFC   Western Ohio Fin. Corp. of OH       OTC    Western OH         Thrift     365       10   12-31   07/94  22.63     52
 HBFW   Home Bancorp of Fort Wayne IN       OTC    Northeast IN       Thrift     353        9   09-30   03/95  28.63     67
 FFFD   North Central Bancshares of IA      OTC    Central IA         Thrift     333        4   12-31   03/96  18.25     57
 WFI    Winton Financial Corp. of OH        AMEX   Cincinnati OH      R.E.       324 S      5   09-30   08/88  14.13     57
 FSFF   First SecurityFed Fin of IL         OTC    Chicago, IL        Thrift     323        5   12-31   10/97  14.00     90
 WCBI   WestCo Bancorp, Inc. of IL          OTC    Chicago IL         Thrift     319        1   12-31   06/92  28.00     70
 PFDC   Peoples Bancorp of Auburn IN        OTC    Northeastern IN    Thrift     301        7   09-30   07/87  21.00     70
 GFCO   Glenway Financial Corp. of OH       OTC    Cincinnati OH      Thrift     300        5   06-30   11/90  21.75     50
 MFBC   MFB Corp. of Mishawaka IN           OTC    Northern IN        Thrift     291        5   09-30   03/94  24.00     38
 CBK    Citizens First Fin.Corp. of IL      AMEX   Central IL         Thrift     280        7   12-31   05/96  16.25     41
 WAYN   Wayne Svgs Bks MHC of OH (48.2      OTC    Central OH         Thrift     260        6   03-31   06/93  22.25     55
 FBCV   1st Bancorp of Vincennes IN         OTC    Southwestern IN    M.B.       260        2   06-30   04/87  45.00     49
 EBI    Equality Bancorp, Inc. of MO        AMEX   St Louis           Thrift     256        3   03-31   12/97  13.88     35
 OHSL   OHSL Financial Corp. of OH          OTC    Cincinnati, OH     Thrift     251        5   12-31   02/93  15.50     39
 GFED   Guaranty Fed Bancshares of MO       OTC    Southwest MO       Thrift     246        4   06-30   12/97  12.63     79
 FFHS   First Franklin Corp. of OH          OTC    Cincinnati OH      Thrift     232        7   12-31   01/88  16.00     29
 LARK   Landmark Bancshares, Inc of KS      OTC    Central KS         Thrift     231        5   09-30   03/94  22.06     34
 MFFC   Milton Fed. Fin. Corp. of OH        OTC    Southwest OH       Thrift     227        3   09-30   10/94  13.50     30
 HFBC   HopFed Bancorp of KY                OTC    Southwest KY       Thrift     221        5   09-30   02/98  17.50     71
 CMRN   Cameron Fin. Corp. of MO            OTC    Northwest MO       Thrift     221        3   09-30   04/95  17.25     42
 LSBI   LSB Fin. Corp. of Lafayette IN      OTC    Central IN         Thrift     216        4   12-31   02/95  31.00     30
 FFBZ   First Federal Bancorp of OH         OTC    Eastern OH         Thrift     212        6   09-30   07/92  12.00     38
 BFFC   Big Foot Fin. Corp. of IL           OTC    Chicago IL         Thrift     209        3   06-30   12/96  15.75     40
 WEFC   Wells Fin. Corp. of Wells MN        OTC    Southcentral MN    Thrift     209        8   12-31   04/95  18.38     35
 MBLF   MBLA Financial Corp. of MO          OTC    Northeast MO       Thrift     207        2   06-30   06/93  19.25     24
 NEIB   Northeast Indiana Bncrp of IN       OTC    Northeast IN       Thrift     200        3   12-31   06/95  21.13     35
 FFWC   FFW Corporation of Wabash IN        OTC    Central IN         Thrift     199        4   06-30   04/93  18.00     26

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                  Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                              September 3, 1998(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)
 Mid-West Companies (continued)
 ------------------------------

 FFED   Fidelity Fed. Bancorp of IN         OTC    Southwestern IN    Thrift     197        4   06-30   08/87   5.88     18
 PFED   Park Bancorp of Chicago IL          OTC    Chicago IL         Thrift     197        3   12-31   08/96  17.94     43
 MARN   Marion Capital Holdings of IN       OTC    Central IN         Thrift     193        2   06-30   03/93  22.75     39
 HMLK   Hemlock Fed. Fin. Corp. of IL       OTC    Chicago IL         Thrift     191        3   12-31   04/97  16.63     33
 PULB   Pulaski Bk,SB MHC of MO (29.8)      OTC    St. Louis MO       Thrift     184        5   09-30   05/94  28.16     59
 BWFC   Bank West Fin. Corp. of MI          OTC    Southeast MI       Thrift     180        3   06-30   03/95  12.25     32
 EGLB   Eagle BancGroup of IL               OTC    Central IL         Thrift     180        3   12-31   07/96  18.00     21
 FBSI   First Bancshares, Inc. of MO        OTC    Southcentral MO    Thrift     178        6   06-30   12/93  13.31     29
 JXSB   Jcksnville SB,MHC of IL (45.6)      OTC    Central IL         Thrift     170        4   12-31   04/95  16.75     32
 FFWD   Wood Bancorp of OH                  OTC    Northern OH        Thrift     165        7   06-30   08/93  16.25     43
 MWBI   Midwest Bancshares, Inc. of IA      OTC    Southeast IA       Thrift     159        4   12-31   11/92  13.50     14
 SMBC   Southern Missouri Bncrp of MO       OTC    Southeast MO       Thrift     157        8   06-30   04/94  16.63     25
 QCFB   QCF Bancorp of Virginia MN          OTC    Northeast MN       Thrift     154        2   06-30   04/95  29.63     40
 MIFC   Mid Iowa Financial Corp. of IA      OTC    Central IA         Thrift     147        7   09-30   10/92  13.75     24
 GTPS   Great American Bancorp of IL        OTC    East Central IL    Thrift     146        3   12-31   06/95  19.00     30
 RIVR   River Valley Bancorp of IN          OTC    Southeast IN       Thrift     134        6   12-31   12/96  16.88     20
 FKKY   Frankfort First Bancorp of KY       OTC    Frankfort KY       Thrift     133        3   06-30   07/95  14.56     24
 CLAS   Classic Bancshares, Inc. of KY      OTC    Eastern KY         Thrift     131        3   03-31   12/95  16.50     21
 WEHO   Westwood Hmstd Fin Corp of OH       OTC    Cincinnati OH      Thrift     130        2   12-31   09/96  11.88     30
 CFKY   Columbia Financial of KY            OTC    NorthCentral KY    Thrift     127 P      5   12-31   04/98  13.50     36
 PTRS   Potters Financial Corp of OH        OTC    Northeast OH       Thrift     127        4   12-31   12/93  14.50     14
 FFSL   First Independence Corp. of KS      OTC    Southeast KS       Thrift     124        2   09-30   10/93  12.25     12
 HFSA   Hardin Bancorp of Hardin MO         OTC    Western MO         Thrift     121        3   03-31   09/95  17.38     14
 NBSI   North Bancshares of Chicago IL      OTC    Chicago IL         Thrift     118        2   12-31   12/93  12.25     15
 CBES   CBES Bancorp, Inc. of MO            OTC    Western MO         Thrift     116        2   06-30   09/96  19.50     18
 ASBP   ASB Financial Corp. of OH           OTC    Southern OH        Thrift     115        1   06-30   05/95  12.75     21
 BDJI   First Fed. Bancorp. of MN           OTC    Northern MN        Thrift     113        5   09-30   04/95  15.50     15
 DCBI   Delphos Citizens Bancorp of OH      OTC    Northwest OH       Thrift     113        1   09-30   11/96  16.25     30
 FTNB   Fulton Bancorp, Inc. of MO          OTC    Central MO         Thrift     110        2   06-30   10/96  18.00     31
 MONT   Montgomery Fin. Corp. of IN         OTC    Westcentral IN     Thrift     109        4   06-30   07/97  10.31     17
 HFFB   Harrodsburg 1st Fin Bcrp of KY      OTC    Central KY         Thrift     109        2   09-30   10/95  15.00     29
 UCBC   Union Community Bancorp of IN       OTC    W.Central IN       Thrift     108        1   12-31   12/97  13.00     40
 FKAN   First Kansas Financial of KS        OTC    Kansas City subs   Thrift     108 P      6   12-31   06/98  11.31     18

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                  Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                              September 3, 1998(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)
 Mid-West Companies (continued)
 ------------------------------

 AMFC   AMB Financial Corp. of IN           OTC    Northwest IN       Thrift     106        4   12-31   04/96  15.75     14
 PSFC   Peoples Sidney Fin. Corp of OH      OTC    WestCentral OH     Thrift     106        1   06-30   04/97  19.63     35
 CIBI   Community Inv. Bancorp of OH        OTC    NorthCentral OH    Thrift     102        3   06-30   02/95  13.25     18
 FTSB   Fort Thomas Fin. Corp. of KY        OTC    Northern KY        Thrift     102        2   09-30   06/95  13.63     20
 FFDF   FFD Financial Corp. of OH           OTC    Northeast OH       Thrift     100        1   06-30   04/96  16.75     24
 NWEQ   Northwest Equity Corp. of WI        OTC    Northwest WI       Thrift      99        3   03-31   10/94  17.44     14
 THR    Three Rivers Fin. Corp. of MI       AMEX   Southwest MI       Thrift      98        4   06-30   08/95  17.75     15
 CNSB   CNS Bancorp, Inc. of MO             OTC    Central MO         Thrift      98        5   12-31   06/96  14.75     24
 LXMO   Lexington B&L Fin. Corp. of MO      OTC    West Central MO    Thrift      95        1   09-30   06/96  15.00     15
 WCFB   Wbstr Cty FSB MHC of IA (45.6)      OTC    Central IA         Thrift      94        1   12-31   08/94  17.63     37
 HZFS   Horizon Fin'l. Services of IA       OTC    Central IA         Thrift      93        3   06-30   06/94  15.00     13
 HHFC   Harvest Home Fin. Corp. of OH       OTC    Southwest OH       Thrift      91        3   09-30   10/94  14.75     13
 SOBI   Sobieski Bancorp of S. Bend IN      OTC    Northern IN        Thrift      90        3   06-30   03/95  15.75     12
 SFFC   StateFed Financial Corp. of IA      OTC    Des Moines IA      Thrift      90        2   06-30   01/94  12.75     20
 LOGN   Logansport Fin. Corp. of IN         OTC    Northern IN        Thrift      89        1   12-31   06/95  14.75     19
 PCBC   Perry Co. Fin. Corp. of MO          OTC    EastCentral MO     Thrift      86        1   09-30   02/95  20.00     17
 PSFI   PS Financial of Chicago IL          OTC    Chicago IL         Thrift      84        1   12-31   11/96  12.13     24
 PFFC   Peoples Fin. Corp. of OH            OTC    Northeast OH       Thrift      82        2   09-30   09/96  12.00     16
 KYF    Kentucky First Bancorp of KY        AMEX   Central KY         Thrift      82        2   06-30   08/95  14.00     17
 HLFC   Home Loan Financial Corp of OH      OTC    Central Ohio       Thrift      80        0           03/98  14.88     33
 MSBF   MSB Financial, Inc of MI            OTC    Southcentral MI    Thrift      79        2   06-30   02/95  14.50     19
 HCFC   Home City Fin. Corp. of OH          OTC    Southwest OH       Thrift      76        1   06-30   12/96  14.63     13
 CKFB   CKF Bancorp of Danville KY          OTC    Central KY         Thrift      63        1   12-31   01/95  17.38     15
 NSLB   NS&L Bancorp, Inc of Neosho MO      OTC    Southwest MO       Thrift      61        2   09-30   06/95  17.38     12
 MRKF   Market Fin. Corp. of OH             OTC    Cincinnati OH      Thrift      58        2   09-30   03/97  13.00     17
 FLKY   First Lancaster Bncshrs of KY       OTC    Central KY         Thrift      53        1   06-30   07/96  13.75     13
 CSBF   CSB Financial Group Inc of IL       OTC    Centralia IL       Thrift      48        2   09-30   10/95  10.63      9
 RELI   Reliance Bancshares Inc of WI       OTC    Milwaukee WI       Thrift      44        1   06-30   04/96   9.38     22
 HWEN   Home Financial Bancorp of IN        OTC    Central IN         Thrift      41        1   06-30   07/96   8.25      8


 New England Companies
 ---------------------

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                  Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                              September 3, 1998(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)
 New England Companies (continued)
 ---------------------------------

 PBCT   Peoples Bank, MHC of CT (41.2) (3)  OTC    Southwestern CT    Div.     9,149      111   12-31   07/88  27.00  1,732
 WBST   Webster Financial Corp. of CT       OTC    Central CT         Thrift   7,559       84   12-31   12/86  27.25  1,044
 PHBK   Peoples Heritage Fin Grp of ME (3)  OTC    ME,NH,MA           Div.     7,310      141   12-31   12/86  19.25  1,686
 SISB   SIS Bancorp, Inc. of MA (3)         OTC    Central MA         Div.     1,794       25   12-31   02/95  42.50    296
 ANDB   Andover Bancorp, Inc. of MA (3)     OTC    MA,NH              M.B.     1,386       12   12-31   05/86  33.13    215
 FESX   First Essex Bancorp of MA (3)       OTC    MA,NH              Div.     1,293       15   12-31   08/87  19.00    144
 FAB    FirstFed America Bancorp of MA      AMEX   MA,RI              M.B.     1,282       13   03-31   01/97  17.00    141
 MDBK   Medford Bancorp, Inc. of MA (3)     OTC    Eastern MA         Thrift   1,120       16   12-31   03/86  38.50    172
 BFD    BostonFed Bancorp of MA             AMEX   Boston MA          M.B.     1,032       10   12-31   10/95  19.25    104
 DIBK   Dime Financial Corp. of CT (3)      OTC    Central CT         Thrift   1,016       11   12-31   07/86  31.69    168
 FFES   First Fed of E. Hartford CT         OTC    Central CT         Thrift     991       12   12-31   06/87  31.00     85
 MECH   MECH Financial Inc of CT (3)        OTC    Hartford CT        Thrift     946       14   12-31   06/96  28.00    148
 MASB   MassBank Corp. of Reading MA (3)    OTC    Eastern MA         Thrift     929       15   12-31   05/86  45.00    162
 PBKB   People's Bancshares of MA (3)       OTC    Southeastern MA    Thrift     862       14   12-31   10/86  18.75     62
 BRKL   Brookline Bncp MHC of MA(47.0)      OTC    Brookline          Thrift     817        5   08-31   03/98  12.75    371
 NSSY   NSS Bancorp of CT (3)               OTC    Southwest CT       Thrift     669        8   12-31   06/94  48.50    115
 BKC    American Bank of Waterbury CT (3)   AMEX   Western CT         Thrift     651       14   12-31   12/81  23.63    111
 MWBX   MetroWest Bank of MA (3)            OTC    Eastern MA         Thrift     647       12   12-31   10/86   7.00    100
 ABBK   Abington Bancorp of MA (3)          OTC    Southeastern MA    M.B.       550        8   12-31   06/86  16.75     59
 SWCB   Sandwich Bancorp of MA (3)          OTC    Southeastern MA    Thrift     527       11   12-31   07/86  60.25    123
 BKCT   Bancorp Connecticut of CT (3)       OTC    Central CT         Thrift     480        3   12-31   07/86  17.88     91
 CEBK   Central Co-Op. Bank of MA (3)       OTC    Eastern MA         Thrift     376        8   03-31   10/86  21.00     41
 WRNB   Warren Bancorp of Peabody MA (3)    OTC    Eastern MA         R.E.       373        6   12-31   07/86  10.94     86
 NMSB   Newmil Bancorp, Inc. of CT (3)      OTC    Western CT         Thrift     370       15   06-30   02/86  12.00     46
 LSBX   Lawrence Savings Bank of MA (3)     OTC    Northeastern MA    Thrift     355        5   12-31   05/86  13.25     57
 NHTB   NH Thrift Bancshares of NH          OTC    Central NH         Thrift     321       10   12-31   05/86  15.50     32
 NBN    Northeast Bancorp of ME (3)         AMEX   Eastern ME         Thrift     311       11   06-30   08/87  13.63     30
 BYS    Bay State Bancorp of MA (3)         NYSE   Brookline          Thrift     290 P      0   DEC     03/98  24.25     61
 ANE    Alliance Bncp of New Eng of CT (3)  AMEX   Northern CT        Thrift     247        7   12-31   12/86  12.25     31
 IPSW   Ipswich SB of Ipswich MA (3)        OTC    Northwest MA       Thrift     238        6   12-31   05/93  13.50     32
 HIFS   Hingham Inst. for Sav. of MA (3)    OTC    Eastern MA         Thrift     232        5   12-31   12/88  26.75     35
 HPBC   Home Port Bancorp, Inc. of MA (3)   OTC    Southeastern MA    Thrift     226        2   12-31   08/88  24.25     45
 MYST   Mystic Financial of MA (3)          OTC    Medford            Thrift     188        3   06-30   01/98  13.63     37

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                  Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                              September 3, 1998(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)
 New England Companies (continued)
 ---------------------------------

 KSBK   KSB Bancorp of Kingfield ME (3)     OTC    Western ME         M.B.       155        8   12-31   06/93  16.50     21
 FCME   First Coastal Corp. of ME (3)       OTC    Southern ME        Thrift     150        7   12-31     /    12.00     16
 MFLR   Mayflower Co-Op. Bank of MA (3)     OTC    Southeastern MA    Thrift     136        4   04-30   12/87  22.13     20
 NTMG   Nutmeg FS&LA of CT                  OTC    Eastern CT         M.B.       112        3   12-31     /    11.88     13
 FCB    Falmouth Bancorp, Inc. of MA (3)    AMEX   Southeast MA       Thrift     105        2   09-30   03/96  18.00     26
 MCBN   Mid-Coast Bancorp of ME             OTC    Eastern ME         Thrift      63        2   03-31   11/89   9.00      6


 North-West Companies
 --------------------

 WFSL   Washington Federal, Inc. of WA      OTC    Western US         Thrift   5,634      104   09-30   11/82  24.88  1,305
 IWBK   Interwest Bancorp of WA             OTC    Western WA         Div.     2,091       39   09-30     /    25.00    392
 STSA   Sterling Financial Corp. of WA      OTC    WA,OR              M.B.     1,888       41   12-31     /    20.25    154
 FWWB   First Savings Bancorp of WA         OTC    Central WA         Thrift   1,154       20   03-31   11/95  22.50    263
 KFBI   Klamath First Bancorp of OR         OTC    Southern OR        Thrift     994       33   09-30   10/95  17.50    174
 HRZB   Horizon Financial Corp. of WA (3)   OTC    Northwest WA       Thrift     547       12   03-31   08/86  14.75    110
 FMSB   First Mutual SB of Bellevue WA (3)  OTC    Western WA         M.B.       451 S      8   12-31   12/85  13.69     58
 CASB   Cascade Financial Corp. of WA       OTC    Seattle WA         Thrift     435       11   06-30   09/92  14.00     60
 HFWA   Heritage Financial Corp of WA       OTC    NW Washington      Thrift     323       10   06-30   01/98  12.13    118
 RVSB   Riverview Bancorp of WA             OTC    Southwest WA       Thrift     273        9   03-31   10/97  13.00     80
 OTFC   Oregon Trail Fin. Corp. of OR       OTC    Baker City         Thrift     263        7   03-31   10/97  14.00     66
 TSBK   Timberland Bancorp of WA            OTC    Grays Harbor       Thrift     261        5   06-30   01/98  14.63     97
 FBNW   FirstBank Corp of Clarkston WA      OTC    West. WA/East ID   Thrift     184        5   03-31   07/97  17.75     35
 EFBC   Empire Federal Bancorp of MT        OTC    Southern MT        Thrift     111        3   12-31   01/97  13.25     33


 South-East Companies
 --------------------

 BNKU   Bank United Corp. of TX             OTC    TX,AZ              Thrift  13,109       71   09-30   08/96  38.25  1,209
 FFCH   First Fin. Holdings Inc. of SC      OTC    Charleston SC      Div.     1,858       34   09-30   11/83  19.88    271
 FLFC   First Liberty Fin. Corp. of GA      OTC    Georgia            M.B.     1,355       31   09-30   12/83  19.25    257
 EBSI   Eagle Bancshares of Tucker GA       OTC    Atlanta GA         Thrift   1,149       14   03-31   04/86  21.50    125
 HFNC   HFNC Financial Corp. of NC          OTC    Charlotte NC       Thrift     979       10   06-30   12/95  11.75    202

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                  Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                              September 3, 1998(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)
 South-East Companies (continued)
 --------------------------------

 CNIT   Cenit Bancorp of Norfolk VA         OTC    Southeastern VA    Thrift     734       19   12-31   08/92  21.25    106
 CFCP   Coastal Fin. Corp. of SC            OTC    South Carolina     Thrift     583        9   09-30   09/90  19.00    119
 FFBH   First Fed. Bancshares of AR         OTC    Northern AR        Thrift     570       13   12-31   05/96  22.00    107
 FSPT   FirstSpartan Fin. Corp. of SC       OTC    Northwestern SC    Thrift     503        7   06-30   07/97  36.63    156
 TSH    Teche Holding Company of LA         AMEX   Southern LA        Thrift     407        9   09-30   04/95  17.00     58
 PFSL   Pocahontas Bancorp of AR            OTC    Northeast AR       Thrift     401        6   09-30   04/98   8.56     57
 COOP   Cooperative Bancshares of NC        OTC    Eastern NC         Thrift     381       16   12-31   08/91  15.00     45
 FSTC   First Citizens Corp of GA           OTC    Western GA         M.B.       352 D      9   03-31   03/86  29.50     82
 CAVB   Cavalry Bancorp of TN               OTC    Murfreesburg       Thrift     351        0   Sept    03/98  20.00    151
 SBAN   SouthBanc Shares Inc. of SC         OTC    Northwest SC       Thrift     335 P      6   09-30   04/98  17.63     76
 HBSC   Heritage Bancorp, Inc of SC         OTC    Laurens            Thrift     312 P      4   Sept    04/98  17.50     81
 UFRM   United FSB of Rocky Mount NC        OTC    Eastern NC         M.B.       306       13   12-31   07/80  17.75     58
 SOPN   First Svgs Bancorp of NC            OTC    Central NC         Thrift     300        5   06-30   01/94  24.00     89
 ANA    Acadiana Bancshares, Inc of LA      AMEX   Southern LA        Thrift     294        5   12-31   07/96  20.25     51
 CFTP   Community Fed. Bancorp of MS        OTC    Northeast MS       Thrift     254        2   09-30   03/96  16.75     74
 FLAG   Flag Financial Corp of GA           OTC    Western GA         M.B.       248 D      4   12-31   12/86  14.00     72
 HCBB   HCB Bancshares of Camden AR         OTC    Southern AR        Thrift     222        7   06-30   05/97  13.00     34
 SSFC   South Street Fin. Corp. of NC (3)   OTC    South Central NC   Thrift     217        2   09-30   10/96   9.00     42
 ESX    Essex Bancorp of Norfolk VA         AMEX   VA,NC              M.B.       193        4   12-31   07/90   2.69      3
 FTF    Texarkana Fst. Fin. Corp of AR      AMEX   Southwest AR       Thrift     185        5   09-30   07/95  26.13     45
 CFFC   Community Fin. Corp. of VA          OTC    Central VA         Thrift     184        4   03-31   03/88  13.00     33
 FFDB   FirstFed Bancorp, Inc. of AL        OTC    Central AL         Thrift     181        8   03-31   11/91  12.00     29
 GSFC   Green Street Fin. Corp. of NC       OTC    Southern NC        Thrift     178        3   09-30   04/96  13.50     55
 FGHC   First Georgia Hold. Corp of GA      OTC    Southeastern GA    Thrift     175        7   09-30   02/87  11.00     53
 GBNK   Gaston Fed Bncp MHC of NC(47.0      OTC    Southwest NC       Thrift     171 P      4   9-30    04/98  12.50     56
 SZB    SouthFirst Bancshares of AL         AMEX   Central AL         Thrift     162        2   09-30   02/95  17.38     17
 BFSB   Bedford Bancshares, Inc. of VA      OTC    Southern VA        Thrift     153        3   09-30   08/94  13.38     31
 HBS    Haywood Bancshares, Inc. of NC (3)  AMEX   Northwest NC       Thrift     152        4   12-31   12/87  20.25     25
 CCFH   CCF Holding Company of GA           OTC    Atlanta GA         Thrift     143        5   12-31   07/95  20.50     18
 PDB    Piedmont Bancorp, Inc. of NC        AMEX   Central NC         Thrift     133        1   06-30   12/95   9.88     27
 GSLA   GS Financial Corp. of LA            OTC    New Orleans LA     Thrift     129        3   12-31   04/97  13.38     44
 CFNC   Carolina Fincorp of NC (3)          OTC    Southcentral NC    Thrift     118        4   06-30   11/96  10.13     19
 SSM    Stone Street Bancorp of NC          AMEX   Central NC         Thrift     111        2   12-31   04/96  16.88     31

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                  Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                              September 3, 1998(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market

 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)
 South-East Companies (continued)
 --------------------------------

 TWIN   Twin City Bancorp, Inc. of TN       OTC    Northeast TN       Thrift     110        3   12-31   01/95  13.19     16
 SRN    Southern Banc Company of AL         AMEX   Northeast AL       Thrift     106        4   06-30   10/95  14.63     18
 CENB   Century Bancorp, Inc. of NC         OTC    Charlotte NC       Thrift     104        1   06-30   12/96  13.63     17
 UTBI   United Tenn. Bancshares of TN       OTC    Eastern TN         Thrift      75        2   12-31   01/98  12.13     18
 SCBS   Southern Commun. Bncshrs of AL      OTC    NorthCentral AL    Thrift      72        1   09-30   12/96  16.00     18
 HSTD   Homestead Bancorp, Inc. of LA       OTC    Tangipahoa Paris   Thrift      71 P      2   12-31   07/98   8.44     12
 PEDE   Great Pee Dee Bancorp of SC         OTC    Northeast SC       Thrift      69        1   06-30   12/97  11.50     25
 SSB    Scotland Bancorp, Inc. of NC        AMEX   S. Central NC      Thrift      61        2   09-30   04/96   9.13     17
 SCCB   S. Carolina Comm. Bnshrs of SC      OTC    Central SC         Thrift      46        3   06-30   07/94  22.00     13
 MBSP   Mitchell Bancorp, Inc. of NC        OTC    Western NC         Thrift      37        1   06-30   07/96  17.13     16


 South-West Companies
 --------------------

 CBSA   Coastal Bancorp of Houston TX       OTC    Houston TX         M.B.     2,966       37   12-31     /    20.25    153
 FBHC   Fort Bend Holding Corp. of TX       OTC    Eastcentral TX     M.B.       317        6   03-31   06/93  20.75     38
 JXVL   Jacksonville Bancorp of TX          OTC    East Central TX    Thrift     237        6   09-30   04/96  17.13     41
 ETFS   East Texas Fin. Serv. of TX         OTC    Northeast TX       Thrift     121        2   09-30   01/95  14.25     22
 GUPB   GFSB Bancorp, Inc of Gallup NM      OTC    Northwest NM       Thrift     118        1   06-30   06/95  13.88     17
 AABC   Access Anytime Bancorp of NM        OTC    Eastern NM         Thrift     114        3   12-31   08/86   9.75     12


 Western Companies (Excl CA)
 ---------------------------

 WSTR   WesterFed Fin. Corp. of MT          OTC    Montana            Thrift   1,023       36   06-30   01/94  18.63    104
 UBMT   United Fin. Corp. of MT             OTC    Central MT         Thrift      96 D      4   12-31   09/86  24.75     42
 HCBC   High Country Bancorp of CO          OTC    Salida             Thrift      92        2   12-31   12/97  12.25     16
 TRIC   Tri-County Bancorp of WY            OTC    Southeastern WY    Thrift      89        2   12-31   09/93  12.00     14
 CRZY   Crazy Woman Creek Bncorp of WY      OTC    Northeast WY       Thrift      62        1   09-30   03/96  14.63     14


 Other Areas
 -----------



NOTES:  (1) Or most recent date  available  (M=March,  S=September,  D=December,
            J=June, E=Estimated, and P=Pro Forma)


        (2) Operating strategies are:  Thrift=Traditional Thrift,  M.B.=Mortgage
            Banker,   R.E.=Real   Estate   Developer,    Div.=Diversified,   and
            Ret.=Retail Banking.

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                  Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                              September 3, 1998(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)
        (3) FDIC savings bank.

Source: Corporate offering circulars, SNL Securities Quarterly Thrift Report, and financial reports of publicly Traded Thrifts.

 Date of Last Update: 09/03/98

                                  EXHIBIT III-2
                             MHC Peer Institutions

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                  Exhibit III-2
                           Market Pricing Comparatives
                          Prices As of August 21, 1998




                                            Market       Per Share Data
                                        Capitalization  ---------------            Pricing Ratios(3)                  Dividends(4)
                                        ---------------  Core    Book   --------------------------------------- --------------------
                                        Price/   Market  12-Mth  Value/                                         Amount/       Payout
Financial Institution                   Share(1)   Value  EPS(2)  Share     P/E     P/B    P/A   P/TB  P/CORE  Share  Yield Ratio(5)
---------------------                   ------ ------- ------- ------- ------- ------- ------- ------- -------- ------- ------ -----
                                           ($)   ($Mil)    ($)     ($)     (X)     (%)     (%)     (%)     (x)   ($)     (%)     (%)

SAIF-Insured Thrifts                     17.95   150.82   0.90   13.31   18.72  142.07   18.05  145.73   19.54   0.32   1.78   30.66
Special Selection Grouping(8)            17.28    90.04   0.57    9.32   25.06  190.18   24.19  191.64   26.77   0.31   1.62   13.49


Comparable Group
----------------


Special Comparative Group(8)
----------------------------
ALLB  Alliance Bank MHC of PA (19.9)     21.25    13.81   0.62    8.93      NM  237.96   25.50  237.96      NM   0.36   1.69   11.53
BCSB  BCSB Bankcorp MHC of MD (38.6)     11.38    26.87   0.36    7.28      NM  156.32   25.44  156.32      NM   0.00   0.00    0.00
BRKL  Brookline Bncp MHC of MA(47.0)     12.75   174.36   0.47    9.33   27.13  136.66   45.39  136.66   27.13   0.20   1.57   20.00
CMSV  Commty. Svgs, MHC of FL (48.5)(7)  28.50    70.40   0.95   16.11   27.67  176.91   19.11  176.91   30.00   0.90   3.16      NM
FFFL  Fidelity Bcsh MHC of FL (47.9)     26.50    86.39   0.92   13.01   24.77  203.69   13.65  209.98   28.80   1.00   3.77      NM
SKBO  First Carnegie MHC of PA(45.0)     13.25    13.71   0.50   10.86      NM  122.01   20.57  122.01   26.50   0.30   2.26   27.00
FFSX  First FSB MHC Sxld of IA(46.3)     32.50    42.67   1.17   14.50   28.02  224.14   16.16  283.10   27.78   0.48   1.48   18.97
GBNK  Gaston Fed Bncp MHC of NC(47.0     12.50    26.41   0.43    8.56   29.07  146.03   32.83  146.03   29.07   0.20   1.60   21.85
HARS  Harris Fin. MHC of PA (24.9)       17.75   149.85   0.45    5.41      NM  328.10   26.67      NM      NM   0.22   1.24   12.15
JXSB  Jcksnville SB,MHC of IL (45.6)     16.75    14.56   0.33    9.23      NM  181.47   18.84  181.47      NM   0.30   1.79      NM
LFED  Leeds Fed Bksr MHC of MD (36.3     17.50    32.95   0.66    9.52   26.52  183.82   30.33  183.82   26.52   0.56   3.20      NM
LIBB  Liberty Bancorp MHC of NJ (47)     10.25    18.80   0.69    8.30   14.86  123.49   16.61  123.49   14.86   0.00   0.00    0.00
NBCP  Niagara Bancorp of NY MHC(45.4     11.38   153.65   0.46    8.31   23.71  136.94   26.12  136.94   24.74   0.00   0.00    0.00
NWSB  Northwest Bcrp MHC of PA (30.8     12.75   184.08   0.44    4.55   28.98  280.22   24.79  313.27   28.98   0.16   1.25   11.21
PBHC  Pathfinder BC MHC of NY (45.2)     15.00    19.19   0.50    8.15   24.19  184.05   21.65  217.08   30.00   0.20   1.33   18.07
PBCT  Peoples Bank, MHC of CT (41.2)     27.00   746.09   0.80   13.17   18.12  205.01   18.92  239.36      NM   0.84   3.11      NM
PHSB  Ppls Home SB, MHC of PA (45.0)     16.25    20.18   0.56   10.33   25.79  157.31   20.08  157.31   29.02   0.28   1.72   22.50
PULB  Pulaski Bk,SB MHC of MO (29.8)(7)  28.16    17.57   0.78   11.70   29.64  240.68   32.30  240.68      NM   1.10   3.91      NM
PLSK  Pulaski SB, MHC of NJ (47.0)       14.88    14.73   0.55   10.44   27.05  142.53   16.44  142.53   27.05   0.30   2.02   25.62
SBFL  SB Fngr Lakes MHC of NY (33.1)     16.00    18.88   0.22    6.10      NM  262.30   22.77  262.30      NM   0.24   1.50      NM
WAYN  Wayne Svgs Bks MHC of OH (48.2     22.25    26.63   0.68    9.83      NM  226.35   21.29  226.35      NM   0.62   2.79      NM
WCFB  Wbstr Cty FSB MHC of IA (45.6)     17.63    16.96   0.64   10.67   27.55  165.23   39.68  165.23   27.55   0.00   0.00    0.00




                                                      Financial Characteristics(6)
                                        ----------------------------------------------------------
                                           Total   Equity/  NPAs/     Reported         Core
Financial Institution                    Assets    Assets  Assets    ROA     ROE     ROA     ROE
---------------------                    --------  ------- ------- ------- ------- ------- -------
                                           ($Mil)     (%)    (%)     (%)     (%)     (%)     (%)

SAIF-Insured Thrifts                       1,067   14.03    0.59    0.93    7.90    0.88    7.43
Special Selection Grouping(8)              1,031   13.86    0.52    0.93    7.38    0.86    6.66


Comparable Group
----------------


Special Comparative Group(8)
----------------------------
ALLB  Alliance Bank MHC of PA (19.9)         273   10.72    1.06    0.80    7.09    0.80    7.09
BCSB  BCSB Bankcorp MHC of MD (38.6)         274   16.27      NA    0.80    4.95    0.80    4.95
BRKL  Brookline Bncp MHC of MA(47.0)         817   33.21    0.60    1.92    8.85    1.92    8.85
CMSV  Commty. Svgs, MHC of FL (48.5)(7)      761   10.80    0.27    0.74    6.58    0.68    6.07
FFFL  Fidelity Bcsh MHC of FL (47.9)       1,321    6.70    0.27    0.66    8.52    0.57    7.32
SKBO  First Carnegie MHC of PA(45.0)         148   16.86    0.59    0.65    4.26    0.77    5.08
FFSX  First FSB MHC Sxld of IA(46.3)         571    7.21    0.46    0.68    8.31    0.69    8.38
GBNK  Gaston Fed Bncp MHC of NC(47.0         171   22.48    0.50    1.13    5.02    1.13    5.02
HARS  Harris Fin. MHC of PA (24.9)         2,260    8.13    0.66    0.88   10.96    0.72    8.96
JXSB  Jcksnville SB,MHC of IL (45.6)         170   10.38    0.68    0.59    5.64    0.38    3.65
LFED  Leeds Fed Bksr MHC of MD (36.3         299   16.50    0.03    1.18    7.20    1.18    7.20
LIBB  Liberty Bancorp MHC of NJ (47)         241   13.45    0.35    1.12    8.31    1.12    8.31
NBCP  Niagara Bancorp of NY MHC(45.4       1,296   19.08    0.29    1.10    5.78    1.06    5.54
NWSB  Northwest Bcrp MHC of PA (30.8       2,410    8.85    0.50    0.95   10.14    0.95   10.14
PBHC  Pathfinder BC MHC of NY (45.2)         196   11.76    1.30    0.91    7.74    0.73    6.24
PBCT  Peoples Bank, MHC of CT (41.2)       9,149    9.23    0.70    1.18   13.45    0.63    7.22
PHSB  Ppls Home SB, MHC of PA (45.0)         223   12.76    0.32    0.81    7.30    0.72    6.49
PULB  Pulaski Bk,SB MHC of MO (29.8)(7)      184   13.42      NA    1.11    8.38    0.91    6.88
PLSK  Pulaski SB, MHC of NJ (47.0)           191   11.54    0.63    0.63    5.86    0.63    5.86
SBFL  SB Fngr Lakes MHC of NY (33.1)         251    8.68    0.32    0.40    4.39    0.34    3.72
WAYN  Wayne Svgs Bks MHC of OH (48.2         260    9.41    0.49    0.72    7.72    0.66    7.10
WCFB  Wbstr Cty FSB MHC of IA (45.6)          94   24.02    0.07    1.43    6.09    1.43    6.09


(1) Average of High/Low or Bid/Ask price per share.

(2) EPS (estimate core basis) is based on actual trailing twelve month data, adjusted to omit non-operating items (including the SAIF assessment) on a tax effected basis.

(3) P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/CORE = Price to estimated core earnings.

(4) Indicated twelve month dividend, based on last quarterly dividend declared.

(5) Indicated dividend as a percent of trailing twelve month estimated core earnings.

(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.

(7) Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

(8) Includes MHC Institutions;

Source: Corporate reports, offering circulars, and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1997 by RP Financial, LC.

                                  EXHIBIT IV-1
                                  Stock Prices:
                              As of August 21, 1998

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                 Exhibit IV-1A
                      Weekly Thrift Market Line - Part One
                          Prices As Of August 21, 1998


                                                                                        Price Change Data
                                             Market Capitalization       -----------------------------------------------
                                            -----------------------          52 Week (1)              % Change From
                                                     Shares  Market       ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last     Last 52 Wks  Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week  Ago(2) 1997(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

Market Averages. SAIF-Insured Thrifts(no MHC)
---------------------------------------------

SAIF-Insured Thrifts(285)                     18.00   7,466   157.3        23.41   15.80   18.31   -1.48   11.47    -8.10
NYSE Traded Companies(8)                      30.75  39,352 1,417.5        44.71   28.28   31.36   -3.64   -4.21   -19.20
AMEX Traded Companies(22)                     15.76   3,354    50.1        20.91   14.70   15.91   -0.60    2.25   -10.65
NASDAQ Listed OTC Companies(255)              17.88   7,013   134.4        23.08   15.58   18.19   -1.50   12.72    -7.57
California Companies(18)                      22.80  14,594   519.6        30.67   20.34   23.07   -1.57    2.96   -11.40
Florida Companies(6)                          18.24  25,809   390.4        24.64   16.03   18.35   -0.92    4.92   -18.66
Mid-Atlantic Companies(57)                    18.12  10,967   183.8        23.77   15.80   18.35   -1.07   11.31    -8.91
Mid-West Companies(131)                       17.67   5,318   110.2        22.64   15.32   17.91   -1.04   12.61    -7.70
New England Companies(7)                      18.70   8,374   203.7        25.13   17.54   18.93   -1.93    4.37   -12.91
North-West Companies(11)                      17.81  11,557   245.1        22.76   16.70   18.43   -3.35   12.03     0.22
South-East Companies(44)                      17.56   4,475    96.0        23.02   15.25   17.98   -2.08   13.81    -5.44
South-West Companies(6)                       15.05   2,788    49.0        19.23   13.29   15.36   -1.80   14.87   -12.40
Western Companies (Excl CA)(5)                16.45   2,142    38.0        22.10   16.28   17.73   -6.79    3.70   -17.59
Thrift Strategy(240)                          17.45   5,136    95.8        22.57   15.41   17.73   -1.32   11.20    -7.78
Mortgage Banker Strategy(27)                  22.73  21,047   564.1        30.14   19.43   22.98   -2.00   14.81   -12.29
Real Estate Strategy(8)                       19.43   8,482   136.7        24.59   15.15   19.98   -2.85   22.83     6.28
Diversified Strategy(7)                       20.49  46,406 1,067.9        29.52   19.02   21.34   -3.85   -6.37   -20.65
Retail Banking Strategy(3)                    17.63   4,499    89.4        23.42   14.69   18.00   -1.46   17.17   -10.66
Companies Issuing Dividends(229)              18.54   7,245   166.0        24.13   16.19   18.85   -1.43   10.49    -9.61
Companies Without Dividends(56)               15.85   8,342   122.9        20.55   14.26   16.12   -1.67   15.43    -1.96
Equity/Assets less than 6%(21)                18.34  18,952   360.2        24.91   15.27   18.86   -2.91   16.25    -9.03
Equity/Assets 6-12%(123)                      19.67   7,881   204.5        25.51   16.67   20.02   -1.52   15.02    -9.69
Equity/Assets greater than 12%(141)           16.52   5,417    86.8        21.38   15.13   16.75   -1.23    7.72    -6.58
Converted Last 3 Mths (no MHC)(6)             10.93  14,346   173.7        12.49   10.01   11.10   -1.15    9.27    19.66
Actively Traded Companies(30)                 24.73  27,206   733.3        32.97   21.92   24.98   -1.58   12.17   -14.13
Market Value Below $20 Million(56)            13.80   1,118    14.7        18.10   12.48   13.89   -0.41    4.36   -11.32
Holding Company Structure(257)                18.32   7,338   160.1        23.86   16.13   18.64   -1.52   11.00    -8.16
Assets Over $1 Billion(58)                    22.40  25,006   578.3        30.02   19.90   22.99   -2.74   10.04   -10.53
Assets $500 Million-$1 Billion(37)            19.72   5,935   106.8        24.99   16.74   20.11   -1.87   13.25    -8.04
Assets $250-$500 Million(69)                  18.56   3,601    61.1        23.64   15.88   18.78   -1.27   17.99    -3.84
Assets less than $250 Million(121)            15.15   1,738    25.7        19.72   13.56   15.33   -0.88    8.11    -9.25
Goodwill Companies(113)                       19.46  13,646   275.0        25.55   16.82   19.85   -1.67   13.98    -8.79
Non-Goodwill Companies(171)                   17.13   3,458    82.4        22.13   15.19   17.38   -1.34    9.94    -7.70
Acquirors of FSLIC Cases(8)                   32.96  30,789 1,355.4        43.56   30.12   33.23   -1.65    9.44   -10.61

                                                     Current Per Share Financials
                                                ----------------------------------------
                                                                         Tangible
                                                 Trailing  12 Mo.   Book    Book
                                                 12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                            EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                           -------- ------- ------- ------- -------
                                                  ($)     ($)     ($)     ($)     ($)

Market Averages. SAIF-Insured Thrifts(no MHC
--------------------------------------------

SAIF-Insured Thrifts(285)                         0.97    0.92   13.58   13.17   120.52
NYSE Traded Companies(8)                          2.16    1.77   18.29   17.88   248.85
AMEX Traded Companies(22)                         0.82    0.78   14.00   13.68   111.21
NASDAQ Listed OTC Companies(255)                  0.95    0.91   13.42   13.01   118.05
California Companies(18)                          1.46    1.37   16.56   15.82   222.74
Florida Companies(6)                              0.96    0.57   11.07   10.57   139.88
Mid-Atlantic Companies(57)                        1.00    0.97   13.11   12.39   134.57
Mid-West Companies(131)                           0.92    0.88   13.75   13.47   108.87
New England Companies(7)                          1.16    1.10   13.11   12.62   178.53
North-West Companies(11)                          0.95    0.86   12.77   12.37    95.97
South-East Companies(44)                          0.87    0.83   13.09   12.90    94.68
South-West Companies(6)                           1.16    1.14   12.49   12.09   152.16
Western Companies (Excl CA)(5)                    0.84    0.85   15.03   14.26    90.36
Thrift Strategy(240)                              0.94    0.90   13.76   13.41   111.82
Mortgage Banker Strategy(27)                      1.23    1.18   13.20   12.18   184.83
Real Estate Strategy(8)                           1.29    1.19   11.69   11.29   162.39
Diversified Strategy(7)                           1.17    0.76   10.23   10.01   126.08
Retail Banking Strategy(3)                        0.40    0.26   13.88   13.36   205.51
Companies Issuing Dividends(229)                  1.02    0.95   13.74   13.28   120.25
Companies Without Dividends(56)                   0.78    0.80   12.91   12.74   121.62
Equity/Assets less than 6%(21)                    1.08    1.14   10.19    9.63   207.51
Equity/Assets 6-12%(123)                          1.13    1.03   13.10   12.40   152.18
Equity/Assets greater than 12%(141)               0.82    0.79   14.49   14.36    80.48
Converted Last 3 Mths (no MHC)(6)                 0.47    0.49   11.62   11.62    50.48
Actively Traded Companies(30)                     1.50    1.56   14.47   13.83   179.72
Market Value Below $20 Million(56)                0.73    0.66   12.71   12.66    91.06
Holding Company Structure(257)                    0.99    0.93   13.80   13.39   121.28
Assets Over $1 Billion(58)                        1.35    1.28   13.85   12.75   183.55
Assets $500 Million-$1 Billion(37)                1.03    0.96   13.33   12.84   136.62
Assets $250-$500 Million(69)                      0.99    0.95   13.98   13.63   121.15
Assets less than $250 Million(121)                0.77    0.72   13.30   13.23    85.94
Goodwill Companies(113)                           1.10    1.02   13.31   12.28   146.84
Non-Goodwill Companies(171)                       0.90    0.86   13.76   13.76   104.24
Acquirors of FSLIC Cases(8)                       2.34    2.25   20.42   19.63   256.95




(1) Average of high/low or bid/ask price per share.

(2) Or since offering price if converted or first listed in 1996 or 1997. Percent change figures are actual year-to-date and are not annualized

(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.

(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).

(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.

(6) Annualized, based on last regular quarterly cash dividend announcement.

(7) Indicated dividend as a percent of trailing twelve month earnings.

(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

(9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

 *  All  thrifts  are SAIF  insured  unless  otherwise  noted with an  asterisk.
    Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source:   Corporate   reports  and  offering   circulars  for  publicly   traded
          companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1A (continued)
                      Weekly Thrift Market Line - Part One
                          Prices As Of August 21, 1998


                                                                                         Price Change Data
                                            Market Capitalization         -----------------------------------------------
                                            -----------------------            52 Week (1)              % Change From
                                                     Shares  Market        ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last     Last 52 Wks  Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week  Ago(2) 1997(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

Market Averages. BIF-Insured Thrifts(no MHC)
--------------------------------------------

BIF-Insured Thrifts(56)                       20.19  12,179   276.7        26.37   17.32   20.73   -2.32   14.71   -10.86
NYSE Traded Companies(5)                      30.45  50,883 1,431.1        38.25   26.93   30.89   -0.83   26.81    -1.99
AMEX Traded Companies(5)                      17.55   2,424    44.7        23.20   14.89   17.85   -1.75   16.49    -8.43
NASDAQ Listed OTC Companies(46)               19.28   8,733   166.9        25.33   16.47   19.87   -2.56   13.06   -12.21
California Companies(1)                       19.50   7,697   150.1        24.00   17.38   19.75   -1.27    9.86     1.30
Mid-Atlantic Companies(20)                    22.08  21,084   522.5        28.07   18.94   22.48   -1.27   18.70    -9.63
New England Companies(30)                     20.04   7,091   135.9        26.29   16.88   20.73   -3.06   18.12    -8.57
North-West Companies(2)                       14.22   5,866    84.3        19.71   14.17   14.94   -4.84   -1.34   -21.45
South-East Companies(3)                       13.13   2,611    28.9        20.96   12.42   13.31   -1.52  -29.15   -35.96
Thrift Strategy(44)                           20.44   8,283   194.6        26.54   17.65   20.98   -2.24   14.61   -10.08
Mortgage Banker Strategy(6)                   20.85  28,408   686.5        28.00   16.91   21.29   -2.11   16.63   -17.11
Real Estate Strategy(2)                       15.22   7,801   118.3        19.19   13.07   15.25    0.25   16.12    -1.79
Diversified Strategy(4)                       18.71  35,884   684.4        25.50   16.46   19.83   -5.46   11.25   -15.06
Companies Issuing Dividends(45)               20.53  14,118   324.0        27.05   17.61   21.10   -2.46   12.56   -13.03
Companies Without Dividends(11)               18.75   4,035    78.2        23.50   16.10   19.20   -1.69   23.74    -1.76
Equity/Assets less than 6%(4)                 19.13  32,941   828.3        26.27   15.13   19.66   -3.23   22.49   -14.79
Equity/Assets 6-12%(34)                       21.96  10,280   254.2        28.11   18.40   22.71   -3.06   15.98   -10.75
Equity/Assets greater than 12%(18)            17.47  10,730   191.7        23.48   16.02   17.67   -0.88   10.86   -10.17
Converted Last 3 Mths (no MHC)(1)              7.75   3,101    24.0        11.27    6.80    7.88   -1.65   13.97   -31.23
Actively Traded Companies(15)                 25.86  19,948   480.8        33.43   21.81   26.95   -3.84   16.75   -11.15
Market Value Below $20 Million(4)             17.57   1,224    18.6        23.60   14.95   18.22   -2.52    2.48   -23.80
Holding Company Structure(43)                 20.24   9,878   201.6        26.18   17.43   20.78   -2.14   14.76    -9.48
Assets Over $1 Billion(18)                    26.38  31,772   775.1        33.54   22.30   27.23   -2.96   17.59    -8.18
Assets $500 Million-$1 Billion(10)            21.12   5,784   101.8        27.17   17.98   22.02   -3.90   12.63   -12.22
Assets $250-$500 Million(12)                  16.80   3,923    60.7        22.40   14.91   17.10   -1.80   17.05   -13.64
Assets less than $250 Million(16)             16.07   1,977    27.8        21.77   13.82   16.31   -1.26   11.11   -10.78
Goodwill Companies(29)                        20.76  18,989   431.2        27.01   17.41   21.32   -2.23   19.72   -10.67
Non-Goodwill Companies(27)                    19.61   5,369   122.2        25.73   17.23   20.15   -2.40    9.70   -11.06

                                                        Current Per Share Financials
                                                  ----------------------------------------
                                                                            Tangible
                                                  Trailing  12 Mo.   Book    Book
                                                   12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                              EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                             -------- ------- ------- ------- -------
                                                      ($)     ($)     ($)     ($)     ($)

Market Averages. BIF-Insured Thrifts(no MHC)
--------------------------------------------
BIF-Insured Thrifts(56)                             1.24    1.16   13.29   12.84   126.55
NYSE Traded Companies(5)                            1.49    1.46   20.77   18.92   137.03
AMEX Traded Companies(5)                            1.18    1.02   12.88   12.47   114.17
NASDAQ Listed OTC Companies(46)                     1.22    1.15   12.44   12.16   126.78
California Companies(1)                             1.70    1.70   13.37   13.33   131.35
Mid-Atlantic Companies(20)                          1.08    1.05   14.45   13.83   124.74
New England Companies(30)                           1.40    1.27   12.72   12.33   136.35
North-West Companies(2)                             1.07    1.05    9.21    9.21    89.69
South-East Companies(3)                             0.88    0.91   13.11   12.92    76.72
Thrift Strategy(44)                                 1.23    1.15   14.08   13.69   125.44
Mortgage Banker Strategy(6)                         1.33    1.23   11.66   10.95   147.02
Real Estate Strategy(2)                             1.25    1.27    9.29    9.27    89.24
Diversified Strategy(4)                             1.19    1.13    8.31    7.37   125.68
Companies Issuing Dividends(45)                     1.24    1.15   13.08   12.54   129.86
Companies Without Dividends(11)                     1.26    1.22   14.16   14.11   112.67
Equity/Assets less than 6%(4)                       1.32    0.96    8.38    7.77   168.97
Equity/Assets 6-12%(34)                             1.48    1.40   12.81   12.24   148.69
Equity/Assets greater than 12%(18)                  0.83    0.82   15.16   14.97    80.23
Converted Last 3 Mths (no MHC)(1)                   0.37    0.37    9.41    9.41    47.49
Actively Traded Companies(15)                       1.80    1.61   15.97   15.31   166.37
Market Value Below $20 Million(4)                   1.14    1.10   14.75   14.70   159.74
Holding Company Structure(43)                       1.21    1.14   13.59   13.29   120.59
Assets Over $1 Billion(18)                          1.47    1.42   15.06   14.07   142.17
Assets $500 Million-$1 Billion(10)                  1.54    1.31   13.51   13.26   154.62
Assets $250-$500 Million(12)                        1.10    1.05   12.15   11.89   112.27
Assets less than $250 Million(16)                   0.97    0.93   12.25   12.11   107.61
Goodwill Companies(29)                              1.29    1.18   13.16   12.27   140.62
Non-Goodwill Companies(27)                          1.19    1.15   13.41   13.41   112.49



(1) Average of high/low or bid/ask price per share.

(2) Or since offering price if converted or first listed in 1996 or 1997. Percent change figures are actual year-to-date and are not annualized

(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.

(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).

(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.

(6) Annualized, based on last regular quarterly cash dividend announcement.

(7) Indicated dividend as a percent of trailing twelve month earnings.

(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

(9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

 *  All  thrifts  are SAIF  insured  unless  otherwise  noted with an  asterisk.
    Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source:   Corporate   reports  and  offering   circulars  for  publicly   traded
          companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700


                            Exhibit IV-1A (continued)
                      Weekly Thrift Market Line - Part One
                          Prices As Of August 21, 1998


                                                                                      Price Change Data
                                             Market Capitalization       -----------------------------------------------
                                            -----------------------          52 Week (1)              % Change From
                                                     Shares  Market       ---------------        -----------------------
                                             Price/  Outst- Capital-                       Last     Last 52 Wks  Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week  Ago(2) 1997(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

Market Averages. MHC Institutions
---------------------------------

SAIF-Insured Thrifts(19)                      17.18   9,398    51.9        24.29   14.81   17.19   -0.61   18.21    -7.55
BIF-Insured Thrifts(3)                        17.79  32,239   306.3        28.09   16.40   17.90   -0.71   18.65   -13.38
NASDAQ Listed OTC Companies(22)               17.28  12,824    90.0        24.86   15.05   17.30   -0.62   18.27    -8.43
Florida Companies(2)                          26.50   6,802    86.4        35.38   24.88   25.50    3.92    8.16   -18.46
Mid-Atlantic Companies(12)                    14.80  11,884    55.6        22.35   12.64   14.98   -1.14   18.32   -11.03
Mid-West Companies(5)                         22.28   2,337    25.2        29.13   18.03   21.72    2.04   21.68   -10.33
New England Companies(2)                      19.88  46,613   460.2        29.56   19.88   19.91   -0.11   12.84    -0.72
South-East Companies(1)                       12.50   4,497    26.4        18.06   12.50   14.00  -10.71   25.00    25.00
Thrift Strategy(20)                           16.71   8,799    50.3        23.79   14.55   16.73   -0.68   17.32    -7.16
Mortgage Banker Strategy(1)                   17.75  33,965   149.8        27.88   12.00   17.75    0.00   55.43   -10.71
Diversified Strategy(1)                       27.00  64,130   746.1        41.13   27.00   27.06   -0.22   -1.82   -28.95
Companies Issuing Dividends(18)               18.43  13,412    99.0        27.12   15.74   18.45   -0.72   20.91   -11.68
Companies Without Dividends(4)                12.66  10,472    54.1        15.83   12.29   12.69   -0.23    7.71     4.56
Equity/Assets 6-12%(12)                       20.24  15,523   119.7        30.12   16.46   20.08   -0.31   25.98   -16.05
Equity/Assets >12%(10)                        13.65   9,525    53.8        18.44   13.32   13.90   -1.76    8.85     0.88
Holding Company Structure(4)                  14.72   9,744    54.6        21.21   12.40   14.94   -0.99   21.85    -6.07
Assets Over $1 Billion(5)                     19.08  36,299   264.0        27.88   17.13   18.94    0.33   18.42   -10.82
Assets $500 Million-$1 Billion(3)             22.63  15,968   108.5        28.49   18.88   21.38    4.17   28.75    14.93
Assets $250-$500 Million(5)                   17.68   4,126    23.8        25.98   14.32   17.98   -1.59   27.62   -10.56
Assets less than $250 Million(9)              14.56   2,802    18.1        21.38   13.25   14.83   -1.81    9.71   -11.45
Goodwill Companies(7)                         20.41  23,361   179.3        28.59   17.33   19.97    1.30   23.72   -10.96
Non-Goodwill Companies(15)                    15.59   7,150    42.0        22.85   13.82   15.86   -1.66   15.33    -7.07
MHC Institutions(22)                          17.28  12,824    90.0        24.86   15.05   17.30   -0.62   18.27    -8.43
MHC Converted Last 3 Months(2)                10.82   5,009    22.8        12.16   10.57   10.82    0.07    8.15     8.15


                                                     Current Per Share Financials
                                                ----------------------------------------
                                                                          Tangible
                                                Trailing  12 Mo.   Book    Book
                                                 12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                            EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                           -------- ------- ------- ------- -------
                                                    ($)     ($)     ($)     ($)     ($)

Market Averages. MHC Institutions
---------------------------------

SAIF-Insured Thrifts(19)                          0.60    0.57    9.23    8.97    80.64
BIF-Insured Thrifts(3)                            0.86    0.59    9.88    8.83    85.18
NASDAQ Listed OTC Companies(22)                   0.64    0.57    9.32    8.95    81.32
Florida Companies(2)                              1.07    0.92   13.01   12.62   194.16
Mid-Atlantic Companies(12)                        0.52    0.50    8.18    7.99    65.37
Mid-West Companies(5)                             0.76    0.71   11.06   10.30   109.74
New England Companies(2)                          0.98    0.64   11.25   10.31    85.38
South-East Companies(1)                           0.43    0.43    8.56    8.56    38.07
Thrift Strategy(20)                               0.60    0.57    9.33    9.04    78.73
Mortgage Banker Strategy(1)                       0.55    0.45    5.41    4.86    66.55
Diversified Strategy(1)                           1.49    0.80   13.17   11.28   142.67
Companies Issuing Dividends(18)                   0.66    0.58    9.49    9.02    89.50
Companies Without Dividends(4)                    0.54    0.54    8.64    8.64    48.61
Equity/Assets 6-12%(12)                           0.73    0.61    9.39    8.70   105.70
Equity/Assets greater 12%(10)                     0.53    0.53    9.24    9.24    51.52
Holding Company Structure(4)                      0.63    0.58    8.65    8.34    69.76
Assets Over $1 Billion(5)                         0.81    0.61    8.89    8.23    99.68
Assets $500 Million-$1 Billion(3)                 0.81    0.82   11.92   10.41   114.61
Assets $250-$500 Million(5)                       0.53    0.51    8.33    8.33    72.10
Assets less than $250 Million(9)                  0.56    0.53    9.57    9.41    67.28
Goodwill Companies(7)                             0.81    0.66    9.44    8.36   110.00
Non-Goodwill Companies(15)                        0.55    0.52    9.26    9.26    65.88
MHC Institutions(22)                              0.64    0.57    9.32    8.95    81.32
MHC Converted Last 3 Months(2)                    0.52    0.52    7.79    7.79    53.22

(1) Average of high/low or bid/ask price per share.

(2) Or since offering price if converted or first listed in 1996 or 1997. Percent change figures are actual year-to-date and are not annualized

(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.

(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).

(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.

(6) Annualized, based on last regular quarterly cash dividend announcement.

(7) Indicated dividend as a percent of trailing twelve month earnings.

(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

(9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

 *  All  thrifts  are SAIF  insured  unless  otherwise  noted with an  asterisk.
    Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source:   Corporate   reports  and  offering   circulars  for  publicly   traded
          companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1A (continued)
                      Weekly Thrift Market Line - Part One
                          Prices As Of August 21, 1998



                                                                                      Price Change Data
                                             Market Capitalization       -----------------------------------------------
                                            -----------------------          52 Week (1)              % Change From
                                                     Shares  Market       ---------------        -----------------------
                                             Price/  Outst- Capital-                       Last     Last 52 Wks  Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week  Ago(2) 1997(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

NYSE Traded Companies
---------------------
AHM   Ahmanson and Co. H.F. of CA(8)          58.50 112,748 6,595.8        82.81   50.13   59.69   -1.99   14.41   -12.61
BYS   Bay State Bancorp of MA*                24.25   2,535    61.5        32.63   23.38   23.63    2.62   21.25    21.25
CFB   Commercial Federal Corp. of NE          25.88  42,056 1,088.4        38.19   25.13   26.38   -1.90   -4.15   -27.22
DME   Dime Bancorp, Inc. of NY*               26.38 113,533 2,995.0        32.69   18.63   26.25    0.50   37.47   -12.79
DSL   Downey Financial Corp. of CA            27.13  28,105   762.5        35.00   20.48   30.63  -11.43   30.24     0.18
FED   FirstFed Fin. Corp. of CA               18.50  21,215   392.5        26.94   15.94   20.31   -8.91    9.60    -4.54
GSB   Golden State Bancorp of CA(8)           20.56  55,485 1,140.8        41.81   20.56   22.31   -7.84  -27.55   -45.09
GDW   Golden West Fin. Corp. of CA            85.00  57,591 4,895.2       114.25   80.38   82.50    3.03    4.62   -13.10
GPT   GreenPoint Fin. Corp. of NY*            32.88  83,383 2,741.6        42.63   29.34   33.81   -2.75    3.46    -9.37
JSB   JSB Financial, Inc. of NY*              49.44   9,833   486.1        59.69   44.50   51.25   -3.53   10.95    -1.24
OCN   Ocwen Financial Corp. of FL             18.25  60,772 1,109.1        30.38   18.00   18.38   -0.71  -15.86   -28.26
SIB   Staten Island Bancorp of NY*            19.31  45,130   871.5        23.63   18.81   19.50   -0.97   60.92    -7.78
WES   Westcorp Inc. of Orange CA               9.75  26,374   257.1        23.50    9.75    9.94   -1.91  -49.69   -42.24


AMEX Traded Companies
---------------------
ANA   Acadiana Bancshares, Inc of LA          20.25   2,505    50.7        25.63   20.25   22.00   -7.95   -5.81   -13.39
ANE   Alliance Bncp of New Eng of CT*         12.25   2,493    30.5        16.08   11.00   12.50   -2.00    4.97    11.36
BKC   American Bank of Waterbury CT*          23.63   4,687   110.8        32.56   17.88   23.88   -1.05   26.03    -3.08
BFD   BostonFed Bancorp of MA                 19.25   5,393   103.8        24.88   18.50   18.75    2.67   -2.23   -12.02
CNY   Carver Bancorp, Inc. of NY              11.63   2,314    26.9        17.13   11.63   12.13   -4.12  -10.54   -28.43
CBK   Citizens First Fin.Corp. of IL          16.25   2,526    41.0        22.38   16.00   17.13   -5.14   -2.29   -19.75
EFC   EFC Bancorp Inc of IL                   11.25   7,491    84.3        14.94   11.25   11.38   -1.14   12.50    12.50
EBI   Equality Bancorp, Inc. of MO            13.88   2,518    34.9        16.00   12.50   13.31    4.28   38.80    -4.28
ESX   Essex Bancorp of Norfolk VA(8)           2.69   1,059     2.8         7.94    1.75    2.88   -6.60   43.09   -31.73
FCB   Falmouth Bancorp, Inc. of MA*           18.00   1,455    26.2        23.88   16.88   18.50   -2.70    5.08   -12.20
FAB   FirstFed America Bancorp of MA          17.00   8,272   140.6        23.25   16.75   16.88    0.71  -10.81   -22.30
GAF   GA Financial Corp. of PA                16.88   7,220   121.9        22.25   15.13   16.13    4.65   -5.59   -10.59
HBS   Haywood Bancshares, Inc. of NC*         20.25   1,250    25.3        24.00   19.00   20.50   -1.22    6.58   -10.00
KNK   Kankakee Bancorp, Inc. of IL            29.88   1,380    41.2        37.75   29.00   30.88   -3.24    0.84   -20.85
KYF   Kentucky First Bancorp of KY            14.00   1,240    17.4        15.88   12.38   14.25   -1.75   14.29    -6.29
NBN   Northeast Bancorp of ME*                13.63   2,237    30.5        19.50    9.67   13.88   -1.80   39.79   -28.26
NEP   Northeast PA Fin. Corp of PA            12.19   6,427    78.3        16.00   12.19   12.69   -3.94   21.90    21.90
PDB   Piedmont Bancorp, Inc. of NC             9.88   2,751    27.2        11.63    9.50   10.00   -1.20   -9.19    -9.19
SSB   Scotland Bancorp, Inc. of NC             9.13   1,914    17.5        19.25    8.13    9.00    1.44  -51.95    -8.15
SZB   SouthFirst Bancshares of AL             17.38     967    16.8        22.75   16.00   17.63   -1.42    6.11   -23.60
SRN   Southern Banc Company of AL             14.63   1,230    18.0        19.13   14.25   14.56    0.48   -5.61   -17.58
SSM   Stone Street Bancorp of NC              16.88   1,843    31.1        22.50   16.75   16.75    0.78  -21.49   -23.93
TSH   Teche Holding Company of LA             17.00   3,439    58.5        23.50   17.00   17.38   -2.19   -6.85   -25.27
FTF   Texarkana Fst. Fin. Corp of AR          26.13   1,738    45.4        30.63   22.25   26.88   -2.79   16.13     4.52
THR   Three Rivers Fin. Corp. of MI           17.75     825    14.6        23.50   15.63   15.75   12.70    8.36   -18.39
WSB   Washington SB, FSB of MD                 5.69   4,421    25.2         9.50    5.69    5.69    0.00  -17.30   -37.20
WFI   Winton Financial Corp. of OH            14.13   4,014    56.7        20.63    7.88   14.94   -5.42   77.96    38.67


NASDAQ Listed OTC Companies
---------------------------
FBCV  1st Bancorp of Vincennes IN(8)          45.00   1,092    49.1        45.50   22.06   44.25    1.69  108.43    53.64
FBER  1st Bergen Bancorp of NJ                14.75   2,585    38.1        20.75   14.75   17.63  -16.34  -20.27   -22.90
AFED  AFSALA Bancorp, Inc. of NY(8)           17.88   1,319    23.6        20.75   15.75   18.00   -0.67   10.03    -7.12
ALBK  ALBANK Fin. Corp. of Albany NY(8)       60.00  13,222   793.3        74.63   38.00   60.31   -0.51   55.32    16.64
AMFC  AMB Financial Corp. of IN               15.75     916    14.4        19.38   14.50   15.75    0.00    5.00    -0.82
ASBP  ASB Financial Corp. of OH               12.75   1,635    20.8        16.75   12.31   12.50    2.00    2.00    -3.77
ABBK  Abington Bancorp of MA*                 16.75   3,532    59.2        22.25   14.63   17.50   -4.29   16.48   -20.24

                                                      Current Per Share Financials
                                                 ----------------------------------------
                                                                           Tangible
                                                 Trailing  12 Mo.   Book    Book
                                                  12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                             EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                            -------- ------- ------- ------- -------
                                                     ($)     ($)     ($)     ($)     ($)

NYSE Traded Companies
---------------------
AHM   Ahmanson and Co. H.F. of CA(8)               3.50    3.30   26.34   19.38   483.55
BYS   Bay State Bancorp of MA*                     1.05    1.05   23.66   23.66   114.26
CFB   Commercial Federal Corp. of NE               1.43    1.68   14.02   12.26   202.79
DME   Dime Bancorp, Inc. of NY*                    1.29    1.04   11.45    9.37   193.99
DSL   Downey Financial Corp. of CA                 1.80    1.84   15.87   15.69   208.93
FED   FirstFed Fin. Corp. of CA                    1.23    1.19   10.96   10.88   191.72
GSB   Golden State Bancorp of CA(8)                1.89    2.04   17.44   15.73   288.89
GDW   Golden West Fin. Corp. of CA                 6.48    6.50   48.88   48.88   688.81
GPT   GreenPoint Fin. Corp. of NY*                 1.70    1.76   15.34    8.56   158.64
JSB   JSB Financial, Inc. of NY*                   2.99    2.66   37.88   37.88   159.05
OCN   Ocwen Financial Corp. of FL                  1.39    0.27    7.36    6.98    56.29
SIB   Staten Island Bancorp of NY*                 0.43    0.79   15.51   15.11    59.19
WES   Westcorp Inc. of Orange CA                   0.63   -0.84   12.62   12.59   144.57


AMEX Traded Companies
---------------------
ANA   Acadiana Bancshares, Inc of LA               1.17    1.10   17.97   17.97   117.17
ANE   Alliance Bncp of New Eng of CT*              0.87    0.51    7.91    7.72    99.21
BKC   American Bank of Waterbury CT*               1.75    1.47   12.53   12.13   138.94
BFD   BostonFed Bancorp of MA                      1.30    1.10   15.06   14.52   191.28
CNY   Carver Bancorp, Inc. of NY                   0.45    0.40   15.36   14.82   189.05
CBK   Citizens First Fin.Corp. of IL               0.78    0.49   15.33   15.33   110.79
EFC   EFC Bancorp Inc of IL                        0.56    0.56   12.42   12.42    52.24
EBI   Equality Bancorp, Inc. of MO                 0.49    0.03   10.26   10.26   101.49
ESX   Essex Bancorp of Norfolk VA(8)              -0.20   -0.19    0.03   -0.14   182.29
FCB   Falmouth Bancorp, Inc. of MA*                0.68    0.54   16.19   16.19    72.26
FAB   FirstFed America Bancorp of MA               0.82    0.69   15.35   15.35   154.96
GAF   GA Financial Corp. of PA                     1.16    1.09   15.87   15.73   113.31
HBS   Haywood Bancshares, Inc. of NC*              1.76    1.76   18.06   17.49   121.60
KNK   Kankakee Bancorp, Inc. of IL                 2.20    2.14   27.92   23.23   289.48
KYF   Kentucky First Bancorp of KY                 0.79    0.78   11.24   11.24    65.97
NBN   Northeast Bancorp of ME*                     0.82    0.81    9.72    8.83   138.86
NEP   Northeast PA Fin. Corp of PA                -0.60    0.37   13.07   13.07    68.99
PDB   Piedmont Bancorp, Inc. of NC                 0.57    0.57    7.77    7.77    48.28
SSB   Scotland Bancorp, Inc. of NC                 0.50    0.50    7.91    7.91    32.02
SZB   SouthFirst Bancshares of AL                  0.70    0.65   16.91   16.49   167.82
SRN   Southern Banc Company of AL                  0.42    0.42   14.95   14.84    85.95
SSM   Stone Street Bancorp of NC                   0.80    0.80   16.85   16.85    60.21
TSH   Teche Holding Company of LA                  1.09    1.08   16.38   16.38   118.43
FTF   Texarkana Fst. Fin. Corp of AR               1.79    1.76   16.19   16.19   106.32
THR   Three Rivers Fin. Corp. of MI                1.01    0.94   16.08   16.02   118.86
WSB   Washington SB, FSB of MD                     0.44    0.30    5.21    5.21    61.87
WFI   Winton Financial Corp. of OH                 0.80    0.66    5.80    5.68    80.84


NASDAQ Listed OTC Companies
---------------------------
FBCV  1st Bancorp of Vincennes IN(8)               1.82    1.24   21.44   21.09   237.69
FBER  1st Bergen Bancorp of NJ                     0.82    0.82   14.30   14.30   122.28
AFED  AFSALA Bancorp, Inc. of NY(8)                0.91    0.93   15.26   15.26   125.80
ALBK  ALBANK Fin. Corp. of Albany NY(8)            3.32    3.29   27.74   21.70   309.29
AMFC  AMB Financial Corp. of IN                    1.11    0.63   16.35   16.35   115.94
ASBP  ASB Financial Corp. of OH                    0.66    0.65   10.68   10.68    70.28
ABBK  Abington Bancorp of MA*                      1.26    1.07    9.79    8.90   155.67



RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1A (continued)
                      Weekly Thrift Market Line - Part One
                          Prices As Of August 21, 1998


                                                                                      Price Change Data
                                             Market Capitalization       -----------------------------------------------
                                            -----------------------          52 Week (1)              % Change From
                                                     Shares  Market       ---------------        -----------------------
                                             Price/  Outst- Capital-                       Last     Last 52 Wks  Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week  Ago(2) 1997(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)


NASDAQ Listed OTC Companies (continued)
---------------------------------------
AABC  Access Anytime Bancorp of NM             9.75   1,217    11.9        13.00    6.37   10.25   -4.88   47.28   -11.36
AFBC  Advance Fin. Bancorp of WV              15.75   1,074    16.9        20.88   15.63   15.88   -0.82    0.00    -9.38
ALBC  Albion Banc Corp. of Albion NY           9.75     752     7.3        14.17    7.75    8.69   12.20   25.81   -26.86
ABCL  Alliance Bancorp, Inc. of IL            21.50  11,435   245.9        29.25   20.75   22.00   -2.27    1.18   -18.87
ALLB  Alliance Bank MHC of PA (19.9)          21.25   3,273    13.8        39.00   16.75   21.25    0.00   25.89   -31.45
AHCI  Ambanc Holding Co., Inc. of NY*         15.06   4,105    61.8        20.00   14.13   16.00   -5.87   -3.65   -19.68
ASBI  Ameriana Bancorp of IN                  18.50   3,253    60.2        22.00   17.75   18.50    0.00    0.00    -6.94
ABCW  Anchor Bancorp Wisconsin of WI          42.38   8,920   378.0        46.50   26.25   42.50   -0.28   54.78    16.49
ANDB  Andover Bancorp, Inc. of MA*            33.13   6,481   214.7        39.88   23.80   34.50   -3.97   39.79     2.89
ASFC  Astoria Financial Corp. of NY           43.25  26,531 1,147.5        62.50   43.25   45.06   -4.02   -7.74   -22.42
AVND  Avondale Fin. Corp. of IL               14.25   3,060    43.6        18.88   14.13   14.38   -0.90   -1.32   -12.31
BCSB  BCSB Bankcorp MHC of MD (38.6)          11.38   6,117    26.9        12.63   11.25   11.50   -1.04   13.80    13.80
BKCT  Bancorp Connecticut of CT*              17.88   5,114    91.4        25.00   15.00   19.75   -9.47   20.16   -14.86
BPLS  Bank Plus Corp. of CA                   10.25  19,387   198.7        16.13    9.50   10.38   -1.25   -7.57   -18.84
BNKU  Bank United Corp. of TX                 38.25  31,596 1,208.5        56.00   35.88   40.13   -4.68    3.71   -21.84
BWFC  Bank West Fin. Corp. of MI              12.25   2,624    32.1        17.50   10.83   11.38    7.64   13.95   -24.05
BANC  BankAtlantic Bancorp of FL              11.44  36,676   419.6        17.00   10.63   11.00    4.00  -10.69   -31.70
BKUNA BankUnited Fin. Corp. of FL             10.63  17,786   189.1        18.50   10.63   11.13   -4.49  -12.37   -31.02
BVCC  Bay View Capital Corp. of CA            22.38  20,276   453.8        38.00   22.13   22.13    1.13  -12.88   -38.26
FSNJ  Bayonne Banchsares of NJ(8)             14.94   9,094   135.9        17.38   11.63   15.25   -2.03   21.76    11.66
BFSB  Bedford Bancshares, Inc. of VA          13.38   2,298    30.7        17.38   11.50   14.00   -4.43   11.50   -21.29
BFFC  Big Foot Fin. Corp. of IL               15.75   2,513    39.6        23.94   14.50   15.75    0.00   -7.35   -25.00
BYFC  Broadway Fin. Corp. of CA                9.72     933     9.1        12.73    9.72    9.72    0.00   -4.61   -20.78
BRKL  Brookline Bncp MHC of MA(47.0)          12.75  29,095   174.4        17.98   12.75   12.75    0.00   27.50    27.50
CBES  CBES Bancorp, Inc. of MO                19.50     940    18.3        26.00   17.38   20.75   -6.02    9.06   -12.36
CCFH  CCF Holding Company of GA               20.50     895    18.3        24.00   15.00   20.50    0.00   34.34     1.84
CITZ  CFS Bancorp, Inc. of IN                 10.00  22,727   227.3        11.44   10.00   10.38   -3.66    0.00     0.00
CFSB  CFSB Bancorp of Lansing MI              22.50   8,167   183.8        28.75   15.76   23.50   -4.26   41.42    -5.70
CKFB  CKF Bancorp of Danville KY              17.38     843    14.7        21.25   16.50   16.50    5.33   -9.71    -6.05
CNSB  CNS Bancorp, Inc. of MO                 14.75   1,645    24.3        21.50   14.75   15.00   -1.67  -10.61   -28.05
CSBF  CSB Financial Group Inc of IL           10.63     821     8.7        14.00   10.50   10.50    1.24  -11.42   -21.26
CBCI  Calumet Bancorp of Chicago IL           29.25   3,145    92.0        39.00   27.17   30.25   -3.31    7.66   -12.03
CAFI  Camco Fin. Corp. of OH                  17.00   5,481    93.2        20.67   11.83   17.75   -4.23   43.70     0.00
CMRN  Cameron Fin. Corp. of MO                17.25   2,434    42.0        22.19   16.69   17.25    0.00   -1.43   -15.85
CFNC  Carolina Fincorp of NC*                 10.13   1,906    19.3        18.88    9.63   10.13    0.00  -43.34   -45.24
CASB  Cascade Financial Corp. of WA           14.00   4,266    59.7        16.00    9.60   13.50    3.70   40.00    32.08
CATB  Catskill Fin. Corp. of NY*              15.75   4,486    70.7        19.13   15.75   16.00   -1.56   -3.08   -16.58
CAVB  Cavalry Bancorp of TN                   20.00   7,538   150.8        25.25   19.25   19.75    1.27  100.00   100.00
CNIT  Cenit Bancorp of Norfolk VA             21.25   4,997   106.2        28.58   16.42   21.63   -1.76   25.00   -19.81
CEBK  Central Co-Op. Bank of MA*              21.00   1,965    41.3        33.50   19.25   22.00   -4.55    7.69   -26.32
CENB  Century Bancorp, Inc. of NC(8)          13.63   1,271    17.3        39.00   13.63   14.00   -2.64  -47.23   -51.75
COFI  Charter One Financial of OH             28.50 127,635 3,637.6        36.38   25.00   27.88    2.22   11.85    -9.70
CVAL  Chester Valley Bancorp of PA            31.50   2,327    73.3        37.00   20.95   31.25    0.80   37.80     7.69
CLAS  Classic Bancshares, Inc. of KY          16.50   1,300    21.5        21.50   13.88   15.63    5.57   17.86    -1.49
CBSA  Coastal Bancorp of Houston TX           20.25   7,563   153.2        26.67   18.75   21.25   -4.71    1.25   -12.90
CFCP  Coastal Fin. Corp. of SC                19.00   6,256   118.9        20.50   14.72   18.75    1.33    2.37     3.37
CFKY  Columbia Financial of KY                13.50   2,671    36.1        17.13   13.00   14.00   -3.57   35.00    35.00
CMSB  Commonwealth Bancorp Inc of PA          16.75  15,474   259.2        24.25   16.50   17.75   -5.63   -2.22   -15.74
CMSV  Commty. Svgs, MHC of FL (48.5)(8)       28.50   5,100    70.4        40.75   27.13   30.25   -5.79    7.55   -19.45
CFTP  Community Fed. Bancorp of MS            16.75   4,398    73.7        21.00   16.00   16.13    3.84   -5.63   -17.28
CFFC  Community Fin. Corp. of VA              13.00   2,569    33.4        16.38   10.75   14.44   -9.97   19.49    -5.87
CIBI  Community Inv. Bancorp of OH            13.25   1,335    17.7        15.25    9.83   13.00    1.92   29.27    23.03
COOP  Cooperative Bancshares of NC            15.00   3,027    45.4        25.00   13.00   14.75    1.69   13.21   -38.78
CRZY  Crazy Woman Creek Bncorp of WY          14.63     939    13.7        20.00   14.38   15.88   -7.87    1.74    -2.47
CRSB  Crusader Holding Corp of PA             14.50   3,833    55.6        17.86   14.05   15.00   -3.33    N.A.     N.A.


                                                     Current Per Share Financials
                                                ----------------------------------------
                                                                          Tangible
                                                Trailing  12 Mo.   Book    Book
                                                 12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                            EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                           -------- ------- ------- ------- -------
                                                    ($)     ($)     ($)     ($)     ($)


NASDAQ Listed OTC Companies (continued)
---------------------------------------
AABC  Access Anytime Bancorp of NM                1.28    1.19    7.58    7.58    93.71
AFBC  Advance Fin. Bancorp of WV                  0.89    0.84   14.52   14.52   103.04
ALBC  Albion Banc Corp. of Albion NY              0.45    0.42    8.28    8.28    96.94
ABCL  Alliance Bancorp, Inc. of IL                1.09    1.11   11.55   11.42   134.42
ALLB  Alliance Bank MHC of PA (19.9)              0.62    0.62    8.93    8.93    83.33
AHCI  Ambanc Holding Co., Inc. of NY*             0.62    0.50   14.80   14.80   126.63
ASBI  Ameriana Bancorp of IN                      1.16    0.99   13.90   13.64   119.43
ABCW  Anchor Bancorp Wisconsin of WI              2.30    2.05   14.34   14.12   224.14
ANDB  Andover Bancorp, Inc. of MA*                2.11    2.06   16.95   16.95   213.78
ASFC  Astoria Financial Corp. of NY               2.73    2.51   32.67   23.12   410.67
AVND  Avondale Fin. Corp. of IL                  -1.53   -1.10   15.07   15.07   198.25
BCSB  BCSB Bankcorp MHC of MD (38.6)              0.36    0.36    7.28    7.28    44.74
BKCT  Bancorp Connecticut of CT*                  1.22    1.05    9.42    9.42    93.82
BPLS  Bank Plus Corp. of CA                       0.62    0.72    9.57    8.76   217.68
BNKU  Bank United Corp. of TX                     3.29    3.13   20.67   18.68   414.91
BWFC  Bank West Fin. Corp. of MI                  0.41    0.33    8.93    8.93    68.73
BANC  BankAtlantic Bancorp of FL                  0.73    0.31    5.92    4.96    96.15
BKUNA BankUnited Fin. Corp. of FL                 0.36    0.28    8.20    7.11   187.06
BVCC  Bay View Capital Corp. of CA                0.68    1.06   19.17   12.27   263.44
FSNJ  Bayonne Banchsares of NJ(8)                 0.48    0.48   10.85   10.85    71.04
BFSB  Bedford Bancshares, Inc. of VA              0.72    0.72    8.86    8.86    66.64
BFFC  Big Foot Fin. Corp. of IL                   0.44    0.38   15.24   15.24    83.36
BYFC  Broadway Fin. Corp. of CA                   0.64    0.44   13.94   13.94   137.67
BRKL  Brookline Bncp MHC of MA(47.0)              0.47    0.47    9.33    9.33    28.09
CBES  CBES Bancorp, Inc. of MO                    1.17    0.97   17.63   17.63   123.86
CCFH  CCF Holding Company of GA                   0.18   -0.16   12.93   12.93   159.85
CITZ  CFS Bancorp, Inc. of IN                     0.36    0.40   10.88   10.88    62.51
CFSB  CFSB Bancorp of Lansing MI                  1.37    1.25    8.00    8.00   103.60
CKFB  CKF Bancorp of Danville KY                  1.36    1.03   15.84   15.84    74.22
CNSB  CNS Bancorp, Inc. of MO                     0.54    0.50   14.63   14.63    59.28
CSBF  CSB Financial Group Inc of IL               0.30    0.26   13.52   12.76    58.44
CBCI  Calumet Bancorp of Chicago IL               3.25    3.26   27.27   27.27   155.89
CAFI  Camco Fin. Corp. of OH                      1.18    0.89   10.39    9.75   105.01
CMRN  Cameron Fin. Corp. of MO                    1.00    0.98   18.86   18.86    90.75
CFNC  Carolina Fincorp of NC*                     0.55    0.63   13.89   13.89    62.16
CASB  Cascade Financial Corp. of WA               0.73    0.69    7.12    7.12   101.90
CATB  Catskill Fin. Corp. of NY*                  0.85    0.84   15.45   15.45    65.97
CAVB  Cavalry Bancorp of TN                       0.62    0.43   13.23   13.23    46.54
CNIT  Cenit Bancorp of Norfolk VA                 1.28    1.19   10.11    9.32   146.97
CEBK  Central Co-Op. Bank of MA*                  1.55    1.20   18.72   17.00   191.38
CENB  Century Bancorp, Inc. of NC(8)              1.06    1.06   14.58   14.58    82.12
COFI  Charter One Financial of OH                 1.14    1.57   11.23   10.54   152.44
CVAL  Chester Valley Bancorp of PA                1.43    1.30   12.80   12.80   147.77
CLAS  Classic Bancshares, Inc. of KY              0.78    0.98   15.70   13.46   100.86
CBSA  Coastal Bancorp of Houston TX               1.89    1.94   14.61   12.60   392.20
CFCP  Coastal Fin. Corp. of SC                    1.03    0.85    5.62    5.62    93.23
CFKY  Columbia Financial of KY                    0.44    0.43   13.42   13.42    47.46
CMSB  Commonwealth Bancorp Inc of PA              1.00    0.75   14.10   11.27   154.48
CMSV  Commty. Svgs, MHC of FL (48.5)(8)           1.03    0.95   16.11   16.11   149.14
CFTP  Community Fed. Bancorp of MS                0.60    0.58   13.67   13.67    57.77
CFFC  Community Fin. Corp. of VA                  0.70    0.70    9.93    9.89    71.58
CIBI  Community Inv. Bancorp of OH                0.68    0.68    8.37    8.37    76.21
COOP  Cooperative Bancshares of NC                0.75    0.68    9.62    9.62   126.01
CRZY  Crazy Woman Creek Bncorp of WY              0.79    0.79   15.49   15.49    65.69
CRSB  Crusader Holding Corp of PA                 0.74    0.68    5.78    5.78    52.82

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1A (continued)
                      Weekly Thrift Market Line - Part One
                          Prices As Of August 21, 1998


                                                                                      Price Change Data
                                             Market Capitalization       -----------------------------------------------
                                            -----------------------          52 Week (1)              % Change From
                                                     Shares  Market       ---------------        -----------------------
                                             Price/  Outst- Capital-                       Last     Last 52 Wks  Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week  Ago(2) 1997(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
DNFC  D&N Financial Corp. of MI               22.25   9,157   203.7        29.75   16.93   23.63   -5.84   29.21   -16.04
DCBI  Delphos Citizens Bancorp of OH          16.25   1,848    30.0        24.25   15.94   16.00    1.56   -1.16   -21.69
DCOM  Dime Community Bancorp of NY*           23.00  12,177   280.1        29.31   18.56   23.75   -3.16   21.05    -3.16
DIBK  Dime Financial Corp. of CT(8)*          31.69   5,294   167.8        37.00   26.88   30.75    3.06   13.18     3.90
ESBF  ESB Financial Corp of PA                16.50   5,665    93.5        20.00   14.21   17.00   -2.94   10.81    -5.71
EGLB  Eagle BancGroup of IL                   18.00   1,177    21.2        21.13   16.50   18.50   -2.70    9.09    -4.66
EBSI  Eagle Bancshares of Tucker GA           21.50   5,806   124.8        27.25   16.13   22.50   -4.44   30.30    -2.27
ETFS  East Texas Fin. Serv. of TX             14.25   1,539    21.9        16.25   12.50   13.44    6.03   14.00    -9.98
ESBK  Elmira Svgs Bank (The) of NY*           26.00     727    18.9        32.25   21.91   27.75   -6.31   17.43   -13.33
EMLD  Emerald Financial Corp. of OH           12.00  10,274   123.3        16.00    6.75   11.50    4.35   71.43     8.50
EFBC  Empire Federal Bancorp of MT            13.25   2,480    32.9        18.25   13.25   14.11   -6.09  -15.87   -22.65
EFBI  Enterprise Fed. Bancorp of OH           28.00   2,211    61.9        35.00   19.50   29.13   -3.88   40.85   -11.11
EQSB  Equitable FSB of Wheaton MD             28.25   1,223    34.5        34.00   18.75   28.25    0.00   50.67     6.60
FCBF  FCB Fin. Corp. of Neenah WI             29.50   3,857   113.8        34.00   26.50   29.50    0.00    7.74     0.00
FFDF  FFD Financial Corp. of OH               16.75   1,445    24.2        24.00   14.75   17.50   -4.29   11.67    -6.94
FFLC  FFLC Bancorp of Leesburg FL             18.00   3,742    67.4        23.50   16.95   18.00    0.00    0.84   -17.24
FFWC  FFW Corporation of Wabash IN            18.00   1,458    26.2        21.50   14.00   18.38   -2.07   23.03    -5.26
FFYF  FFY Financial Corp. of OH               34.75   4,011   139.4        36.88   26.88   35.88   -3.15   24.11     4.89
FMCO  FMS Financial Corp. of NJ               12.00   7,203    86.4        16.67    8.42   13.25   -9.43   42.52     1.44
FFHH  FSF Financial Corp. of MN               17.13   2,933    50.2        21.25   17.00   17.13    0.00   -3.82   -18.19
FOBC  Fed One Bancorp of Wheeling WV(8)       38.00   2,402    91.3        45.50   20.00   38.88   -2.26   80.95    38.18
FBCI  Fidelity Bancorp of Chicago IL          24.00   2,833    68.0        26.00   21.25   24.31   -1.28   12.25    -6.36
FSBI  Fidelity Bancorp, Inc. of PA            20.25   1,974    40.0        28.00   16.80   20.00    1.25   17.73   -12.72
FFFL  Fidelity Bcsh MHC of FL (47.9)          26.50   6,802    86.4        35.38   24.88   25.50    3.92    8.16   -18.46
FFED  Fidelity Fed. Bancorp of IN              5.88   3,127    18.4        10.50    5.75    5.88    0.00  -33.78   -42.97
FFOH  Fidelity Financial of OH                14.25   5,598    79.8        19.88   12.50   15.38   -7.35  -12.31    -8.06
FIBC  Financial Bancorp, Inc. of NY(8)        36.81   1,707    62.8        37.63   19.50   36.00    2.25   88.77    52.55
FBSI  First Bancshares, Inc. of MO            13.31   2,214    29.5        17.50   11.00   13.00    2.38    9.73   -14.84
FBBC  First Bell Bancorp of PA                17.50   6,525   114.2        21.63   15.63   17.38    0.69    4.48    -7.89
SKBO  First Carnegie MHC of PA(45.0)          13.25   2,300    13.7        21.00   13.25   13.63   -2.79  -12.43   -29.33
FSTC  First Citizens Corp of GA               29.50   2,795    82.5        35.50   20.83   29.00    1.72   40.48   -13.24
FCME  First Coastal Corp. of ME*              12.00   1,361    16.3        15.75   10.75   12.00    0.00   12.89   -19.35
FDEF  First Defiance Fin.Corp. of OH          12.63   8,158   103.0        16.25   12.63   13.00   -2.85  -15.80   -21.06
FESX  First Essex Bancorp of MA*              19.00   7,562   143.7        26.13   16.75   21.25  -10.59   10.92   -18.28
FFSX  First FSB MHC Sxld of IA(46.3)(8)       32.50   2,840    42.7        39.00   25.00   30.00    8.33   30.00     2.36
FFES  First Fed of E. Hartford CT             31.00   2,743    85.0        42.25   31.00   31.38   -1.21   -6.06   -16.78
BDJI  First Fed. Bancorp. of MN               15.50     998    15.5        22.00   14.00   16.50   -6.06    9.39   -29.55
FFBH  First Fed. Bancshares of AR             22.00   4,871   107.2        30.25   20.50   22.63   -2.78    4.12    -7.37
FTFC  First Fed. Capital Corp. of WI          16.00  18,519   296.3        18.38   11.88   16.13   -0.81   33.33    -5.55
FFKY  First Fed. Fin. Corp. of KY             24.75   4,130   102.2        28.75   20.50   24.88   -0.52   19.28     8.79
FFBZ  First Federal Bancorp of OH             12.00   3,151    37.8        14.50    9.13   12.00    0.00   21.46    13.64
FFCH  First Fin. Holdings Inc. of SC          19.88  13,632   271.0        27.00   15.50   22.13  -10.17   27.19   -25.15
FFHS  First Franklin Corp. of OH              16.00   1,783    28.5        20.83   12.50   14.50   10.34   20.03   -23.19
FGHC  First Georgia Hold. Corp of GA          11.00   4,799    52.8        15.75    5.00   10.63    3.48  112.77    73.78
FFSL  First Independence Corp. of KS          12.25     957    11.7        15.63   11.50   11.63    5.33   -3.92   -12.50
FISB  First Indiana Corp. of IN               23.38  12,781   298.8        30.00   17.08   22.91    2.05   35.22    -7.26
FKAN  First Kansas Financial of KS            11.31   1,554    17.6        12.50   10.88   11.00    2.82   13.10    13.10
FKFS  First Keystone Fin. Corp of PA          14.00   2,413    33.8        21.75   13.75   14.25   -1.75    3.70   -21.70
FLKY  First Lancaster Bncshrs of KY           13.75     947    13.0        16.38   13.19   14.25   -3.51   -9.84   -13.74
FLFC  First Liberty Fin. Corp. of GA          19.25  13,369   257.4        25.50   14.50   21.00   -8.33   28.33    -9.75
CASH  First Midwest Fin., Inc. of OH          19.13   2,614    50.0        24.88   17.75   19.63   -2.55   10.07   -14.98
FMBD  First Mutual Bancorp Inc of IL(8)       17.13   3,531    60.5        25.00   15.00   17.19   -0.35    8.76   -31.48
FMSB  First Mutual SB of Bellevue WA*         13.69   4,244    58.1        20.17   13.58   14.50   -5.59   -1.01   -26.00
FNGB  First Northern Cap. Corp of WI          12.63   8,859   111.9        14.00   12.38   12.88   -1.94   -4.68    -9.79
FFPB  First Palm Beach Bancorp of FL          39.63   5,136   203.5        44.94   32.25   39.50    0.33   20.53    -8.12

                                                      Current Per Share Financials
                                                 ----------------------------------------
                                                                           Tangible
                                                 Trailing  12 Mo.   Book    Book
                                                  12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                             EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                            -------- ------- ------- ------- -------
                                                     ($)     ($)     ($)     ($)     ($)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
DNFC  D&N Financial Corp. of MI                    1.63    1.44   11.10   11.01   203.95
DCBI  Delphos Citizens Bancorp of OH               0.93    0.93   15.21   15.21    60.94
DCOM  Dime Community Bancorp of NY*                0.96    0.90   15.55   13.52   129.52
DIBK  Dime Financial Corp. of CT(8)*               2.94    2.92   15.57   15.20   191.99
ESBF  ESB Financial Corp of PA                     1.03    1.03   12.01   10.72   166.91
EGLB  Eagle BancGroup of IL                        0.50    0.25   17.56   17.56   153.11
EBSI  Eagle Bancshares of Tucker GA                1.24    1.25   12.87   12.87   197.98
ETFS  East Texas Fin. Serv. of TX                  0.45    0.41   13.70   13.70    78.59
ESBK  Elmira Svgs Bank (The) of NY*                1.39    1.47   19.63   19.63   315.97
EMLD  Emerald Financial Corp. of OH                0.64    0.59    4.95    4.89    59.94
EFBC  Empire Federal Bancorp of MT                 0.65    0.65   16.39   16.39    44.59
EFBI  Enterprise Fed. Bancorp of OH                1.03    0.88   16.47   16.06   165.37
EQSB  Equitable FSB of Wheaton MD                  1.85    1.79   14.20   14.20   273.97
FCBF  FCB Fin. Corp. of Neenah WI                  1.51    1.12   19.42   19.42   134.24
FFDF  FFD Financial Corp. of OH                    1.09    0.49   15.43   15.43    69.28
FFLC  FFLC Bancorp of Leesburg FL                  1.01    0.95   13.88   13.88   109.21
FFWC  FFW Corporation of Wabash IN                 1.26    1.22   13.06   11.98   136.29
FFYF  FFY Financial Corp. of OH                    1.95    1.92   21.05   21.05   160.72
FMCO  FMS Financial Corp. of NJ                    0.75    0.75    5.52    5.47    92.83
FFHH  FSF Financial Corp. of MN                    1.10    1.07   14.57   14.57   140.15
FOBC  Fed One Bancorp of Wheeling WV(8)            1.29    1.28   17.21   16.52   153.07
FBCI  Fidelity Bancorp of Chicago IL               0.36    1.07   18.44   18.41   170.96
FSBI  Fidelity Bancorp, Inc. of PA                 1.41    1.39   13.96   13.96   204.11
FFFL  Fidelity Bcsh MHC of FL (47.9)               1.07    0.92   13.01   12.62   194.16
FFED  Fidelity Fed. Bancorp of IN                 -0.25   -0.19    4.28    4.28    63.14
FFOH  Fidelity Financial of OH                     0.87    0.84   11.64   10.31    96.54
FIBC  Financial Bancorp, Inc. of NY(8)             1.62    1.58   16.43   16.36   181.66
FBSI  First Bancshares, Inc. of MO                 0.82    0.81   10.79   10.33    80.37
FBBC  First Bell Bancorp of PA                     1.15    1.11   11.43   11.43   101.86
SKBO  First Carnegie MHC of PA(45.0)               0.42    0.50   10.86   10.86    64.41
FSTC  First Citizens Corp of GA                    2.20    1.99   12.72   10.17   126.02
FCME  First Coastal Corp. of ME*                   0.94    0.82   11.09   11.09   110.23
FDEF  First Defiance Fin.Corp. of OH               0.66    0.63   12.49   12.49    70.79
FESX  First Essex Bancorp of MA*                   1.36    1.23   12.05   10.62   171.03
FFSX  First FSB MHC Sxld of IA(46.3)(8)            1.16    1.17   14.50   11.48   201.13
FFES  First Fed of E. Hartford CT                  2.07    2.29   24.99   24.99   361.28
BDJI  First Fed. Bancorp. of MN                    0.77    0.77   12.35   12.35   113.39
FFBH  First Fed. Bancshares of AR                  1.11    1.05   17.29   17.29   117.10
FTFC  First Fed. Capital Corp. of WI               1.00    0.76    6.12    5.81    85.33
FFKY  First Fed. Fin. Corp. of KY                  1.52    1.48   13.03   12.34    98.63
FFBZ  First Federal Bancorp of OH                  0.58    0.58    5.12    5.11    67.17
FFCH  First Fin. Holdings Inc. of SC               1.11    1.08    8.67    8.67   136.31
FFHS  First Franklin Corp. of OH                   1.05    0.91   12.04   11.99   130.31
FGHC  First Georgia Hold. Corp of GA               0.38    0.38    2.96    2.76    36.57
FFSL  First Independence Corp. of KS               0.79    0.79   12.07   12.07   130.09
FISB  First Indiana Corp. of IN                    1.41    1.07   12.23   12.09   132.07
FKAN  First Kansas Financial of KS                 0.61    0.61   12.95   12.95    69.29
FKFS  First Keystone Fin. Corp of PA               1.13    1.00   10.64   10.64   159.62
FLKY  First Lancaster Bncshrs of KY                0.51    0.51   14.91   14.91    55.97
FLFC  First Liberty Fin. Corp. of GA               0.74    0.77    7.45    6.81   101.35
CASH  First Midwest Fin., Inc. of OH               1.10    0.99   16.33   14.54   155.31
FMBD  First Mutual Bancorp Inc of IL(8)            0.37    0.29   15.64   12.11   110.52
FMSB  First Mutual SB of Bellevue WA*              1.03    1.01    7.22    7.22   106.30
FNGB  First Northern Cap. Corp of WI               0.71    0.66    8.48    8.48    76.42
FFPB  First Palm Beach Bancorp of FL               1.79    1.14   22.79   22.30   348.79

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700


                            Exhibit IV-1A (continued)
                      Weekly Thrift Market Line - Part One
                          Prices As Of August 21, 1998



                                                                                      Price Change Data
                                             Market Capitalization       -----------------------------------------------
                                            -----------------------          52 Week (1)              % Change From
                                                     Shares  Market       ---------------        -----------------------
                                             Price/  Outst- Capital-                       Last     Last 52 Wks  Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week  Ago(2) 1997(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
FWWB  First Savings Bancorp of WA             22.50  11,699   263.2        25.97   21.14   23.00   -2.17   -0.49   -10.00
FSFF  First SecurityFed Fin of IL             14.00   6,408    89.7        17.25   14.00   15.25   -8.20   40.00   -11.11
FSLA  First Source Bancorp of NJ               8.94  31,740   283.8        13.93    6.51    9.00   -0.67   34.44   -35.82
SOPN  First Svgs Bancorp of NC                24.00   3,711    89.1        26.00   20.25   23.25    3.23   14.29    -5.88
FBNW  FirstBank Corp of Clarkston WA          17.75   1,984    35.2        23.75   16.00   18.88   -5.99   -1.39    -5.99
FFDB  FirstFed Bancorp, Inc. of AL            12.00   2,434    29.2        15.94    8.27   14.50  -17.24   45.10    11.01
FSPT  FirstSpartan Fin. Corp. of SC           36.63   4,253   155.8        47.25   35.00   37.25   -1.66    2.46    -8.99
FLAG  Flag Financial Corp of GA               14.00   5,175    72.5        19.38    9.67   16.38  -14.53   42.42    -2.30
FLGS  Flagstar Bancorp, Inc of MI             26.75  13,670   365.7        28.38   17.75   27.25   -1.83   39.83    35.10
FFIC  Flushing Fin. Corp. of NY*              23.25   7,810   181.6        29.88   20.00   23.25    0.00   14.81    -2.64
FBHC  Fort Bend Holding Corp. of TX(8)        20.75   1,817    37.7        28.00   16.00   20.00    3.75   34.92    -4.60
FTSB  Fort Thomas Fin. Corp. of KY            13.63   1,474    20.1        15.75   10.69   13.50    0.96   27.50   -11.38
FKKY  Frankfort First Bancorp of KY           14.56   1,619    23.6        22.94   13.75   14.75   -1.29  -23.37   -17.41
FTNB  Fulton Bancorp, Inc. of MO              18.00   1,701    30.6        26.50   15.75   18.00    0.00  -13.25   -18.66
GUPB  GFSB Bancorp, Inc of Gallup NM          13.88   1,201    16.7        17.00   12.33   14.25   -2.60    9.55    -1.42
GSLA  GS Financial Corp. of LA                13.38   3,267    43.7        21.00   13.25   13.25    0.98  -13.00   -36.29
GOSB  GSB Financial Corp. of NY*              13.50   2,248    30.3        18.94   12.75   12.75    5.88   -7.72   -25.25
GBNK  Gaston Fed Bncp MHC of NC(47.0          12.50   4,497    26.4        18.06   12.50   14.00  -10.71   25.00    25.00
GFCO  Glenway Financial Corp. of OH           21.75   2,282    49.6        24.25   12.25   22.63   -3.89   67.31    16.00
GTPS  Great American Bancorp of IL            19.00   1,588    30.2        23.00   17.00   21.38  -11.13    8.57     0.00
PEDE  Great Pee Dee Bancorp of SC             11.50   2,202    25.3        17.38   11.50   11.50    0.00   15.00   -28.70
GSFC  Green Street Fin. Corp. of NC           13.50   4,083    55.1        20.75   13.50   13.50    0.00  -21.74   -26.03
GFED  Guaranty Fed Bancshares of MO           12.63   6,228    78.7        14.44    9.65   13.00   -2.85   28.35    -1.94
HCBB  HCB Bancshares of Camden AR             13.00   2,645    34.4        16.13   12.75   13.50   -3.70   -3.70   -10.34
HEMT  HF Bancorp of Hemet CA                  15.00   6,369    95.5        18.25   14.75   16.00   -6.25    0.81   -14.29
HFFC  HF Financial Corp. of SD                19.44   4,395    85.4        24.17   14.67   21.25   -8.52   29.60    10.02
HFNC  HFNC Financial Corp. of NC(8)           11.75  17,193   202.0        16.81   11.25   11.63    1.03  -22.95   -18.97
HMNF  HMN Financial, Inc. of MN               15.25   5,430    82.8        21.67   14.00   14.00    8.93   -8.52   -29.63
HALL  Hallmark Capital Corp. of WI            13.25   2,934    38.9        18.00   10.63   14.13   -6.23   20.45   -22.06
HRBF  Harbor Federal Bancorp of MD            18.25   1,863    34.0        23.41   17.27   18.25    0.00    4.95   -20.51
HARB  Harbor Florida Bancshrs of FL           11.50  30,740   353.5        13.50    7.74   12.06   -4.64   47.06     4.36
HFSA  Hardin Bancorp of Hardin MO             17.38     816    14.2        20.00   16.50   17.00    2.24    5.33    -4.77
HARL  Harleysville SB of PA                   30.25   1,675    50.7        35.00   25.75   30.00    0.83   11.01    10.00
HFGI  Harrington Fin. Group of IN              9.69   3,276    31.7        13.75    9.63   10.50   -7.71  -20.90   -25.46
HARS  Harris Fin. MHC of PA (24.9)            17.75  33,965   149.8        27.88   12.00   17.75    0.00   55.43   -10.71
HFFB  Harrodsburg 1st Fin Bcrp of KY          15.00   1,930    29.0        18.00   14.38   15.38   -2.47    0.00   -10.45
HHFC  Harvest Home Fin. Corp. of OH           14.75     879    13.0        16.75   11.75   13.25   11.32   25.53    -6.35
HAVN  Haven Bancorp of Woodhaven NY           21.50   8,849   190.3        28.75   18.31   20.03    7.34   15.84    -4.44
HTHR  Hawthorne Fin. Corp. of CA              16.75   3,170    53.1        24.00   15.63   16.75    0.00    3.08   -16.79
HMLK  Hemlock Fed. Fin. Corp. of IL           16.63   1,965    32.7        19.00   15.06   16.81   -1.07    8.13    -2.92
HBSC  Heritage Bancorp, Inc of SC             17.50   4,629    81.0        22.38   17.38   17.88   -2.13   16.67    16.67
HFWA  Heritage Financial Corp of WA           12.13   9,755   118.3        15.94   12.13   12.56   -3.42   21.30    21.30
HCBC  High Country Bancorp of CO              12.25   1,323    16.2        15.50   12.25   13.50   -9.26   22.50   -20.97
HBNK  Highland Bancorp of CA                  41.00   2,329    95.5        43.50   26.50   41.50   -1.20   54.72    25.19
HIFS  Hingham Inst. for Sav. of MA*           26.75   1,304    34.9        37.00   23.63   26.25    1.90   13.83    -6.96
HBEI  Home Bancorp of Elgin IL(8)             14.50   6,856    99.4        19.13   14.13   14.88   -2.55  -15.94   -18.90
HBFW  Home Bancorp of Fort Wayne IN           28.63   2,351    67.3        37.63   21.38   28.25    1.35   33.91    -2.95
HCFC  Home City Fin. Corp. of OH              14.63     905    13.2        22.75   14.31   14.75   -0.81   -7.11   -20.92
HOMF  Home Fed Bancorp of Seymour IN          25.25   5,139   129.8        33.75   19.83   26.25   -3.81   22.16    -2.88
HWEN  Home Financial Bancorp of IN             8.25     929     7.7         9.75    7.44    7.88    4.70    7.28   -10.81
HLFC  Home Loan Financial Corp of OH          14.88   2,248    33.5        16.75   14.00   14.00    6.29   48.80    48.80
HPBC  Home Port Bancorp, Inc. of MA*          24.25   1,842    44.7        27.63   19.50   24.25    0.00   19.75     4.84
HSTD  Homestead Bancorp, Inc. of LA            8.44   1,478    12.5         9.31    3.41    8.31    1.56  -15.60    46.78
HFBC  HopFed Bancorp of KY                    17.50   4,034    70.6        21.88   16.00   17.50    0.00   75.00    75.00
HZFS  Horizon Fin'l. Services of IA           15.00     880    13.2        16.88    9.44   16.00   -6.25   58.90    25.00


                                                     Current Per Share Financials
                                                ----------------------------------------
                                                                          Tangible
                                                Trailing  12 Mo.   Book    Book
                                                 12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                            EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                           -------- ------- ------- ------- -------
                                                    ($)     ($)     ($)     ($)     ($)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
FWWB  First Savings Bancorp of WA                 1.12    1.04   12.84   11.90    98.65
FSFF  First SecurityFed Fin of IL                 0.46    0.72   14.59   14.55    50.45
FSLA  First Source Bancorp of NJ                  0.41    0.41    7.72    7.72    37.57
SOPN  First Svgs Bancorp of NC                    1.40    1.40   18.61   18.61    80.79
FBNW  FirstBank Corp of Clarkston WA              0.86    0.52   15.13   15.13    92.50
FFDB  FirstFed Bancorp, Inc. of AL                0.68    0.68    7.24    6.67    74.56
FSPT  FirstSpartan Fin. Corp. of SC               1.58    1.57   31.12   31.12   118.35
FLAG  Flag Financial Corp of GA                   0.39    0.27    4.26    4.26    47.92
FLGS  Flagstar Bancorp, Inc of MI                 1.83    1.83    9.77    9.46   187.56
FFIC  Flushing Fin. Corp. of NY*                  1.14    1.14   17.56   16.89   138.09
FBHC  Fort Bend Holding Corp. of TX(8)            1.11    0.79   11.78   11.09   174.25
FTSB  Fort Thomas Fin. Corp. of KY                0.82    0.82   10.87   10.87    68.93
FKKY  Frankfort First Bancorp of KY               0.20    0.65   13.96   13.96    82.34
FTNB  Fulton Bancorp, Inc. of MO                  0.75    0.58   15.06   15.06    64.45
GUPB  GFSB Bancorp, Inc of Gallup NM              0.79    0.79   12.14   12.14    98.40
GSLA  GS Financial Corp. of LA                    0.57    0.51   16.49   16.49    39.61
GOSB  GSB Financial Corp. of NY*                  0.39    0.37   14.88   14.88    52.87
GBNK  Gaston Fed Bncp MHC of NC(47.0              0.43    0.43    8.56    8.56    38.07
GFCO  Glenway Financial Corp. of OH               1.11    1.12   12.60   12.49   131.66
GTPS  Great American Bancorp of IL                0.58    0.58   16.88   16.88    92.09
PEDE  Great Pee Dee Bancorp of SC                 0.33    0.33   14.19   14.19    31.45
GSFC  Green Street Fin. Corp. of NC               0.69    0.69   15.59   15.59    43.57
GFED  Guaranty Fed Bancshares of MO               0.39    0.38   11.21   11.21    39.55
HCBB  HCB Bancshares of Camden AR                 0.25    0.25   14.45   14.28    83.79
HEMT  HF Bancorp of Hemet CA                     -0.07    0.21   13.15   11.16   167.33
HFFC  HF Financial Corp. of SD                    1.41    1.31   12.62   12.62   129.79
HFNC  HFNC Financial Corp. of NC(8)               0.70    0.48    9.82    9.82    56.97
HMNF  HMN Financial, Inc. of MN                   1.06    0.75   15.65   14.55   134.83
HALL  Hallmark Capital Corp. of WI                0.95    0.90   11.02   11.02   143.47
HRBF  Harbor Federal Bancorp of MD                0.90    0.86   15.74   15.74   124.07
HARB  Harbor Florida Bancshrs of FL               0.47    0.45    8.28    8.19    41.78
HFSA  Hardin Bancorp of Hardin MO                 1.07    0.92   16.52   16.52   148.47
HARL  Harleysville SB of PA                       2.08    2.08   14.63   14.63   219.46
HFGI  Harrington Fin. Group of IN                -0.03    0.08    7.47    7.47   168.84
HARS  Harris Fin. MHC of PA (24.9)                0.55    0.45    5.41    4.86    66.55
HFFB  Harrodsburg 1st Fin Bcrp of KY              0.77    0.77   14.92   14.92    56.38
HHFC  Harvest Home Fin. Corp. of OH               0.63    0.63   11.73   11.73   103.39
HAVN  Haven Bancorp of Woodhaven NY               1.12    1.11   12.89   12.86   228.02
HTHR  Hawthorne Fin. Corp. of CA                  2.80    3.29   14.05   14.05   330.25
HMLK  Hemlock Fed. Fin. Corp. of IL               0.87    0.87   15.74   15.74    97.21
HBSC  Heritage Bancorp, Inc of SC                 0.78    0.78   19.41   19.41    67.43
HFWA  Heritage Financial Corp of WA               0.37    0.19    9.53    9.53    33.09
HCBC  High Country Bancorp of CO                  0.53    0.53   13.64   13.64    69.73
HBNK  Highland Bancorp of CA                      2.90    2.53   18.71   18.71   238.59
HIFS  Hingham Inst. for Sav. of MA*               2.10    2.10   16.84   16.84   177.69
HBEI  Home Bancorp of Elgin IL(8)                 0.36    0.36   13.95   13.95    53.82
HBFW  Home Bancorp of Fort Wayne IN               1.25    1.22   18.09   18.09   150.30
HCFC  Home City Fin. Corp. of OH                  1.02    1.02   15.68   15.68    84.39
HOMF  Home Fed Bancorp of Seymour IN              1.94    1.57   12.62   12.28   137.22
HWEN  Home Financial Bancorp of IN                0.42    0.33    8.03    8.03    44.64
HLFC  Home Loan Financial Corp of OH              0.37    0.37   13.82   13.82    35.49
HPBC  Home Port Bancorp, Inc. of MA*              1.63    1.81   11.98   11.98   122.53
HSTD  Homestead Bancorp, Inc. of LA               0.36    0.36   10.40   10.40    48.02
HFBC  HopFed Bancorp of KY                        0.65    0.65   14.26   14.26    54.89
HZFS  Horizon Fin'l. Services of IA               0.90    0.69    9.60    9.60   105.35

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700


                            Exhibit IV-1A (continued)
                      Weekly Thrift Market Line - Part One
                          Prices As Of August 21, 1998


                                                                                      Price Change Data
                                             Market Capitalization       -----------------------------------------------
                                            -----------------------          52 Week (1)              % Change From
                                                     Shares  Market       ---------------        -----------------------
                                             Price/  Outst- Capital-                       Last     Last 52 Wks  Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week  Ago(2) 1997(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
HRZB  Horizon Financial Corp. of WA*          14.75   7,488   110.4        19.25   14.75   15.38   -4.10   -1.67   -16.90
HRBT  Hudson River Bancorp Inc of NY          12.00  17,854   208.1        13.69   11.94   12.44   -3.54   20.00    20.00
ITLA  ITLA Capital Corp of CA*                19.50   7,697   150.1        24.00   17.38   19.75   -1.27    9.86     1.30
ICBC  Independence Comm Bnk Cp of NY          13.19  76,044 1,003.0        19.13   13.00   13.44   -1.86   31.90    31.90
IFSB  Independence FSB of DC                  16.38   1,281    21.0        21.63   13.00   16.00    2.37   23.62    -3.65
INBI  Industrial Bancorp of OH                19.38   5,015    97.2        25.00   14.75   18.63    4.03   31.39     9.18
IWBK  Interwest Bancorp of WA                 25.00  15,668   391.7        31.33   24.50   26.68   -6.30   -4.47    -0.68
IPSW  Ipswich SB of Ipswich MA*               13.50   2,390    32.3        20.75   11.50   14.50   -6.90   16.08   -18.18
JXVL  Jacksonville Bancorp of TX              17.13   2,422    41.5        23.25   16.50   17.63   -2.84    2.27   -26.32
JXSB  Jcksnville SB,MHC of IL (45.6)          16.75   1,908    14.6        25.50   13.00   16.25    3.08   28.85   -16.25
JSBA  Jefferson Svgs Bancorp of MO            20.25  10,030   203.1        31.88   16.25   23.44  -13.61   23.63    -1.22
KSBK  KSB Bancorp of Kingfield ME*            16.50   1,259    20.8        22.50   12.50   16.50    0.00   29.41   -26.67
KFBI  Klamath First Bancorp of OR             17.50   9,917   173.5        24.25   17.00   17.44    0.34   -7.89   -18.60
LSBI  LSB Fin. Corp. of Lafayette IN          31.00     954    29.6        32.00   19.52   31.50   -1.59   57.84    14.22
LVSB  Lakeview Financial of NJ                21.25   4,978   105.8        28.75   16.13   22.75   -6.59   28.79   -16.67
LARK  Landmark Bancshares, Inc of KS          22.06   1,549    34.2        29.25   21.25   22.06    0.00    2.60   -11.33
LARL  Laurel Capital Group of PA              20.00   2,191    43.8        23.50   14.33   19.00    5.26   34.86    -7.71
LSBX  Lawrence Savings Bank of MA*            13.25   4,327    57.3        19.31   11.36   14.31   -7.41   17.78   -19.11
LFED  Leeds Fed Bksr MHC of MD (36.3          17.50   5,182    33.0        23.50   16.33   17.00    2.94    7.16   -19.54
LXMO  Lexington B&L Fin. Corp. of MO          15.00   1,009    15.1        17.88   15.00   15.03   -0.20   -6.25   -15.49
LIBB  Liberty Bancorp MHC of NJ (47)          10.25   3,901    18.8        11.69    9.88   10.13    1.18    2.50     2.50
LFCO  Life Financial Corp of CA(8)             9.25   6,556    60.6        25.38    9.25   10.88  -14.98  -42.19   -26.76
LFBI  Little Falls Bancorp of NJ              16.00   2,478    39.6        22.25   15.38   16.00    0.00   -7.57   -21.95
LOGN  Logansport Fin. Corp. of IN             14.75   1,262    18.6        19.63   13.50   15.00   -1.67    8.22   -18.06
LISB  Long Island Bancorp, Inc of NY(8)       48.56  24,183 1,174.3        67.63   38.63   50.50   -3.84   25.12    -2.16
MAFB  MAF Bancorp, Inc. of IL                 21.00  22,577   474.1        28.83   20.33   22.13   -5.11    0.38   -10.94
MBLF  MBLA Financial Corp. of MO              19.25   1,251    24.1        30.63   19.25   20.25   -4.94  -18.09   -36.89
MECH  MECH Financial Inc of CT*               28.00   5,295   148.3        31.81   22.50   28.50   -1.75   24.44     7.44
MFBC  MFB Corp. of Mishawaka IN               24.00   1,590    38.2        30.38   21.00   23.75    1.05   14.29   -21.00
MSBF  MSB Financial, Inc of MI                14.50   1,338    19.4        17.73   11.82   14.00    3.57   18.17   -16.04
MARN  Marion Capital Holdings of IN           22.75   1,704    38.8        29.50   22.25   22.75    0.00   -1.09   -16.14
MRKF  Market Fin. Corp. of OH                 13.00   1,336    17.4        20.25   12.75   13.75   -5.45   -8.00   -16.83
MFSL  Maryland Fed. Bancorp of MD(8)          38.56   6,572   253.4        42.25   21.50   40.00   -3.60   73.30    10.17
MASB  MassBank Corp. of Reading MA*           45.00   3,593   161.7        54.25   37.88   48.00   -6.25   16.49    -5.52
MFLR  Mayflower Co-Op. Bank of MA*            22.13     900    19.9        27.50   17.50   23.00   -3.78   22.94   -17.27
MDBK  Medford Bancorp, Inc. of MA*            38.50   4,455   171.5        44.25   30.25   40.75   -5.52   23.20    -1.91
MWBX  MetroWest Bank of MA*                    7.00  14,252    99.8         9.50    6.19    7.25   -3.45    6.71   -22.22
METF  Metropolitan Fin. Corp. of OH           13.63   7,051    96.1        18.88    9.00   12.88    5.82   50.44   -12.06
MIFC  Mid Iowa Financial Corp. of IA(8)       13.75   1,735    23.9        13.75    9.00   12.25   12.24   42.78    19.57
MCBN  Mid-Coast Bancorp of ME                  9.00     713     6.4        14.00    8.33   10.00  -10.00    4.90   -10.00
MWBI  Midwest Bancshares, Inc. of IA          13.50   1,051    14.2        19.50   11.29   13.50    0.00   19.57   -26.03
MFFC  Milton Fed. Fin. Corp. of OH            13.50   2,237    30.2        17.00   13.00   13.00    3.85   -0.95   -12.22
MBSP  Mitchell Bancorp, Inc. of NC(8)         17.13     931    15.9        18.50   16.00   17.88   -4.19    2.27     0.76
MBBC  Monterey Bay Bancorp of CA              16.00   3,923    62.8        21.40   13.30   16.56   -3.38   17.65     2.56
MONT  Montgomery Fin. Corp. of IN             10.31   1,653    17.0        13.63   10.31   11.50  -10.35  -13.22   -19.95
MSBK  Mutual SB, FSB of Bay City MI            9.31   4,290    39.9        14.63    9.31   10.00   -6.90  -12.42   -28.38
MYST  Mystic Financial of MA*                 13.63   2,711    37.0        18.56   13.38   13.63    0.00   36.30    36.30
NHTB  NH Thrift Bancshares of NH              15.50   2,095    32.5        22.75   15.50   16.00   -3.13   -8.18   -24.39
NSLB  NS&L Bancorp, Inc of Neosho MO          17.38     686    11.9        19.50   17.13   17.50   -0.69   -6.71    -7.94
NSSY  NSS Bancorp of CT(8)*                   48.50   2,378   115.3        58.75   33.13   49.50   -2.02   38.57    28.48
NMSB  Newmil Bancorp, Inc. of CT*             12.00   3,834    46.0        14.63   11.00   12.25   -2.04   -2.04    -7.69
NBCP  Niagara Bancorp of NY MHC(45.4*         11.38  29,756   153.7        17.00   11.38   11.50   -1.04   13.80    13.80
NBSI  North Bancshares of Chicago IL          12.25   1,265    15.5        18.83   12.25   12.75   -3.92  -17.90   -31.49
FFFD  North Central Bancshares of IA          18.25   3,126    57.0        24.88   16.63   18.25    0.00    8.96    -8.20
NEIB  Northeast Indiana Bncrp of IN           21.13   1,650    34.9        22.75   16.75   22.00   -3.95   26.15    -4.52


                                                     Current Per Share Financials
                                                ----------------------------------------
                                                                          Tangible
                                                Trailing  12 Mo.   Book    Book
                                                 12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                            EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                           -------- ------- ------- ------- -------
                                                    ($)     ($)     ($)     ($)     ($)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
HRZB  Horizon Financial Corp. of WA*              1.10    1.09   11.20   11.20    73.07
HRBT  Hudson River Bancorp Inc of NY              0.41    0.47   12.20   12.20    45.63
ITLA  ITLA Capital Corp of CA*                    1.70    1.70   13.37   13.33   131.35
ICBC  Independence Comm Bnk Cp of NY              0.29    0.32   12.48   11.75    68.68
IFSB  Independence FSB of DC                      1.09    0.45   15.46   13.99   214.32
INBI  Industrial Bancorp of OH                    1.05    1.05   12.29   12.29    74.58
IWBK  Interwest Bancorp of WA                     1.29    1.09    9.02    8.88   133.46
IPSW  Ipswich SB of Ipswich MA*                   1.06    0.80    5.25    5.25    99.40
JXVL  Jacksonville Bancorp of TX                  1.39    1.39   14.42   14.42    97.90
JXSB  Jcksnville SB,MHC of IL (45.6)              0.51    0.33    9.23    9.23    88.91
JSBA  Jefferson Svgs Bancorp of MO                0.98    0.87   11.84    9.50   123.81
KSBK  KSB Bancorp of Kingfield ME*                1.20    1.20    9.56    8.31   122.83
KFBI  Klamath First Bancorp of OR                 0.86    0.86   15.05   13.81   100.25
LSBI  LSB Fin. Corp. of Lafayette IN              1.73    1.55   19.06   19.06   226.48
LVSB  Lakeview Financial of NJ                    1.76    0.88   12.11    8.26   124.48
LARK  Landmark Bancshares, Inc of KS              1.61    1.40   21.07   21.07   149.30
LARL  Laurel Capital Group of PA                  1.38    1.36   10.52   10.52    98.94
LSBX  Lawrence Savings Bank of MA*                2.02    1.99    9.14    9.14    82.06
LFED  Leeds Fed Bksr MHC of MD (36.3              0.66    0.66    9.52    9.52    57.70
LXMO  Lexington B&L Fin. Corp. of MO              0.69    0.69   16.88   15.84    93.67
LIBB  Liberty Bancorp MHC of NJ (47)              0.69    0.69    8.30    8.30    61.70
LFCO  Life Financial Corp of CA(8)                2.16    2.25    8.93    8.93    59.06
LFBI  Little Falls Bancorp of NJ                  0.75    0.72   14.63   13.51   143.44
LOGN  Logansport Fin. Corp. of IN                 1.00    1.02   13.30   13.30    70.52
LISB  Long Island Bancorp, Inc of NY(8)           2.17    1.75   23.31   23.11   260.34
MAFB  MAF Bancorp, Inc. of IL                     1.68    1.63   12.04   10.68   155.52
MBLF  MBLA Financial Corp. of MO                  1.54    1.53   22.38   22.38   165.83
MECH  MECH Financial Inc of CT*                   2.49    2.49   17.14   17.14   178.65
MFBC  MFB Corp. of Mishawaka IN                   1.37    1.34   21.52   21.52   182.79
MSBF  MSB Financial, Inc of MI                    0.89    0.79    9.91    9.91    59.35
MARN  Marion Capital Holdings of IN               1.43    1.43   23.22   22.73   112.99
MRKF  Market Fin. Corp. of OH                     0.48    0.48   15.25   15.25    43.23
MFSL  Maryland Fed. Bancorp of MD(8)              1.13    1.59   15.89   15.74   181.38
MASB  MassBank Corp. of Reading MA*               2.93    2.65   29.80   29.39   258.68
MFLR  Mayflower Co-Op. Bank of MA*                1.66    1.49   14.40   14.19   150.58
MDBK  Medford Bancorp, Inc. of MA*                2.65    2.50   23.23   22.00   251.48
MWBX  MetroWest Bank of MA*                       0.54    0.53    3.27    3.27    45.37
METF  Metropolitan Fin. Corp. of OH               0.93    0.82    5.42    5.01   140.36
MIFC  Mid Iowa Financial Corp. of IA(8)           0.88    0.96    7.50    7.49    84.75
MCBN  Mid-Coast Bancorp of ME                     0.67    0.62    7.49    7.49    88.38
MWBI  Midwest Bancshares, Inc. of IA              1.26    1.10   10.40   10.40   150.96
MFFC  Milton Fed. Fin. Corp. of OH                0.63    0.56   11.50   11.50   101.35
MBSP  Mitchell Bancorp, Inc. of NC(8)             0.54    0.54   15.60   15.60    39.67
MBBC  Monterey Bay Bancorp of CA                  0.44    0.41   12.00   11.22   102.76
MONT  Montgomery Fin. Corp. of IN                 0.50    0.50   12.05   12.05    66.02
MSBK  Mutual SB, FSB of Bay City MI              -2.01   -0.71    7.76    7.76   153.06
MYST  Mystic Financial of MA*                     0.52    0.48   13.20   13.20    69.27
NHTB  NH Thrift Bancshares of NH                  1.36    1.25   12.38   10.76   153.03
NSLB  NS&L Bancorp, Inc of Neosho MO              0.59    0.59   16.74   16.62    89.13
NSSY  NSS Bancorp of CT(8)*                       2.82    3.20   22.82   22.21   281.19
NMSB  Newmil Bancorp, Inc. of CT*                 0.74    0.74    8.60    8.60    96.58
NBCP  Niagara Bancorp of NY MHC(45.4*             0.48    0.46    8.31    8.31    43.56
NBSI  North Bancshares of Chicago IL              0.44    0.42   10.73   10.73    93.66
FFFD  North Central Bancshares of IA              1.21    1.21   16.42   14.29   106.47
NEIB  Northeast Indiana Bncrp of IN               1.36    1.36   16.20   16.20   121.40

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1A (continued)
                      Weekly Thrift Market Line - Part One
                          Prices As Of August 21, 1998



                                                                                      Price Change Data
                                             Market Capitalization       -----------------------------------------------
                                            -----------------------          52 Week (1)              % Change From
                                                     Shares  Market       ---------------        -----------------------
                                             Price/  Outst- Capital-                       Last     Last 52 Wks  Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week  Ago(2) 1997(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
NWSB  Northwest Bcrp MHC of PA (30.8          12.75  46,841   184.1        18.00   10.38   12.88   -1.01   16.54    -9.77
NWEQ  Northwest Equity Corp. of WI            17.44     825    14.4        22.25   16.00   17.63   -1.08    5.70   -15.95
NTMG  Nutmeg FS&LA of CT                      11.88   1,077    12.8        12.50    7.69   12.13   -2.06   44.00    13.14
OHSL  OHSL Financial Corp. of OH              15.50   2,496    38.7        18.38   11.63   16.00   -3.13   33.28    14.81
OCFC  Ocean Fin. Corp. of NJ                  16.94  15,534   263.1        20.00   16.63   17.38   -2.53   -0.35    -9.07
OTFC  Oregon Trail Fin. Corp. of OR           14.00   4,695    65.7        18.50   14.00   15.50   -9.68   40.00   -19.45
OFCP  Ottawa Financial Corp. of MI            24.13   5,717   138.0        30.91   20.87   23.88    1.05   14.47   -21.93
PFFB  PFF Bancorp of Pomona CA                17.50  16,214   283.7        21.50   17.00   17.25    1.45  -10.26   -11.97
PSFI  PS Financial of Chicago IL              12.13   2,019    24.5        22.38   11.25   11.38    6.59  -19.13   -45.80
PSBI  PSB Bancorp Inc. of PA*                  7.75   3,101    24.0        11.27    6.80    7.88   -1.65   13.97   -31.23
PVFC  PVF Capital Corp. of OH                 15.75   3,990    62.8        18.83   12.67   16.34   -3.61   10.53    17.01
PBCI  Pamrapo Bancorp, Inc. of NJ             28.00   2,843    79.6        32.38   20.75   25.50    9.80   28.74     2.75
PFED  Park Bancorp of Chicago IL              17.94   2,418    43.4        19.75   16.38   17.69    1.41    9.52    -3.70
PVSA  Parkvale Financial Corp of PA           32.13   5,173   166.2        35.00   23.40   33.00   -2.64   35.00    -6.19
PBHC  Pathfinder BC MHC of NY (45.2)*         15.00   2,831    19.2        26.13   10.83   15.13   -0.86   43.95   -25.00
PEEK  Peekskill Fin. Corp. of NY              15.75   2,896    45.6        18.25   15.75   16.50   -4.55   -3.08    -5.97
PFSB  PennFed Fin. Services of NJ             14.44   9,386   135.5        19.00   14.38   14.88   -2.96   -2.10   -15.70
PWBK  Pennwood Bancorp, Inc. of PA            12.31     697     8.6        17.44   11.50   12.31    0.00    0.98   -16.88
PBKB  People's Bancshares of MA*              18.75   3,316    62.2        27.75   15.88   19.63   -4.48   16.24   -17.58
TSBS  Peoples Bancorp Inc of NJ*               8.13  36,325   295.3        11.83    7.22    8.44   -3.67   10.61   -31.28
PFDC  Peoples Bancorp of Auburn IN            21.00   3,357    70.5        25.00   15.67   21.50   -2.33   21.74    -4.55
PBCT  Peoples Bank, MHC of CT (41.2)*         27.00  64,130   746.1        41.13   27.00   27.06   -0.22   -1.82   -28.95
PFFC  Peoples Fin. Corp. of OH                12.00   1,352    16.2        19.00   11.00   11.00    9.09  -30.96   -20.69
PHBK  Peoples Heritage Fin Grp of ME*         19.25  87,565 1,685.6        26.50   18.13   20.00   -3.75    2.67   -16.30
PSFC  Peoples Sidney Fin. Corp of OH          19.63   1,785    35.0        24.38   15.50   19.75   -0.61   22.69     9.79
PERM  Permanent Bancorp, Inc. of IN           13.50   4,130    55.8        18.25   11.38   13.38    0.90   16.08   -13.24
PCBC  Perry Co. Fin. Corp. of MO              20.00     828    16.6        25.00   20.00   20.00    0.00   -2.44   -17.12
PHFC  Pittsburgh Home Fin Corp of PA          16.00   1,969    31.5        20.81   14.50   14.63    9.36  -17.44   -11.11
PFSL  Pocahontas Bancorp of AR                 8.56   6,685    57.2        11.43    6.46    8.69   -1.50   40.56   -22.60
PTRS  Potters Financial Corp of OH            14.50     951    13.8        22.25   12.00   14.88   -2.55   19.54   -27.50
PHSB  Ppls Home SB, MHC of PA (45.0)          16.25   2,760    20.2        22.13   15.88   17.00   -4.41    1.56   -13.93
PRBC  Prestige Bancorp of PA                  16.00   1,052    16.8        22.07   14.78   16.00    0.00    5.12    -7.99
PFNC  Progress Financial Corp. of PA          16.00   5,246    83.9        21.67   12.93   17.25   -7.25   28.31     1.85
PROV  Provident Fin. Holdings of CA           19.75   4,854    95.9        24.25   19.25   20.31   -2.76    2.60    -9.73
PULB  Pulaski Bk,SB MHC of MO (29.8)(8)       28.16   2,106    17.6        51.00   22.13   32.00  -12.00   22.43   -10.26
PLSK  Pulaski SB, MHC of NJ (47.0)            14.88   2,108    14.7        24.50   14.00   14.88    0.00  -12.47   -22.70
PULS  Pulse Bancorp of S. River NJ(8)         29.00   3,120    90.5        30.50   20.50   29.00    0.00   41.46    10.98
QCFB  QCF Bancorp of Virginia MN              29.63   1,365    40.4        31.75   25.00   30.00   -1.23   16.20    -0.40
QCBC  Quaker City Bancorp of CA               17.25   5,827   100.5        21.25   15.80   16.75    2.99    4.55     1.47
QCSB  Queens County Bancorp of NY*            40.56  14,941   606.0        47.13   34.17   41.00   -1.07   18.15     0.15
RARB  Raritan Bancorp of Raritan NJ*          28.00   2,373    66.4        30.25   22.25   27.75    0.90   25.84     0.00
RELY  Reliance Bancorp, Inc. of NY            29.25   9,565   279.8        42.25   29.25   31.00   -5.65   -3.31   -20.15
RELI  Reliance Bancshares Inc of WI(8)         9.38   2,371    22.2        10.13    8.06    9.50   -1.26    8.69    -1.26
RCBK  Richmond County Fin Corp of NY          15.06  26,424   397.9        19.75   14.81   15.50   -2.84   50.60    50.60
RIVR  River Valley Bancorp of IN              16.88   1,190    20.1        20.75   16.25   17.50   -3.54    0.78    -9.97
RVSB  Riverview Bancorp of WA                 13.00   6,186    80.4        19.13    9.91   15.13  -14.08   29.22   -26.76
RSLN  Roslyn Bancorp, Inc. of NY*             18.63  41,400   771.3        30.50   18.31   18.50    0.70  -22.38   -19.87
SCCB  S. Carolina Comm. Bnshrs of SC          22.00     580    12.8        24.50   21.25   22.00    0.00   -0.59    -2.22
SBFL  SB Fngr Lakes MHC of NY (33.1)          16.00   3,570    18.9        24.75    9.75   17.13   -6.60   64.10     0.00
SFED  SFS Bancorp of Schenectady NY(8)        27.50   1,208    33.2        27.75   19.00   27.00    1.85   41.24     2.31
SGVB  SGV Bancorp of W. Covina CA             16.00   2,348    37.6        19.38   15.00   15.25    4.92    1.59    -9.86
SISB  SIS Bancorp, Inc. of MA(8)*             42.50   6,962   295.9        52.63   29.25   43.25   -1.73   41.06     5.75
SWCB  Sandwich Bancorp of MA(8)*              60.25   2,043   123.1        64.50   32.00   60.50   -0.41   78.52    36.93
SFSL  Security First Corp. of OH(8)           21.00   7,864   165.1        27.88   17.38   22.00   -4.55    9.09     0.57
SKAN  Skaneateles Bancorp Inc of NY*          17.00   1,445    24.6        22.25   14.75   16.25    4.62   13.33   -23.18

                                                      Current Per Share Financials
                                                 ----------------------------------------
                                                                           Tangible
                                                 Trailing  12 Mo.   Book    Book
                                                  12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                             EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                            -------- ------- ------- ------- -------
                                                     ($)     ($)     ($)     ($)     ($)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
NWSB  Northwest Bcrp MHC of PA (30.8               0.44    0.44    4.55    4.07    51.44
NWEQ  Northwest Equity Corp. of WI                 1.36    1.27   13.96   13.96   119.68
NTMG  Nutmeg FS&LA of CT                           0.53    0.37    6.04    6.04   103.56
OHSL  OHSL Financial Corp. of OH                   0.82    0.76   10.61   10.61   100.63
OCFC  Ocean Fin. Corp. of NJ                       0.90    0.90   13.90   13.90    97.75
OTFC  Oregon Trail Fin. Corp. of OR                0.67    0.67   14.33   14.33    56.06
OFCP  Ottawa Financial Corp. of MI                 1.34    1.24   13.53   11.09   160.13
PFFB  PFF Bancorp of Pomona CA                     0.99    0.93   15.68   15.52   173.45
PSFI  PS Financial of Chicago IL                   0.45    0.76   11.55   11.55    41.52
PSBI  PSB Bancorp Inc. of PA*                      0.37    0.37    9.41    9.41    47.49
PVFC  PVF Capital Corp. of OH                      1.29    1.22    7.56    7.56   104.99
PBCI  Pamrapo Bancorp, Inc. of NJ                  1.73    1.67   17.20   17.11   134.17
PFED  Park Bancorp of Chicago IL                   0.67    0.71   16.25   16.25    81.62
PVSA  Parkvale Financial Corp of PA                2.10    2.10   15.95   15.87   204.04
PBHC  Pathfinder BC MHC of NY (45.2)*              0.62    0.50    8.15    6.91    69.30
PEEK  Peekskill Fin. Corp. of NY                   0.66    0.67   15.54   15.54    67.63
PFSB  PennFed Fin. Services of NJ                  1.18    1.15   11.26    9.76   156.52
PWBK  Pennwood Bancorp, Inc. of PA                 0.53    0.63   12.21   12.21    66.57
PBKB  People's Bancshares of MA*                   1.59    0.70    9.54    9.21   259.95
TSBS  Peoples Bancorp Inc of NJ*                   0.37    0.37    8.73    9.03    36.02
PFDC  Peoples Bancorp of Auburn IN                 1.30    1.30   13.51   13.51    89.56
PBCT  Peoples Bank, MHC of CT (41.2)*              1.49    0.80   13.17   11.28   142.67
PFFC  Peoples Fin. Corp. of OH                     0.79    0.30   11.64   11.64    60.81
PHBK  Peoples Heritage Fin Grp of ME*              0.87    0.87    5.60    4.26    83.48
PSFC  Peoples Sidney Fin. Corp of OH               0.71    0.71   14.87   14.87    59.12
PERM  Permanent Bancorp, Inc. of IN                0.64    0.62   10.33   10.23   106.32
PCBC  Perry Co. Fin. Corp. of MO                   1.04    1.03   19.69   19.69   103.96
PHFC  Pittsburgh Home Fin Corp of PA               1.12    0.95   12.77   12.62   171.82
PFSL  Pocahontas Bancorp of AR                     0.36    0.35    8.70    8.70    59.94
PTRS  Potters Financial Corp of OH                 1.03    1.00   11.59   11.59   133.10
PHSB  Ppls Home SB, MHC of PA (45.0)               0.63    0.56   10.33   10.33    80.94
PRBC  Prestige Bancorp of PA                       0.70    0.68   15.00   15.00   152.64
PFNC  Progress Financial Corp. of PA               0.71    0.64    5.10    4.52    92.41
PROV  Provident Fin. Holdings of CA                1.02    0.50   17.47   17.47   157.51
PULB  Pulaski Bk,SB MHC of MO (29.8)(8)            0.95    0.78   11.70   11.70    87.19
PLSK  Pulaski SB, MHC of NJ (47.0)                 0.55    0.55   10.44   10.44    90.50
PULS  Pulse Bancorp of S. River NJ(8)              1.81    1.83   14.43   14.43   173.08
QCFB  QCF Bancorp of Virginia MN                   1.90    1.88   19.98   19.98   112.89
QCBC  Quaker City Bancorp of CA                    1.08    1.05   12.92   12.92   147.59
QCSB  Queens County Bancorp of NY*                 1.50    1.47   11.34   11.34   108.59
RARB  Raritan Bancorp of Raritan NJ*               1.66    1.63   13.31   13.14   176.49
RELY  Reliance Bancorp, Inc. of NY                 1.95    2.05   20.26   13.98   227.89
RELI  Reliance Bancshares Inc of WI(8)             0.20    0.20    9.31    9.31    18.63
RCBK  Richmond County Fin Corp of NY               0.09    0.74   12.21   12.16    55.40
RIVR  River Valley Bancorp of IN                   1.08    0.96   15.35   15.14   112.48
RVSB  Riverview Bancorp of WA                      0.63    0.61    9.87    9.55    44.16
RSLN  Roslyn Bancorp, Inc. of NY*                  1.07    1.02   15.01   14.94    89.53
SCCB  S. Carolina Comm. Bnshrs of SC               0.80    0.80   16.27   16.27    79.84
SBFL  SB Fngr Lakes MHC of NY (33.1)               0.26    0.22    6.10    6.10    70.26
SFED  SFS Bancorp of Schenectady NY(8)             0.92    0.89   17.95   17.95   145.22
SGVB  SGV Bancorp of W. Covina CA                  0.66    0.75   13.47   13.30   170.81
SISB  SIS Bancorp, Inc. of MA(8)*                  1.56    2.00   18.41   18.41   257.68
SWCB  Sandwich Bancorp of MA(8)*                   2.44    2.35   20.83   20.17   257.72
SFSL  Security First Corp. of OH(8)                1.18    1.18    8.22    8.11    87.17
SKAN  Skaneateles Bancorp Inc of NY*               1.11    1.09   12.44   12.12   178.27

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1A (continued)
                      Weekly Thrift Market Line - Part One
                          Prices As Of August 21, 1998



                                                                                      Price Change Data
                                             Market Capitalization       -----------------------------------------------
                                            -----------------------          52 Week (1)              % Change From
                                                     Shares  Market       ---------------        -----------------------
                                             Price/  Outst- Capital-                       Last     Last 52 Wks  Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week  Ago(2) 1997(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
SOBI  Sobieski Bancorp of S. Bend IN          15.75     764    12.0        24.25   15.75   17.25   -8.70   -3.08   -22.72
SSFC  South Street Fin. Corp. of NC*           9.00   4,676    42.1        20.00    8.63    9.31   -3.33  -50.68   -52.63
SBAN  SouthBanc Shares Inc. of SC             17.63   4,306    75.9        23.76   13.68   17.63    0.00   27.29   -17.07
SCBS  Southern Commun. Bncshrs of AL          16.00   1,137    18.2        20.75   14.00   16.00    0.00    0.76   -12.33
SMBC  Southern Missouri Bncrp of MO           16.63   1,484    24.7        23.25   16.63   17.94   -7.30   -3.59   -18.88
SVRN  Sovereign Bancorp, Inc. of PA           15.13 152,393 2,305.7        22.19   12.24   15.88   -4.72   22.02   -12.49
STFR  St. Francis Cap. Corp. of WI            39.50   5,111   201.9        50.75   33.88   40.00   -1.25   13.67   -21.78
SPBC  St. Paul Bancorp, Inc. of IL            21.56  34,357   740.7        28.50   21.38   23.00   -6.26   -7.27   -17.87
SFFC  StateFed Financial Corp. of IA          12.75   1,566    20.0        15.00   11.00   12.75    0.00   15.91   -13.56
SFIN  Statewide Fin. Corp. of NJ              19.00   4,397    83.5        26.69   18.75   19.75   -3.80    1.33   -20.83
STSA  Sterling Financial Corp. of WA          20.25   7,606   154.0        27.63   17.88   19.88    1.86   12.50    -6.90
ROSE  T R Financial Corp. of NY*              33.25  17,529   582.8        44.75   26.50   35.50   -6.34   19.82     0.00
THRD  TF Financial Corp. of PA                24.00   3,192    76.6        30.00   19.25   24.63   -2.56   23.84   -20.00
TPNZ  Tappan Zee Fin., Inc. of NY(8)          19.50   1,478    28.8        22.63   17.00   19.38    0.62   17.26     4.00
THTL  Thistle Group Holdings of PA             9.00   9,000    81.0        10.06    9.00    9.00    0.00  -10.00   -10.00
TSBK  Timberland Bancorp of WA                14.63   6,613    96.7        18.50   14.25   15.75   -7.11   46.30    46.30
TRIC  Tri-County Bancorp of WY                12.00   1,167    14.0        16.50   11.38   12.00    0.00    4.90   -20.00
TWIN  Twin City Bancorp, Inc. of TN           13.19   1,241    16.4        15.50   13.00   13.06    1.00   -1.05   -14.90
USAB  USABancshares, Inc of PA*               11.50   2,002    23.0        13.31    5.81   11.50    0.00   80.25    53.33
UCBC  Union Community Bancorp of IN           13.00   3,042    39.5        15.81   13.00   13.50   -3.70   30.00   -11.14
UCFC  United Community Fin. of OH             14.81  33,465   495.6        17.94   14.81   15.44   -4.08   48.10    48.10
UFRM  United FSB of Rocky Mount NC(8)         17.75   3,283    58.3        21.00   10.50   16.75    5.97   47.92    -9.58
UBMT  United Fin. Corp. of MT                 24.75   1,698    42.0        31.50   24.75   26.50   -6.60    N.A.     N.A.
UTBI  United Tenn. Bancshares of TN           12.13   1,455    17.6        16.00   12.13   12.25   -0.98   21.30    21.30
WHGB  WHG Bancshares of MD                    11.00   1,389    15.3        19.00   11.00   11.00    0.00  -27.30   -41.33
WSFS  WSFS Financial Corp. of DE*             17.88  12,525   223.9        23.88   14.50   18.25   -2.03   20.16   -10.60
WVFC  WVS Financial Corp. of PA               15.75   3,617    57.0        20.13   13.44   15.50    1.61   16.67   -10.66
WRNB  Warren Bancorp of Peabody MA*           10.94   7,905    86.5        14.38    8.75   10.75    1.77   22.37    -4.87
WSBI  Warwick Community Bncrp of NY*          14.25   6,607    94.1        18.00   14.13   14.13    0.85   42.50   -18.01
WFSL  Washington Federal, Inc. of WA          24.88  52,447 1,304.9        30.29   23.98   25.38   -1.97    2.30   -12.95
WYNE  Wayne Bancorp, Inc. of NJ               31.50   2,013    63.4        37.06   21.00   32.75   -3.82   29.90    17.76
WAYN  Wayne Svgs Bks MHC of OH (48.2          22.25   2,486    26.6        30.00   17.50   23.00   -3.26   27.14   -15.59
WCFB  Wbstr Cty FSB MHC of IA (45.6)          17.63   2,114    17.0        22.00   16.63   17.63    0.00    0.74   -11.85
WBST  Webster Financial Corp. of CT           27.25  38,327 1,044.4        36.25   25.00   27.38   -0.47    9.00   -18.05
WEFC  Wells Fin. Corp. of Wells MN            18.38   1,879    34.5        22.00   15.75   17.75    3.55   13.95     2.80
WCBI  WestCo Bancorp, Inc. of IL(8)           28.00   2,486    69.6        30.50   25.75   27.00    3.70    7.69     2.75
WSTR  WesterFed Fin. Corp. of MT              18.63   5,585   104.0        27.00   18.63   20.75  -10.22  -14.34   -26.94
WOFC  Western Ohio Fin. Corp. of OH           22.63   2,298    52.0        29.25   22.63   23.38   -3.21   -5.71   -15.81
WEHO  Westwood Hmstd Fin Corp of OH           11.88   2,559    30.4        18.13   11.88   12.25   -3.02  -22.76   -30.12
FFWD  Wood Bancorp of OH                      16.25   2,669    43.4        27.00   12.20   16.25    0.00   23.11   -13.56
YFCB  Yonkers Fin. Corp. of NY                16.06   2,772    44.5        22.00   15.75   16.00    0.37   -7.59   -16.57
YFED  York Financial Corp. of PA              19.25   8,968   172.6        27.25   16.81   19.00    1.32   -0.77   -25.24

                                                      Current Per Share Financials
                                                 ----------------------------------------
                                                                           Tangible
                                                 Trailing  12 Mo.   Book    Book
                                                  12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                             EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                            -------- ------- ------- ------- -------
                                                     ($)     ($)     ($)     ($)     ($)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
SOBI  Sobieski Bancorp of S. Bend IN               0.64    0.64   16.58   16.58   117.60
SSFC  South Street Fin. Corp. of NC*               0.32    0.33    7.37    7.37    46.40
SBAN  SouthBanc Shares Inc. of SC                  0.73    0.73   17.01   17.01    77.85
SCBS  Southern Commun. Bncshrs of AL               0.70    0.70   10.10   10.10    63.72
SMBC  Southern Missouri Bncrp of MO                0.76    0.72   17.79   17.79   106.09
SVRN  Sovereign Bancorp, Inc. of PA                0.40    0.61    5.85    5.02   118.75
STFR  St. Francis Cap. Corp. of WI                 2.54    2.44   25.80   23.05   322.42
SPBC  St. Paul Bancorp, Inc. of IL                 1.44    1.41   12.46   12.41   133.40
SFFC  StateFed Financial Corp. of IA               0.70    0.70   10.14   10.14    57.20
SFIN  Statewide Fin. Corp. of NJ                   1.25    1.24   14.99   14.97   152.50
STSA  Sterling Financial Corp. of WA               1.26    1.10   13.91   12.96   248.25
ROSE  T R Financial Corp. of NY*                   2.09    1.85   14.05   14.05   228.52
THRD  TF Financial Corp. of PA                     1.47    1.24   15.97   13.45   200.33
TPNZ  Tappan Zee Fin., Inc. of NY(8)               0.75    0.70   14.75   14.75    87.51
THTL  Thistle Group Holdings of PA                 0.53    0.53   10.79   10.79    38.81
TSBK  Timberland Bancorp of WA                     0.58    0.55   12.70   12.70    39.54
TRIC  Tri-County Bancorp of WY                     0.77    0.80   12.03   12.03    76.49
TWIN  Twin City Bancorp, Inc. of TN                0.90    0.74   11.34   11.34    88.93
USAB  USABancshares, Inc of PA*                    0.07    0.12    6.40    6.36    51.22
UCBC  Union Community Bancorp of IN                0.47    0.47   14.22   14.22    35.53
UCFC  United Community Fin. of OH                  0.58    0.58   12.47   12.47    38.59
UFRM  United FSB of Rocky Mount NC(8)              0.53    0.35    6.98    6.98    93.10
UBMT  United Fin. Corp. of MT                      0.80    0.80   14.52   14.52    56.69
UTBI  United Tenn. Bancshares of TN                0.57    0.57   13.92   13.92    51.58
WHGB  WHG Bancshares of MD                         0.48    0.49   14.37   14.37    85.29
WSFS  WSFS Financial Corp. of DE*                  1.34    1.30    7.27    7.23   122.52
WVFC  WVS Financial Corp. of PA                    1.02    1.03    9.05    9.05    82.34
WRNB  Warren Bancorp of Peabody MA*                0.80    0.83    5.20    5.20    47.13
WSBI  Warwick Community Bncrp of NY*               0.31    0.30   12.94   12.94    56.13
WFSL  Washington Federal, Inc. of WA               2.09    2.05   14.41   13.33   107.42
WYNE  Wayne Bancorp, Inc. of NJ                    0.92    0.92   17.15   17.15   135.13
WAYN  Wayne Svgs Bks MHC of OH (48.2               0.74    0.68    9.83    9.83   104.49
WCFB  Wbstr Cty FSB MHC of IA (45.6)               0.64    0.64   10.67   10.67    44.43
WBST  Webster Financial Corp. of CT                1.36    1.37   10.43    9.20   197.22
WEFC  Wells Fin. Corp. of Wells MN                 1.23    1.17   16.10   16.10   111.46
WCBI  WestCo Bancorp, Inc. of IL(8)                1.93    1.77   19.82   19.82   128.37
WSTR  WesterFed Fin. Corp. of MT                   1.33    1.33   19.46   15.60   183.20
WOFC  Western Ohio Fin. Corp. of OH                0.11    0.15   23.32   21.82   159.02
WEHO  Westwood Hmstd Fin Corp of OH                0.32    0.51   11.67   11.67    50.75
FFWD  Wood Bancorp of OH                           0.88    0.76    8.16    8.16    61.82
YFCB  Yonkers Fin. Corp. of NY                     1.09    1.06   16.36   16.36   124.05
YFED  York Financial Corp. of PA                   1.15    0.93   11.91   11.91   135.79

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700


                                  Exhibit IV-1B
                      Weekly Thrift Market Line - Part Two
                          Prices As Of August 21, 1998

                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)

Market Averages. SAIF-Insured Thrifts(no MHCs)
----------------------------------------------
SAIF-Insured Thrifts(285)                    14.03    13.79    0.93    7.96    5.15       0.88    7.47       0.60  148.60    0.80
NYSE Traded Companies(8)                      8.19     7.91    1.09   13.43    6.75       0.56    8.63       0.81  126.82    1.45
AMEX Traded Companies(22)                    14.43    14.29    0.84    6.07    4.99       0.83    5.73       0.51  189.29    0.76
NASDAQ Listed OTC Companies(255)             14.15    13.89    0.93    7.99    5.12       0.89    7.60       0.60  146.27    0.79
California Companies(18)                      7.96     7.60    0.61    8.60    6.02       0.54    8.07       1.45  104.33    1.33
Florida Companies(6)                         10.45    10.01    1.13   12.12    5.27       0.60    6.54       0.49  119.55    0.83
Mid-Atlantic Companies(57)                   11.53    11.15    0.82    8.55    5.35       0.83    8.42       0.63  113.48    0.93
Mid-West Companies(131)                      14.75    14.55    0.95    7.28    4.91       0.91    6.96       0.55  154.05    0.68
New England Companies(7)                      7.48     7.20    0.70    9.58    6.27       0.64    8.82       0.48  185.95    0.99
North-West Companies(11)                     18.22    17.88    1.17    9.41    5.13       1.04    8.33       0.36  232.41    0.80
South-East Companies(44)                     17.36    17.22    1.05    7.73    4.76       0.99    7.24       0.60  156.12    0.78
South-West Companies(6)                      11.26    11.16    0.98   10.41    7.89       0.95   10.17       0.34  182.35    0.55
Western Companies (Excl CA)(5)               19.02    18.60    1.04    6.03    5.30       1.05    6.09       0.37  194.20    0.93
Thrift Strategy(240)                         15.10    14.88    0.95    7.54    5.22       0.92    7.20       0.57  150.35    0.74
Mortgage Banker Strategy(27)                  7.54     6.96    0.74    9.74    4.29       0.67    9.27       0.63  151.84    0.95
Real Estate Strategy(8)                       7.37     7.13    0.87   12.11    6.52       0.80   11.26       1.36  104.70    1.62
Diversified Strategy(7)                       8.61     8.39    1.19   13.88    5.92       0.66    9.00       0.62  137.62    1.18
Retail Banking Strategy(3)                    6.75     6.51    0.20    4.45    1.08       0.14    3.35       0.88   99.04    1.36
Companies Issuing Dividends(229)             14.04    13.76    0.96    8.06    5.33       0.90    7.45       0.56  148.86    0.76
Companies Without Dividends(56)              14.01    13.88    0.80    7.54    4.42       0.79    7.56       0.79  147.52    0.97
Equity/Assets less than 6%(21)                5.02     4.76    0.55   11.05    4.77       0.59   11.78       1.11   99.79    0.95
Equity/Assets 6-12%(123)                      8.85     8.46    0.82    9.59    5.58       0.74    8.63       0.63  143.99    0.89
Equity/Assets greater than 12%(141)          19.82    19.69    1.08    6.09    4.84       1.05    5.84       0.50  159.81    0.70
Converted Last 3 Mths (no MHC)(6)            24.10    24.10    1.00    4.07    4.41       1.03    4.21       0.64  117.50    0.92
Actively Traded Companies(30)                 9.45     9.11    0.95   10.91    5.26       0.98   11.65       0.82  139.36    0.94
Market Value Below $20 Million(56)           15.44    15.39    0.89    5.97    5.23       0.82    5.44       0.59  142.00    0.67
Holding Company Structure(257)               14.07    13.83    0.94    7.95    5.18       0.89    7.48       0.62  144.31    0.79
Assets Over $1 Billion(58)                    9.23     8.67    0.85   10.77    5.77       0.79   10.05       0.78  123.56    0.99
Assets $500 Million-$1 Billion(37)           10.62    10.25    0.87    8.57    4.51       0.80    8.02       0.56  148.85    0.87
Assets $250-$500 Million(69)                 13.63    13.40    0.92    7.98    5.24       0.89    7.59       0.49  172.16    0.81
Assets less than $250 Million(121)           17.50    17.42    0.99    6.45    5.00       0.94    6.04       0.58  149.28    0.68
Goodwill Companies(113)                      10.48     9.83    0.86    9.48    5.47       0.80    8.75       0.67  128.69    0.89
Non-Goodwill Companies(171)                  16.26    16.26    0.98    7.02    4.96       0.93    6.69       0.56  162.25    0.74
Acquirors of FSLIC Cases(8)                   8.98     8.50    1.00   11.71    6.85       0.95   11.19       0.77   66.05    0.63


                                                                 Pricing Ratios                      Dividend Data(6)
                                                    -----------------------------------------   -----------------------
                                                                              Price/  Price/       Ind.   Divi-
                                                     Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                               Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                               ------- ------- ------- ------- -------      ------- ------- -------
                                                      (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)

Market Averages. SAIF-Insured Thrifts(no MHCs)
----------------------------------------------
SAIF-Insured Thrifts(285)                         18.40  138.72   17.62  142.94   19.18         0.32    1.78   29.89
NYSE Traded Companies(8)                          14.99  170.58   14.48  177.81   14.69         0.21    0.78   12.10
AMEX Traded Companies(22)                         18.61  117.23   16.35  119.09   19.43         0.32    2.02   32.20
NASDAQ Listed OTC Companies(255)                  18.48  139.85   17.82  144.21   19.25         0.32    1.79   30.22
California Companies(18)                          15.65  129.81   10.16  137.23   16.24         0.15    0.64   13.59
Florida Companies(6)                              20.46  168.88   17.56  181.57   22.25         0.24    1.15   23.96
Mid-Atlantic Companies(57)                        17.73  144.23   15.16  148.70   19.09         0.30    1.58   28.46
Mid-West Companies(131)                           18.58  134.84   18.07  138.06   19.30         0.32    1.82   29.62
New England Companies(7)                          16.83  152.28   10.75  160.64   17.08         0.39    2.12   33.15
North-West Companies(11)                          19.41  147.44   22.87  152.29   20.40         0.31    1.64   32.73
South-East Companies(44)                          20.16  144.44   21.81  148.10   20.79         0.39    2.36   39.32
South-West Companies(6)                           12.06  120.87   13.06  125.30   12.13         0.26    1.61   27.06
Western Companies (Excl CA)(5)                    17.81  110.04   21.87  114.78   17.66         0.47    2.63   36.34
Thrift Strategy(240)                              18.67  131.31   18.24  134.22   19.29         0.33    1.88   30.86
Mortgage Banker Strategy(27)                      17.19  186.44   13.94  203.38   19.35         0.27    1.26   26.35
Real Estate Strategy(8)                           15.56  171.09   12.58  175.48   16.58         0.18    0.79   13.16
Diversified Strategy(7)                           17.64  209.75   17.89  215.64   18.70         0.39    1.84   33.58
Retail Banking Strategy(3)                        14.34  133.65    8.58  137.91   15.45         0.15    0.81   17.60
Companies Issuing Dividends(229)                  18.40  141.40   17.85  146.12   19.32         0.40    2.23   37.69
Companies Without Dividends(56)                   18.41  127.88   16.71  130.10   18.51         0.00    0.00    0.00
Equity/Assets less than 6%(21)                    16.49  188.57    9.60  192.44   16.23         0.15    0.72   12.82
Equity/Assets 6-12%(123)                          17.31  157.63   13.76  165.91   18.58         0.32    1.64   26.78
Equity/Assets greater than 12%(141)               19.71  115.26   22.12  116.44   20.15         0.34    2.07   35.35
Converted Last 3 Mths (no MHC)(6)                 23.59   93.49   22.96   93.49   22.51         0.13    1.58    0.00
Actively Traded Companies(30)                     16.06  182.51   16.42  192.96   17.17         0.42    1.76   30.96
Market Value Below $20 Million(56)                19.13  111.93   16.52  112.22   20.23         0.31    2.26   33.48
Holding Company Structure(257)                    18.40  138.99   17.78  143.08   19.23         0.33    1.81   30.83
Assets Over $1 Billion(58)                        17.40  167.85   14.50  181.61   18.15         0.32    1.40   25.13
Assets $500 Million-$1 Billion(37)                17.05  159.60   15.57  167.48   18.76         0.32    1.56   28.01
Assets $250-$500 Million(69)                      18.27  138.70   17.53  139.09   18.87         0.30    1.58   28.30
Assets less than $250 Million(121)                19.39  118.80   19.73  119.44   19.99         0.32    2.14   34.04
Goodwill Companies(113)                           17.75  155.50   15.06  166.72   18.75         0.33    1.61   26.29
Non-Goodwill Companies(171)                       18.75  128.51   19.25  128.51   19.42         0.31    1.90   32.49
Acquirors of FSLIC Cases(8)                       14.86  156.86   14.06  166.21   14.81         0.47    1.88   27.17


(1) Average of high/low or bid/ask price per share.

(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized

(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.

(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).

(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.

(6) Annualized, based on last regular quarterly cash dividend announcement.

(7) Indicated dividend as a percent of trailing twelve month earnings.

(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

 *  All  thrifts  are SAIF  insured  unless  otherwise  noted with an  asterisk.
    Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source:   Corporate   reports  and  offering   circulars  for  publicly   traded
          companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                            Exhibit IV-1B (continued)
                      Weekly Thrift Market Line - Part Two
                          Prices As Of August 21, 1998



                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)

Market Averages. BIF-Insured Thrifts(no MHCs)
---------------------------------------------
BIF-Insured Thrifts(56)                      12.25    11.95    1.06   10.57    6.13       1.02    9.89       0.61  213.42    1.25
NYSE Traded Companies(5)                     17.26    16.06    1.09    8.14    4.53       1.17    8.39       1.01  106.47    0.96
AMEX Traded Companies(5)                     12.25    11.93    1.07   10.32    6.60       0.91    8.61       1.08  111.06    1.15
NASDAQ Listed OTC Companies(46)              11.65    11.47    1.05   10.89    6.26       1.01   10.23       0.51  238.26    1.29
California Companies(1)                      10.18    10.15    1.43   13.50    8.72       1.43   13.50       1.07  139.44    1.75
Mid-Atlantic Companies(20)                   14.66    14.27    0.92    8.00    4.65       0.92    7.91       0.72  128.44    1.13
New England Companies(30)                     9.93     9.66    1.14   12.85    7.09       1.05   11.55       0.59  255.48    1.41
North-West Companies(2)                      11.06    11.06    1.28   12.54    7.49       1.27   12.35       0.07  989.94    1.07
South-East Companies(3)                      17.69    17.54    1.01    5.73    5.89       1.06    5.96       0.32  152.62    0.52
Thrift Strategy(44)                          13.28    13.04    1.04    9.71    5.96       1.00    9.01       0.57  204.59    1.18
Mortgage Banker Strategy(6)                   8.58     8.12    0.99   12.21    6.55       0.93   11.33       0.61  320.76    1.15
Real Estate Strategy(2)                      10.61    10.59    1.58   14.91    8.02       1.61   15.22       1.17  111.47    1.69
Diversified Strategy(4)                       6.56     5.74    1.06   16.14    6.39       1.02   15.56       0.88  156.70    2.00
Companies Issuing Dividends(45)              11.89    11.53    1.06   10.82    6.04       1.01   10.01       0.62  207.33    1.18
Companies Without Dividends(11)              13.75    13.72    1.07    9.54    6.53       1.06    9.42       0.55  239.12    1.52
Equity/Assets less than 6%(4)                 5.20     4.89    0.96   18.04    7.18       0.73   13.53       0.87  103.77    1.44
Equity/Assets 6-12%(34)                       8.76     8.38    1.12   12.71    6.98       1.06   12.04       0.71  232.16    1.41
Equity/Assets greater than 12%(18)           19.62    19.48    0.98    5.34    4.47       1.00    5.51       0.37  205.92    0.92
Converted Last 3 Mths (no MHC)(1)            19.81    19.81    0.78    3.93    4.77       0.78    3.93       0.00    0.00    0.46
Actively Traded Companies(15)                10.20     9.80    1.27   13.45    7.39       1.18   12.09       0.40  213.98    1.08
Market Value Below $20 Million(4)            12.05    12.01    0.84    8.00    6.53       0.83    7.66       0.45  289.91    1.35
Holding Company Structure(43)                13.20    12.99    1.06    9.94    5.92       1.03    9.40       0.52  212.07    1.27
Assets Over $1 Billion(18)                   12.18    11.54    1.12   11.00    5.55       1.11   10.73       0.69  154.88    1.26
Assets $500 Million-$1 Billion(10)            9.29     9.15    1.12   12.86    7.26       1.00   10.85       0.56  190.05    1.30
Assets $250-$500 Million(12)                 12.20    12.05    1.12   10.98    6.74       1.08   10.60       0.65  245.39    1.46
Assets less than $250 Million(16)            13.82    13.70    0.92    8.69    5.69       0.88    8.05       0.53  264.02    1.04
Goodwill Companies(29)                       10.80    10.22    0.97   10.59    6.08       0.93    9.70       0.82  144.47    1.24
Non-Goodwill Companies(27)                   13.69    13.69    1.15   10.55    6.18       1.11   10.09       0.41  285.36    1.25


                                                             Pricing Ratios                      Dividend Data(6)
                                                -----------------------------------------   -----------------------
                                                                          Price/  Price/       Ind.   Divi-
                                                 Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                           Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                           ------- ------- ------- ------- -------      ------- ------- -------
                                                   (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)

Market Averages. BIF-Insured Thrifts(no MHCs)
--------------------------------------------
BIF-Insured Thrifts(56)                           16.73  157.05   17.45  156.41   17.75         0.36    1.72   28.51
NYSE Traded Companies(5)                          19.86  160.45   23.85  160.59   22.03         0.55    1.52   36.22
AMEX Traded Companies(5)                          16.44  141.40   16.15  146.96   17.11         0.41    2.17   32.74
NASDAQ Listed OTC Companies(46)                   16.45  158.54   16.85  157.17   17.26         0.33    1.69   27.06
California Companies(1)                           11.47  145.85   14.85  146.29   11.47         0.00    0.00    0.00
Mid-Atlantic Companies(20)                        19.44  148.74   20.08  149.99   20.17         0.41    1.53   32.37
New England Companies(30)                         15.22  169.58   15.60  167.43   16.73         0.34    1.71   25.75
North-West Companies(2)                           13.35  160.65   16.53  160.65   13.54         0.32    2.22   29.71
South-East Companies(3)                           19.35  102.39   17.45  103.61   18.29         0.41    3.26   38.86
Thrift Strategy(44)                               17.15  145.56   17.90  146.23   18.21         0.38    1.76   29.58
Mortgage Banker Strategy(6)                       15.65  180.54   14.50  196.34   17.11         0.29    1.34   20.84
Real Estate Strategy(2)                           12.57  178.12   19.03  178.34   12.33         0.18    1.65   22.50
Diversified Strategy(4)                           16.48  249.12   16.25  213.11   17.11         0.37    1.97   33.57
Companies Issuing Dividends(45)                   17.13  162.97   17.49  162.38   18.28         0.45    2.13   35.47
Companies Without Dividends(11)                   14.71  132.76   17.28  133.13   15.16         0.00    0.00    0.00
Equity/Assets less than 6%(4)                     14.58  232.50   12.25  247.39   20.69         0.26    1.40   18.69
Equity/Assets 6-12%(34)                           15.26  172.63   15.50  169.20   15.96         0.40    1.79   28.45
Equity/Assets greater than 12%(18)                20.50  115.18   21.87  117.01   20.63         0.32    1.67   30.93
Converted Last 3 Mths (no MHC)(1)                 20.95   82.36   16.32   82.36   20.95         0.00    0.00    0.00
Actively Traded Companies(15)                     14.65  179.17   16.91  173.96   16.95         0.50    2.03   30.20
Market Value Below $20 Million(4)                 15.81  116.82   12.53  117.39   15.81         0.42    2.11   34.47
Holding Company Structure(43)                     17.22  152.05   18.35  150.72   18.15         0.36    1.70   29.29
Assets Over $1 Billion(18)                        18.28  179.22   20.15  172.46   19.57         0.53    1.81   36.44
Assets $500 Million-$1 Billion(10)                14.48  164.76   14.44  168.82   16.21         0.31    1.88   26.57
Assets $250-$500 Million(12)                      15.31  149.02   16.70  151.68   15.96         0.24    1.41   21.65
Assets less than $250 Million(16)                 17.48  138.41   16.83  140.71   17.86         0.32    1.77   26.58
Goodwill Companies(29)                            16.20  164.91   16.09  164.27   18.42         0.34    1.61   27.25
Non-Goodwill Companies(27)                        17.26  148.87   18.82  148.87   16.99         0.38    1.82   29.82


(1) Average of high/low or bid/ask price per share.

(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized

(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.

(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).

(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.

(6) Annualized, based on last regular quarterly cash dividend announcement.

(7) Indicated dividend as a percent of trailing twelve month earnings.

(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

 *  All  thrifts  are SAIF  insured  unless  otherwise  noted with an  asterisk.
    Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source:   Corporate   reports  and  offering   circulars  for  publicly   traded
          companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                            Exhibit IV-1B (continued)
                      Weekly Thrift Market Line - Part Two
                          Prices As Of August 21, 1998



                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)

Market Averages. MHC Institutions
---------------------------------
SAIF-Insured Thrifts(19)                     13.95    13.75    0.90    7.09    3.54       0.87    6.72       0.47  159.83    0.82
BIF-Insured Thrifts(3)                       13.36    12.32    1.06    8.99    4.62       0.81    6.33       0.76  125.67    1.14
NASDAQ Listed OTC Companies(22)              13.86    13.53    0.93    7.38    3.71       0.86    6.66       0.52  154.44    0.87
Florida Companies(2)                          6.70     6.50    0.66    8.52    4.04       0.57    7.32       0.27   78.51    0.34
Mid-Atlantic Companies(12)                   12.88    12.59    0.85    7.00    3.65       0.82    6.63       0.55  141.41    0.80
Mid-West Companies(5)                        12.75    12.38    0.86    6.94    3.39       0.79    6.30       0.43  190.09    0.57
New England Companies(2)                     21.22    20.56    1.55   11.15    4.60       1.28    8.04       0.65  203.93    2.05
South-East Companies(1)                      22.48    22.48    1.13    5.02    3.44       1.13    5.02       0.50  132.06    0.96
Thrift Strategy(20)                          14.44    14.19    0.92    6.84    3.64       0.88    6.50       0.50  159.82    0.81
Mortgage Banker Strategy(1)                   8.13     7.30    0.88   10.96    3.10       0.72    8.96       0.66   60.54    0.97
Diversified Strategy(1)                       9.23     7.91    1.18   13.45    5.52       0.63    7.22       0.70  156.79    1.72
Companies Issuing Dividends(18)              12.78    12.37    0.88    7.65    3.52       0.80    6.77       0.57  133.03    0.91
Companies Without Dividends(4)               18.20    18.20    1.11    6.28    4.44       1.10    6.22       0.24  268.62    0.69
Equity/Assets 6-12%(12)                       9.33     8.73    0.76    8.16    3.49       0.65    6.88       0.64   86.05    0.80
Equity/Assets greater than 12%(10)           19.40    19.40    1.13    6.42    3.97       1.13    6.39       0.34  248.47    0.94
Holding Company Structure(4)                 13.42    12.98    0.96    7.39    4.60       0.89    6.80       0.61   90.35    0.63
Assets Over $1 Billion(5)                    10.40     9.74    0.96    9.77    4.06       0.79    7.84       0.48  121.45    0.98
Assets $500 Million-$1 Billion(3)            20.21    19.46    1.30    8.58    3.63       1.30    8.62       0.53  176.72    1.51
Assets $250-$500 Million(5)                  12.32    12.32    0.78    6.27    2.96       0.76    6.01       0.48  201.54    0.60
Assets less than $250 Million(9)             15.41    15.18    0.91    6.28    3.97       0.86    5.84       0.55  145.93    0.80
Goodwill Companies(7)                         9.74     8.80    0.87    9.15    3.85       0.73    7.60       0.65   92.25    0.81
Non-Goodwill Companies(15)                   16.08    16.08    0.96    6.42    3.63       0.93    6.15       0.46  183.14    0.89
MHC Institutions(22)                         13.86    13.53    0.93    7.38    3.71       0.86    6.66       0.52  154.44    0.87
MHC Converted Last 3 Months(2)               14.86    14.86    0.96    6.63    4.95       0.96    6.63       0.35   82.98    0.51

                                                        Pricing Ratios                      Dividend Data(6)
                                           -----------------------------------------   -----------------------
                                                                     Price/  Price/       Ind.   Divi-
                                            Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                      Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                      ------- ------- ------- ------- -------      ------- ------- -------
                                              (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)

Market Averages. MHC Institutions
---------------------------------
SAIF-Insured Thrifts(19)                     25.97  192.80   24.53  190.49   26.66         0.31    1.64   38.01
BIF-Insured Thrifts(3)                       22.01  175.33   22.23  197.79   27.37         0.35    1.48   29.54
NASDAQ Listed OTC Companies(22)              25.06  190.18   24.19  191.64   26.77         0.31    1.62   36.42
Florida Companies(2)                         24.77  203.69   13.65  209.98   28.80         1.00    3.77    0.00
Mid-Atlantic Companies(12)                   24.44  192.92   23.08  186.64   25.96         0.22    1.35   33.71
Mid-West Companies(5)                        27.78  199.30   23.99  214.04   27.66         0.35    1.51   33.40
New England Companies(2)                     22.62  170.83   32.16  188.01   27.13         0.52    2.34   49.46
South-East Companies(1)                      29.07  146.03   32.83  146.03   29.07         0.20    1.60   46.51
Thrift Strategy(20)                          25.64  181.70   24.34  188.99   26.77         0.29    1.55   34.74
Mortgage Banker Strategy(1)                   0.00  328.10   26.67    0.00    0.00         0.22    1.24   40.00
Diversified Strategy(1)                      18.12  205.01   18.92  239.36    0.00         0.84    3.11   56.38
Companies Issuing Dividends(18)              25.96  201.35   23.49  203.95   28.08         0.39    2.02   48.56
Companies Without Dividends(4)               22.04  145.50   26.96  145.50   22.38         0.00    0.00    0.00
Equity/Assets 6-12%(12)                      25.19  225.07   20.61  231.34   28.52         0.43    2.00   47.23
Equity/Assets greater than 12%(10)           24.95  147.53   28.56  147.53   25.67         0.17    1.15   25.62
Holding Company Structure(4)                 20.92  167.71   21.42  175.97   23.20         0.21    1.03   10.75
Assets Over $1 Billion(5)                    23.89  230.79   22.03  224.89   27.51         0.44    1.88   33.18
Assets $500 Million-$1 Billion(3)            27.57  180.40   30.77  209.88   27.45         0.34    1.52   41.97
Assets $250-$500 Million(5)                  26.52  213.35   25.07  213.35   26.52         0.36    1.84   29.03
Assets less than $250 Million(9)             24.75  152.76   23.34  156.89   26.29         0.20    1.34   38.50
Goodwill Companies(7)                        24.82  225.93   21.04  236.52   28.89         0.41    1.74   34.40
Non-Goodwill Companies(15)                   25.21  170.93   25.88  170.93   25.83         0.26    1.55   37.64
MHC Institutions(22)                         25.06  190.18   24.19  191.64   26.77         0.31    1.62   36.42
MHC Converted Last 3 Months(2)               14.86  139.91   21.02  139.91   14.86         0.00    0.00    0.00


(1) Average of high/low or bid/ask price per share.

(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized

(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.

(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).

(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.

(6) Annualized, based on last regular quarterly cash dividend announcement.

(7) Indicated dividend as a percent of trailing twelve month earnings.

(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

 *  All  thrifts  are SAIF  insured  unless  otherwise  noted with an  asterisk.
    Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source:   Corporate   reports  and  offering   circulars  for  publicly   traded
          companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700


                            Exhibit IV-1B (continued)
                      Weekly Thrift Market Line - Part Two
                          Prices As Of August 21, 1998




                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)

NYSE Traded Companies
---------------------
AHM   Ahmanson and Co. H.F. of CA(8)          5.45     4.01    0.81   18.46    5.98       0.76   17.41       1.72   52.05    1.33
BYS   Bay State Bancorp of MA*               20.71    20.71    0.92    4.44    4.33       0.92    4.44       0.71  122.32    1.06
CFB   Commercial Federal Corp. of NE          6.91     6.05    0.81   12.92    5.53       0.96   15.18       0.78   86.50    0.88
DME   Dime Bancorp, Inc. of NY*               5.90     4.83    0.72   12.67    4.89       0.58   10.22       1.03   50.85    0.69
DSL   Downey Financial Corp. of CA            7.60     7.51    0.87   12.03    6.63       0.89   12.30       0.84   65.10    0.60
FED   FirstFed Fin. Corp. of CA               5.72     5.67    0.63   12.25    6.65       0.61   11.85       0.84  256.41    2.80
GSB   Golden State Bancorp of CA(8)           6.04     5.44    0.66   11.63    9.19       0.71   12.55       0.86  100.48    1.12
GDW   Golden West Fin. Corp. of CA            7.10     7.10    0.95   14.36    7.62       0.95   14.41       0.97   63.28    0.86
GPT   GreenPoint Fin. Corp. of NY*            9.67     5.40    1.07   10.71    5.17       1.11   11.08       2.54   33.98    1.22
JSB   JSB Financial, Inc. of NY*             23.82    23.82    1.88    7.89    6.05       1.67    7.02       0.16  238.05    0.54
OCN   Ocwen Financial Corp. of FL            13.08    12.40    2.84   24.09    7.62       0.55    4.68        NA      NA     1.31
SIB   Staten Island Bancorp of NY*           26.20    25.53    0.86    5.00    2.23       1.59    9.19       0.61   87.17    1.27
WES   Westcorp Inc. of Orange CA              8.73     8.71    0.45    4.96    6.46      -0.60   -6.61       0.60  162.80    2.22


AMEX Traded Companies
---------------------
ANA   Acadiana Bancshares, Inc of LA         15.34    15.34    1.07    6.43    5.78       1.00    6.04       0.29  320.59    1.26
ANE   Alliance Bncp of New Eng of CT*         7.97     7.78    0.89   12.20    7.10       0.52    7.15       0.53  229.26    1.84
BKC   American Bank of Waterbury CT*          9.02     8.73    1.33   15.35    7.41       1.11   12.89       2.10   42.28    1.50
BFD   BostonFed Bancorp of MA                 7.87     7.59    0.72    8.46    6.75       0.61    7.16       0.17  413.47    0.84
CNY   Carver Bancorp, Inc. of NY              8.12     7.84    0.25    2.99    3.87       0.22    2.65        NA      NA     1.28
CBK   Citizens First Fin.Corp. of IL         13.84    13.84    0.72    5.11    4.80       0.45    3.21       0.67   54.73    0.45
EFC   EFC Bancorp Inc of IL                  23.77    23.77    1.07    4.51    4.98       1.07    4.51       0.53   57.48    0.42
EBI   Equality Bancorp, Inc. of MO           10.11    10.11    0.55    6.76    3.53       0.03    0.41       0.36   37.97    0.37
ESX   Essex Bancorp of Norfolk VA(8)          0.02    -0.08   -0.11     NM    -7.43      -0.11     NM        1.26   76.64    1.11
FCB   Falmouth Bancorp, Inc. of MA*          22.41    22.41    1.02    4.33    3.78       0.81    3.44        NA      NA     0.65
FAB   FirstFed America Bancorp of MA          9.91     9.91    0.62    5.39    4.82       0.52    4.54       0.29  293.25    1.24
GAF   GA Financial Corp. of PA               14.01    13.88    1.09    7.25    6.87       1.03    6.81       0.24   75.96    0.46
HBS   Haywood Bancshares, Inc. of NC*        14.85    14.38    1.46   10.18    8.69       1.46   10.18       0.60   82.40    0.66
KNK   Kankakee Bancorp, Inc. of IL            9.64     8.02    0.86    8.00    7.36       0.84    7.78       1.12   53.91    0.97
KYF   Kentucky First Bancorp of KY           17.04    17.04    1.13    6.76    5.64       1.11    6.68       0.18  263.19    0.76
NBN   Northeast Bancorp of ME*                7.00     6.36    0.67    9.52    6.02       0.66    9.41       1.08   90.28    1.12
NEP   Northeast PA Fin. Corp of PA           18.94    18.94   -0.93   -6.80   -4.92       0.57    4.19       0.23  182.16    0.72
PDB   Piedmont Bancorp, Inc. of NC           16.09    16.09    1.24    7.56    5.77       1.24    7.56       0.71  102.48    0.89
SSB   Scotland Bancorp, Inc. of NC           24.70    24.70    1.47    5.01    5.48       1.47    5.01        NA      NA     0.57
SZB   SouthFirst Bancshares of AL            10.08     9.83    0.55    4.66    4.03       0.51    4.33       1.56   29.54    0.74
SRN   Southern Banc Company of AL            17.39    17.27    0.49    2.86    2.87       0.49    2.86        NA      NA     0.19
SSM   Stone Street Bancorp of NC             27.99    27.99    1.38    4.56    4.74       1.38    4.56        NA      NA     0.64
TSH   Teche Holding Company of LA            13.83    13.83    0.93    6.90    6.41       0.92    6.84       0.18  460.90    0.98
FTF   Texarkana Fst. Fin. Corp of AR         15.23    15.23    1.76   11.38    6.85       1.73   11.19       0.12  445.58    0.67
THR   Three Rivers Fin. Corp. of MI          13.53    13.48    0.88    6.44    5.69       0.81    5.99       1.00   48.12    0.74
WSB   Washington SB, FSB of MD                8.42     8.42    0.73    8.64    7.73       0.50    5.89        NA      NA     1.02
WFI   Winton Financial Corp. of OH            7.17     7.03    1.05   14.60    5.66       0.86   12.04        NA      NA      NA


NASDAQ Listed OTC Companies
---------------------------
FBCV  1st Bancorp of Vincennes IN(8)          9.02     8.87    0.75    8.79    4.04       0.51    5.99       1.84   30.69    0.77
FBER  1st Bergen Bancorp of NJ               11.69    11.69    0.74    5.38    5.56       0.74    5.38       0.96  111.28    2.41
AFED  AFSALA Bancorp, Inc. of NY(8)          12.13    12.13    0.75    5.81    5.09       0.77    5.93       0.33  205.73    1.42
ALBK  ALBANK Fin. Corp. of Albany NY(8)       8.97     7.02    1.16   12.73    5.53       1.15   12.62       0.85   84.14    1.04
AMFC  AMB Financial Corp. of IN              14.10    14.10    1.02    6.92    7.05       0.58    3.93       0.19  214.55    0.52
ASBP  ASB Financial Corp. of OH              15.20    15.20    0.96    6.17    5.18       0.94    6.08       0.14  513.38    1.03
ABBK  Abington Bancorp of MA*                 6.29     5.72    0.86   12.70    7.52       0.73   10.79       0.14  353.60    0.77
AABC  Access Anytime Bancorp of NM            8.09     8.09    1.45   18.31   13.13       1.35   17.02       0.08  535.05    0.67

                                                            Pricing Ratios                      Dividend Data(6)
                                               -----------------------------------------   -----------------------
                                                                         Price/  Price/       Ind.   Divi-
                                                Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                          Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                          ------- ------- ------- ------- -------      ------- ------- -------
                                                  (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)

NYSE Traded Companies
---------------------
AHM   Ahmanson and Co. H.F. of CA(8)             16.71  222.10   12.10  301.86   17.73         0.88    1.50   25.14
BYS   Bay State Bancorp of MA*                   23.10  102.49   21.22  102.49   23.10         0.00    0.00    0.00
CFB   Commercial Federal Corp. of NE             18.10  184.59   12.76  211.09   15.40         0.22    0.85   15.38
DME   Dime Bancorp, Inc. of NY*                  20.45  230.39   13.60  281.54   25.37         0.20    0.76   15.50
DSL   Downey Financial Corp. of CA               15.07  170.95   12.99  172.91   14.74         0.32    1.18   17.78
FED   FirstFed Fin. Corp. of CA                  15.04  168.80    9.65  170.04   15.55         0.00    0.00    0.00
GSB   Golden State Bancorp of CA(8)              10.88  117.89    7.12  130.71   10.08         0.00    0.00    0.00
GDW   Golden West Fin. Corp. of CA               13.12  173.90   12.34  173.90   13.08         0.50    0.59    7.72
GPT   GreenPoint Fin. Corp. of NY*               19.34  214.34   20.73     NM    18.68         0.64    1.95   37.65
JSB   JSB Financial, Inc. of NY*                 16.54  130.52   31.08  130.52   18.59         1.60    3.24   53.51
OCN   Ocwen Financial Corp. of FL                13.13  247.96   32.42  261.46     NM          0.00    0.00    0.00
SIB   Staten Island Bancorp of NY*                 NM   124.50   32.62  127.80   24.44         0.32    1.66   74.42
WES   Westcorp Inc. of Orange CA                 15.48   77.26    6.74   77.44     NM          0.20    2.05   31.75


AMEX Traded Companies
---------------------
ANA   Acadiana Bancshares, Inc of LA             17.31  112.69   17.28  112.69   18.41         0.44    2.17   37.61
ANE   Alliance Bncp of New Eng of CT*            14.08  154.87   12.35  158.68   24.02         0.20    1.63   22.99
BKC   American Bank of Waterbury CT*             13.50  188.59   17.01  194.81   16.07         0.80    3.39   45.71
BFD   BostonFed Bancorp of MA                    14.81  127.82   10.06  132.58   17.50         0.40    2.08   30.77
CNY   Carver Bancorp, Inc. of NY                 25.84   75.72    6.15   78.48   29.08         0.00    0.00    0.00
CBK   Citizens First Fin.Corp. of IL             20.83  106.00   14.67  106.00     NM          0.00    0.00    0.00
EFC   EFC Bancorp Inc of IL                      20.09   90.58   21.54   90.58   20.09         0.00    0.00    0.00
EBI   Equality Bancorp, Inc. of MO               28.33  135.28   13.68  135.28     NM          0.24    1.73   48.98
ESX   Essex Bancorp of Norfolk VA(8)               NM      NM     1.48     NM      NM          0.00    0.00     NM
FCB   Falmouth Bancorp, Inc. of MA*              26.47  111.18   24.91  111.18     NM          0.24    1.33   35.29
FAB   FirstFed America Bancorp of MA             20.73  110.75   10.97  110.75   24.64         0.20    1.18   24.39
GAF   GA Financial Corp. of PA                   14.55  106.36   14.90  107.31   15.49         0.56    3.32   48.28
HBS   Haywood Bancshares, Inc. of NC*            11.51  112.13   16.65  115.78   11.51         0.60    2.96   34.09
KNK   Kankakee Bancorp, Inc. of IL               13.58  107.02   10.32  128.63   13.96         0.48    1.61   21.82
KYF   Kentucky First Bancorp of KY               17.72  124.56   21.22  124.56   17.95         0.50    3.57   63.29
NBN   Northeast Bancorp of ME*                   16.62  140.23    9.82  154.36   16.83         0.21    1.54   25.61
NEP   Northeast PA Fin. Corp of PA                 NM    93.27   17.67   93.27     NM          0.00    0.00     NM
PDB   Piedmont Bancorp, Inc. of NC               17.33  127.16   20.46  127.16   17.33         0.48    4.86     NM
SSB   Scotland Bancorp, Inc. of NC               18.26  115.42   28.51  115.42   18.26         0.20    2.19   40.00
SZB   SouthFirst Bancshares of AL                24.83  102.78   10.36  105.40   26.74         0.60    3.45     NM
SRN   Southern Banc Company of AL                  NM    97.86   17.02   98.58     NM          0.35    2.39     NM
SSM   Stone Street Bancorp of NC                 21.10  100.18   28.04  100.18   21.10         0.46    2.73   57.50
TSH   Teche Holding Company of LA                15.60  103.79   14.35  103.79   15.74         0.50    2.94   45.87
FTF   Texarkana Fst. Fin. Corp of AR             14.60  161.40   24.58  161.40   14.85         0.56    2.14   31.28
THR   Three Rivers Fin. Corp. of MI              17.57  110.39   14.93  110.80   18.88         0.44    2.48   43.56
WSB   Washington SB, FSB of MD                   12.93  109.21    9.20  109.21   18.97         0.10    1.76   22.73
WFI   Winton Financial Corp. of OH               17.66  243.62   17.48  248.77   21.41         0.25    1.77   31.25


NASDAQ Listed OTC Companies
---------------------------
FBCV  1st Bancorp of Vincennes IN(8)             24.73  209.89   18.93  213.37     NM          0.27    0.60   14.84
FBER  1st Bergen Bancorp of NJ                   17.99  103.15   12.06  103.15   17.99         0.28    1.90   34.15
AFED  AFSALA Bancorp, Inc. of NY(8)              19.65  117.17   14.21  117.17   19.23         0.28    1.57   30.77
ALBK  ALBANK Fin. Corp. of Albany NY(8)          18.07  216.29   19.40  276.50   18.24         0.84    1.40   25.30
AMFC  AMB Financial Corp. of IN                  14.19   96.33   13.58   96.33   25.00         0.28    1.78   25.23
ASBP  ASB Financial Corp. of OH                  19.32  119.38   18.14  119.38   19.62         0.40    3.14   60.61
ABBK  Abington Bancorp of MA*                    13.29  171.09   10.76  188.20   15.65         0.20    1.19   15.87
AABC  Access Anytime Bancorp of NM                7.62  128.63   10.40  128.63    8.19         0.00    0.00    0.00

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                            Exhibit IV-1B (continued)
                      Weekly Thrift Market Line - Part Two
                          Prices As Of August 21, 1998


                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)


NASDAQ Listed OTC Companies (continued)
---------------------------------------
AFBC  Advance Fin. Bancorp of WV             14.09    14.09    0.90    5.94    5.65       0.85    5.61       0.60   51.29    0.35
ALBC  Albion Banc Corp. of Albion NY          8.54     8.54    0.48    5.58    4.62       0.45    5.20       0.47   72.86    0.45
ABCL  Alliance Bancorp, Inc. of IL            8.59     8.50    0.89    9.74    5.07       0.91    9.92       0.13  240.27    0.47
ALLB  Alliance Bank MHC of PA (19.9)         10.72    10.72    0.80    7.09    2.92       0.80    7.09       1.06   45.21    0.88
AHCI  Ambanc Holding Co., Inc. of NY*        11.69    11.69    0.50    4.16    4.12       0.41    3.36       0.60  120.40    1.26
ASBI  Ameriana Bancorp of IN                 11.64    11.42    0.96    8.54    6.27       0.82    7.29       0.56   54.99    0.43
ABCW  Anchor Bancorp Wisconsin of WI          6.40     6.30    1.06   16.55    5.43       0.94   14.75       0.58  180.99    1.29
ANDB  Andover Bancorp, Inc. of MA*            7.93     7.93    1.06   13.16    6.37       1.04   12.85       0.38  195.38    1.00
ASFC  Astoria Financial Corp. of NY           7.96     5.63    0.81   10.32    6.31       0.75    9.49       0.45   72.22    0.77
AVND  Avondale Fin. Corp. of IL               7.60     7.60   -0.78   -9.51  -10.74      -0.56   -6.84       1.25   84.71    2.83
BCSB  BCSB Bankcorp MHC of MD (38.6)         16.27    16.27    0.80    4.95    3.16       0.80    4.95        NA      NA     0.56
BKCT  Bancorp Connecticut of CT*             10.04    10.04    1.43   13.71    6.82       1.23   11.80       0.61  181.32    2.10
BPLS  Bank Plus Corp. of CA                   4.40     4.02    0.31    6.79    6.05       0.36    7.89       1.75   69.27    1.79
BNKU  Bank United Corp. of TX                 4.98     4.50    0.87   17.22    8.60       0.82   16.38       0.68   50.76    0.46
BWFC  Bank West Fin. Corp. of MI             12.99    12.99    0.66    4.68    3.35       0.53    3.76       0.58   28.97    0.24
BANC  BankAtlantic Bancorp of FL              6.16     5.16    0.90   15.08    6.38       0.38    6.40       0.81  100.62    1.12
BKUNA BankUnited Fin. Corp. of FL             4.38     3.80    0.27    6.74    3.39       0.21    5.24       0.46   37.03    0.21
BVCC  Bay View Capital Corp. of CA            7.28     4.66    0.39    6.08    3.04       0.60    9.47       0.38  218.38    1.06
FSNJ  Bayonne Banchsares of NJ(8)            15.27    15.27    0.72    5.61    3.21       0.72    5.61       0.44   96.50    0.92
BFSB  Bedford Bancshares, Inc. of VA         13.30    13.30    1.19    8.45    5.38       1.19    8.45       0.21  232.62    0.60
BFFC  Big Foot Fin. Corp. of IL              18.28    18.28    0.52    2.95    2.79       0.45    2.55       0.09  150.75    0.28
BYFC  Broadway Fin. Corp. of CA              10.13    10.13    0.48    4.66    6.58       0.33    3.20       1.15   68.56    0.97
BRKL  Brookline Bncp MHC of MA(47.0)         33.21    33.21    1.92    8.85    3.69       1.92    8.85       0.60  251.07    2.37
CBES  CBES Bancorp, Inc. of MO               14.23    14.23    1.04    6.29    6.00       0.86    5.22        NA      NA     0.58
CCFH  CCF Holding Company of GA               8.09     8.09    0.14    1.36    0.88      -0.13   -1.21       0.36  137.94    0.68
CITZ  CFS Bancorp, Inc. of IN                17.41    17.41    0.58    3.31    3.60       0.64    3.68       0.67   42.30    0.81
CFSB  CFSB Bancorp of Lansing MI              7.72     7.72    1.32   17.10    6.09       1.20   15.61       0.21  272.22    0.64
CKFB  CKF Bancorp of Danville KY             21.34    21.34    1.87    8.18    7.83       1.42    6.19       0.54   40.24    0.24
CNSB  CNS Bancorp, Inc. of MO                24.68    24.68    0.91    3.68    3.66       0.84    3.41       0.07  569.23    0.57
CSBF  CSB Financial Group Inc of IL          23.13    21.83    0.51    2.22    2.82       0.44    1.92       1.13   34.83    0.69
CBCI  Calumet Bancorp of Chicago IL          17.49    17.49    2.08   12.70   11.11       2.09   12.74       1.21   99.71    1.56
CAFI  Camco Fin. Corp. of OH                  9.89     9.28    1.26   13.11    6.94       0.95    9.89       0.72   39.75    0.34
CMRN  Cameron Fin. Corp. of MO               20.78    20.78    1.16    5.38    5.80       1.14    5.27       1.06   67.46    0.87
CFNC  Carolina Fincorp of NC*                22.35    22.35    0.92    4.05    5.43       1.06    4.64       0.14  283.77    0.51
CASB  Cascade Financial Corp. of WA           6.99     6.99    0.78   11.77    5.21       0.73   11.13       0.54  171.37    1.07
CATB  Catskill Fin. Corp. of NY*             23.42    23.42    1.33    5.33    5.40       1.31    5.27       0.22  282.65    1.43
CAVB  Cavalry Bancorp of TN                  28.43    28.43    1.48    7.18    3.10       1.02    4.98       0.05     NA     1.26
CNIT  Cenit Bancorp of Norfolk VA             6.88     6.34    0.90   12.76    6.02       0.83   11.86       0.19  316.10    0.75
CEBK  Central Co-Op. Bank of MA*              9.78     8.88    0.86    8.65    7.38       0.67    6.70       0.40  188.70    1.00
CENB  Century Bancorp, Inc. of NC(8)         17.75    17.75    1.33    4.81    7.78       1.33    4.81       0.37  144.73    0.82
COFI  Charter One Financial of OH             7.37     6.91    0.88   12.53    4.00       1.21   17.25       0.38  148.17    0.84
CVAL  Chester Valley Bancorp of PA            8.66     8.66    1.03   11.92    4.54       0.93   10.83       0.33  274.00    1.23
CLAS  Classic Bancshares, Inc. of KY         15.57    13.35    0.77    5.13    4.73       0.97    6.44       0.29  216.16    0.92
CBSA  Coastal Bancorp of Houston TX           3.73     3.21    0.49   13.93    9.33       0.50   14.30       0.49   61.08    0.62
CFCP  Coastal Fin. Corp. of SC                6.03     6.03    1.23   19.92    5.42       1.01   16.44       0.48  188.30    1.31
CFKY  Columbia Financial of KY               28.28    28.28    0.93    3.28    3.26       0.91    3.20       0.40   63.42    0.48
CMSB  Commonwealth Bancorp Inc of PA          9.13     7.30    0.67    7.17    5.97       0.51    5.38       0.41   97.65    0.66
CMSV  Commty. Svgs, MHC of FL (48.5)(8)      10.80    10.80    0.74    6.58    3.61       0.68    6.07       0.27  133.22    0.52
CFTP  Community Fed. Bancorp of MS           23.66    23.66    1.18    4.32    3.58       1.15    4.17       0.28   78.26    0.41
CFFC  Community Fin. Corp. of VA             13.87    13.82    1.01    7.37    5.38       1.01    7.37       1.30   48.66    0.71
CIBI  Community Inv. Bancorp of OH           10.98    10.98    0.94    8.14    5.13       0.94    8.14       0.56   98.23    0.66
COOP  Cooperative Bancshares of NC            7.63     7.63    0.63    8.22    5.00       0.57    7.46       0.08  330.28    0.34
CRZY  Crazy Woman Creek Bncorp of WY         23.58    23.58    1.28    5.18    5.40       1.28    5.18       0.13  355.84    0.92
CRSB  Crusader Holding Corp of PA            10.94    10.94    1.84   32.74    5.10       1.69   30.09       0.96   44.19    0.50
DNFC  D&N Financial Corp. of MI               5.44     5.40    0.87   15.81    7.33       0.77   13.97       0.50  113.36    0.83
DCBI  Delphos Citizens Bancorp of OH         24.96    24.96    1.58    5.87    5.72       1.58    5.87       0.64   15.93    0.12

                                                           Pricing Ratios                      Dividend Data(6)
                                              -----------------------------------------   -----------------------
                                                                        Price/  Price/       Ind.   Divi-
                                               Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                         Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                         ------- ------- ------- ------- -------      ------- ------- -------
                                                 (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)


NASDAQ Listed OTC Companies (continued)
---------------------------------------
AFBC  Advance Fin. Bancorp of WV                17.70  108.47   15.29  108.47   18.75         0.32    2.03   35.96
ALBC  Albion Banc Corp. of Albion NY            21.67  117.75   10.06  117.75   23.21         0.12    1.23   26.67
ABCL  Alliance Bancorp, Inc. of IL              19.72  186.15   15.99  188.27   19.37         0.44    2.05   40.37
ALLB  Alliance Bank MHC of PA (19.9)              NM   237.96   25.50  237.96     NM          0.36    1.69   58.06
AHCI  Ambanc Holding Co., Inc. of NY*           24.29  101.76   11.89  101.76     NM          0.24    1.59   38.71
ASBI  Ameriana Bancorp of IN                    15.95  133.09   15.49  135.63   18.69         0.64    3.46   55.17
ABCW  Anchor Bancorp Wisconsin of WI            18.43  295.54   18.91  300.14   20.67         0.40    0.94   17.39
ANDB  Andover Bancorp, Inc. of MA*              15.70  195.46   15.50  195.46   16.08         0.72    2.17   34.12
ASFC  Astoria Financial Corp. of NY             15.84  132.38   10.53  187.07   17.23         0.80    1.85   29.30
AVND  Avondale Fin. Corp. of IL                   NM    94.56    7.19   94.56     NM          0.00    0.00     NM
BCSB  BCSB Bankcorp MHC of MD (38.6)              NM   156.32   25.44  156.32     NM          0.00    0.00    0.00
BKCT  Bancorp Connecticut of CT*                14.66  189.81   19.06  189.81   17.03         0.54    3.02   44.26
BPLS  Bank Plus Corp. of CA                     16.53  107.11    4.71  117.01   14.24         0.00    0.00    0.00
BNKU  Bank United Corp. of TX                   11.63  185.05    9.22  204.76   12.22         0.64    1.67   19.45
BWFC  Bank West Fin. Corp. of MI                29.88  137.18   17.82  137.18     NM          0.24    1.96   58.54
BANC  BankAtlantic Bancorp of FL                15.67  193.24   11.90  230.65     NM          0.10    0.87   13.70
BKUNA BankUnited Fin. Corp. of FL               29.53  129.63    5.68  149.51     NM          0.00    0.00    0.00
BVCC  Bay View Capital Corp. of CA                NM   116.74    8.50  182.40   21.11         0.40    1.79   58.82
FSNJ  Bayonne Banchsares of NJ(8)                 NM   137.70   21.03  137.70     NM          0.25    1.67   52.08
BFSB  Bedford Bancshares, Inc. of VA            18.58  151.02   20.08  151.02   18.58         0.32    2.39   44.44
BFFC  Big Foot Fin. Corp. of IL                   NM   103.35   18.89  103.35     NM          0.00    0.00    0.00
BYFC  Broadway Fin. Corp. of CA                 15.19   69.73    7.06   69.73   22.09         0.19    1.95   29.69
BRKL  Brookline Bncp MHC of MA(47.0)            27.13  136.66   45.39  136.66   27.13         0.20    1.57   42.55
CBES  CBES Bancorp, Inc. of MO                  16.67  110.61   15.74  110.61   20.10         0.48    2.46   41.03
CCFH  CCF Holding Company of GA                   NM   158.55   12.82  158.55     NM          0.64    3.12     NM
CITZ  CFS Bancorp, Inc. of IN                   27.78   91.91   16.00   91.91   25.00         0.00    0.00    0.00
CFSB  CFSB Bancorp of Lansing MI                16.42  281.25   21.72  281.25   18.00         0.52    2.31   37.96
CKFB  CKF Bancorp of Danville KY                12.78  109.72   23.42  109.72   16.87         0.54    3.11   39.71
CNSB  CNS Bancorp, Inc. of MO                   27.31  100.82   24.88  100.82   29.50         0.30    2.03   55.56
CSBF  CSB Financial Group Inc of IL               NM    78.62   18.19   83.31     NM          0.00    0.00    0.00
CBCI  Calumet Bancorp of Chicago IL              9.00  107.26   18.76  107.26    8.97         0.00    0.00    0.00
CAFI  Camco Fin. Corp. of OH                    14.41  163.62   16.19  174.36   19.10         0.39    2.29   33.05
CMRN  Cameron Fin. Corp. of MO                  17.25   91.46   19.01   91.46   17.60         0.28    1.62   28.00
CFNC  Carolina Fincorp of NC*                   18.42   72.93   16.30   72.93   16.08         0.24    2.37   43.64
CASB  Cascade Financial Corp. of WA             19.18  196.63   13.74  196.63   20.29         0.00    0.00    0.00
CATB  Catskill Fin. Corp. of NY*                18.53  101.94   23.87  101.94   18.75         0.37    2.35   43.53
CAVB  Cavalry Bancorp of TN                       NM   151.17   42.97  151.17     NM          0.20    1.00   32.26
CNIT  Cenit Bancorp of Norfolk VA               16.60  210.19   14.46  228.00   17.86         0.40    1.88   31.25
CEBK  Central Co-Op. Bank of MA*                13.55  112.18   10.97  123.53   17.50         0.32    1.52   20.65
CENB  Century Bancorp, Inc. of NC(8)            12.86   93.48   16.60   93.48   12.86         0.68    4.99   64.15
COFI  Charter One Financial of OH               25.00  253.78   18.70  270.40   18.15         0.56    1.96   49.12
CVAL  Chester Valley Bancorp of PA              22.03  246.09   21.32  246.09   24.23         0.44    1.40   30.77
CLAS  Classic Bancshares, Inc. of KY            21.15  105.10   16.36  122.59   16.84         0.32    1.94   41.03
CBSA  Coastal Bancorp of Houston TX             10.71  138.60    5.16  160.71   10.44         0.32    1.58   16.93
CFCP  Coastal Fin. Corp. of SC                  18.45  338.08   20.38  338.08   22.35         0.28    1.47   27.18
CFKY  Columbia Financial of KY                    NM   100.60   28.45  100.60     NM          0.28    2.07   63.64
CMSB  Commonwealth Bancorp Inc of PA            16.75  118.79   10.84  148.62   22.33         0.32    1.91   32.00
CMSV  Commty. Svgs, MHC of FL (48.5)(8)         27.67  176.91   19.11  176.91   30.00         0.90    3.16     NM
CFTP  Community Fed. Bancorp of MS              27.92  122.53   28.99  122.53   28.88         0.32    1.91   53.33
CFFC  Community Fin. Corp. of VA                18.57  130.92   18.16  131.45   18.57         0.28    2.15   40.00
CIBI  Community Inv. Bancorp of OH              19.49  158.30   17.39  158.30   19.49         0.24    1.81   35.29
COOP  Cooperative Bancshares of NC              20.00  155.93   11.90  155.93   22.06         0.00    0.00    0.00
CRZY  Crazy Woman Creek Bncorp of WY            18.52   94.45   22.27   94.45   18.52         0.40    2.73   50.63
CRSB  Crusader Holding Corp of PA               19.59  250.87   27.45  250.87   21.32         0.00    0.00    0.00
DNFC  D&N Financial Corp. of MI                 13.65  200.45   10.91  202.09   15.45         0.20    0.90   12.27
DCBI  Delphos Citizens Bancorp of OH            17.47  106.84   26.67  106.84   17.47         0.24    1.48   25.81

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                            Exhibit IV-1B (continued)
                      Weekly Thrift Market Line - Part Two
                          Prices As Of August 21, 1998




                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
DCOM  Dime Community Bancorp of NY*          12.01    10.44    0.83    6.19    4.17       0.78    5.80       0.39  189.26    1.27
DIBK  Dime Financial Corp. of CT(8)*          8.11     7.92    1.70   21.03    9.28       1.69   20.89       0.28  406.83    3.15
ESBF  ESB Financial Corp of PA                7.20     6.42    0.69    9.08    6.24       0.69    9.08       0.60   83.44    1.34
EGLB  Eagle BancGroup of IL                  11.47    11.47    0.34    2.87    2.78       0.17    1.43       0.73   75.47    0.82
EBSI  Eagle Bancshares of Tucker GA           6.50     6.50    0.78   10.06    5.77       0.78   10.15       1.20   49.97    0.78
ETFS  East Texas Fin. Serv. of TX            17.43    17.43    0.60    3.31    3.16       0.54    3.01       0.41   46.61    0.38
ESBK  Elmira Svgs Bank (The) of NY*           6.21     6.21    0.44    7.04    5.35       0.47    7.45       0.82   81.26    0.85
EMLD  Emerald Financial Corp. of OH           8.26     8.16    1.09   13.91    5.33       1.01   12.83       0.30   86.50    0.32
EFBC  Empire Federal Bancorp of MT           36.76    36.76    1.47    4.00    4.91       1.47    4.00       0.01     NA     0.41
EFBI  Enterprise Fed. Bancorp of OH           9.96     9.71    0.78    6.96    3.68       0.67    5.95       0.06  333.77    0.30
EQSB  Equitable FSB of Wheaton MD             5.18     5.18    0.72   14.02    6.55       0.69   13.56        NA      NA      NA
FCBF  FCB Fin. Corp. of Neenah WI            14.47    14.47    1.24    8.45    5.12       0.92    6.26       0.22  327.68    0.98
FFDF  FFD Financial Corp. of OH              22.27    22.27    1.73    7.25    6.51       0.78    3.26       0.08  329.27    0.40
FFLC  FFLC Bancorp of Leesburg FL            12.71    12.71    0.98    7.27    5.61       0.92    6.83       0.26  192.43    0.59
FFWC  FFW Corporation of Wabash IN            9.58     8.79    1.01   10.46    7.00       0.98   10.12        NA      NA      NA
FFYF  FFY Financial Corp. of OH              13.10    13.10    1.27    9.35    5.61       1.25    9.21       0.51   82.43    0.56
FMCO  FMS Financial Corp. of NJ               5.95     5.89    0.90   14.40    6.25       0.90   14.40       0.70   68.77    1.07
FFHH  FSF Financial Corp. of MN              10.40    10.40    0.83    7.46    6.42       0.81    7.26       0.20  123.88    0.37
FOBC  Fed One Bancorp of Wheeling WV(8)      11.24    10.79    0.86    7.69    3.39       0.86    7.63       0.36  111.72    0.90
FBCI  Fidelity Bancorp of Chicago IL         10.79    10.77    0.21    1.99    1.50       0.62    5.92       0.24   45.86    0.14
FSBI  Fidelity Bancorp, Inc. of PA            6.84     6.84    0.74   10.90    6.96       0.73   10.74       0.17  330.68    1.05
FFFL  Fidelity Bcsh MHC of FL (47.9)          6.70     6.50    0.66    8.52    4.04       0.57    7.32       0.27   78.51    0.34
FFED  Fidelity Fed. Bancorp of IN             6.78     6.78   -0.34   -5.64   -4.25      -0.26   -4.29       0.38  613.16    2.77
FFOH  Fidelity Financial of OH               12.06    10.68    0.92    7.30    6.11       0.89    7.05       0.26  121.33    0.40
FIBC  Financial Bancorp, Inc. of NY(8)        9.04     9.01    0.94   10.24    4.40       0.92    9.99        NA      NA      NA
FBSI  First Bancshares, Inc. of MO           13.43    12.85    1.10    7.89    6.16       1.09    7.80       1.31   23.38    0.36
FBBC  First Bell Bancorp of PA               11.22    11.22    1.09   10.37    6.57       1.05   10.01       0.05  191.03    0.13
SKBO  First Carnegie MHC of PA(45.0)         16.86    16.86    0.65    4.26    3.17       0.77    5.08       0.59   64.19    0.80
FSTC  First Citizens Corp of GA              10.09     8.07    1.91   19.64    7.46       1.73   17.77       1.17   86.37    1.39
FCME  First Coastal Corp. of ME*             10.06    10.06    0.85    8.90    7.83       0.75    7.77       0.24  650.60    2.55
FDEF  First Defiance Fin.Corp. of OH         17.64    17.64    0.95    4.84    5.23       0.91    4.62       0.29  171.18    0.62
FESX  First Essex Bancorp of MA*              7.05     6.21    0.84   11.62    7.16       0.76   10.51       0.45  191.23    1.48
FFSX  First FSB MHC Sxld of IA(46.3)(8)       7.21     5.71    0.68    8.31    3.57       0.69    8.38       0.46  102.36    0.64
FFES  First Fed of E. Hartford CT             6.92     6.92    0.58    8.73    6.68       0.64    9.66       0.33   84.42    1.30
BDJI  First Fed. Bancorp. of MN              10.89    10.89    0.68    6.36    4.97       0.68    6.36       0.18  202.30    0.78
FFBH  First Fed. Bancshares of AR            14.77    14.77    0.99    6.58    5.05       0.94    6.22       0.85   20.75    0.23
FTFC  First Fed. Capital Corp. of WI          7.17     6.81    1.19   17.61    6.25       0.90   13.38       0.23  212.49    0.75
FFKY  First Fed. Fin. Corp. of KY            13.21    12.51    1.63   12.00    6.14       1.59   11.68       0.53   84.57    0.52
FFBZ  First Federal Bancorp of OH             7.62     7.61    0.90   11.79    4.83       0.90   11.79       0.54  190.00    1.19
FFCH  First Fin. Holdings Inc. of SC          6.36     6.36    0.88   14.03    5.58       0.85   13.65       1.16   56.67    0.80
FFHS  First Franklin Corp. of OH              9.24     9.20    0.82    9.01    6.56       0.71    7.80       0.90   49.39    0.69
FGHC  First Georgia Hold. Corp of GA          8.09     7.55    1.13   13.67    3.45       1.13   13.67       1.65   37.32    0.71
FFSL  First Independence Corp. of KS          9.28     9.28    0.66    6.58    6.45       0.66    6.58       0.56   95.21    0.72
FISB  First Indiana Corp. of IN               9.26     9.15    1.15   12.08    6.03       0.87    9.17       1.11  125.92    1.65
FKAN  First Kansas Financial of KS           18.69    18.69    0.88    4.71    5.39       0.88    4.71       0.05  327.59    0.43
FKFS  First Keystone Fin. Corp of PA          6.67     6.67    0.77   11.25    8.07       0.68    9.96       1.22   36.94    0.87
FLKY  First Lancaster Bncshrs of KY          26.64    26.64    1.03    3.44    3.71       1.03    3.44       1.70   18.91    0.36
FLFC  First Liberty Fin. Corp. of GA          7.35     6.72    0.77   10.36    3.84       0.80   10.78       0.77  132.28    1.51
CASH  First Midwest Fin., Inc. of OH         10.51     9.36    0.73    6.66    5.75       0.66    5.99       1.94   37.96    1.19
FMBD  First Mutual Bancorp Inc of IL(8)      14.15    10.96    0.32    2.39    2.16       0.25    1.87       0.33  115.88    0.48
FMSB  First Mutual SB of Bellevue WA*         6.79     6.79    1.01   15.06    7.52       0.99   14.77       0.11  989.94    1.26
FNGB  First Northern Cap. Corp of WI         11.10    11.10    0.97    8.62    5.62       0.90    8.01       0.12  400.84    0.54
FFPB  First Palm Beach Bancorp of FL          6.53     6.39    0.53    8.19    4.52       0.34    5.22       0.51   59.41    0.50
FWWB  First Savings Bancorp of WA            13.02    12.06    1.20    8.69    4.98       1.11    8.07       0.43  164.95    1.03
FSFF  First SecurityFed Fin of IL            28.92    28.84    1.03    5.32    3.29       1.61    8.33       0.34  170.99    0.94
FSLA  First Source Bancorp of NJ             20.55    20.55    1.09    5.31    4.59       1.09    5.31       0.35  159.84    1.04

                                                             Pricing Ratios                      Dividend Data(6)
                                                -----------------------------------------   -----------------------
                                                                          Price/  Price/       Ind.   Divi-
                                                 Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                           Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                           ------- ------- ------- ------- -------      ------- ------- -------
                                                   (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
DCOM  Dime Community Bancorp of NY*               23.96  147.91   17.76  170.12   25.56         0.40    1.74   41.67
DIBK  Dime Financial Corp. of CT(8)*              10.78  203.53   16.51  208.49   10.85         0.48    1.51   16.33
ESBF  ESB Financial Corp of PA                    16.02  137.39    9.89  153.92   16.02         0.36    2.18   34.95
EGLB  Eagle BancGroup of IL                         NM   102.51   11.76  102.51     NM          0.00    0.00    0.00
EBSI  Eagle Bancshares of Tucker GA               17.34  167.06   10.86  167.06   17.20         0.64    2.98   51.61
ETFS  East Texas Fin. Serv. of TX                   NM   104.01   18.13  104.01     NM          0.20    1.40   44.44
ESBK  Elmira Svgs Bank (The) of NY*               18.71  132.45    8.23  132.45   17.69         0.64    2.46   46.04
EMLD  Emerald Financial Corp. of OH               18.75  242.42   20.02  245.40   20.34         0.14    1.17   21.88
EFBC  Empire Federal Bancorp of MT                20.38   80.84   29.72   80.84   20.38         0.32    2.42   49.23
EFBI  Enterprise Fed. Bancorp of OH               27.18  170.01   16.93  174.35     NM          1.00    3.57     NM
EQSB  Equitable FSB of Wheaton MD                 15.27  198.94   10.31  198.94   15.78         0.00    0.00    0.00
FCBF  FCB Fin. Corp. of Neenah WI                 19.54  151.91   21.98  151.91   26.34         0.88    2.98   58.28
FFDF  FFD Financial Corp. of OH                   15.37  108.55   24.18  108.55     NM          0.30    1.79   27.52
FFLC  FFLC Bancorp of Leesburg FL                 17.82  129.68   16.48  129.68   18.95         0.36    2.00   35.64
FFWC  FFW Corporation of Wabash IN                14.29  137.83   13.21  150.25   14.75         0.42    2.33   33.33
FFYF  FFY Financial Corp. of OH                   17.82  165.08   21.62  165.08   18.10         0.80    2.30   41.03
FMCO  FMS Financial Corp. of NJ                   16.00  217.39   12.93  219.38   16.00         0.12    1.00   16.00
FFHH  FSF Financial Corp. of MN                   15.57  117.57   12.22  117.57   16.01         0.50    2.92   45.45
FOBC  Fed One Bancorp of Wheeling WV(8)           29.46  220.80   24.83  230.02   29.69         0.62    1.63   48.06
FBCI  Fidelity Bancorp of Chicago IL                NM   130.15   14.04  130.36   22.43         0.00    0.00    0.00
FSBI  Fidelity Bancorp, Inc. of PA                14.36  145.06    9.92  145.06   14.57         0.36    1.78   25.53
FFFL  Fidelity Bcsh MHC of FL (47.9)              24.77  203.69   13.65  209.98   28.80         1.00    3.77     NM
FFED  Fidelity Fed. Bancorp of IN                   NM   137.38    9.31  137.38     NM          0.20    3.40     NM
FFOH  Fidelity Financial of OH                    16.38  122.42   14.76  138.22   16.96         0.32    2.25   36.78
FIBC  Financial Bancorp, Inc. of NY(8)            22.72  224.04   20.26  225.00   23.30         0.50    1.36   30.86
FBSI  First Bancshares, Inc. of MO                16.23  123.35   16.56  128.85   16.43         0.12    0.90   14.63
FBBC  First Bell Bancorp of PA                    15.22  153.11   17.18  153.11   15.77         0.40    2.29   34.78
SKBO  First Carnegie MHC of PA(45.0)                NM   122.01   20.57  122.01   26.50         0.30    2.26   71.43
FSTC  First Citizens Corp of GA                   13.41  231.92   23.41  290.07   14.82         0.32    1.08   14.55
FCME  First Coastal Corp. of ME*                  12.77  108.21   10.89  108.21   14.63         0.00    0.00    0.00
FDEF  First Defiance Fin.Corp. of OH              19.14  101.12   17.84  101.12   20.05         0.36    2.85   54.55
FESX  First Essex Bancorp of MA*                  13.97  157.68   11.11  178.91   15.45         0.56    2.95   41.18
FFSX  First FSB MHC Sxld of IA(46.3)(8)           28.02  224.14   16.16  283.10   27.78         0.48    1.48   41.38
FFES  First Fed of E. Hartford CT                 14.98  124.05    8.58  124.05   13.54         0.68    2.19   32.85
BDJI  First Fed. Bancorp. of MN                   20.13  125.51   13.67  125.51   20.13         0.00    0.00    0.00
FFBH  First Fed. Bancshares of AR                 19.82  127.24   18.79  127.24   20.95         0.28    1.27   25.23
FTFC  First Fed. Capital Corp. of WI              16.00  261.44   18.75  275.39   21.05         0.28    1.75   28.00
FFKY  First Fed. Fin. Corp. of KY                 16.28  189.95   25.09  200.57   16.72         0.60    2.42   39.47
FFBZ  First Federal Bancorp of OH                 20.69  234.38   17.87  234.83   20.69         0.14    1.17   24.14
FFCH  First Fin. Holdings Inc. of SC              17.91  229.30   14.58  229.30   18.41         0.42    2.11   37.84
FFHS  First Franklin Corp. of OH                  15.24  132.89   12.28  133.44   17.58         0.30    1.88   28.57
FGHC  First Georgia Hold. Corp of GA              28.95     NM    30.08     NM    28.95         0.00    0.00    0.00
FFSL  First Independence Corp. of KS              15.51  101.49    9.42  101.49   15.51         0.30    2.45   37.97
FISB  First Indiana Corp. of IN                   16.58  191.17   17.70  193.38   21.85         0.48    2.05   34.04
FKAN  First Kansas Financial of KS                18.54   87.34   16.32   87.34   18.54         0.00    0.00    0.00
FKFS  First Keystone Fin. Corp of PA              12.39  131.58    8.77  131.58   14.00         0.20    1.43   17.70
FLKY  First Lancaster Bncshrs of KY               26.96   92.22   24.57   92.22   26.96         0.60    4.36     NM
FLFC  First Liberty Fin. Corp. of GA              26.01  258.39   18.99  282.67   25.00         0.30    1.56   40.54
CASH  First Midwest Fin., Inc. of OH              17.39  117.15   12.32  131.57   19.32         0.48    2.51   43.64
FMBD  First Mutual Bancorp Inc of IL(8)             NM   109.53   15.50  141.45     NM          0.32    1.87     NM
FMSB  First Mutual SB of Bellevue WA*             13.29  189.61   12.88  189.61   13.55         0.20    1.46   19.42
FNGB  First Northern Cap. Corp of WI              17.79  148.94   16.53  148.94   19.14         0.36    2.85   50.70
FFPB  First Palm Beach Bancorp of FL              22.14  173.89   11.36  177.71     NM          0.70    1.77   39.11
FWWB  First Savings Bancorp of WA                 20.09  175.23   22.81  189.08   21.63         0.36    1.60   32.14
FSFF  First SecurityFed Fin of IL                   NM    95.96   27.75   96.22   19.44         0.00    0.00    0.00
FSLA  First Source Bancorp of NJ                  21.80  115.80   23.80  115.80   21.80         0.18    2.01   43.90

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                            Exhibit IV-1B (continued)
                      Weekly Thrift Market Line - Part Two
                          Prices As Of August 21, 1998


                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
SOPN  First Svgs Bancorp of NC               23.04    23.04    1.78    7.65    5.83       1.78    7.65       0.18  109.36    0.29
FBNW  FirstBank Corp of Clarkston WA         16.36    16.36    1.03    7.72    4.85       0.62    4.67       0.39  160.81    0.78
FFDB  FirstFed Bancorp, Inc. of AL            9.71     8.95    0.93    9.56    5.67       0.93    9.56       1.41   41.95    0.90
FSPT  FirstSpartan Fin. Corp. of SC          26.29    26.29    1.33    6.93    4.31       1.32    6.88       0.38  111.34    0.51
FLAG  Flag Financial Corp of GA               8.89     8.89    0.88    9.49    2.79       0.61    6.57       1.33   65.46    1.22
FLGS  Flagstar Bancorp, Inc of MI             5.21     5.04    1.30   21.55    6.84       1.30   21.55       2.26   20.60    0.53
FFIC  Flushing Fin. Corp. of NY*             12.72    12.23    0.93    6.62    4.90       0.93    6.62       0.31  198.69    1.00
FBHC  Fort Bend Holding Corp. of TX(8)        6.76     6.36    0.65   10.16    5.35       0.46    7.23       0.41  123.80    0.90
FTSB  Fort Thomas Fin. Corp. of KY           15.77    15.77    1.23    7.71    6.02       1.23    7.71       1.93   30.61    0.65
FKKY  Frankfort First Bancorp of KY          16.95    16.95    0.25    1.31    1.37       0.80    4.26        NA      NA     0.08
FTNB  Fulton Bancorp, Inc. of MO             23.37    23.37    1.22    5.01    4.17       0.95    3.88       0.70  126.01    1.06
GUPB  GFSB Bancorp, Inc of Gallup NM         12.34    12.34    0.91    6.67    5.69       0.91    6.67       0.37   86.67    0.54
GSLA  GS Financial Corp. of LA               41.63    41.63    1.43    3.76    4.26       1.28    3.37       0.12  260.11    0.74
GOSB  GSB Financial Corp. of NY*             28.14    28.14    0.73    3.54    2.89       0.69    3.36       0.09     NA      NA
GBNK  Gaston Fed Bncp MHC of NC(47.0         22.48    22.48    1.13    5.02    3.44       1.13    5.02       0.50  132.06    0.96
GFCO  Glenway Financial Corp. of OH           9.57     9.49    0.86    9.12    5.10       0.87    9.20       0.19  184.71    0.41
GTPS  Great American Bancorp of IL           18.33    18.33    0.66    3.24    3.05       0.66    3.24       0.08  484.87    0.47
PEDE  Great Pee Dee Bancorp of SC            45.12    45.12    1.05    2.33    2.87       1.05    2.33       0.73   65.48    0.59
GSFC  Green Street Fin. Corp. of NC          35.78    35.78    1.59    4.46    5.11       1.59    4.46       0.07  216.10    0.19
GFED  Guaranty Fed Bancshares of MO          28.34    28.34    1.12    5.49    3.09       1.09    5.34       0.35  241.97    1.05
HCBB  HCB Bancshares of Camden AR            17.25    17.04    0.33    1.99    1.92       0.33    1.99       0.44  150.91    1.38
HEMT  HF Bancorp of Hemet CA                  7.86     6.67   -0.04   -0.54   -0.47       0.13    1.62        NA      NA      NA
HFFC  HF Financial Corp. of SD                9.72     9.72    1.09   11.48    7.25       1.01   10.67       0.53  239.17    1.62
HFNC  HFNC Financial Corp. of NC(8)          17.24    17.24    1.34    7.36    5.96       0.92    5.05       0.53  131.75    0.86
HMNF  HMN Financial, Inc. of MN              11.61    10.79    0.92    6.94    6.95       0.65    4.91       0.09  449.77    0.61
HALL  Hallmark Capital Corp. of WI            7.68     7.68    0.67    9.13    7.17       0.64    8.65       0.33  163.10    0.82
HRBF  Harbor Federal Bancorp of MD           12.69    12.69    0.75    5.86    4.93       0.72    5.60       0.32   65.53    0.33
HARB  Harbor Florida Bancshrs of FL          19.82    19.60    1.25   11.35    4.09       1.20   10.87       0.43  208.24    1.27
HFSA  Hardin Bancorp of Hardin MO            11.13    11.13    0.77    6.54    6.16       0.66    5.62       0.14  145.30    0.40
HARL  Harleysville SB of PA                   6.67     6.67    1.01   15.25    6.88       1.01   15.25        NA      NA     0.79
HFGI  Harrington Fin. Group of IN             4.42     4.42   -0.02   -0.40   -0.31       0.05    1.06       0.18   40.45    0.22
HARS  Harris Fin. MHC of PA (24.9)            8.13     7.30    0.88   10.96    3.10       0.72    8.96       0.66   60.54    0.97
HFFB  Harrodsburg 1st Fin Bcrp of KY         26.46    26.46    1.36    5.11    5.13       1.36    5.11       0.55   66.83    0.48
HHFC  Harvest Home Fin. Corp. of OH          11.35    11.35    0.62    5.35    4.27       0.62    5.35       0.09  144.19    0.25
HAVN  Haven Bancorp of Woodhaven NY           5.65     5.64    0.53    9.13    5.21       0.53    9.05       0.45  132.08    0.97
HTHR  Hawthorne Fin. Corp. of CA              4.25     4.25    0.97   21.94   16.72       1.14   25.78       6.67   18.16    1.31
HMLK  Hemlock Fed. Fin. Corp. of IL          16.19    16.19    1.00    5.57    5.23       1.00    5.57       0.06  625.00    0.84
HBSC  Heritage Bancorp, Inc of SC            28.79    28.79    1.16    4.02    4.46       1.16    4.02       0.44   57.25    0.38
HFWA  Heritage Financial Corp of WA          28.80    28.80    1.11    5.92    3.05       0.57    3.04       0.12  761.93    1.28
HCBC  High Country Bancorp of CO             19.56    19.56    0.84    5.87    4.33       0.84    5.87       0.45  167.06    0.94
HBNK  Highland Bancorp of CA                  7.84     7.84    1.30   17.04    7.07       1.13   14.86       1.84   88.38    2.06
HIFS  Hingham Inst. for Sav. of MA*           9.48     9.48    1.25   13.13    7.85       1.25   13.13       0.17  396.87    0.90
HBEI  Home Bancorp of Elgin IL(8)            25.92    25.92    0.70    2.57    2.48       0.70    2.57       0.28  107.27    0.35
HBFW  Home Bancorp of Fort Wayne IN          12.04    12.04    0.86    6.70    4.37       0.84    6.54       0.10  402.90    0.43
HCFC  Home City Fin. Corp. of OH             18.58    18.58    1.29    6.57    6.97       1.29    6.57       0.59   97.81    0.63
HOMF  Home Fed Bancorp of Seymour IN          9.20     8.95    1.44   16.54    7.68       1.17   13.38       0.59  100.21    0.71
HWEN  Home Financial Bancorp of IN           17.99    17.99    0.94    5.32    5.09       0.74    4.18       1.10   68.52    0.93
HLFC  Home Loan Financial Corp of OH         38.94    38.94    1.30    5.70    2.49       1.30    5.70       0.29   92.92    0.39
HPBC  Home Port Bancorp, Inc. of MA*          9.78     9.78    1.47   14.04    6.72       1.63   15.59       0.26  453.64    1.38
HSTD  Homestead Bancorp, Inc. of LA          21.66    21.66    0.75    3.46    4.27       0.75    3.46       0.27  119.47    0.69
HFBC  HopFed Bancorp of KY                   25.98    25.98    1.12   10.32    3.71       1.12   10.32       0.11  107.86    0.23
HZFS  Horizon Fin'l. Services of IA           9.11     9.11    0.91    9.24    6.00       0.70    7.08       0.92   45.20    0.69
HRZB  Horizon Financial Corp. of WA*         15.33    15.33    1.56   10.02    7.46       1.54    9.93       0.02     NA     0.88
HRBT  Hudson River Bancorp Inc of NY         26.74    26.74    0.90    3.36    3.42       1.03    3.85       1.66   58.37    1.87
ITLA  ITLA Capital Corp of CA*               10.18    10.15    1.43   13.50    8.72       1.43   13.50       1.07  139.44    1.75
ICBC  Independence Comm Bnk Cp of NY         18.17    17.11    0.42    2.32    2.20       0.47    2.56       0.60  135.71    1.34

                                                             Pricing Ratios                      Dividend Data(6)
                                                -----------------------------------------   -----------------------
                                                                          Price/  Price/       Ind.   Divi-
                                                 Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                           Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                           ------- ------- ------- ------- -------      ------- ------- -------
                                                   (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
SOPN  First Svgs Bancorp of NC                    17.14  128.96   29.71  128.96   17.14         1.00    4.17   71.43
FBNW  FirstBank Corp of Clarkston WA              20.64  117.32   19.19  117.32     NM          0.32    1.80   37.21
FFDB  FirstFed Bancorp, Inc. of AL                17.65  165.75   16.09  179.91   17.65         0.28    2.33   41.18
FSPT  FirstSpartan Fin. Corp. of SC               23.18  117.71   30.95  117.71   23.33         0.60    1.64   37.97
FLAG  Flag Financial Corp of GA                     NM   328.64   29.22  328.64     NM          0.24    1.71   61.54
FLGS  Flagstar Bancorp, Inc of MI                 14.62  273.80   14.26  282.77   14.62         0.28    1.05   15.30
FFIC  Flushing Fin. Corp. of NY*                  20.39  132.40   16.84  137.66   20.39         0.36    1.55   31.58
FBHC  Fort Bend Holding Corp. of TX(8)            18.69  176.15   11.91  187.11   26.27         0.40    1.93   36.04
FTSB  Fort Thomas Fin. Corp. of KY                16.62  125.39   19.77  125.39   16.62         0.25    1.83   30.49
FKKY  Frankfort First Bancorp of KY                 NM   104.30   17.68  104.30   22.40         0.80    5.49     NM
FTNB  Fulton Bancorp, Inc. of MO                  24.00  119.52   27.93  119.52     NM          0.24    1.33   32.00
GUPB  GFSB Bancorp, Inc of Gallup NM              17.57  114.33   14.11  114.33   17.57         0.30    2.16   37.97
GSLA  GS Financial Corp. of LA                    23.47   81.14   33.78   81.14   26.24         0.28    2.09   49.12
GOSB  GSB Financial Corp. of NY*                    NM    90.73   25.53   90.73     NM          0.12    0.89   30.77
GBNK  Gaston Fed Bncp MHC of NC(47.0              29.07  146.03   32.83  146.03   29.07         0.20    1.60   46.51
GFCO  Glenway Financial Corp. of OH               19.59  172.62   16.52  174.14   19.42         0.44    2.02   39.64
GTPS  Great American Bancorp of IL                  NM   112.56   20.63  112.56     NM          0.44    2.32     NM
PEDE  Great Pee Dee Bancorp of SC                   NM    81.04   36.57   81.04     NM          0.36    3.13     NM
GSFC  Green Street Fin. Corp. of NC               19.57   86.59   30.98   86.59   19.57         0.48    3.56   69.57
GFED  Guaranty Fed Bancshares of MO                 NM   112.67   31.93  112.67     NM          0.00    0.00    0.00
HCBB  HCB Bancshares of Camden AR                   NM    89.97   15.51   91.04     NM          0.20    1.54     NM
HEMT  HF Bancorp of Hemet CA                        NM   114.07    8.96  134.41     NM          0.00    0.00     NM
HFFC  HF Financial Corp. of SD                    13.79  154.04   14.98  154.04   14.84         0.00    0.00    0.00
HFNC  HFNC Financial Corp. of NC(8)               16.79  119.65   20.62  119.65   24.48         0.32    2.72   45.71
HMNF  HMN Financial, Inc. of MN                   14.39   97.44   11.31  104.81   20.33         0.24    1.57   22.64
HALL  Hallmark Capital Corp. of WI                13.95  120.24    9.24  120.24   14.72         0.00    0.00    0.00
HRBF  Harbor Federal Bancorp of MD                20.28  115.95   14.71  115.95   21.22         0.47    2.58   52.22
HARB  Harbor Florida Bancshrs of FL               24.47  138.89   27.53  140.42   25.56         0.26    2.26   55.32
HFSA  Hardin Bancorp of Hardin MO                 16.24  105.21   11.71  105.21   18.89         0.56    3.22   52.34
HARL  Harleysville SB of PA                       14.54  206.77   13.78  206.77   14.54         0.00    0.00    0.00
HFGI  Harrington Fin. Group of IN                   NM   129.72    5.74  129.72     NM          0.12    1.24     NM
HARS  Harris Fin. MHC of PA (24.9)                  NM   328.10   26.67     NM      NM          0.22    1.24   40.00
HFFB  Harrodsburg 1st Fin Bcrp of KY              19.48  100.54   26.61  100.54   19.48         0.40    2.67   51.95
HHFC  Harvest Home Fin. Corp. of OH               23.41  125.75   14.27  125.75   23.41         0.44    2.98   69.84
HAVN  Haven Bancorp of Woodhaven NY               19.20  166.80    9.43  167.19   19.37         0.30    1.40   26.79
HTHR  Hawthorne Fin. Corp. of CA                   5.98  119.22    5.07  119.22    5.09         0.00    0.00    0.00
HMLK  Hemlock Fed. Fin. Corp. of IL               19.11  105.65   17.11  105.65   19.11         0.32    1.92   36.78
HBSC  Heritage Bancorp, Inc of SC                 22.44   90.16   25.95   90.16   22.44         0.30    1.71   38.46
HFWA  Heritage Financial Corp of WA                 NM   127.28   36.66  127.28     NM          0.16    1.32   43.24
HCBC  High Country Bancorp of CO                  23.11   89.81   17.57   89.81   23.11         0.00    0.00    0.00
HBNK  Highland Bancorp of CA                      14.14  219.13   17.18  219.13   16.21         0.50    1.22   17.24
HIFS  Hingham Inst. for Sav. of MA*               12.74  158.85   15.05  158.85   12.74         0.56    2.09   26.67
HBEI  Home Bancorp of Elgin IL(8)                   NM   103.94   26.94  103.94     NM          0.40    2.76     NM
HBFW  Home Bancorp of Fort Wayne IN               22.90  158.26   19.05  158.26   23.47         0.32    1.12   25.60
HCFC  Home City Fin. Corp. of OH                  14.34   93.30   17.34   93.30   14.34         0.36    2.46   35.29
HOMF  Home Fed Bancorp of Seymour IN              13.02  200.08   18.40  205.62   16.08         0.40    1.58   20.62
HWEN  Home Financial Bancorp of IN                19.64  102.74   18.48  102.74   25.00         0.10    1.21   23.81
HLFC  Home Loan Financial Corp of OH                NM   107.67   41.93  107.67     NM          0.00    0.00    0.00
HPBC  Home Port Bancorp, Inc. of MA*              14.88  202.42   19.79  202.42   13.40         0.80    3.30   49.08
HSTD  Homestead Bancorp, Inc. of LA               23.44   81.15   17.58   81.15   23.44         0.80    9.48     NM
HFBC  HopFed Bancorp of KY                        26.92  122.72   31.88  122.72   26.92         0.00    0.00    0.00
HZFS  Horizon Fin'l. Services of IA               16.67  156.25   14.24  156.25   21.74         0.18    1.20   20.00
HRZB  Horizon Financial Corp. of WA*              13.41  131.70   20.19  131.70   13.53         0.44    2.98   40.00
HRBT  Hudson River Bancorp Inc of NY              29.27   98.36   26.30   98.36   25.53         0.00    0.00    0.00
ITLA  ITLA Capital Corp of CA*                    11.47  145.85   14.85  146.29   11.47         0.00    0.00    0.00
ICBC  Independence Comm Bnk Cp of NY                NM   105.69   19.21  112.26     NM          0.00    0.00    0.00

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                            Exhibit IV-1B (continued)
                      Weekly Thrift Market Line - Part Two
                          Prices As Of August 21, 1998


                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
IFSB  Independence FSB of DC                  7.21     6.53    0.51    7.05    6.65       0.21    2.91        NA      NA     0.42
INBI  Industrial Bancorp of OH               16.48    16.48    1.49    8.59    5.42       1.49    8.59       0.30  159.91    0.54
IWBK  Interwest Bancorp of WA                 6.76     6.65    1.04   15.60    5.16       0.88   13.18       0.67   80.89    0.88
IPSW  Ipswich SB of Ipswich MA*               5.28     5.28    1.24   22.32    7.85       0.94   16.84       0.80   92.60    0.94
JXVL  Jacksonville Bancorp of TX             14.73    14.73    1.46    9.84    8.11       1.46    9.84        NA      NA      NA
JXSB  Jcksnville SB,MHC of IL (45.6)         10.38    10.38    0.59    5.64    3.04       0.38    3.65       0.68   65.11    0.59
JSBA  Jefferson Svgs Bancorp of MO            9.56     7.67    0.78    8.70    4.84       0.69    7.72       0.74   72.40    0.73
KSBK  KSB Bancorp of Kingfield ME*            7.78     6.77    0.98   12.55    7.27       0.98   12.55       1.74   52.91    1.14
KFBI  Klamath First Bancorp of OR            15.01    13.78    0.98    5.90    4.91       0.98    5.90       0.05  356.52    0.26
LSBI  LSB Fin. Corp. of Lafayette IN          8.42     8.42    0.82    9.44    5.58       0.74    8.46       1.20   58.59    0.80
LVSB  Lakeview Financial of NJ                9.73     6.64    1.69   16.30    8.28       0.84    8.15       0.96   70.27    1.47
LARK  Landmark Bancshares, Inc of KS         14.11    14.11    1.09    7.70    7.30       0.95    6.69       0.25  196.35    0.66
LARL  Laurel Capital Group of PA             10.63    10.63    1.43   13.68    6.90       1.40   13.48       0.32  263.07    1.20
LSBX  Lawrence Savings Bank of MA*           11.14    11.14    2.46   25.31   15.25       2.42   24.94       0.24  389.46    1.74
LFED  Leeds Fed Bksr MHC of MD (36.3         16.50    16.50    1.18    7.20    3.77       1.18    7.20       0.03  560.82    0.29
LXMO  Lexington B&L Fin. Corp. of MO         18.02    16.91    0.95    4.20    4.60       0.95    4.20       0.48  130.50    0.95
LIBB  Liberty Bancorp MHC of NJ (47)         13.45    13.45    1.12    8.31    6.73       1.12    8.31       0.35   82.98    0.45
LFCO  Life Financial Corp of CA(8)           15.12    15.12    4.90   32.78   23.35       5.10   34.14       2.02   18.00    0.47
LFBI  Little Falls Bancorp of NJ             10.20     9.42    0.58    4.85    4.69       0.55    4.66       0.33  108.65    0.82
LOGN  Logansport Fin. Corp. of IN            18.86    18.86    1.49    7.78    6.78       1.52    7.94       0.26  103.45    0.36
LISB  Long Island Bancorp, Inc of NY(8)       8.95     8.88    0.87    9.64    4.47       0.70    7.77       0.86   61.26    0.91
MAFB  MAF Bancorp, Inc. of IL                 7.74     6.87    1.12   14.46    8.00       1.09   14.03       0.54   81.33    0.55
MBLF  MBLA Financial Corp. of MO             13.50    13.50    0.88    6.81    8.00       0.87    6.76       0.55   59.37    0.50
MECH  MECH Financial Inc of CT*               9.59     9.59    1.54   15.45    8.89       1.54   15.45       0.46  296.39    2.14
MFBC  MFB Corp. of Mishawaka IN              11.77    11.77    0.84    6.44    5.71       0.82    6.30       0.11  131.25    0.18
MSBF  MSB Financial, Inc of MI               16.70    16.70    1.55    9.26    6.14       1.38    8.22       0.79   62.16    0.53
MARN  Marion Capital Holdings of IN          20.55    20.12    1.34    6.15    6.29       1.34    6.15       1.02  105.99    1.25
MRKF  Market Fin. Corp. of OH                35.28    35.28    1.13    3.21    3.69       1.13    3.21       0.39   24.64    0.16
MFSL  Maryland Fed. Bancorp of MD(8)          8.76     8.68    0.62    7.11    2.93       0.88   10.01       0.65   61.91    0.49
MASB  MassBank Corp. of Reading MA*          11.52    11.36    1.15   10.58    6.51       1.04    9.57       0.20  131.93    0.84
MFLR  Mayflower Co-Op. Bank of MA*            9.56     9.42    1.15   12.01    7.50       1.04   10.78       0.59  144.01    1.49
MDBK  Medford Bancorp, Inc. of MA*            9.24     8.75    1.08   11.95    6.88       1.01   11.28       0.18  338.34    1.19
MWBX  MetroWest Bank of MA*                   7.21     7.21    1.30   17.65    7.71       1.27   17.32       0.64  236.24    2.16
METF  Metropolitan Fin. Corp. of OH           3.86     3.57    0.74   18.94    6.82       0.66   16.70       1.45   42.45    0.77
MIFC  Mid Iowa Financial Corp. of IA(8)       8.85     8.84    1.16   12.57    6.40       1.26   13.71       0.14  161.66    0.44
MCBN  Mid-Coast Bancorp of ME                 8.47     8.47    0.78    9.17    7.44       0.72    8.48       0.69   79.42    0.70
MWBI  Midwest Bancshares, Inc. of IA          6.89     6.89    0.89   12.79    9.33       0.78   11.17       0.66   43.79    0.48
MFFC  Milton Fed. Fin. Corp. of OH           11.35    11.35    0.68    5.39    4.67       0.61    4.79       0.41   67.74    0.40
MBSP  Mitchell Bancorp, Inc. of NC(8)        39.32    39.32    1.44    3.47    3.15       1.44    3.47       1.54   34.72    0.72
MBBC  Monterey Bay Bancorp of CA             11.68    10.92    0.42    3.68    2.75       0.39    3.43       0.55  112.07    1.08
MONT  Montgomery Fin. Corp. of IN            18.25    18.25    0.80    4.71    4.85       0.80    4.71       1.06   15.75    0.19
MSBK  Mutual SB, FSB of Bay City MI           5.07     5.07   -1.31  -22.89  -21.59      -0.46   -8.09       0.09  312.66    0.54
MYST  Mystic Financial of MA*                19.06    19.06    0.73    5.82    3.82       0.67    5.38       0.08  824.00    0.90
NHTB  NH Thrift Bancshares of NH              8.09     7.03    0.90   11.49    8.77       0.83   10.56       1.00   95.48    1.21
NSLB  NS&L Bancorp, Inc of Neosho MO         18.78    18.65    0.68    3.49    3.39       0.68    3.49       0.19   41.67    0.14
NSSY  NSS Bancorp of CT(8)*                   8.12     7.90    1.00   12.36    5.81       1.14   14.02        NA      NA     1.27
NMSB  Newmil Bancorp, Inc. of CT*             8.90     8.90    0.84    8.77    6.17       0.84    8.77       0.46  297.15    2.98
NBCP  Niagara Bancorp of NY MHC(45.4*        19.08    19.08    1.10    5.78    4.22       1.06    5.54       0.29  188.17    1.07
NBSI  North Bancshares of Chicago IL         11.46    11.46    0.46    3.43    3.59       0.44    3.28        NA      NA     0.27
FFFD  North Central Bancshares of IA         15.42    13.42    1.14    7.37    6.63       1.14    7.37       0.12  662.09    1.03
NEIB  Northeast Indiana Bncrp of IN          13.34    13.34    1.19    8.35    6.44       1.19    8.35       0.41  159.71    0.73
NWSB  Northwest Bcrp MHC of PA (30.8          8.85     7.91    0.95   10.14    3.45       0.95   10.14       0.50  123.26    0.82
NWEQ  Northwest Equity Corp. of WI           11.66    11.66    1.15    9.96    7.80       1.08    9.30       1.73   28.33    0.60
NTMG  Nutmeg FS&LA of CT                      5.83     5.83    0.51    8.77    4.46       0.36    6.13        NA      NA     0.53
OHSL  OHSL Financial Corp. of OH             10.54    10.54    0.86    7.94    5.29       0.80    7.36       0.16  134.65    0.32
OCFC  Ocean Fin. Corp. of NJ                 14.22    14.22    0.95    6.13    5.31       0.95    6.13       0.40  114.22    0.80

                                                             Pricing Ratios                      Dividend Data(6)
                                                -----------------------------------------   -----------------------
                                                                          Price/  Price/       Ind.   Divi-
                                                 Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                           Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                           ------- ------- ------- ------- -------      ------- ------- -------
                                                   (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
IFSB  Independence FSB of DC                      15.03  105.95    7.64  117.08     NM          0.25    1.53   22.94
INBI  Industrial Bancorp of OH                    18.46  157.69   25.99  157.69   18.46         0.60    3.10   57.14
IWBK  Interwest Bancorp of WA                     19.38  277.16   18.73  281.53   22.94         0.53    2.12   41.09
IPSW  Ipswich SB of Ipswich MA*                   12.74  257.14   13.58  257.14   16.88         0.16    1.19   15.09
JXVL  Jacksonville Bancorp of TX                  12.32  118.79   17.50  118.79   12.32         0.50    2.92   35.97
JXSB  Jcksnville SB,MHC of IL (45.6)                NM   181.47   18.84  181.47     NM          0.30    1.79   58.82
JSBA  Jefferson Svgs Bancorp of MO                20.66  171.03   16.36  213.16   23.28         0.28    1.38   28.57
KSBK  KSB Bancorp of Kingfield ME*                13.75  172.59   13.43  198.56   13.75         0.10    0.61    8.33
KFBI  Klamath First Bancorp of OR                 20.35  116.28   17.46  126.72   20.35         0.36    2.06   41.86
LSBI  LSB Fin. Corp. of Lafayette IN              17.92  162.64   13.69  162.64   20.00         0.40    1.29   23.12
LVSB  Lakeview Financial of NJ                    12.07  175.47   17.07  257.26   24.15         0.25    1.18   14.20
LARK  Landmark Bancshares, Inc of KS              13.70  104.70   14.78  104.70   15.76         0.00    0.00    0.00
LARL  Laurel Capital Group of PA                  14.49  190.11   20.21  190.11   14.71         0.60    3.00   43.48
LSBX  Lawrence Savings Bank of MA*                 6.56  144.97   16.15  144.97    6.66         0.00    0.00    0.00
LFED  Leeds Fed Bksr MHC of MD (36.3              26.52  183.82   30.33  183.82   26.52         0.56    3.20     NM
LXMO  Lexington B&L Fin. Corp. of MO              21.74   88.86   16.01   94.70   21.74         0.30    2.00   43.48
LIBB  Liberty Bancorp MHC of NJ (47)              14.86  123.49   16.61  123.49   14.86         0.00    0.00    0.00
LFCO  Life Financial Corp of CA(8)                 4.28  103.58   15.66  103.58    4.11         0.00    0.00    0.00
LFBI  Little Falls Bancorp of NJ                  21.33  109.36   11.15  118.43   22.22         0.24    1.50   32.00
LOGN  Logansport Fin. Corp. of IN                 14.75  110.90   20.92  110.90   14.46         0.44    2.98   44.00
LISB  Long Island Bancorp, Inc of NY(8)           22.38  208.32   18.65  210.13   27.75         0.80    1.65   36.87
MAFB  MAF Bancorp, Inc. of IL                     12.50  174.42   13.50  196.63   12.88         0.28    1.33   16.67
MBLF  MBLA Financial Corp. of MO                  12.50   86.01   11.61   86.01   12.58         0.60    3.12   38.96
MECH  MECH Financial Inc of CT*                   11.24  163.36   15.67  163.36   11.24         0.00    0.00    0.00
MFBC  MFB Corp. of Mishawaka IN                   17.52  111.52   13.13  111.52   17.91         0.34    1.42   24.82
MSBF  MSB Financial, Inc of MI                    16.29  146.32   24.43  146.32   18.35         0.30    2.07   33.71
MARN  Marion Capital Holdings of IN               15.91   97.98   20.13  100.09   15.91         0.88    3.87   61.54
MRKF  Market Fin. Corp. of OH                     27.08   85.25   30.07   85.25   27.08         0.28    2.15   58.33
MFSL  Maryland Fed. Bancorp of MD(8)                NM   242.67   21.26  244.98   24.25         0.45    1.17   39.82
MASB  MassBank Corp. of Reading MA*               15.36  151.01   17.40  153.11   16.98         0.00    0.00    0.00
MFLR  Mayflower Co-Op. Bank of MA*                13.33  153.68   14.70  155.95   14.85         0.80    3.62   48.19
MDBK  Medford Bancorp, Inc. of MA*                14.53  165.73   15.31  175.00   15.40         0.80    2.08   30.19
MWBX  MetroWest Bank of MA*                       12.96  214.07   15.43  214.07   13.21         0.20    2.86   37.04
METF  Metropolitan Fin. Corp. of OH               14.66  251.48    9.71  272.06   16.62         0.00    0.00    0.00
MIFC  Mid Iowa Financial Corp. of IA(8)           15.63  183.33   16.22  183.58   14.32         0.08    0.58    9.09
MCBN  Mid-Coast Bancorp of ME                     13.43  120.16   10.18  120.16   14.52         0.20    2.22   29.85
MWBI  Midwest Bancshares, Inc. of IA              10.71  129.81    8.94  129.81   12.27         0.32    2.37   25.40
MFFC  Milton Fed. Fin. Corp. of OH                21.43  117.39   13.32  117.39   24.11         0.60    4.44     NM
MBSP  Mitchell Bancorp, Inc. of NC(8)               NM   109.81   43.18  109.81     NM          0.40    2.34   74.07
MBBC  Monterey Bay Bancorp of CA                    NM   133.33   15.57  142.60     NM          0.12    0.75   27.27
MONT  Montgomery Fin. Corp. of IN                 20.62   85.56   15.62   85.56   20.62         0.22    2.13   44.00
MSBK  Mutual SB, FSB of Bay City MI                 NM   119.97    6.08  119.97     NM          0.00    0.00     NM
MYST  Mystic Financial of MA*                     26.21  103.26   19.68  103.26   28.40         0.20    1.47   38.46
NHTB  NH Thrift Bancshares of NH                  11.40  125.20   10.13  144.05   12.40         0.60    3.87   44.12
NSLB  NS&L Bancorp, Inc of Neosho MO              29.46  103.82   19.50  104.57   29.46         0.50    2.88     NM
NSSY  NSS Bancorp of CT(8)*                       17.20  212.53   17.25  218.37   15.16         0.52    1.07   18.44
NMSB  Newmil Bancorp, Inc. of CT*                 16.22  139.53   12.42  139.53   16.22         0.00    0.00    0.00
NBCP  Niagara Bancorp of NY MHC(45.4*             23.71  136.94   26.12  136.94   24.74         0.00    0.00    0.00
NBSI  North Bancshares of Chicago IL              27.84  114.17   13.08  114.17   29.17         0.40    3.27     NM
FFFD  North Central Bancshares of IA              15.08  111.14   17.14  127.71   15.08         0.32    1.75   26.45
NEIB  Northeast Indiana Bncrp of IN               15.54  130.43   17.41  130.43   15.54         0.34    1.61   25.00
NWSB  Northwest Bcrp MHC of PA (30.8              28.98  280.22   24.79  313.27   28.98         0.16    1.25   36.36
NWEQ  Northwest Equity Corp. of WI                12.82  124.93   14.57  124.93   13.73         0.00    0.00    0.00
NTMG  Nutmeg FS&LA of CT                          22.42  196.69   11.47  196.69     NM          0.20    1.68   37.74
OHSL  OHSL Financial Corp. of OH                  18.90  146.09   15.40  146.09   20.39         0.50    3.23   60.98
OCFC  Ocean Fin. Corp. of NJ                      18.82  121.87   17.33  121.87   18.82         0.48    2.83   53.33

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700


                            Exhibit IV-1B (continued)
                      Weekly Thrift Market Line - Part Two
                          Prices As Of August 21, 1998

                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
OTFC  Oregon Trail Fin. Corp. of OR          25.56    25.56    1.20    7.06    4.79       1.20    7.06       0.18  206.22    0.57
OFCP  Ottawa Financial Corp. of MI            8.45     6.93    0.87   10.07    5.55       0.81    9.32       0.50   79.48    0.46
PFFB  PFF Bancorp of Pomona CA                9.04     8.95    0.60    6.07    5.66       0.56    5.70       1.06   79.87    1.36
PSFI  PS Financial of Chicago IL             27.82    27.82    1.09    3.18    3.71       1.85    5.37       0.41   50.85    0.37
PSBI  PSB Bancorp Inc. of PA*                19.81    19.81    0.78    3.93    4.77       0.78    3.93        NA      NA     0.46
PVFC  PVF Capital Corp. of OH                 7.20     7.20    1.33   18.67    8.19       1.26   17.66       0.69   95.38    0.74
PBCI  Pamrapo Bancorp, Inc. of NJ            12.82    12.75    1.32   10.26    6.18       1.27    9.91       1.66   35.55    1.03
PFED  Park Bancorp of Chicago IL             19.91    19.91    0.90    4.12    3.73       0.95    4.37       0.07  390.63    0.67
PVSA  Parkvale Financial Corp of PA           7.82     7.78    1.08   13.97    6.54       1.08   13.97       0.43  279.67    1.56
PBHC  Pathfinder BC MHC of NY (45.2)*        11.76     9.97    0.91    7.74    4.13       0.73    6.24       1.30   32.06    0.63
PEEK  Peekskill Fin. Corp. of NY             22.98    22.98    1.03    4.11    4.19       1.05    4.17       0.79   43.03    1.41
PFSB  PennFed Fin. Services of NJ             7.19     6.24    0.80   11.08    8.17       0.78   10.80       0.44   40.82    0.25
PWBK  Pennwood Bancorp, Inc. of PA           18.34    18.34    0.77    4.22    4.31       0.92    5.01       1.44   58.95    1.15
PBKB  People's Bancshares of MA*              3.67     3.54    0.76   16.97    8.48       0.33    7.47       0.35  149.48    0.88
TSBS  Peoples Bancorp Inc of NJ*             24.24    25.07    1.03    4.24    4.55       1.03    4.24       0.60   76.21    0.90
PFDC  Peoples Bancorp of Auburn IN           15.08    15.08    1.50    9.86    6.19       1.50    9.86       0.18  172.98    0.36
PBCT  Peoples Bank, MHC of CT (41.2)*         9.23     7.91    1.18   13.45    5.52       0.63    7.22       0.70  156.79    1.72
PFFC  Peoples Fin. Corp. of OH               19.14    19.14    1.30    6.83    6.58       0.49    2.59       0.15  151.61    0.30
PHBK  Peoples Heritage Fin Grp of ME*         6.71     5.10    1.22   16.57    4.52       1.22   16.57        NA      NA     1.25
PSFC  Peoples Sidney Fin. Corp of OH         25.15    25.15    1.24    5.56    3.62       1.24    5.56       1.10   35.55    0.44
PERM  Permanent Bancorp, Inc. of IN           9.72     9.62    0.61    6.46    4.74       0.60    6.26       0.18  223.89    0.75
PCBC  Perry Co. Fin. Corp. of MO             18.94    18.94    1.03    5.46    5.20       1.02    5.41        NA      NA     0.16
PHFC  Pittsburgh Home Fin Corp of PA          7.43     7.34    0.79    8.24    7.00       0.67    6.99       1.24   33.90    0.75
PFSL  Pocahontas Bancorp of AR               14.51    14.51    0.62    7.76    4.21       0.61    7.54       0.26  159.98    0.88
PTRS  Potters Financial Corp of OH            8.71     8.71    0.80    9.07    7.10       0.78    8.81       0.32  541.52    2.35
PHSB  Ppls Home SB, MHC of PA (45.0)         12.76    12.76    0.81    7.30    3.88       0.72    6.49       0.32  173.78    1.31
PRBC  Prestige Bancorp of PA                  9.83     9.83    0.52    4.79    4.38       0.51    4.66       0.35   79.16    0.41
PFNC  Progress Financial Corp. of PA          5.52     4.89    0.83   15.78    4.44       0.75   14.22       0.79   90.50    1.16
PROV  Provident Fin. Holdings of CA          11.09    11.09    0.74    5.81    5.16       0.36    2.85       1.04   73.18    0.89
PULB  Pulaski Bk,SB MHC of MO (29.8)(8)      13.42    13.42    1.11    8.38    3.37       0.91    6.88        NA      NA     0.51
PLSK  Pulaski SB, MHC of NJ (47.0)           11.54    11.54    0.63    5.86    3.70       0.63    5.86       0.63   82.57    0.97
PULS  Pulse Bancorp of S. River NJ(8)         8.34     8.34    1.07   13.16    6.24       1.08   13.31       0.46   78.83    1.33
QCFB  QCF Bancorp of Virginia MN             17.70    17.70    1.68    9.63    6.41       1.66    9.53       1.22   67.47    1.92
QCBC  Quaker City Bancorp of CA               8.75     8.75    0.76    8.74    6.26       0.74    8.50       1.11   80.77    1.13
QCSB  Queens County Bancorp of NY*           10.44    10.44    1.47   12.55    3.70       1.44   12.30       0.50  110.42    0.64
RARB  Raritan Bancorp of Raritan NJ*          7.54     7.45    0.99   13.02    5.93       0.97   12.78       0.43  186.77    1.14
RELY  Reliance Bancorp, Inc. of NY            8.89     6.13    0.90   10.70    6.67       0.95   11.25       0.40   88.82    0.91
RELI  Reliance Bancshares Inc of WI(8)       49.97    49.97    1.03    2.11    2.13       1.03    2.11        NA      NA     0.60
RCBK  Richmond County Fin Corp of NY         22.04    21.95    0.19    1.11    0.60       1.53    9.09       0.37  124.25    1.12
RIVR  River Valley Bancorp of IN             13.65    13.46    0.93    7.27    6.40       0.83    6.46       0.55  158.30    1.03
RVSB  Riverview Bancorp of WA                22.35    21.63    1.53    8.47    4.85       1.48    8.20       0.28  137.60    0.63
RSLN  Roslyn Bancorp, Inc. of NY*            16.77    16.69    1.32    7.11    5.74       1.26    6.78       0.23  281.89    2.01
SCCB  S. Carolina Comm. Bnshrs of SC         20.38    20.38    1.01    4.23    3.64       1.01    4.23       1.26   50.34    0.82
SBFL  SB Fngr Lakes MHC of NY (33.1)          8.68     8.68    0.40    4.39    1.63       0.34    3.72       0.32  141.95    0.89
SFED  SFS Bancorp of Schenectady NY(8)       12.36    12.36    0.64    5.13    3.35       0.62    4.96       0.84   56.89    0.60
SGVB  SGV Bancorp of W. Covina CA             7.89     7.79    0.38    5.10    4.13       0.43    5.80        NA      NA     0.48
SISB  SIS Bancorp, Inc. of MA(8)*             7.14     7.14    0.69    9.61    3.67       0.89   12.32       0.27  471.43    2.63
SWCB  Sandwich Bancorp of MA(8)*              8.08     7.83    0.98   12.21    4.05       0.95   11.76       0.36  220.94    1.16
SFSL  Security First Corp. of OH(8)           9.43     9.30    1.39   14.86    5.62       1.39   14.86       0.62  122.36    0.83
SKAN  Skaneateles Bancorp Inc of NY*          6.98     6.80    0.64    9.27    6.53       0.63    9.10       1.74   57.15    1.23
SOBI  Sobieski Bancorp of S. Bend IN         14.10    14.10    0.58    3.93    4.06       0.58    3.93       0.29   77.82    0.28
SSFC  South Street Fin. Corp. of NC*         15.88    15.88    0.64    2.97    3.56       0.66    3.06       0.23   91.68    0.40
SBAN  SouthBanc Shares Inc. of SC            21.85    21.85    0.94    4.29    4.14       0.94    4.29       0.37  153.09    0.99
SCBS  Southern Commun. Bncshrs of AL         15.85    15.85    1.10    6.93    4.38       1.10    6.93       0.19  602.29    1.69
SMBC  Southern Missouri Bncrp of MO          16.77    16.77    0.70    4.28    4.57       0.66    4.06       1.49   55.77    1.08
SVRN  Sovereign Bancorp, Inc. of PA           4.93     4.23    0.45    9.93    2.64       0.68   15.14       0.57  104.60    1.07

                                                             Pricing Ratios                      Dividend Data(6)
                                                -----------------------------------------   -----------------------
                                                                          Price/  Price/       Ind.   Divi-
                                                 Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                           Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                           ------- ------- ------- ------- -------      ------- ------- -------
                                                   (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
OTFC  Oregon Trail Fin. Corp. of OR               20.90   97.70   24.97   97.70   20.90         0.20    1.43   29.85
OFCP  Ottawa Financial Corp. of MI                18.01  178.34   15.07  217.58   19.46         0.36    1.49   26.87
PFFB  PFF Bancorp of Pomona CA                    17.68  111.61   10.09  112.76   18.82         0.00    0.00    0.00
PSFI  PS Financial of Chicago IL                  26.96  105.02   29.21  105.02   15.96         0.48    3.96     NM
PSBI  PSB Bancorp Inc. of PA*                     20.95   82.36   16.32   82.36   20.95         0.00    0.00    0.00
PVFC  PVF Capital Corp. of OH                     12.21  208.33   15.00  208.33   12.91         0.00    0.00    0.00
PBCI  Pamrapo Bancorp, Inc. of NJ                 16.18  162.79   20.87  163.65   16.77         1.12    4.00   64.74
PFED  Park Bancorp of Chicago IL                  26.78  110.40   21.98  110.40   25.27         0.00    0.00    0.00
PVSA  Parkvale Financial Corp of PA               15.30  201.44   15.75  202.46   15.30         0.60    1.87   28.57
PBHC  Pathfinder BC MHC of NY (45.2)*             24.19  184.05   21.65  217.08   30.00         0.20    1.33   32.26
PEEK  Peekskill Fin. Corp. of NY                  23.86  101.35   23.29  101.35   23.51         0.36    2.29   54.55
PFSB  PennFed Fin. Services of NJ                 12.24  128.24    9.23  147.95   12.56         0.14    0.97   11.86
PWBK  Pennwood Bancorp, Inc. of PA                23.23  100.82   18.49  100.82   19.54         0.28    2.27   52.83
PBKB  People's Bancshares of MA*                  11.79  196.54    7.21  203.58   26.79         0.56    2.99   35.22
TSBS  Peoples Bancorp Inc of NJ*                  21.97   93.13   22.57   90.03   21.97         0.10    1.23   27.03
PFDC  Peoples Bancorp of Auburn IN                16.15  155.44   23.45  155.44   16.15         0.44    2.10   33.85
PBCT  Peoples Bank, MHC of CT (41.2)*             18.12  205.01   18.92  239.36     NM          0.84    3.11   56.38
PFFC  Peoples Fin. Corp. of OH                    15.19  103.09   19.73  103.09     NM          0.60    5.00     NM
PHBK  Peoples Heritage Fin Grp of ME*             22.13  343.75   23.06     NM    22.13         0.44    2.29   50.57
PSFC  Peoples Sidney Fin. Corp of OH              27.65  132.01   33.20  132.01   27.65         0.28    1.43   39.44
PERM  Permanent Bancorp, Inc. of IN               21.09  130.69   12.70  131.96   21.77         0.24    1.78   37.50
PCBC  Perry Co. Fin. Corp. of MO                  19.23  101.57   19.24  101.57   19.42         0.50    2.50   48.08
PHFC  Pittsburgh Home Fin Corp of PA              14.29  125.29    9.31  126.78   16.84         0.24    1.50   21.43
PFSL  Pocahontas Bancorp of AR                    23.78   98.39   14.28   98.39   24.46         0.24    2.80   66.67
PTRS  Potters Financial Corp of OH                14.08  125.11   10.89  125.11   14.50         0.00    0.00    0.00
PHSB  Ppls Home SB, MHC of PA (45.0)              25.79  157.31   20.08  157.31   29.02         0.28    1.72   44.44
PRBC  Prestige Bancorp of PA                      22.86  106.67   10.48  106.67   23.53         0.17    1.06   24.29
PFNC  Progress Financial Corp. of PA              22.54  313.73   17.31     NM    25.00         0.15    0.94   21.13
PROV  Provident Fin. Holdings of CA               19.36  113.05   12.54  113.05     NM          0.00    0.00    0.00
PULB  Pulaski Bk,SB MHC of MO (29.8)(8)           29.64  240.68   32.30  240.68     NM          1.10    3.91     NM
PLSK  Pulaski SB, MHC of NJ (47.0)                27.05  142.53   16.44  142.53   27.05         0.30    2.02   54.55
PULS  Pulse Bancorp of S. River NJ(8)             16.02  200.97   16.76  200.97   15.85         0.80    2.76   44.20
QCFB  QCF Bancorp of Virginia MN                  15.59  148.30   26.25  148.30   15.76         0.00    0.00    0.00
QCBC  Quaker City Bancorp of CA                   15.97  133.51   11.69  133.51   16.43         0.00    0.00    0.00
QCSB  Queens County Bancorp of NY*                27.04     NM    37.35     NM    27.59         1.00    2.47   66.67
RARB  Raritan Bancorp of Raritan NJ*              16.87  210.37   15.86  213.09   17.18         0.60    2.14   36.14
RELY  Reliance Bancorp, Inc. of NY                15.00  144.37   12.84  209.23   14.27         0.72    2.46   36.92
RELI  Reliance Bancshares Inc of WI(8)              NM   100.75   50.35  100.75     NM          0.00    0.00    0.00
RCBK  Richmond County Fin Corp of NY                NM   123.34   27.18  123.85   20.35         0.24    1.59     NM
RIVR  River Valley Bancorp of IN                  15.63  109.97   15.01  111.49   17.58         0.22    1.30   20.37
RVSB  Riverview Bancorp of WA                     20.63  131.71   29.44  136.13   21.31         0.24    1.85   38.10
RSLN  Roslyn Bancorp, Inc. of NY*                 17.41  124.12   20.81  124.70   18.26         0.34    1.83   31.78
SCCB  S. Carolina Comm. Bnshrs of SC              27.50  135.22   27.56  135.22   27.50         0.64    2.91     NM
SBFL  SB Fngr Lakes MHC of NY (33.1)                NM   262.30   22.77  262.30     NM          0.24    1.50     NM
SFED  SFS Bancorp of Schenectady NY(8)            29.89  153.20   18.94  153.20     NM          0.32    1.16   34.78
SGVB  SGV Bancorp of W. Covina CA                 24.24  118.78    9.37  120.30   21.33         0.00    0.00    0.00
SISB  SIS Bancorp, Inc. of MA(8)*                 27.24  230.85   16.49  230.85   21.25         0.00    0.00    0.00
SWCB  Sandwich Bancorp of MA(8)*                  24.69  289.25   23.38  298.71   25.64         1.40    2.32   57.38
SFSL  Security First Corp. of OH(8)               17.80  255.47   24.09  258.94   17.80         0.36    1.71   30.51
SKAN  Skaneateles Bancorp Inc of NY*              15.32  136.66    9.54  140.26   15.60         0.28    1.65   25.23
SOBI  Sobieski Bancorp of S. Bend IN              24.61   94.99   13.39   94.99   24.61         0.32    2.03   50.00
SSFC  South Street Fin. Corp. of NC*              28.13  122.12   19.40  122.12   27.27         0.40    4.44     NM
SBAN  SouthBanc Shares Inc. of SC                 24.15  103.64   22.65  103.64   24.15         0.48    2.72   65.75
SCBS  Southern Commun. Bncshrs of AL              22.86  158.42   25.11  158.42   22.86         0.30    1.88   42.86
SMBC  Southern Missouri Bncrp of MO               21.88   93.48   15.68   93.48   23.10         0.50    3.01   65.79
SVRN  Sovereign Bancorp, Inc. of PA                 NM   258.63   12.74  301.39   24.80         0.08    0.53   20.00

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                            Exhibit IV-1B (continued)
                      Weekly Thrift Market Line - Part Two
                          Prices As Of August 21, 1998



                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)


NASDAQ Listed OTC Companies (continued)
---------------------------------------
STFR  St. Francis Cap. Corp. of WI            8.00     7.15    0.80    9.98    6.43       0.77    9.59       0.19  219.19    0.88
SPBC  St. Paul Bancorp, Inc. of IL            9.34     9.30    1.09   12.10    6.68       1.06   11.85       0.31  239.56    1.03
SFFC  StateFed Financial Corp. of IA         17.73    17.73    1.26    7.11    5.49       1.26    7.11        NA      NA      NA
SFIN  Statewide Fin. Corp. of NJ              9.83     9.82    0.81    8.45    6.58       0.80    8.38       0.47   95.71    0.89
STSA  Sterling Financial Corp. of WA          5.60     5.22    0.54   10.94    6.22       0.47    9.55       0.52  128.59    1.09
ROSE  T R Financial Corp. of NY*              6.15     6.15    0.99   15.97    6.29       0.88   14.13       0.53   70.19    0.68
THRD  TF Financial Corp. of PA                7.97     6.71    0.75    7.45    6.13       0.63    6.28       0.31   97.87    0.86
TPNZ  Tappan Zee Fin., Inc. of NY(8)         16.86    16.86    0.88    5.18    3.85       0.83    4.83        NA      NA     1.23
THTL  Thistle Group Holdings of PA           27.80    27.80    1.37    4.91    5.89       1.37    4.91       0.22   98.57    0.76
TSBK  Timberland Bancorp of WA               32.12    32.12    1.63   10.60    3.96       1.55   10.05        NA      NA     0.91
TRIC  Tri-County Bancorp of WY               15.73    15.73    1.01    6.58    6.42       1.05    6.84        NA      NA     1.01
TWIN  Twin City Bancorp, Inc. of TN          12.75    12.75    1.04    8.06    6.82       0.85    6.63       0.37   27.12    0.14
USAB  USABancshares, Inc of PA*              12.50    12.42    0.20    2.08    0.61       0.35    3.56       1.08   49.32    0.90
UCBC  Union Community Bancorp of IN          40.02    40.02    1.44    5.52    3.62       1.44    5.52       0.33   99.15    0.40
UCFC  United Community Fin. of OH            32.31    32.31    1.50    4.65    3.92       1.50    4.65       0.98   58.70    0.94
UFRM  United FSB of Rocky Mount NC(8)         7.50     7.50    0.60    8.13    2.99       0.40    5.37       1.16   83.92    1.15
UBMT  United Fin. Corp. of MT                25.61    25.61    1.31    5.53    3.23       1.31    5.53       0.42  156.46    1.02
UTBI  United Tenn. Bancshares of TN          26.99    26.99    1.01    6.08    4.70       1.01    6.08       0.57  148.60    1.27
WHGB  WHG Bancshares of MD                   16.85    16.85    0.64    3.27    4.36       0.66    3.34       0.65   41.31    0.46
WSFS  WSFS Financial Corp. of DE*             5.93     5.90    1.11   20.21    7.49       1.08   19.61       1.30  122.16    3.26
WVFC  WVS Financial Corp. of PA              10.99    10.99    1.28   11.10    6.48       1.29   11.21       0.20  308.46    1.17
WRNB  Warren Bancorp of Peabody MA*          11.03    11.03    1.73   16.33    7.31       1.80   16.94       1.27   83.50    1.62
WSBI  Warwick Community Bncrp of NY*         23.05    23.05    0.55    2.40    2.18       0.53    2.32       0.52   75.47    0.79
WFSL  Washington Federal, Inc. of WA         13.41    12.41    1.92   15.33    8.40       1.88   15.04       0.70   60.38    0.57
WYNE  Wayne Bancorp, Inc. of NJ              12.69    12.69    0.70    5.37    2.92       0.70    5.37       0.80  103.99    1.18
WAYN  Wayne Svgs Bks MHC of OH (48.2          9.41     9.41    0.72    7.72    3.33       0.66    7.10       0.49   58.18    0.36
WCFB  Wbstr Cty FSB MHC of IA (45.6)         24.02    24.02    1.43    6.09    3.63       1.43    6.09       0.07  534.72    0.69
WBST  Webster Financial Corp. of CT           5.29     4.66    0.79   15.08    4.99       0.80   15.19       0.41  149.68    1.14
WEFC  Wells Fin. Corp. of Wells MN           14.44    14.44    1.13    7.89    6.69       1.08    7.51       0.28  154.67    0.48
WCBI  WestCo Bancorp, Inc. of IL(8)          15.44    15.44    1.53    9.93    6.89       1.41    9.10       0.44   63.73    0.37
WSTR  WesterFed Fin. Corp. of MT             10.62     8.52    0.75    7.02    7.14       0.75    7.02       0.49   97.44    0.74
WOFC  Western Ohio Fin. Corp. of OH          14.66    13.72    0.07    0.47    0.49       0.09    0.63       1.29   74.24    1.36
WEHO  Westwood Hmstd Fin Corp of OH          23.00    23.00    0.61    2.28    2.69       0.97    3.64       0.19  119.15    0.25
FFWD  Wood Bancorp of OH                     13.20    13.20    1.42   11.21    5.42       1.23    9.68       0.16  243.12    0.48
YFCB  Yonkers Fin. Corp. of NY               13.19    13.19    0.97    6.85    6.79       0.94    6.66       0.15  208.94    0.61
YFED  York Financial Corp. of PA              8.77     8.77    0.88   10.08    5.97       0.71    8.15       2.25   31.83    0.90

                                                             Pricing Ratios                      Dividend Data(6)
                                                -----------------------------------------   -----------------------
                                                                          Price/  Price/       Ind.   Divi-
                                                 Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                           Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                           ------- ------- ------- ------- -------      ------- ------- -------
                                                   (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)


NASDAQ Listed OTC Companies (continued)
---------------------------------------
STFR  St. Francis Cap. Corp. of WI                15.55  153.10   12.25  171.37   16.19         0.56    1.42   22.05
SPBC  St. Paul Bancorp, Inc. of IL                14.97  173.03   16.16  173.73   15.29         0.60    2.78   41.67
SFFC  StateFed Financial Corp. of IA              18.21  125.74   22.29  125.74   18.21         0.20    1.57   28.57
SFIN  Statewide Fin. Corp. of NJ                  15.20  126.75   12.46  126.92   15.32         0.52    2.74   41.60
STSA  Sterling Financial Corp. of WA              16.07  145.58    8.16  156.25   18.41         0.00    0.00    0.00
ROSE  T R Financial Corp. of NY*                  15.91  236.65   14.55  236.65   17.97         0.80    2.41   38.28
THRD  TF Financial Corp. of PA                    16.33  150.28   11.98  178.44   19.35         0.48    2.00   32.65
TPNZ  Tappan Zee Fin., Inc. of NY(8)              26.00  132.20   22.28  132.20   27.86         0.28    1.44   37.33
THTL  Thistle Group Holdings of PA                16.98   83.41   23.19   83.41   16.98         0.00    0.00    0.00
TSBK  Timberland Bancorp of WA                    25.22  115.20   37.00  115.20   26.60         0.24    1.64   41.38
TRIC  Tri-County Bancorp of WY                    15.58   99.75   15.69   99.75   15.00         0.44    3.67   57.14
TWIN  Twin City Bancorp, Inc. of TN               14.66  116.31   14.83  116.31   17.82         0.40    3.03   44.44
USAB  USABancshares, Inc of PA*                     NM   179.69   22.45  180.82     NM          0.00    0.00    0.00
UCBC  Union Community Bancorp of IN               27.66   91.42   36.59   91.42   27.66         0.34    2.62   72.34
UCFC  United Community Fin. of OH                 25.53  118.77   38.38  118.77   25.53         0.00    0.00    0.00
UFRM  United FSB of Rocky Mount NC(8)               NM   254.30   19.07  254.30     NM          0.24    1.35   45.28
UBMT  United Fin. Corp. of MT                       NM   170.45   43.66  170.45     NM          1.00    4.04     NM
UTBI  United Tenn. Bancshares of TN               21.28   87.14   23.52   87.14   21.28         0.00    0.00    0.00
WHGB  WHG Bancshares of MD                        22.92   76.55   12.90   76.55   22.45         0.32    2.91   66.67
WSFS  WSFS Financial Corp. of DE*                 13.34  245.94   14.59  247.30   13.75         0.12    0.67    8.96
WVFC  WVS Financial Corp. of PA                   15.44  174.03   19.13  174.03   15.29         0.60    3.81   58.82
WRNB  Warren Bancorp of Peabody MA*               13.68  210.38   23.21  210.38   13.18         0.36    3.29   45.00
WSBI  Warwick Community Bncrp of NY*                NM   110.12   25.39  110.12     NM          0.00    0.00    0.00
WFSL  Washington Federal, Inc. of WA              11.90  172.66   23.16  186.65   12.14         0.92    3.70   44.02
WYNE  Wayne Bancorp, Inc. of NJ                     NM   183.67   23.31  183.67     NM          0.20    0.63   21.74
WAYN  Wayne Svgs Bks MHC of OH (48.2                NM   226.35   21.29  226.35     NM          0.62    2.79     NM
WCFB  Wbstr Cty FSB MHC of IA (45.6)              27.55  165.23   39.68  165.23   27.55         0.00    0.00    0.00
WBST  Webster Financial Corp. of CT               20.04  261.27   13.82  296.20   19.89         0.44    1.61   32.35
WEFC  Wells Fin. Corp. of Wells MN                14.94  114.16   16.49  114.16   15.71         0.60    3.26   48.78
WCBI  WestCo Bancorp, Inc. of IL(8)               14.51  141.27   21.81  141.27   15.82         0.68    2.43   35.23
WSTR  WesterFed Fin. Corp. of MT                  14.01   95.73   10.17  119.42   14.01         0.50    2.68   37.59
WOFC  Western Ohio Fin. Corp. of OH                 NM    97.04   14.23  103.71     NM          1.00    4.42     NM
WEHO  Westwood Hmstd Fin Corp of OH                 NM   101.80   23.41  101.80   23.29         0.40    3.37     NM
FFWD  Wood Bancorp of OH                          18.47  199.14   26.29  199.14   21.38         0.36    2.22   40.91
YFCB  Yonkers Fin. Corp. of NY                    14.73   98.17   12.95   98.17   15.15         0.00    0.00    0.00
YFED  York Financial Corp. of PA                  16.74  161.63   14.18  161.63   20.70         0.52    2.70   45.22

                                  EXHIBIT IV-2
                        HISTORICAL STOCK PRICE INDICES(1)

                                                                                    SNL            SNL
                                                               NASDAQ             Thrift           Bank
Year/Qtr. Ended                DJIA           S&P 500         Composite            Index           Index
---------------               ------          -------         ---------            -----           -----

1991:  Quarter 1              2881.1           375.2             482.3            125.5            66.0
       Quarter 2              2957.7           371.2             475.9            130.5            82.0
       Quarter 3              3018.2           387.9             526.9            141.8            90.7
       Quarter 4              3168.0           417.1             586.3            144.7           103.1

1992:  Quarter 1              3235.5           403.7             603.8            157.0           113.3
       Quarter 2              3318.5           408.1             563.6            173.3           119.7
       Quarter 3              3271.7           417.8             583.3            167.0           117.1
       Quarter 4              3301.1           435.7             677.0            201.1           136.7

1993:  Quarter 1              3435.1           451.7             690.1            228.2           151.4
       Quarter 2              3516.1           450.5             704.0            219.8           147.0
       Quarter 3              3555.1           458.9             762.8            258.4           154.3
       Quarter 4              3754.1           466.5             776.8            252.5           146.2

1994:  Quarter 1              3625.1           445.8             743.5            241.6           143.1
       Quarter 2              3625.0           444.3             706.0            269.6           152.6
       Quarter 3              3843.2           462.6             764.3            279.7           149.2
       Quarter 4              3834.4           459.3             752.0            244.7           137.6

1995:  Quarter 1              4157.7           500.7             817.2            278.4           152.1
       Quarter 2              4556.1           544.8             933.5            313.5           171.7
       Quarter 3              4789.1           584.4           1,043.5            362.3           195.3
       Quarter 4              5117.1           615.9           1,052.1            376.5           207.6

1996:  Quarter 1              5587.1           645.5           1,101.4            382.1           225.1
       Quarter 2              5654.6           670.6           1,185.0            387.2           224.7
       Quarter 3              5882.2           687.3           1,226.9            429.3           249.2
       Quarter 4              6442.5           737.0           1,280.7            483.6           280.1

1997:  Quarter 1              6583.5           757.1           1,221.7            527.7           292.5
       Quarter 2              7672.8           885.1           1,442.1            624.5           333.3
       Quarter 3              7945.3           947.3           1,685.7            737.5           381.7
       Quarter 4              7908.3           970.4           1,570.4            814.1           414.9

1998:  Quarter 1              8799.8          1101.8           1,835.7            869.3           456.1
       Quarter 2              8952.0          1133.8           1,894.7            833.5           457.7
       August 21, 1998        8533.7          1081.2           1,797.6            702.1           407.2

(1)   End of period data.

Sources:   SNL Securities; Wall Street Journal.

                                  EXHIBIT IV-3
                        Historical Thrift Stock Indices

                                  INDEX VALUES

                                                                   INDEX VALUES                            PERCENT CHANGE SINCE
                                                                   ------------                            --------------------
                                              07/31/98      1 MONTH          YTD           LTM       1 MONTH       YTD          LTM
                                              --------      -------          ---           ---       -------       ---          ---
All Pub. Traded Thrifts                         783.7         833.5         814.1         682.2       -5.98       -3.74        14.88
MHC Index                                     1.018.0       1.123.2       1,179.9         751.6       -9.37       -13.72       35.45

INSURANCE INDICES
SAIFThrifts                                     735.0         784.7         764.4         606.6       -6.34       -3.85        21.16
BIF Thrifts                                     949.0       1.003.3         984.4         904.1       -5.41       -3.59         4.97

STOCK EXCHANGE INDICES
AMEX Thrifts                                    241.7         252.6         255.4         197.1       -4.33       -5.36        22.65
NYSE Thrifts                                    499.2         539.4         521.3         418.7       -7.45       -4.25        19.23
OTC Thrifts                                     879.7         930.4         911.5         777.9       -5.45       -3.49        13.10

GEOGRAPHIC INDICES
Mid-Atlantic Thrifts                          1,724.1       1.806.1       1,735.2       1.337.6       -4.54       -0.64        28.90
Midwestern Thrifts                            1,826.7       1,883.4       1,832.9       1,455.5       -3.01       -0.34        25.51
New England Thrifts                             731.8         767.8         778.3         593.0       -4.69       -5.97        23.42
Southeastern Thrifts                            704.7         770.7         776.0         606.8       -8.56       -9.18        16.13
Southwestern Thrifts                            510.0         539.1         533.5         418.4       -5.39       -4.40        21.91
Western Thrifts                                 733.2         797.8         778.8         725.6       -8.11       -5.86         1.05

ASSET SIZE INDICES
Less than $250M                                 829.1         855.0         869.9         723.8       -3.03       -4.70        14.55
$250M to $500M                                1,262.6       1,305.4       1,312.3       1,012.6       -3.28       -3.79        24.69
$500M to 61B                                    832.2         851.6         846.8         669.1       -2.28       -1.73        24.37
$1B to $5B                                      945.4       1,015.9         956.8         745.8       -6.94       -1.19        26.77
Over $5B                                        486.9         521.1         512.3         451.2       -6.56       -4.94         7.92

COMPARATIVE INDICES
Bow Jones Industrials                         8,883.3       8.952.0       7,908.3       8.222.6       -0.77        12.33        8.03
S&P 500                                       1,120.7       1,133.8         970.4         954.3       -1.16        15.48       17.43

All SNL indices are market-value weighted: i.e.. an institutions effect on an index is proportionate to that institution's market capitalization. All SNL thrift indices, except for the SNL MHC index, began at 100 on March 30, 1984 The SNL MHC index began at 201.082 on Dec. 31, 1992, the level of the SNL Thrift Index on that date. On March 30, 1984, the S&P 500 closed at 159.2 and the Dow Jones Industrials stood at 1164,9.

Mid-Atlamic: DE, DC, MD, NJ, NY, PA, PR; Midwest: IA. IL. IN. KS. KY. MI. MN. MO. ND. NE. OH. SD. WI
New England: CT, MA, ME, NH, RI, VT; Southeast: AL, AR, FL, GA, MS, NC, SC, TN, VA,WA;
Southwest: Co, LA, NM, OK, TX, UT; West: AZ, AK, CA, HI, ID, MT, NV, OR, WA. WY

                                  EXHIBIT IV-4
              MASSACHUSETTS THRIFT MERGER AND ACQUISITION ACTIVITY
                                1997 TO PRESENT

                                                                                         Seller Financials at Announcement
                                                                            -------------------------------------------------------
                                                                             Total      Total     YTD     YTD       NPAs   Rsrvs/
    Annd      Comp                                                           Assets     Equity    ROAA    ROAE     Assets   NPLs
    Date      Date  Buyer                  ST   Seller                 ST    ($000)      (%)      (%)      (%)      (%)     (%)
------------------------------------------------------------------------------------------------------------------------------------
07/20/98   Pending  Peoples Heritage Fin   ME   SIS Bancorp, Inc.      MA   1,793,968    7.15     0.93    13.13     0.42   345.56
02/02/98   Pending  1855 Bancorp           MA   Sandwich Bancorp       MA     518,697    7.84     0.98    12.38     0.56   176.50
12/15/97  08/07/98  UST Corp               MA   Affiliated Cmty Bncp   MA   1,128,579    9.71     1.10    11.22     0.34   218.71
12/10/97  07/21/98  UST Corp               MA   Somerset Svgs Bk       MA     520,339    6.60     1.15    18.72     5.91    31.60
10/23/97  02/27/98  Eastern Bank Corp      MA   Emerald Isle Bncp      MA     443,503    6.99     0.88    12.59     0.17   416.26
12/15/97  01/01/98  Country Bank for Sav   MA   Leicester Savings Bk   MA      31,249    3.65    -3.44   -74.83     5.75    51.12
05/28/97  10/31/97  South Weymouth SB      MA   Weymouth SB            MA     173,557    8.24     0.62     7.73     0.45   190.73
02/26/97  07/22/97  MASSBANK Corporation   MA   Glendale Co-Op Bank    MA      36,947   16.23     0.75     4.73      0       NA
09/10/96  05/01/97  Berkshire Cnty SB      MA   Great Barrington SB    MA     274,165   13.93     1.49    10.26     0.63   122.04
11/04/96  03/04/97  Citizens Fin'l Group   RI   Grove Bank             MA     598,507    6.49     0.91    14.35     0.58   128.33
11/01/96  02/21/97  Bay State FSB          MA   Union FS&LA            MA      38,797    7.45    -0.16    -2.23     0.59    73.01
08/30/96  01/03/97  UST Corp               MA   Walden Bancorp, Inc.   MA   1,051,743    8.07     1.14    12.18     0.91   150.25
08/27/96  01/02/97  Grove Bank             MA   Greater Boston Bk      MA     150,167    7.76     0.37     4.72     1.49   259.68

                    Average                                                   520,017    8.47     0.52     3.46     1.37   180.32
                    Median                                                    443,503    7.76     0.91    11.22     0.58   163.38

                                                                               Deal Terms and Pricing at Announcement
                                                                           ------------------------------------------
                                                                             Deal        Deal                   Deal
    Annd      Comp                                                          Value      Pr/Shr     Consid.      Pr/Bk
    Date      Date  Buyer                  ST   Seller                 ST   ($M)          ($)     Type          (%)
---------------------------------------------------------------------------------------------------------------------
07/20/98   Pending  Peoples Heritage Fin   ME   SIS Bancorp, Inc.      MA   427.1      57.236     Com Stock   312.77
02/02/98   Pending  1855 Bancorp           MA   Sandwich Bancorp       MA   131.1      64.000     Com Stock   295.89
12/15/97  08/07/98  UST Corp               MA   Affiliated Cmty Bncp   MA   277.0      39.921     Com Stock   231.02
12/10/97  07/21/98  UST Corp               MA   Somerset Svgs Bk       MA    95.9       5.629     Com Stock   273.25
10/23/97  02/27/98  Eastern Bank Corp      MA   Emerald Isle Bncp      MA    76.7      33.000     Cash        239.48
12/15/97  01/01/98  Country Bank for Sav   MA   Leicester Savings Bk   MA      NA          NA        NA           NA
05/28/97  10/31/97  South Weymouth SB      MA   Weymouth SB            MA      NA          NA        NA           NA
02/26/97  07/22/97  MASSBANK Corporation   MA   Glendale Co-Op Bank    MA     7.2      28.000     Cash        115.46
09/10/96  05/01/97  Berkshire Cnty SB      MA   Great Barrington SB    MA      NA          NA        NA           NA
11/04/96  03/04/97  Citizens Fin'l Group   RI   Grove Bank             MA    91.8      51.000     Cash            NA
11/01/96  02/21/97  Bay State FSB          MA   Union FS&LA            MA      NA          NA        NA           NA
08/30/96  01/03/97  UST Corp               MA   Walden Bancorp, Inc.   MA   165.9      30.875     Com Stock   168.90
08/27/96  01/02/97  Grove Bank             MA   Greater Boston Bk      MA    18.0      27.561     Mixture     138.62

                    Average                                                 143.4      37.469                 221.92
                    Median                                                   95.9      33.000                 235.25


                                                                           Deal Terms and Pricing at Announcement
                                                                           --------------------------------------
                                                                             Deal Pr/ Deal Pr/Deal Pr/TgBkPr/
    Annd      Comp                                                             Tg Bk   4-Qtr   Assets CoreDp
    Date      Date  Buyer                  ST   Seller                 ST       (%)    EPS(x)   (%)      (%)
-------------------------------------------------------------------------------------------------------------
07/20/98   Pending  Peoples Heritage Fin   ME   SIS Bancorp, Inc.      MA     312.77   32.34   23.81   24.67
02/02/98   Pending  1855 Bancorp           MA   Sandwich Bancorp       MA     306.51   26.12   25.27   24.00
12/15/97  08/07/98  UST Corp               MA   Affiliated Cmty Bncp   MA     232.23   22.94   24.54   26.57
12/10/97  07/21/98  UST Corp               MA   Somerset Svgs Bk       MA     273.25   18.16   18.43   15.19
10/23/97  02/27/98  Eastern Bank Corp      MA   Emerald Isle Bncp      MA     239.48   21.02   17.29   14.66
12/15/97  01/01/98  Country Bank for Sav   MA   Leicester Savings Bk   MA         NA       NA      NA      NA
05/28/97  10/31/97  South Weymouth SB      MA   Weymouth SB            MA         NA       NA      NA      NA
02/26/97  07/22/97  MASSBANK Corporation   MA   Glendale Co-Op Bank    MA     115.46   24.56   19.49    4.22
09/10/96  05/01/97  Berkshire Cnty SB      MA   Great Barrington SB    MA         NA       NA      NA      NA
11/04/96  03/04/97  Citizens Fin'l Group   RI   Grove Bank             MA         NA       NA      NA      NA
11/01/96  02/21/97  Bay State FSB          MA   Union FS&LA            MA         NA       NA      NA      NA
08/30/96  01/03/97  UST Corp               MA   Walden Bancorp, Inc.   MA     196.16   16.16   15.77   11.38
08/27/96  01/02/97  Grove Bank             MA   Greater Boston Bk      MA     138.62    9.33   10.77    5.17

                    Average                                                   226.81   21.33   19.42   15.73
                    Median                                                    235.86   21.98   18.96   14.93


Source:  SNL Securities, LC.

                                  EXHIBIT IV-5

                             Revere Federal Savings
                    Directors and Management Summary Resumes

     Ernest F. Becker has been a director of the Bank since 1977. Mr. Becker, a licensed engineer, served as Chief Engineer, Vice President and President of Whitmore Company, an engineering company located in Revere, Massachusetts, from 1952 until his retirement in 1996.

     Arno P. Bommer has served on the Board of Directors of the Bank since 1955. He was elected to the position of Chairman of the Bank's Board of Directors in 1978. Mr. Bommer is a consultant to both the Massachusetts Dental Service Corporation and the Division of Medical Assistance of the Commonwealth of Massachusetts. He is also a partner in Fanuiel Associates, which provides dental office reviews throughout the Commonwealth of Massachusetts. Mr. Bommer is a also a licensed dentist and had a private practice in Revere, Massachusetts before his retirement in 1996.

     Theodore E. Charles has been a director of the Bank since 1996. Mr. Charles is the Chairman of the Board and Chief Executive Officer of Investors Capital Holdings which is located in Lynnfield, Massachusetts. As Chairman and Chief Executive Officer of Investors Capital Holdings, Mr. Charles is responsible for supervising the brokerage and investment services provided by its affiliates, Investors Capital Corporation, a brokerage concern registered with the National Association of Securities Dealers and Eastern Point Advisors, registered investment advisors.

     Anthony R. Conte was elected to the Bank's Board of Directors in 1988. Mr. Conte has been a practicing attorney since 1974. He is presently the Regional Solicitor for the U.S. Department of the Interior, Northeast Region.

     Carmen R. Mattuchio has served on the Board of Directors of the Bank since 1994. Mr. Mattuchio is the owner of Burnett & Moynihan, Inc., a building materials supplier, located in Revere, Massachusetts. Mr. Mattuchio has been self-employed by Burnett & Moynihan for the past 20 years.

     James J. McCarthy has served as President and Chief Executive Officer of the Bank since 1989. He has also served as a director of the Bank since 1989. Prior to joining the Bank, Mr. McCarthy, a CPA, was employed by the predecessor to Ernst & Young, Boston, Massachusetts, serving in a variety of audit functions. Mr. McCarthy has also been employed by Pell Rudman & Company, a Broker Dealer/Investment Advisor firm as a consultant with respect to accounting and reporting to the NASD. Mr. McCarthy is on the Board of Directors of the Massachusetts Bankers Association and is involved in many local Revere charities and business organizations including the Revere Chamber of Commerce, Revere Rotary and the Revere Partnership for Economic Development. Mr. McCarthy also served as the Executive Committee Chairman of the Massachusetts Thrift Fund for Economic Development until its dissolution in 1997.

     J. Michael O'Brien has been a director of the Bank since 1997. He is the President, Chief Executive Officer and a principal of Eagle Air Freight, a domestic air freight provider, founded in 1981 and based in Chelsea, Massachusetts. Mr. O'Brien is also the trustee and a principal of O'Brien Realty Trust. O'Brien Realty Trust owns and leases warehouse and commercial office space in Chelsea, Massachusetts.

                                  EXHIBIT IV-5

                             Revere Federal Savings
                    Directors and Management Summary Resumes


     Angelo A. Todisco was elected to the Board of Directors of the Bank in 1980. Mr. Todisco is a retired licensed public adjuster and serves as President of DePiano & Todisco Adjusters, Inc. which appraises damages to residential and commercial properties on behalf of its clients in connection with the settlement of insurance claims.

     John J. Verrengia has served on the Board of Directors of the Bank since 1994. Mr. Verrengia is a certified public accountant and is currently self-employed as principal accountant of John J. Verrengia, CPA, a professional corporation. Mr. Verrengia is also a registered investment advisor and provides financial and investment advice to clients through Anchor Investments, a consulting firm which he founded in 1992.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

     Anthony J. Patti, age 43, has been the Executive Vice President and Chief Financial Officer of the Bank since 1992. He is responsible for the financial, lending operations, information systems customer service and marketing functions of the Bank on a day-to-day basis. Prior to joining the Bank, Mr. Patti served as an Operations Specialist for the Resolution Trust Corporation. Mr. Patti has also been employed by Home Owners Savings Bank, F.S.B., located in Boston, Massachusetts where he served as a First Vice President and Controller and by Andover Savings Bank, Andover, Massachusetts, where he served as Comptroller.

     Judith E. Tenaglia, age 46, has been employed by the Bank for 21 years and has been Treasurer of the Bank since 1991. Prior to becoming the Bank's Treasurer, Ms. Tenaglia worked in the customer service department of the Bank.

                                  EXHIBIT IV-6

                             Revere Federal Savings
                      Pro Forma Regulatory Capital Ratios


                                                               COMPANY PRO FORMA BASED UPON SALE AT $10.00 PER SHARE
                                             BANK           -----------------------------------------------------------
                                          HISTORICAL                                                        MAXIMUM AS
                                        CAPITALIZATION       MINIMUM        MIDPOINT         MAXIMUM         ADJUSTED
                                             AS OF           379,525         466,500         513,475          590,496
                                         JUNE 30, 1998       SHARES          SHARES          SHARES          SHARES(1)
                                         -------------       ------          ------          ------          ---------
                                                                         (IN THOUSANDS)

Deposits(2)...........................    $ 62,976          $ 62,976        $ 62,976        $ 62,976        $ 62,976
Borrowed funds........................      19,284            19,284          19,284          19,284          19,284
                                          --------          --------        --------        --------        --------
Total deposits and borrowed funds.....    $ 82,260          $ 82,260        $ 82,260        $ 82,260        $ 82,260
                                          ========          ========        ========        ========        ========

Stockholders' equity:
     Common stock, $.01 par value,
       5,000,000 shares authorized;
       shares to be issued as reflected   $    ---          $      8        $    10         $     11        $     13
    Additional paid-in capital(3).....         ---             3,361          4,017            4,673           5,427
    Equity(4) ........................       6,374             6,374          6,374            6,374           6,374
Less:
     Common Stock acquired by ESOP(5).         ---              (304)          (357)            (411)           (472)
     Common Stock acquired by
       Restricted Stock Program(6)....         ---              (152)          (179)            (205)           (236)
                                          --------          --------        -------         --------        --------
Total stockholders' equity............    $  6,374          $  9,287        $ 9,865         $ 10,442        $ 11,106
                                          ========          ========        =======         ========        ========

---------------------------
(1) As adjusted to give effect to an increase in the number of shares which could occur due to an increase in the Estimated Price Range of up to 15% as a result of regulatory considerations or changes in market or general financial and economic conditions following the commencement of the Subscription Offering.

(2) Does not reflect withdrawals from deposit accounts for the purchase of Common Stock in the Offering. Such withdrawals would reduce pro forma deposits by the amount of such withdrawals.

(3) No effect has been given to the issuance of additional shares of Common Stock pursuant to the Stock Company's Stock Option Plan intended to be adopted by the Stock Company. An amount equal to 10% of the shares of Common Stock issued in the Offering will be reserved for issuance upon the exercise of options to be granted under the Stock Option Plan. See "Risk Factors--Possible Dilutive Effect of Stock Option and Restricted Stock Programs" and "Management--Benefits--Stock Option Plan."

(4) The retained earnings of the Bank will be substantially restricted after the Reorganization. See "The Reorganization--Effects of the Reorganization--Liquidation Rights" and "Regulation--Regulation of Federal Savings Associations--Limitations on Capital Distributions."

(5) Assumes that 8% of the shares issued in connection with the Offering will be purchased by the ESOP and that the funds used to acquire such shares will be borrowed from the Stock Company. See "Use of Proceeds." The Common Stock acquired by the ESOP is reflected as a reduction of stockholders' equity. See "Management of the Bank--Benefits--Employee Stock Ownership Plan and Trust" and Footnote 3 to the tables under "Pro Forma Data."

(6) Assumes that subsequent to the Reorganization, an amount equal to 4% of the shares of Common Stock issued in the Offering, is purchased by the Restricted Stock Program. The Common Stock purchased by the Stock Program is reflected as a reduction of stockholders' equity. See "Risk Factors--Possible Dilutive Effect of Stock Options and Restricted Stock Programs," Footnote 4 to the tables under "Pro Forma Data" and "Management--Benefits--Restricted Stock Program."

                                  EXHIBIT IV-7
                            PRO FORMA ANALYSIS SHEET
                           Revere Federal Savings Bank
                          Prices as of August 21, 1998

                                                                                                                 SAIF-Insured
                                                                         Peer Group     Massachusetts Companies  Institutions
                                                       Subject @      ----------------  -----------------------  ------------
    Price Multiple                          Symbol      Midpoint      Mean      Median    Mean       Median          Mean
    --------------                          ------      --------      ----      ------    ----       ------          ----
    Price/Reported Earnings Multiple  =     P/E           19.86 x     19.61x    19.62x     17.77x     13.97x        18.68x
    Price/Core Earnings Multiple      =     P/CE          19.86 x     20.38x    20.09x     21.07x     15.87x        19.50x
    Price/Book Ratio                  =     P/B          66.45%       93.76%    91.62%    119.29%    157.68%       141.77%
    Price/Tangible Book Ratio         =     P/TB         66.45%       95.14%    91.62%    121.66%    158.85%       145.22%
    Price/Assets Ratio                =     P/A           9.82%       21.68%    20.13%     10.52%     15.31%        18.05%

    Valuation Parameters
    --------------------
    Pre-Conv. Reported Earnings(Y)              $317,000              ESOP Stock Purchases (E)        8.00%(5)
    Pre-Conversion Core Earnings                $317,000              Cost of ESOP Borrowings (S)     0.00%(4)
    Pre-Conversion Book Value (B)             $6,374,214              ESOP Amortization (T)          10.00 years
    Pre-Conv. Tang. Book Value (B)            $6,374,214              RRP Amount (M)                  4.00%
    Pre-Conversion Assets (A)                $88,780,275              RRP Vesting (N)                 5.00 years (5)
    Reinvestment Rate (2)(R)                       3.17%              Percentage Sold (PCT)         100.00%
    Est. Conversion Expenses (3)(X)                4.62%
    Tax rate (TAX)                                41.00%


Calculation of Pro Forma Value After Conversion
-----------------------------------------------

1.  V=          P/E * (Y)                                        V= $9,500,000
        ---------------------------------------------------
        1 - P/E * PCT * ((1-X-E-M-F)*R - (1-TAX)*E/T - (1-TAX)*M/N)

2.  V=        P/B * (B+Z)                                        V= $9,500,000
        ----------------------
        1 - P/B * PCT * (1-X-E-M-F)

3.  V=        P/A * (A+Z)                                        V= $9,500,000
        ----------------------
        1 - P/A * PCT * (1-X-E-M-F)


                                                                                                   Aggregate
                    Shares Sold to     Price Per      Gross Offering      Total Shares          Market Value
Conclusion              Public           Share           Proceeds            Issued          of Stock Issued
-----------         --------------     ---------      --------------      -------------      ---------------
Minimum                  807,500         10.00         $8,075,000            807,500               8,075,000
Midpoint                 950,000         10.00          9,500,000            950,000               9,500,000
Maximum                1,092,500         10.00         10,925,000          1,092,500              10,925,000
Supermaximum           1,256,375         10.00         12,563,750          1,256,375              12,563,750

--------------------------------------------------------------------------------
(1) Pricing ratios shown reflect the midpoint value.
(2) Net return reflects a reinvestment  rate of 5.37 percent,  and a tax rate of
    41.00 percent.
(3) Offering expenses shown at estimated midpoint value.
(4) No cost is applicable since holding company will fund the ESOP loan.
(5) ESOP and MRP amortize over 10 years and 5 years, respectively; amortization tax effected at 41.00 percent.

                                  Exhibit IV-8
                     PRO FORMA EFFECT OF CONVERSION PROCEEDS
                             Revere Federal Savings
                                 At the Minimum

1. Offering Proceeds                                                  $8,075,000
   Less: Estimated Offering Expenses                                     425,952
                                                                         -------
   Net Conversion Proceeds                                            $7,649,048

2. Estimated Additional Income from Conversion Proceeds

   Net Conversion Proceeds                                            $7,649,048
   Less: Non-Cash Stock Purchases (1)                                    969,000
                                                                         -------
   Net Proceeds Reinvested                                            $6,680,048
   Estimated net incremental rate of return                                3.17%
                                                                           -----
   Earnings Increase                                                    $211,644
     Less: Estimated cost of ESOP borrowings (2)                               0
     Less: Amortization of ESOP borrowings (3)                            38,114
     Less: Recognition Plan Vesting (4)                                   38,114
                                                                          ------
   Net Earnings Increase                                                $135,416


                                                                                  Net
                                                                    Before      Earnings         After
3. Pro Forma Earnings                                             Conversion    Increase       Conversion
                                                                  ----------    --------       ----------

   12 Months ended June 30, 1998 (reported)                          $317,000      $135,416    $452,416
   12 Months ended June 30, 1998 (core)                              $317,000      $135,416    $452,416


                                               Before               Net Cash                     After
4. Pro Forma Net Worth                       Conversion             Proceeds                   Conversion
                                             ----------             --------                   ----------

   June 30, 1998                             $6,374,214            $6,680,048                  $13,054,262
   June 30, 1998 (Tangible)                  $6,374,214            $6,680,048                  $13,054,262

                                               Before               Net Cash                     After
5. Pro Forma Assets                          Conversion             Proceeds                   Conversion
                                             ----------             --------                   ----------

   June 30, 1998                             $88,780,275           $6,680,048                  $95,460,323

(1) Includes ESOP and MRP stock purchases equal to 8.0 and 4.0 percent of the offering, respectively.
(2) ESOP stock purchases are internally financed by a loan from the holding company.
(3) ESOP borrowings are amortized over 10 years, amortization expense is tax-effected at a 41.00 percent rate.
(4) MRP is amortized over 5 years, and  amortization  expense is tax effected at
    41.00 percent.

                                  Exhibit IV-8
                     PRO FORMA EFFECT OF CONVERSION PROCEEDS
                             Revere Federal Savings
                                 At the Midpoint

1. Offering Proceeds                                                  $9,500,000
   Less: Estimated Offering Expenses                                     438,473
                                                                         -------
   Net Conversion Proceeds                                            $9,061,527

2. Estimated Additional Income from Conversion Proceeds

   Net Conversion Proceeds                                            $9,061,527
   Less: Non-Cash Stock Purchases (1)                                  1,140,000
                                                                       ---------
   Net Proceeds Reinvested                                            $7,921,527
   Estimated net incremental rate of return                                3.17%
                                                                           -----
   Earnings Increase                                                    $250,978
     Less: Estimated cost of ESOP borrowings (2)                               0
     Less: Amortization of ESOP borrowings (3)                            44,840
     Less: Recognition Plan Vesting (4)                                   44,840
                                                                          ------
   Net Earnings Increase                                                $161,298

                                                                                  Net
                                                                    Before      Earnings         After
3. Pro Forma Earnings                                             Conversion    Increase       Conversion
                                                                  ----------    --------       ----------

   12 Months ended June 30, 1998 (reported)                      $317,000      $161,298        $478,298
   12 Months ended June 30, 1998 (core)                          $317,000      $161,298        $478,298

                                               Before               Net Cash                     After
4. Pro Forma Net Worth                       Conversion             Proceeds                   Conversion
                                             ----------             --------                   ----------

   June 30, 1998                             $6,374,214             $7,921,527                 $14,295,741
   June 30, 1998 (Tangible)                  $6,374,214             $7,921,527                 $14,295,741

                                               Before               Net Cash                     After
5. Pro Forma Assets                          Conversion             Proceeds                   Conversion
                                             ----------             --------                   ----------

   June 30, 1998                             $88,780,275            $7,921,527                 $96,701,802



(1) Includes ESOP and MRP stock purchases equal to 8.0 and 4.0 percent of the offering, respectively.
(2) ESOP stock purchases are internally financed by a loan from the holding company.
(3) ESOP borrowings are amortized over 10 years, amortization expense is tax-effected at a 41.00 percent rate.
(4) MRP is amortized over 5 years, and  amortization  expense is tax effected at
    41.00 percent.

                                  Exhibit IV-8
                     PRO FORMA EFFECT OF CONVERSION PROCEEDS
                             Revere Federal Savings
                                 At the Maximum

1. Offering Proceeds                                                 $10,925,000
   Less: Estimated Offering Expenses                                     450,994
                                                                         -------
   Net Conversion Proceeds                                           $10,474,006

2. Estimated Additional Income from Conversion Proceeds
   Net Conversion Proceeds                                           $10,474,006
   Less: Non-Cash Stock Purchases (1)                                  1,311,000
                                                                       ---------
   Net Proceeds Reinvested                                            $9,163,006
   Estimated net incremental rate of return                                3.17%
                                                                           -----
   Earnings Increase                                                    $290,312
     Less: Estimated cost of ESOP borrowings (2)                               0
     Less: Amortization of ESOP borrowings (3)                            51,566
     Less: Recognition Plan Vesting (4)                                   51,566
                                                                          ------
   Net Earnings Increase                                                $187,180



                                                                                  Net
                                                                    Before      Earnings         After
3. Pro Forma Earnings                                             Conversion    Increase       Conversion
                                                                  ----------    --------       ----------


   12 Months ended June 30, 1998 (reported)                      $317,000      $187,180       $504,180
   12 Months ended June 30, 1998 (core)                          $317,000      $187,180       $504,180


                                               Before               Net Cash                     After
4. Pro Forma Net Worth                       Conversion             Proceeds                   Conversion
                                             ----------             --------                   ----------

   June 30, 1998                             $6,374,214             $9,163,006                $15,537,220
   June 30, 1998 (Tangible)                  $6,374,214             $9,163,006                $15,537,220


                                               Before               Net Cash                     After
5. Pro Forma Assets                          Conversion             Proceeds                   Conversion
                                             ----------             --------                   ----------

   June 30, 1998                             $88,780,275            $9,163,006                $97,943,281


(1) Includes ESOP and MRP stock purchases equal to 8.0 and 4.0 percent of the offering, respectively.
(2) ESOP stock purchases are internally financed by a loan from the holding company.
(3) ESOP borrowings are amortized over 10 years, amortization expense is tax-effected at a 41.00 percent rate.
(4) MRP is amortized over 5 years, and  amortization  expense is tax effected at
    41.00 percent.

                                  Exhibit IV-8
                     PRO FORMA EFFECT OF CONVERSION PROCEEDS
                             Revere Federal Savings
                            At the Supermaximum Value

1. Offering Proceeds                                                 $12,563,750
    Less: Estimated Offering Expenses                                    465,366
                                                                         -------
    Net Conversion Proceeds                                          $12,098,384


2. Estimated Additional Income from Conversion Proceeds

   Net Conversion Proceeds                                           $12,098,384
   Less: Non-Cash Stock Purchases (1)                                  1,507,650
                                                                       ---------
   Net Proceeds Reinvested                                           $10,590,734
   Estimated net incremental rate of return                                3.17%
                                                                           -----
   Earnings Increase                                                    $335,546
     Less: Estimated cost of ESOP borrowings (2)                               0
     Less: Amortization of ESOP borrowings (3)                            59,301
     Less: Recognition Plan Vesting (4)                                   59,301
                                                                          ------
   Net Earnings Increase                                                $216,944


                                                                                  Net
                                                                    Before      Earnings         After
3. Pro Forma Earnings                                             Conversion    Increase       Conversion
                                                                  ----------    --------       ----------


   12 Months ended June 30, 1998 (reported)                      $317,000      $216,944       $533,944
   12 Months ended June 30, 1998 (core)                          $317,000      $216,944       $533,944


                                               Before               Net Cash                     After
4. Pro Forma Net Worth                       Conversion             Proceeds                   Conversion
                                             ----------             --------                   ----------

   June 30, 1998                             $6,374,214          $10,590,734                  $16,964,948
   June 30, 1998 (Tangible)                  $6,374,214          $10,590,734                  $16,964,948

                                                Before              Net Cash                     After
5. Pro Forma Assets                          Conversion             Proceeds                   Conversion
                                             ----------             --------                   ----------
   June 30, 1998                             $88,780,275         $10,590,734                  $99,371,009

(1) Includes ESOP and MRP stock purchases equal to 8.0 and 4.0 percent of the offering, respectively.
(2) ESOP stock purchases are internally financed by a loan from the holding company.
(3) ESOP borrowings are amortized over 10 years, amortization expense is tax-effected at a 41.00 percent rate.
(4) MRP is amortized over 5 years, and  amortization  expense is tax effected at
    41.00 percent.

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                  EXHIBIT IV-9
                             Core Earnings Analysis
                         Comparable Institution Analysis

                   For the Twelve Months Ended March 31, 1998

                                                                                                Estimated
                                            Net Income   Less: Net    Tax Effect   Less: Extd   Core Income              Estimated
                                            to Common   Gains(Loss)      @ 34%        Items     to Common     Shares     Core EPS
                                            ----------  -----------   ----------   ----------   ----------   ----------   -------
                                               ($000)       ($000)        $000)       ($000)      ($000)       ($000)        ($)



Comparable Group
----------------

ALLB  Alliance Bank MHC of PA (19.9)           2,014            0            0            0      2,014         3,273      0.62
BCSB  BCSB Bankcorp MHC of MD (38.6)(P)           --           --           --           --         --         6,117      0.36
BRKL  Brookline Bncp MHC of MA(47.0)          13,726          -78           27            0     13,675        29,095      0.47
FFFL  Fidelity Bcsh MHC of FL (47.9)           7,277       -1,566          532            0      6,243         6,802      0.92
SKBO  First Carnegie MHC of PA(45.0)             969          259          -88            0      1,140         2,300      0.50
GBNK  Gaston Fed Bncp MHC of NC(47.0(P)           --           --           --           --         --         4,497      0.43
HARS  Harris Fin. MHC of PA (24.9)            18,811       -5,261        1,789            0     15,339        33,965      0.45
JXSB  Jcksnville SB,MHC of IL (45.6)             969         -511          174            0        632         1,908      0.33
LFED  Leeds Fed Bksr MHC of MD (36.3           3,432           -2            1            0      3,431         5,182      0.66
LIBB  Liberty Bancorp MHC of NJ (47)(P)           --           --           --           --         --         3,901      0.69
NBCP  Niagara Bancorp of NY MHC(45.4(P)           --           --           --           --         --        29,756      0.46
NWSB  Northwest Bcrp MHC of PA (30.8          20,533          -37           13            0     20,509        46,841      0.44
PBHC  Pathfinder BC MHC of NY (45.2)           1,751         -497          169            0      1,423         2,831      0.50
PBCT  Peoples Bank, MHC of CT (41.2)          95,800      -67,500       22,950            0     51,250        64,130      0.80
PHSB  Ppls Home SB, MHC of PA (45.0)           1,725         -262           89            0      1,552         2,760      0.56
PLSK  Pulaski SB, MHC of NJ (47.0)             1,161            0            0            0      1,161         2,108      0.55
SBFL  SB Fngr Lakes MHC of NY (33.1)             933         -218           74            0        789         3,570      0.22
WAYN  Wayne Svgs Bks MHC of OH (48.2           1,849         -237           81            0      1,693         2,486      0.68
WCFB  Wbstr Cty FSB MHC of IA (45.6)           1,345            0            0            0      1,345         2,114      0.64


(P)  Pro forma financial data reflective of new conversion.

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

                                  EXHIBIT IV-10
                            PRO FORMA ANALYSIS SHEET
                           Revere Federal Savings Bank
                          Prices as of August 21, 1998

                                                                                                    SAIF-Insured
                                                          Peer Group      Massachusetts Companies   Institutions
                                             Subject @  --------------    ------------------------  -----------
Price Multiple                      Symbol   Midpoint   Mean    Median    Mean         Median          Mean
--------------                      ------   --------   ----    ------    ----         ------          ----

Price/Reported Earnings Multiple  =  P/E     24.77x    24.81x   26.15x    15.60x        13.97x        18.68x
Price/Core Earnings Multiple      =  P/CE    24.77x    26.68x   27.34x    17.13x        15.87x        19.50x
Price/Book Ratio                  =  P/B     97.29%   188.39%  181.47%   160.35%       157.68%       141.77%
Price/Tangible Book Ratio         =  P/TB    97.29%   186.56%  181.47%   164.31%       158.85%       145.22%
Price/Assets Ratio                =  P/A     10.31%    24.61%   22.77%    15.42%        15.31%        18.05%

Valuation Parameters
--------------------

Pre-Conv. Reported Earnings(Y)        $315,131         ESOP Stock Purchases (E)   8.00%(5)
Pre-Conversion Core Earnings          $315,131         Cost of ESOP Borrowings(S) 0.00%(4)
Pre-Conversion Book Value (B)       $6,274,000         ESOP Amortization (T)      10.00 years
Pre-Conv. Tang. Book Value          $6,274,000         RRP Amount (M)             4.00%
Pre-Conversion Asset (A)           $88,680,000         RRP Vesting (N)             5.00 years(5)
Reinvestment Rate (2)(R)                 3.17%         Percentage Sold (PCT)     47.00%
Est. Conversion Expenses (3)(X)          9.82%
Tax rate (TAX)                          41.00%

Calculation of Pro Forma Value After Conversion
-----------------------------------------------

1.  V=            P/E * (Y)                                      V= $9,500,000
        ---------------------------------------------------
        1 - P/E * PCT * ((1-X-E-M-F)*R - (1-TAX)*E/T - (1-TAX)*M/N)

2.  V=            P/B=* (B+Z)                                    V= $9,500,000
        ----------------------
        1 - P/B * PCT * (1-X-E-M-F)

3.  V=            P/A=* (A+Z)                                    V= $9,500,000
    ----------------------------
        1 - P/A * PCT * (1-X-E-M-F)

                                                                                                  Aggregate
             Shares Issued to   Shares Sold to   Price Per   Gross Offering   Total Shares     Market Value
Conclusion                MHC      Public          Share        Proceeds         Issued     of Stock Issued
----------                ---      ------          -----        --------         ------     ---------------
Minimum               427,975      379,525         10.00       $3,795,250        379,525       3,795,250
Midpoint              503,500      446,500         10.00        4,465,000        446,500       4,465,000
Maximum               579,025      513,475         10.00        5,134,750        513,475       5,134,750
Supermaximum          665,879      590,496         10.00        5,904,963        590,496       5,904,963

---------------------------------------
(1) Pricing ratios shown reflect the midpoint value.
(2) Net return reflects a reinvestment  rate of 5.37 percent,  and a tax rate of
    41.00 percent.
(3) Offering  expenses  shown  at  estimated  midpoint  value.
(4) No cost is applicable since holding company will fund the ESOP loan.
(5) ESOP and MRP amortize over 7 years and 5 years, respectively; amortization tax effected at 41.00 percent.

                                  Exhibit IV-11
                     PRO FORMA EFFECT OF CONVERSION PROCEEDS
                             Revere Federal Savings
                                 At the Minimum



1.  Offering Proceeds                                                 $3,795,250
    Estimated Offering Expenses                                          425,952
                                                                         -------
    Net Conversion Proceeds                                           $3,369,298

2.  Estimated Additional Income from Conversion Proceeds

    Net Conversion Proceeds                                           $3,369,298
    Less: Non-Cash Stock Purchases (1)                                   455,430
    Net Proceeds Reinvested                                           $2,913,868
    Estimated net incremental rate of return                               3.17%
                                                                           -----
    Earnings Increase                                                    $92,320
       Less: Estimated cost of ESOP borrowings (2)                             0
       Less: Amortization of ESOP borrowings (3)                          17,914
       Less: Recognition Plan Vesting (4)                                 17,914
                                                                          ------
       Net Earnings Increase                                             $56,493


                                                                            Net
                                                               Before     Earnings    After
3.  Pro Forma Earnings                                       Conversion   Increase  Conversion
                                                             ----------   --------  ----------

    12 Months ended June 30, 1998 (reported, tax-effected)    $315,131     $56,493   $371,624
    12 Months ended June 30, 1998 (core, tax-effected)        $315,131     $56,493   $371,624

                                                  Before      Net Cash                After
4.  Pro Forma Net Worth                         Conversion    Proceeds              Conversion
                                                ----------    --------              ----------

    June 30, 1998                               $6,274,000  $2,913,868             $9,187,868
    June 30, 1998 (Tangible)                    $6,274,000  $2,913,868             $9,187,868

                                                  Before      Net Cash               After
5.  Pro Forma Assets                            Conversion    Proceeds              Conversion
                                                ----------    --------              ----------

    June 30, 1998                              $88,680,000  $2,913,868            $91,593,868

(1) Includes ESOP and MRP stock purchases equal to 8.0 and 4.0 percent of the offering, respectively.
(2) ESOP stock purchases are internally financed by a loan from the holding company.
(3) ESOP borrowings are amortized over 7 years, amortization expense is tax-effected at a 41.00 percent rate.
(4)  MRP is amortized over 5 years, and amortization  expense is tax effected at
     41.00 percent.

                                  Exhibit IV-11
                     PRO FORMA EFFECT OF CONVERSION PROCEEDS
                             Revere Federal Savings
                                 At the Midpoint

1.  Offering Proceeds                                                 $4,465,000
    Less: Estimated Offering Expenses                                    438,473
                                                                         -------
    Net Conversion Proceeds                                           $4,026,527

2.  Estimated Additional Income from Conversion Proceeds

    Net Conversion Proceeds                                           $4,026,527
    Less: Non-Cash Stock Purchases (1)                                   535,800
    Net Proceeds Reinvested                                           $3,490,727
    Estimated net incremental rate of return                               3.17%
                                                                           -----
    Earnings Increase                                                   $110,597
      Less: Estimated cost of ESOP borrowings (2)                              0
      Less: Amortization of ESOP borrowings (3)                           21,075
      Less: Recognition Plan Vesting (4)                                  21,075
                                                                          ------
    Net Earnings Increase                                                $68,447


                                                                            Net
                                                               Before     Earnings    After
3.  Pro Forma Earnings                                       Conversion   Increase  Conversion
                                                             ----------   --------  ----------
    12 Months ended June 30, 1998 (reported, tax-effected)     $315,131    $68,447   $383,578
    12 Months ended June 30, 1998 (core, tax-effected)         $315,131    $68,447   $383,578

                                                 Before       Net Cash                After
 4. Pro Forma Net Worth                        Conversion     Proceeds              Conversion
                                               ----------     --------              ----------

    June 30, 1998                              $6,274,000    $3,490,727            $9,764,727
    June 30, 1998 (Tangible)                   $6,274,000    $3,490,727            $9,764,727

                                                 Before       Net Cash                After
5.  Pro Forma Assets                           Conversion     Proceeds              Conversion
                                               ----------     --------              ----------

    June 30, 1998                             $88,680,000    $3,490,727           $92,170,727

(1) Includes ESOP and MRP stock purchases equal to 8.0 and 4.0 percent of the offering, respectively.
(2) ESOP stock purchases are internally financed by a loan from the holding company.
(3 ESOP borrowings are amortized over 7 years, amortization expense is tax-effected at a 41.00 percent rate.
(4)  MRP is amortized over 5 years, and amortization  expense is tax effected at
     41.00 percent.

                                  Exhibit IV-11
                     PRO FORMA EFFECT OF CONVERSION PROCEEDS
                             Revere Federal Savings
                                 At the Maximum

1.  Offering Proceeds                                                 $5,134,750
    Less: Estimated Offering Expenses                                    450,994
                                                                         -------
    Net Conversion Proceeds                                           $4,683,756


2. Estimated Additional Income from Conversion Proceeds

    Net Conversion Proceeds                                           $4,683,756
    Less: Non-Cash Stock Purchases (1)                                   616,170
    Net Proceeds Reinvested                                           $4,067,586
    Estimated net incremental rate of return                               3.17%
                                                                           -----
    Earnings Increase                                                   $128,873
    Less: Estimated cost of ESOP borrowings (2)                                0
    Less: Amortization of ESOP borrowings (3)                             24,236
    Less: Recognition Plan Vesting (4)                                    24,236
                                                                          ------
    Net Earnings Increase                                                $80,401



                                                                            Net
                                                               Before     Earnings    After
3.  Pro Forma Earnings                                       Conversion   Increase  Conversion
                                                             ----------   --------  ----------
    12 Months ended June 30, 1998 (reported, tax-effected)   $315,131      $80,401   $395,532
    12 Months ended June 30, 1998 (core, tax-effected)       $315,131      $80,401   $395,532

                                                   Before     Net Cash                After
4.  Pro Forma Net Worth                          Conversion   Proceeds              Conversion
                                                 ----------   --------              ----------

    June 30, 1998                                $6,274,000  $4,067,586           $10,341,586
    June 30, 1998 (Tangible)                     $6,274,000  $4,067,586           $10,341,586

                                                   Before     Net Cash                After
5.  Pro Forma Assets                             Conversion   Proceeds              Conversion
                                                 ----------   --------              ----------

June 30, 1998                                   $88,680,000  $4,067,586            $92,747,586


(1) Includes ESOP and MRP stock purchases equal to 8.0 and 4.0 percent of the offering, respectively.
(2) ESOP stock purchases are internally financed by a loan from the holding company.
(3) ESOP borrowings are amortized over 7 years, amortization expense is tax-effected at a 41.00 percent rate.
(4)  MRP is amortized over 5 years, and amortization  expense is tax effected at
     41.00 percent.

                                 Exhibit IV-11
                     PRO FORMA EFFECT OF CONVERSION PROCEEDS
                             Revere Federal Savings
                            At the Supermaximum Value

1.  Offering Proceeds                                                 $5,904,963
    Less: Estimated Offering Expenses                                    465,366
                                                                         -------
    Net Conversion Proceeds                                           $5,439,597

2.  Estimated Additional Income from Conversion Proceeds

    Net Conversion Proceeds                                           $5,439,597
    Less: Non-Cash Stock Purchases (1)                                   708,596
    Net Proceeds Reinvested                                           $4,731,001
    Estimated net incremental rate of return                               3.17%
                                                                           -----
    Earnings Increase                                                   $149,892
    Less: Estimated cost of ESOP borrowings (2)                                0
    Less: Amortization of ESOP borrowings (3)                             27,871
    Less: Recognition Plan Vesting (4)                                    27,871
                                                                          ------
    Net Earnings Increase                                                $94,149



                                                                            Net
                                                               Before     Earnings    After
3.  Pro Forma Earnings                                       Conversion   Increase  Conversion
                                                             ----------   --------  ----------
    12 Months ended June 30, 1998 (reported, tax-effected)    $315,131     $94,149   $409,280
    12 Months ended June 30, 1998 (core, tax-effected)        $315,131     $94,149   $409,280

                                                   Before     Net Cash                After
4.Pro Forma Net Worth                            Conversion   Proceeds              Conversion
                                                 ----------   --------              ----------

    June 30, 1998                                $6,274,000 $4,731,001            $11,005,001
    June 30, 1998 (Tangible)                     $6,274,000 $4,731,001            $11,005,001

                                                   Before    Net Cash                 After
5.  Pro Forma Assets                             Conversion  Proceeds               Conversion
                                                 ----------  --------               ----------
    June 30, 1998                               $88,680,000 $4,731,001             $93,411,001


(1) Includes ESOP and MRP stock purchases equal to 8.0 and 4.0 percent of the offering, respectively.
(2) ESOP stock purchases are internally financed by a loan from the holding company.
(3) ESOP borrowings are amortized over 7 years, amortization expense is tax-effected at a 41.00 percent rate.
(4)  MRP is amortized over 5 years, and amortization  expense is tax effected at
     41.00 percent.

                                  EXHIBIT V-1
                               RP Financial, LC.

                         Firm Qualifications Statement

                                                    FIRM QUALIFICATION STATEMENT

RP Financial provides financial and management consulting and valuation services to the financial services industry nationwide, particularly federally-insured financial institutions. RP Financial establishes long-term client relationships through its wide array of services, emphasis on quality and timeliness, hands-on involvement by our principals and senior consulting staff, and careful structuring of strategic plans and transactions. RP Financial's staff draws from backgrounds in consulting, regulatory agencies and investment banking, thereby providing our clients with considerable resources.

STRATEGIC AND CAPITAL PLANNING

RP Financial's strategic and capital planning services are designed to provide effective workable plans with quantifiable results. Through a program known as SAFE (Strategic Alternatives Financial Evaluations), RP Financial analyzes strategic options to enhance shareholder value or other established objectives. Our planning services involve conducting situation analyses; establishing mission statements, strategic goals and objectives; and identifying strategies for enhancement of franchise value, capital management and planning, earnings improvement and operational issues. Strategy development typically includes the following areas: capital formation and management, asset/liability targets, profitability, return on equity and market value of stock. Our proprietary financial simulation model provides the basis for evaluating the financial impact of alternative strategies and assessing the feasibility/compatibility of such strategies with regulations and/or other guidelines.

MERGER AND ACQUISITION SERVICES

RP  Financial's   merger  and  acquisition   (M&A)  services  include  targeting
candidates and potential acquirors, assessing acquisition merit, conducting detailed due diligence, negotiating and structuring transactions, preparing merger business plans and financial simulations, rendering fairness opinions and assisting in implementing post-acquisition strategies. Through our financial simulations, comprehensive in-house data bases, valuation expertise and regulatory knowledge, RP Financial's M&A consulting focuses on structuring transactions to enhance shareholder returns.

VALUATION SERVICES

RP Financial's extensive valuation practice includes valuations for a variety of purposes including mergers and acquisitions, mutual-to-stock conversions, ESOPs, subsidiary companies, mark-to-market transactions, loan and servicing portfolios, non-traded securities, core deposits, FAS 107 (fair market value disclosure), FAS 122 (loan servicing rights) and FAS 123 (stock options). Our principals and staff are highly experienced in performing valuation appraisals which conform with regulatory guidelines and appraisal industry standards. RP Financial is the nation's leading valuation firm for mutual-to-stock conversions of thrift institutions.

OTHER CONSULTING SERVICES AND DATA BASES

RP Financial offers a variety of other services including branching strategies, feasibility studies and special research studies, which are complemented by our quantitative and computer skills. RP Financial's consulting services are aided by its in-house data base resources for commercial banks and savings institutions and proprietary valuation and financial simulation models.

YEAR 2000 SERVICES

RP Financial, through a relationship with a computer research and development company with a proprietary methodology, offers Year 2000 advisory and conversion services to financial institutions which are more cost effective and less disruptive than most other providers of such service.

RP Financial's Key Personnel (Years of Relevant Experience)

  Ronald S. Riggins, Managing Director (18)
  William E. Pommerening, Managing Director (14)
  Gregory E. Dunn, Senior Vice President (16)
  James P. Hennessey, Senior Vice President (13)
  James J. Oren, Senior Vice President (11)